Exhibit 10.2

EXECUTION COPY

DYNEGY HOLDINGS INC.

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of April 2, 2007

among

DYNEGY HOLDINGS INC.,
as the Borrower,

DYNEGY INC.,
a Delaware corporation,
as the Parent,

DYNEGY INC.,
an Illinois corporation,
as the Intermediate Parent,

The Other Guarantors Party Hereto,

The Lenders Party Hereto,

CITICORP USA, INC.
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agents,

CITICORP USA, INC.,
as Payment Agent,

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

and
JPMORGAN CHASE BANK, N.A.
and
CITIBANK, N.A.,
as Revolving L/C Issuers and Term L/C Issuers
_______________________________________________
J.P. MORGAN SECURITIES INC.
and
CITIGROUP GLOBAL MARKETS INC.,

as Joint Lead Arrangers and Joint Bookrunners
and
CREDIT SUISSE, CAYMAN ISLANDS BRANCH,

BANK OF AMERICA, N.A.
and
ABN AMRO BANK N.V.

as Co-Documentation Agents

4.02.	Conditions to all Credit Extensions	80

ARTICLE V REPRESENTATIONS AND WARRANTIES		80
5.01.	Existence, Qualification and Power; Compliance with Laws	80
5.02.	Authorization; No Contravention	81
5.03.	Governmental Authorization; Other Consents	81
5.04.	Binding Effect	82
5.05.	Financial Statements	82
5.06.	Litigation	82
5.07.	No Default	82
5.08.	Ownership of Property; Liens; Etc.	82
5.09.	Environmental Compliance	83
5.10.	Insurance	84
5.11.	Taxes	84
5.12.	ERISA Compliance	84
5.13.	Subsidiaries	85
5.14.	Margin Regulations; Investment Company Act	85
5.15.	Disclosure	86
5.16.	Intellectual Property; Licenses, Etc.	86
5.17.	Solvency	86

ARTICLE VI AFFIRMATIVE COVENANTS		86
6.01.	Financial Statements	87
6.02.	Certificates; Other Information	88
6.03.	Notices	89
6.04.	Payment of Obligations	90
6.05.	Preservation of Existence, Etc.	90
6.06.	Maintenance of Properties	90
6.07.	Maintenance of Insurance	90
6.08.	Compliance with Laws	91
6.09.	Books and Records	91
6.10.	Inspection Rights	91
6.11.	Use of Proceeds	91
6.12.	Covenant to Guarantee Obligations and Give Security in Personal Property	91
6.13.	Covenant to Give Security in Real Property; Recordation of Rights of Way; Supplements to Mortgages
6.14.	Compliance with Environmental Laws	94
6.15.	Preparation of Environmental Reports	94
6.16.	Further Assurances	95

ARTICLE VII NEGATIVE COVENANTS		95
7.01.	Liens	95
7.02.	Investments	99
7.03.	Indebtedness	101
7.04.	Fundamental Changes	104
7.05.	Asset Sales	106

7.06.	Restricted Payments	107
7.07.	Change in Nature of Business	109
7.08.	Transactions with Affiliates	109
7.09.	Burdensome Agreements	109
7.10.	Use of Proceeds	112
7.11.	Financial Covenants	112
7.12.	Amendments of Organizational Documents	112
7.13.	Accounting Changes	112
7.14.	Prepayments, Etc. of Indebtedness	112
7.15.	Swap Contracts	113
7.16.	Partnerships, Etc.	114
7.17.	Formation of Subsidiaries	114

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		114
8.01.	Events of Default	114
8.02.	Remedies Upon Event of Default	116
8.03.	Application of Monies Upon Event of Default	117

ARTICLE IX ADMINISTRATIVE AGENTS AND OTHER AGENTS		117
9.01.	Appointment and Authorization of Agents	117
9.02.	Delegation of Duties	118
9.03.	Liability of Agents	118
9.04.	Reliance by Agents	118
9.05.	Notice of Default	119
9.06.	Credit Decision; Disclosure of Information by Agents	119
9.07.	Indemnification of Agents	120
9.08.	Agents in their Individual Capacities	120
9.09.	Successor Agents	121
9.10.	Administrative Agents May File Proofs of Claim	121
9.11.	Collateral and Guaranty Matters	122
9.12.	Other Agents; Arrangers and Bookrunners	122
9.13.	Appointment of Supplemental Collateral Agents	123

ARTICLE X GUARANTY		123
10.01.	Guaranty; Limitation of Liability	123
10.02.	Guaranty Absolute	124
10.03.	Waivers and Acknowledgments	125
10.04.	Subrogation	126
10.05.	Guaranty Supplements	126
10.06.	Subordination	127
10.07.	Continuing Guaranty; Assignments	127

ARTICLE XI MISCELLANEOUS		128
11.01.	Amendments, Etc.	128
11.02.	Notices and Other Communications	130
11.03.	No Waiver; Cumulative Remedies	131
11.04.	Costs and Expenses	131

11.05.	Release and Indemnification by the Borrower and the Parent Companies	131
11.06.	Payments Set Aside	132
11.07.	Successors and Assigns	133
11.08.	Confidentiality	135
11.09.	Setoff	136
11.10.	Interest Rate Limitation	136
11.11.	Counterparts	136
11.12.	Integration	137
11.13.	Survival of Representations and Warranties	137
11.14.	Severability	137
11.15.	Tax Forms	137
11.16.	Governing Law	139
11.17.	Waiver of Right to Trial by Jury	139
11.18.	Binding Effect	139
11.19.	Amendment and Restatement	139
11.20.	USA PATRIOT Act	140
11.21.	Lender Addendum	140

v

SCHEDULES

I	Existing Mortgagors and Existing Mortgages
II	Tolling Agreements
2.01	Lender Commitments
2.03(m)	Existing Letters of Credit
4.01(a)(iii)(C)	Insurance
4.01(a)(iv)	Mortgages to be Amended
4.01(a)	Jurisdictions of Local Counsel to the Loan Parties
5.03(b)	Perfection of Security Interests
5.08(b)	Owned Real Property
5.08(c)	Leased Real Property
5.09	Environmental Matters
5.11	Certain Tax Information
5.13	Subsidiaries
7.01	Existing Liens
7.03	Existing Indebtedness
7.08	Existing Affiliate Transactions
11.02	Certain Addresses for Notices

EXHIBITS

A	Form of Committed Loan Notice
B-1	Form of Revolving Credit Note
B-2	Form of Term L/C Facility Term Note
B-3	Form of Tranche B Term Note
C	Form of Compliance Certificate
D	Form of Assignment and Assumption
E-1	Form of Security Agreement
E-2	Form of Collateral Trust Agreement
F	Form of Mortgage
G	Form of Mortgage Supplement
H	Form of Guaranty Supplement
I	Form of Prepayment Option Notice
J	Form of Joinder Agreement
K	Form of Lender Addendum

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

This FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of April 2, 2007, among DYNEGY HOLDINGS INC., the PARENT (as defined below), the INTERMEDIATE PARENT (as defined below) and the other GUARANTORS party hereto, the Lenders party hereto, JPMORGAN CHASE BANK, N.A. and CITICORP USA, INC., as Administrative Agents, CITICORP USA, INC., as Payment Agent, JPMORGAN CHASE BANK, N.A., as Collateral Agent, and each L/C ISSUER party hereto.

PRELIMINARY STATEMENTS

1.           The Borrower is a party to the Fourth Amended and Restated Credit Agreement, dated as of April 19, 2006, with Existing Dynegy Inc. (as defined below), the other guarantors party thereto, JPMorgan Chase Bank, N.A. and Citicorp USA, Inc., each as an administrative agent, Citicorp USA, Inc., as payment agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., each as a letter of credit issuer, JPMorgan Chase Bank, N.A., as collateral agent, and the other lenders party thereto (as heretofore amended, supplemented or otherwise modified, the “Existing DHI Credit Agreement”).

2.           Existing Dynegy Inc. and the Borrower wish to amend and restate the Existing DHI Credit Agreement and in connection with such amendment and restatement, among other things, all amounts outstanding under the Existing DHI Credit Agreement will be repaid and the Lenders will provide the credit facilities described herein  (including certain of the Revolving Credit Lenders under (and as defined in) the Existing DHI Credit Agreement which will continue as lenders hereunder) and the Parent (as defined below) and certain other subsidiaries of the Parent (as defined below) will become party hereto.

3.           As of the Closing Date (as defined below), the Sithe Holding Companies and the Sithe Operating Companies (each as defined below) will become subsidiaries of the Borrower and the Sithe Operating Companies will be designated as Unrestricted Subsidiaries.

4.           The Lenders and the L/C Issuers have indicated their willingness to amend and restate the Existing DHI Credit Agreement and to make loans and to issue letters of credit, respectively, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1.
DEFINITIONS AND ACCOUNTING TERMS

a.   Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“1996 Indenture” means the Indenture dated as of September 26, 1996 between the Borrower and JPMCB (successor to The First National Bank of Chicago and Bank One, N.A.), as trustee.

“2003 Second Lien Indenture” means the Indenture, dated as of August 11, 2003, among the Borrower, each of the subsidiary guarantors named therein, Wilmington Trust Company, as trustee and Wells Fargo Bank Minnesota, N.A., as collateral trustee, pursuant to which the 2003 Second Lien Notes were issued by the Borrower.

“2003 Second Lien Notes” means the second-priority senior secured notes issued by the Borrower and guaranteed by the subsidiary guarantors under the 2003 Second Lien Indenture on August 11, 2003 and October 15, 2003 comprised originally of (a) $225,000,000 principal amount of floating rate notes due 2008, (b) $625,000,000 principal amount of 9.875% notes due 2010 and (c) $900,000,000 principal amount of 10.125% notes due 2013, of which $11,000,000 of such 9.875% notes due 2010 is outstanding as of the date hereof.

“2006 Senior Unsecured Notes” means the 8.375% senior unsecured notes due 2016 issued by the Borrower in an aggregate principal amount of $750,000,000 under that certain Second Supplemental Indenture, dated as of April 12, 2006, to the 1996 Indenture (including the 8.375% Initial Securities (as defined in such Second Supplemental Indenture) and any 8.375% Private Exchange Securities and 8.375% Exchange Securities (each as so defined) exchanged for such 8.375% Initial Securities in accordance with such Second Supplemental Indenture).

“ACH Obligations” means any and all obligations of any Loan Party owing to any Lender or any Affiliate of any Lender under any treasury management services agreement, any service terms or any service agreements, including electronic payments service terms and/or automated clearing house agreements, and all overdrafts on any account which any Loan Party maintains with any Lender or any Affiliate of any Lender.

“Administrative Agents” means JPMCB and Citicorp USA, Inc., each in its capacity as an administrative agent for the Lenders under the Loan Documents.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agents.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.  Without limiting the generality of the foregoing, for all purposes other than for purposes of the definition of “Approved Fund”, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Affiliate Transaction” means, with respect to any Person, a payment by such Person to, or a sale, lease, transfer, or other disposition of any of its properties or assets to, or a purchase of any property or assets from, or the entry into or making or amendment of any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of such Person; provided that the following shall not be deemed to be Affiliate Transactions:

(a) any employment agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business or approved by the Borrower’s Board of Directors;

(b) (i) transactions between or among the Borrower and any of its Restricted Subsidiaries, (ii) transactions between or among the Borrower or any of its Restricted Subsidiaries and the Sithe Operating Companies (but, in the case of clause (ii) only, only to the extent consistent with arrangements in place on the Closing Date and between or among any of such entities), (iii) transactions between or among the Borrower or any of its Restricted Subsidiaries and any of the JV Entities, whether or not existing as of the Closing Date (but, in the case of clause (iii) only, only to the extent consistent with the kinds and terms of the arrangements referred to in clause (ii) above and only to the extent such arrangements are relevant to the activities of the JV Entities) or (iv) transactions between or among the Borrower or any of its Restricted Subsidiaries and any of the Subsidiaries of the Parent (other than the Borrower and its Subsidiaries), whether or not existing as of the Closing Date (but, in the case of clause (iv) only, only to the extent consistent with the kinds and terms of the arrangements referred to in clause (ii) above and only to the extent such arrangements are relevant to the activities of any of such Subsidiaries of the Parent);

(c) transactions with a Person that is an Affiliate of the Borrower solely because the Borrower owns, directly or through a Restricted Subsidiary, an Equity Interest in, or Controls, such Person;

(d) payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of the Borrower;

(e) any issuance of Equity Interests (other than Disqualified Stock) of the Borrower to the Parent Companies;

(f) Investments that do not violate Section 7.02 and Restricted Payments that do not violate Section 7.06 or transactions expressly excluded from the definition of “Restricted Payments” by the parenthetical clause in clause (a) or (c) of such definition;

(g) Permitted Payments to Parent Companies;

(h) commercial transactions in the ordinary course of business between or among the Borrower and/or its Restricted Subsidiaries on the one hand and the LS Associates and their Subsidiaries on the other hand;

(i) loans or advances to executive officers and directors in the ordinary course of business and otherwise permitted by applicable law not to exceed $1,000,000 in the aggregate outstanding at any one time;

(j) any agreement, instrument or arrangement as in effect as of the Closing Date and set forth on Schedule 7.08 or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Lenders in any material respect than the original agreement as in effect on the Closing Date as reasonably determined by the Borrower;

(k) payments or advances to employees or consultants that are incurred in the ordinary course of business or that are approved by the Board of Directors of the Borrower in good faith;

(l)  the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided that the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of their respective obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (k) to the extent that the terms of any such amendment or new agreement are not otherwise more disadvantageous to the Lenders than such existing agreement in any material respect;

(m) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case, in the ordinary course of business (including pursuant to joint venture agreements) and otherwise in compliance with the terms of this Agreement that are fair to the Borrower and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Borrower or the senior management thereof, or are on terms not materially less favorable taken as a whole as might reasonably have been obtained at such time from an unaffiliated party;

(n) the cancellation of all or any portion of the Sithe Subordinated Indebtedness, provided that Sithe is then a Subsidiary; and

(o) any transaction or activity that would otherwise constitute an Affiliate Transaction, provided that any such transaction or activity (or series of related transactions or activities) does not involve an amount, value or consideration in excess of $1,000,000.

“Agent-Related Persons” means each of the Agents, each Joint Lead Arranger and each Joint Bookrunner named on the cover page of this Agreement, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agents, the Payment Agent and the Collateral Agent.

“Aggregate Credit Exposure” means, at any time, the sum of (a) the unused portion of the Commitments and (b) the Total Outstandings at such time.

“Agreement” has the meaning specified in the recital of parties to this Agreement.

“Alleghenies Entities” means Allegheny Hydro No. 9, L.P., a Delaware limited partnership, Allegheny Hydro No. 9, Inc., a Delaware corporation, Allegheny Hydro No. 8, L.P., a Delaware limited partnership, Allegheny Hydro No. 8, Inc., a Delaware corporation, Allegheny No. 6 Hydro Partners, a Pennsylvania limited partnership, Allegheny Hydro Partners Ltd., a Pennsylvania limited partnership, Allegheny Hydroelectric, Inc., a Delaware corporation, Allegheny Hydro No. 1, a Pennsylvania corporation and Allegheny Hydro No. 2, a Pennsylvania business trust.

“Alternative Currency” means Canadian Dollars and any other currency acceptable to the L/C Issuers.

“Applicable Commitment Fee Rate” has the meaning specified in the definition of “Applicable Margin”.

“Applicable Margin” means, for any day, (a) with respect to the Term Loans, (i)  0.50%, in the case of Base Rate Loans and (ii) 1.50%, in the case of Eurodollar Loans and (b) with respect to Revolving Credit Loans of any Type, or with respect to the commitment fees payable hereunder, the applicable rate per annum set forth below under the caption “Revolving Credit Loans”, based upon the ratings by S&P and Moody’s, respectively, applicable on such date to the Revolving Credit Facility (such rate, in the case of the commitment fees payable hereunder, being the “Applicable Commitment Fee Rate”):

	Revolving Credit Loans
S&P/Moody’s Ratings for the Revolving Credit Facility	Applicable Commitment Fee Rate	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans
Category 1 > BB+/Ba1	0.25%	1.125%	0.125%
Category 2 < BB+/Ba1	0.375%	1.50%	0.50%

For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect a rating for the Facilities (other than by reason of the circumstances referred to in the penultimate sentence of this definition), then the Applicable Margin and the Applicable Commitment Fee Rate shall be based on Category 2 above; (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Facilities shall fall within different Categories above, (A) the Applicable Margin and the Applicable Commitment Fee Rate shall be based on the higher of the two ratings in the event that the rating falling within Category 2 is only one rating level below the respective rating for such rating agency that falls within Category 1 and (B) the Applicable Margin and the Applicable Commitment Fee Rate shall be based on the lower of the two ratings in the event that the rating falling within Category 2 is two or more rating levels below the respective rating for such rating agency that falls within Category 1; and (iii) if the ratings established or deemed to have been established by Moody’s and S&P for the Facilities shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Payment Agent pursuant to Section 6.02(h) or otherwise.  Each change in the Applicable Margin or the Applicable Commitment Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.  If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating debt obligations of the same type as the Facilities, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.  Notwithstanding any other provision of this Agreement, no reduction in the Applicable Margin or the Applicable Commitment Fee Rate shall occur so long as any Event of Default has occurred and is continuing.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means (a) the sale, lease, conveyance, or other disposition of any assets or rights (other than the Designated Assets and the Basket Assets) by the Borrower or any of its Restricted Subsidiaries, provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries taken as a whole shall be governed by Section 7.04, and (b) the issuance of Equity Interests in any of the Restricted Subsidiaries to any Person other than the Borrower and its Subsidiaries.  Notwithstanding the preceding, none of the following items shall be deemed to be an Asset Sale:

(i)  any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10,000,000;

(ii)  a transfer of assets between or among the Borrower and any of its Restricted Subsidiaries;

(iii)  an issuance of Equity Interests by a Restricted Subsidiary to the Borrower or to another Restricted Subsidiary (including any Person that becomes a Restricted Subsidiary in connection with such transaction);

(iv)  (A) the sale or lease of products, services or accounts receivable in the ordinary course of business, (B) any sale or other disposition of surplus, damaged, worn-out or obsolete assets or property (including, without limitation, inventory, immaterial assets and property no longer commercially viable to maintain and operate) in the ordinary course of business, (C) the granting of any option or other right to purchase, or otherwise acquire property in the ordinary course of business, (D) the sale, transfer or other disposition of power, capacity, energy, ancillary services, and other products or services, or the sale of any other inventory or contracts related to any of the foregoing, (E) the sale, lease, conveyance or other disposition for value by the Borrower or any Restricted Subsidiary of fuel or emission credits in the ordinary course of business and (F) the licensing of intellectual property;

(v)  the sale or disposition by the Borrower or any of its Restricted Subsidiaries of assets in connection with (A) the termination, amendment or restructuring of any tolling agreement and (B) dispositions of property in connection with settlement of any Disclosed Litigation, in the case of both clauses (A) and (B), for reasonably equivalent value, as determined by the Borrower or such Restricted Subsidiary, provided that in no event shall the fair market value of the sales or dispositions of Collateral (other than Collateral consisting of cash) pursuant to this clause (v) exceed $300,000,000 in the aggregate or such sales or dispositions include the sale of the Baldwin Facility;

(vi)  the sale or disposition by the Borrower or any of its Restricted Subsidiaries of assets in connection with any Discontinued Business Operations of the Borrower and its Restricted Subsidiaries so long as such sale or disposition is for reasonably equivalent value, as determined by the Borrower or such Restricted Subsidiary;

(vii)  sales or dispositions resulting from the bona fide exercise by a governmental authority of its claimed or actual power of eminent domain or dispositions otherwise required by applicable law that would not materially adversely affect the Borrower and its Restricted Subsidiaries, taken as a whole;

(viii)  dispositions of property subject to a Permitted Lien that is transferred to the lienholder or its designee in satisfaction or settlement of such lienholder’s claim or a realization upon any Lien permitted pursuant to this Agreement;

(ix)  the sale or other disposition of cash or Cash Equivalents;

(x)  a Restricted Payment that does not violate Section 7.06;

(xi)  an Investment that does not violate Section 7.02;

(xii)  the transfer of any development opportunity (including the opportunity to expand the Baldwin Facility and including the transfer of Baldwin Expansion Generating Corp. and Baldwin Expansion LLC) to any JV Entity pursuant to the LS Merger Agreement, whether such transfer occurs upon or at any time following the consummation of the Merger;

(xiii)  the issuance or incurrence by the Borrower or any of its Restricted Subsidiaries of any Indebtedness (including Indebtedness exchangeable or convertible into Equity Interests); and

(xiv) for purposes of Section 2.04(b)(ii) only, the sale by the Borrower or any of its Restricted Subsidiaries of its ownership interest in any Minority Investment (including any JV Entity) or Unrestricted Subsidiary after the Closing Date.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.07), and accepted by the Payment Agent, in the form of Exhibit D or any other form approved by the Administrative Agents and the Borrower.

“Attorney Costs” means and includes all reasonable documented and out-of-pocket fees, expenses and disbursements of any law firm or other external counsel (which fees, expenses and disbursement shall, other than under the circumstances described in clause (b) of Section 11.04, be reasonable).

“Attributable Amount of Southwest EBITDA” means, the product of (x) the EBITDA of Southwest Power Partners, LLC and its Subsidiaries and (y) a percentage equal to the percentage of Equity Interests in Southwest Power Partners, LLC directly or indirectly beneficially owned by Griffith Holdings, LLC.

“Attributable Indebtedness” means, on any date, in respect of any obligation of the type described in clauses (a) and (b)(ii) of the definition of “Off-Balance Sheet Obligations”, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Auto-Renewal Letter of Credit” means a Letter of Credit with an initial expiry date of one year or less after the date of its issuance that has automatic renewal provisions.

“Available Amount” means, on any date of determination, an amount equal at such time to (a) the sum of, without duplication:

(i)           an amount equal to the sum of that portion of Excess Cash Flow for each fiscal year of the Borrower commencing with the fiscal year ending December 31, 2007 and ending prior to such date of determination that is not required by the terms hereof to be applied to mandatory prepayments and/or mandatory commitment reductions;

(ii)         the amount of Exempt Proceeds and Exempt Equity Proceeds on such date of determination;

(iii)        the aggregate amount of all cash dividends and other cash distributions received by the Borrower or any of its Restricted Subsidiaries from any Minority Investment (including any JV Entity) or Unrestricted Subsidiary (other than LS Power Generation II, LLC and its Subsidiaries) after the Closing Date and on or prior to such date of determination (less the amount of any Tax Payments in respect thereof) to the extent such amounts have not otherwise been utilized for any permitted purpose hereunder (other than any Investment thereof in Cash Equivalents);

(iv)        the aggregate amount of all cash repayments of principal and interest received by the Borrower or any of its Restricted Subsidiaries from any Minority Investment (including any JV Entity) or Unrestricted Subsidiary after the Closing Date and on or prior to such date of determination in respect of loans made by the Borrower or any Restricted Subsidiary to such Minority Investment (including any JV Entity) or Unrestricted Subsidiary to the extent such amounts have not otherwise been utilized for any permitted purpose hereunder (other than any Investment thereof in Cash Equivalents); and

(v)         the aggregate amount of all Net Proceeds of Asset Sales received by the Borrower or any of its Restricted Subsidiaries in connection with the sale, transfer or other disposition of its ownership interest in any Minority Investment (including any JV Entity) or Unrestricted Subsidiary after the Closing Date and on or prior to such date of determination to the extent such amounts have not otherwise been utilized for any permitted purpose hereunder (other than any Investment thereof in Cash Equivalents), minus (b) (without duplication) the aggregate amount of any Investments made by the Borrower or any Restricted Subsidiary pursuant to clause (ii) of Section 7.02(s) after the Closing Date and on or prior to such date of determination.

“Availability Period” means the period from and including the Closing Date to but not including the earliest of (a) the Revolving Credit Termination Date, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.05, and (c) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the Revolving L/C Issuers to make Revolving L/C Credit Extensions pursuant to Section 8.02.

“Baldwin Facility” means, collectively, (a) the coal-fired steam electric generating plant owned by DMG and located in Randolph County, Illinois, consisting of three generating units, (b) all associated equipment and support facilities and (c) real property associated with the foregoing; excluding, in each case, any assets the sale of which would not constitute an “Asset Sale” pursuant to clause (i), (ii), (iv), (ix), (x), (xi) or (xii) of “Asset Sale”.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq.

“Base Rate” means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times equal the higher of (i) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate and (ii) the Federal Funds Rate in effect from time to time plus 0.50%.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Basket Assets” means assets (other than assets relating to the Baldwin Facility), the sale or disposition of which pursuant to an Asset Sale results in Net Proceeds not in excess of $150,000,000 in the aggregate for all such assets since the Closing Date, that have been designated by the Borrower as “Basket Assets” for purposes of this Agreement.

“Borrower” means Dynegy Holdings Inc., a Delaware corporation.

“Borrower Group” means the Borrower and all of its Restricted Subsidiaries and, for purposes of the definitions of Consolidated Interest Expense, Consolidated Secured Indebtedness, EBITDA, Leverage Ratio, Secured Debt/EBITDA Ratio and Total Indebtedness, LS Power Generation II, LLC and its Subsidiaries (for such purpose including the Attributable Amount of Southwest EBITDA in EBITDA of LS Power Generation II, LLC), but only to the extent of the direct or indirect beneficial ownership interest therein held by LS Power Generation, LLC.

“Borrower Subsidiary Guarantors” means all Restricted Subsidiaries other than the Excluded Borrower Subsidiaries.

“Borrowing” means a Revolving Credit Borrowing and/or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to be closed generally under the Laws of, or are in fact generally closed in, Houston, Texas or the city or state where the Payment Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any day on which dealings in Dollar deposits are generally conducted by and between banks in the London interbank eurodollar market.

“Canadian Dollars” and “C$” each mean lawful money of Canada.

“Capital Commitment” means any contractual commitment or obligation under an equity contribution or other agreement the purpose of which is for the Borrower or any of its Restricted Subsidiaries to provide to another Person (other than the Borrower or any of its Restricted Subsidiaries) a portion of the capital for such Person or for a Proportionately Consolidated Interest.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure required to be capitalized as a capital expenditure in accordance with GAAP; provided that:  (a) the purchase price of equipment or property that is (i) purchased substantially simultaneously with the trade-in of existing equipment or property, (ii) exchanged in connection with a swap of existing equipment or property or (iii) purchased or repaired with insurance proceeds and/or deductibles (promptly following receipt thereof on account of such property or equipment being replaced or repaired) shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment or property for the equipment or property being so repaired, traded in or exchanged or the amount of such insurance proceeds and/or deductibles, as the case may be; (b) any expenditure funded with warranty proceeds, proceeds from an indemnity claim, settlement payments or any other payments made to compensate such Person for any damage, defect, delay or loss relating to the expenditure being made shall not be included in Capital Expenditures to the extent such expenditure does not exceed the applicable proceeds or payments; (c) the aggregate amount of any Indebtedness assumed in connection with any Investment made in respect of any such capital expenditure shall be included in Capital Expenditures; (d) any capital expenditure related to the settlement of a Tolling Agreement shall not be included in Capital Expenditures; and (e) any investment in or acquisition of Replacement Assets permitted under Section 2.04(b)(ii) or Section 7.05(b)(ii) shall not be included in Capital Expenditures.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty; provided that any obligations existing on the Closing Date (i) which were not included on the balance sheet of the Borrower and its Subsidiaries as capital lease obligations and (ii) which are subsequently recharacterized for accounting purposes as capital lease obligations, shall for all purposes of this Agreement not be treated as Capital Lease Obligations.

“Capital Stock” means:

i.       in the case of a corporation, corporate stock:

ii.      in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock:

iii.     in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

iv.     any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Collateral” has the meaning specified in the definition of “Cash Collateralize.”

“Cash Collateral Account” means a blocked deposit account at JPMCB (or another commercial bank which has executed a control agreement in accordance with the provisions of the Collateral Documents) in the name of the Collateral Agent and under the sole dominion and control of the Collateral Agent, and otherwise established in a manner satisfactory to the Collateral Agent.

“Cash Collateralize” means to pledge and deposit with or deliver to the Collateral Agent, for the benefit of any Revolving L/C Issuer and the Revolving Credit Lenders, as collateral for the Revolving L/C Obligations and/or the Revolving Credit Commitments and/or Revolving Credit Loans, pursuant to Section 2.04(b)(iii), cash or deposit account balances in each case in Dollars pursuant to documentation in form and substance satisfactory to the Administrative Agents, the Collateral Agent and such Revolving L/C Issuer.  Derivatives of such term (including the term “Cash Collateral”) have corresponding meanings.

“Cash Equivalents” means:

(a) Dollars;

(b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(c) certificates of deposit, demand deposits, and time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any Lender or with any domestic branch of a commercial bank having capital and surplus in excess of $500,000,000 and a Thomson Bank Watch Rating of “B” or better;

(d) repurchase obligations with a term of not more than one year for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e) commercial paper, notes and bonds having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within one year after the date of acquisition;

(f) auction rate securities having one of the two highest ratings obtainable from Moody’s, S&P or Fitch and in each case maturing within one year after the date of acquisition; and

(g) money market funds which invest primarily in assets of the kinds described in clauses (a) through (f) above.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CH Lease” means the facility leases contemplated by the Participation Agreement dated as of May 1, 2001 among Dynegy Roseton, L.L.C., Roseton OL LLC, Wilmington Trust Company, as lessor manager, Roseton OP LLC, and JPMCB, as trustee and by the Participation Agreement dated as of May 1, 2001 among Dynegy Danskammer, L.L.C., Danskammer OL LLC, Wilmington Trust Company, as lessor manager, Danskammer OP LLC, and JPMCB, as trustee.

“Change of Control” means the occurrence of any of the following:

(a) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 of the SEC under the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Parent or any of its Subsidiaries, directly or indirectly, of securities of the Parent (or other securities convertible into such securities) representing 42% or more of the combined voting power of all securities of the Parent entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency;

(b) during any period of up to 24 consecutive months, commencing on or after the date of this Agreement, individuals who at the beginning of such 24-month period were (i) directors of the Parent (and, for this purpose, the directors of the Parent nominated by LS Associates and elected to the board of directors of the Parent upon consummation of the Merger shall be deemed to be directors of the Parent commencing on the date of this Agreement) or (ii) elected or nominated by (x) individuals who at the beginning of such 24-month period were such directors or other named persons, (y) individuals elected in accordance with this clause (b), or (z) the Regents of the University of California or their designee, shall cease for any reason (other than as a result of death, incapacity or normal retirement) to constitute a majority of the board of directors of the Parent; or

(c) the Parent shall cease to own (directly or indirectly) 100% of the Equity Interests of the Borrower.

“Citibank” means Citibank, N.A.

“Claims” has the meaning specified in Section 11.05.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Collateral” means all of the property subject to the Liens under the Collateral Documents.

“Collateral Agent” means JPMCB, in its capacity as collateral agent for the Lenders under the Loan Documents.

“Collateral Documents” means, collectively, the Security Agreement, the Collateral Trust Agreement, the Mortgages, the Mortgage Supplements, each of the mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to any of the Agents and the Lenders pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Trustees or the Collateral Agent, for the benefit of the applicable Secured Parties.

“Collateral Trust Agreement” means the Third Amended and Restated Collateral Trust Agreement, dated as of April 2, 2007, among the Parent, the Borrower, the other grantors signatory thereto and the Collateral Trustees, substantially in the form of Exhibit E-3.

“Collateral Trustees” means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as corporate trustee, and John M. Beeson, Jr., an individual residing in the State of Delaware, not in his individual capacity but solely as individual trustee, in each case together with any successor trustee appointed pursuant to the Collateral Trust Agreement.

“Commitment” means a Revolving Credit Commitment and/or a Term Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Consolidated Interest Expense” means, for any Measurement Period, (a) the cash interest expense (including imputed cash interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) of the Borrower Group for such Measurement Period (including all commissions, discounts and other fees and charges owed by the Borrower Group with respect to letters of credit and bankers’ acceptance financing), net of interest income, in each case determined on a consolidated basis in accordance with GAAP, minus (b) to the extent included in such cash interest expense for such period, amounts attributable to the amortization of financing costs and non-cash amounts attributable to the amortization of debt discounts and other debt issuance costs, fees and expenses; provided that Consolidated Interest Expense will exclude (i) cash interest expense attributable to Non-Recourse Debt and all cash interest expense of Dynegy Communications and (ii) cash interest expense paid during the relevant Measurement Period with respect to any 2003 Second Lien Notes repurchased or redeemed during such Measurement Period.  For purposes of the foregoing, Consolidated Interest Expense shall be determined after giving effect to any net payments made or received by the Borrower Group with respect to Hedging Obligations relating to interest rate hedging activities (other than any such Hedging Obligations in respect of Non-Recourse Debt of Dynegy Communications).

“Consolidated Secured Indebtedness” means, as of any date of determination and without duplication, for the Borrower Group on a consolidated basis, the sum (without duplication) of (a) the outstanding principal amount of (i) all secured obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and (ii) all secured obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all secured direct payment obligations arising under bankers’ acceptances and similar instruments, (c) all secured accounts payable to pay the deferred purchase price of property or services incurred after the date hereof that in the aggregate, are greater than $20,000,000, more than 90 days past due, and not being contested in good faith, (d) all Capital Lease Obligations and secured Attributable Indebtedness, in each case in respect of obligations of the type described in clauses (a) and (b)(ii) of the definition of “Off-Balance Sheet Obligations”, (e) all Indebtedness of the types referred to in clauses (a) through (d) above of others, in each case, to the extent it is secured by a Lien on any property of any member of the Borrower Group (other than a JV Lien) at such time, whether or not the Indebtedness secured thereby has been assumed and (f) the aggregate undrawn amount of all outstanding Letters of Credit and all other letters of credit issued for the account of any member of the Borrower Group and secured by a First Priority Lien and the aggregate amount of unreimbursed drawings under the Letters of Credit and/or such letters of credit; provided that there shall be excluded from “Consolidated Secured Indebtedness” (i) any Excluded Obligation, (ii) any obligations with respect to Equity Interests (whether or not recorded as a liability under GAAP), (iii) all obligations in respect of letters of credit (except as provided in clause (f) above), (iv) any completion guaranties or similar guaranties that a project perform as planned, (v) Indebtedness among or between the Borrower and/or any of its Subsidiaries, (vi) any items relating to Discontinued Business Operations, (vii) amounts owing under Permitted Contracts or Netting Agreements, (viii) any loans from an insurance company or insurance premium finance company solely for the purpose of financing all or any portion of the premium on any insurance policy maintained by the Parent, the Borrower or its Subsidiaries with respect to properties and business of the Borrower and its Subsidiaries, but only to the extent such loans are consistent with industry practice and (ix) the Term L/C Facility Term Loans.  For avoidance of doubt, secured Hedging Obligations and obligations in respect of Swap Contracts shall not be included in Consolidated Secured Indebtedness for purposes of this Agreement.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Credit Extension” means each of (a) a Borrowing and (b) a L/C Credit Extension.

“Currency Valuation Notice” has the meaning specified in Section 2.04(b)(i).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” means the amounts that were offered to the Lenders as a prepayment of Loans and/or reduction of Revolving Credit Commitments pursuant to Section 2.04(b)(iv), which offer was declined by the applicable Lenders.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would become an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Margin applicable to Base Rate Loans under the Revolving Credit Facility plus (c) 2.0% per annum; provided that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2.0% per annum, in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans or participations in Revolving Unreimbursed Amounts required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to any Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or (c) has been deemed insolvent or become the subject of a conservatorship, receivership, bankruptcy, liquidation or insolvency proceeding.

“Designated Assets” means the Capital Stock or assets of CoGen Lyondell, Inc., Bluegrass Generation Inc., Calcasieu Power, Inc., Heard County Power, LLC, IGC Chorrera, LLC, Parish Power, Inc., and their respective Subsidiaries.

“Development LLC” means DLS Power Holdings, LLC, a Delaware limited liability company, the Development LLC under and as defined in the LS Merger Agreement.

“Development Services LLC” means DLS Power Development Company, LLC, a Delaware limited liability company, the Development Services LLC under and as defined in the LS Merger Agreement.

“Disclosed Litigation” means actions, suits, proceedings, claims or disputes pending, in arbitration or before any Governmental Authority by or against any of the Parent Companies or any of their respective Subsidiaries or against any of their properties, as disclosed in any Public Disclosure.

“Discontinued Business Operations” means, with respect to the Borrower and its Restricted Subsidiaries, the results of operations and any charges, fees, penalties, costs or impairments associated with (a) lines of business or assets that were wound down, discontinued, sold, transferred, or otherwise disposed of, or were under contract to be sold, transferred, or otherwise disposed of, by the Borrower or any of its Subsidiaries on or prior to the Closing Date, including those associated with Dynegy Midstream Services, Limited Partnership, Electric Energy Inc., West Coast Power, Dynegy Intrastate Pipeline LLC’s sale of the Breckenridge assets, Hartwell Energy Limited Partnership, Michigan Power Holdings, Inc. and Michigan Power Limited Partnership, the Sherman Gas Processing Plant and related gathering system, Commonwealth Atlantic Limited Partnership, Oyster Creek Limited Partnership, Dynegy Global Liquids, Inc., Northern Natural Gas Company, NNGC Holding Company, Inc., MCTJ Holding Co. LLC, Dynegy Onshore Processing UK Limited, Dynegy Storage Limited, Dynegy Offshore UK Limited, Dynegy Canada Gas Marketing Ltd., the Hackberry LNG Facility, the Indian Basin Plant and the related gathering system and related facilities, IGC Jamaica Partnership, LLC, Plantas Eolicas S. de R.L., Dynegy Communications Clearinghouse, Inc., Calcasieu Power, LLC, Rockingham Power, LLC and their respective Subsidiaries, (b) lines of business or assets that are being wound down, discontinued, sold, transferred, or otherwise disposed of in connection with Third Party Risk Management or those associated with Dynegy Communications or (c) any Tolling Agreement, including the termination, sale, transfer, disposal, or restructuring thereof.

“Discontinued Foreign Subsidiaries” has the meaning specified in Section 5.13(c).

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the Term L/C Facility Term Loan Maturity Date.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale (in either case, however defined) shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuer thereof may not repurchase or redeem any such Capital Stock pursuant to such provisions unless either (a) such repurchase or redemption complies with Section 7.06 or (b) the issuer of such Capital Stock, to the extent required, has first complied with Section 7.05.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement shall be the maximum amount that the Borrower and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“DMG” means Dynegy Midwest Generation, Inc., an Illinois corporation.

“Dollar” and “$” each mean lawful money of the United States.

“Dollar Equivalent” means on any day (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to any amount denominated in an Alternative Currency, the amount of Dollars into which such amount may be converted at the spot rate at which Dollars are offered to the Payment Agent in New York, New York for the Alternative Currency in which such amount is denominated at approximately 11:00 a.m. (New York time) on such day or if such day is not a Business Day, on the immediately preceding Business Day.

“Dormant Subsidiaries” has the meaning specified in Section 5.13(b).

“Draw Amount” means, with respect to any Letter of Credit, the amount necessary to settle the obligations of any L/C Issuer under any draft or demand made under such Letter of Credit.

“Dynegy Acquisition” means Dynegy Acquisition, Inc., a Delaware corporation and (immediately prior to the consummation of the Merger) a wholly owned, direct Subsidiary of Existing Dynegy Inc.

“Dynegy Communications” means, collectively, Dynegy Communications Clearinghouse, Inc. and its Subsidiaries.

“Dynegy Merger Subsidiary” means Falcon Merger Sub Co., a Delaware corporation and (as of the Closing Date) a wholly owned, direct Subsidiary of the Parent.

“EBITDA” means, at any date of determination, without duplication for the Borrower Group on a consolidated basis, in accordance with GAAP, and for the applicable Measurement Period: (a) operating income (loss) exclusive of depreciation and amortization expense, plus (b) the sum of (i) income (or losses) from unconsolidated investments, (ii) income (or losses) from discontinued operations excluding for any fiscal quarter occurring in the fiscal year of the Borrower ended December 31, 2006 and (iii) other income, minus (c) the sum of (i) other expenses and (ii) minority interests; provided that the calculation of EBITDA shall specifically exclude: (1) any results of operations relating to any Discontinued Business Operations, (2) any amounts paid, incurred or reserved in connection with any of the Disclosed Litigation (including settlement payments, payment of any judgment, or expenditures made to comply with any settlement, or order judgment, excluding any costs and expenses of outside legal counsel to the Borrower and its Restricted Subsidiaries, in each case associated with such Disclosed Litigation), (3) interest income on cash and marketable securities, (4) interest expense, (5) gains (or losses) on the disposition of assets or lines of business not in the ordinary course of business, (6) gains (or losses) on the repurchase or extinguishment of debt or preferred stock, (7) interest on preferred dividends and/or any dividends that are paid or that accrue, accumulate or are deemed to accrue or accumulate on preferred stock (including the capital securities issued in an aggregate amount of $200,000,000 by NGC Corporation Capital Trust I), (8) income tax expense, (9) cumulative effects of changes in accounting principles, (10) any non-cash impairment, abandonment, restructuring or other non-cash expense, (11) expenses related to stock options granted to employees or directors or pension plans, (12) extraordinary and non-recurring gains (or losses), (13) the impact of any non-cash impairment, abandonment, restructuring (including contract restructuring) or other non-recurring and non-cash expense, or any other item identified in clause (1), (2), (5), (6), (7), (9), (10), (11) or (12) above also recognized by any unconsolidated investment, (14) cash restructuring (including contract restructuring) charges incurred in the fiscal years of the Borrower ending December 31, 2006 and December 31, 2007, but only to the extent the aggregate amount of such cash expenses does not exceed $15,000,000 and (15) any termination payment or crediting of a progress payment made (or in the case of a progress payment, credited) solely in connection with the cancellation of contracts of the Borrower or any of its Restricted Subsidiaries existing prior to or as of the Closing Date for the purchase of power generation turbines but only to the extent the aggregate amount of such payments does not exceed $10,000,000; provided that non-cash gains, losses, income and expenses resulting from mark-to-market of Swap Contracts shall be excluded in calculating “EBITDA”.

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement, by or with any Person, relating in any way to any Environmental Law, Environmental Permit or Hazardous Material, or arising from actual or alleged injury or threat of injury to the environment or public health.

“Environmental Law” means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree, or agency interpretation, policy or guidance relating to pollution or protection of the environment, health or safety as such relates to exposure to Hazardous Materials, or natural resource damages, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, actual or alleged release or discharge of Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, attorney’s fees, penalties or indemnities), of the Parent, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) a violation of any Environmental Law or Environmental Permit, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, registration, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, without duplication, all of the shares of Capital Stock of such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of such Person, all of the securities convertible into or exchangeable for shares of Capital Stock of such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided that any profit sharing or other employee benefit arrangements shall not be “Equity Interests” for purposes of the Loan Documents.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is a member of the controlled group of any Loan Party or under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the application for a minimum funding waiver with respect to a Pension Plan; (c) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001 (a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification received by any Loan Party or any ERISA Affiliate that a Multiemployer Plan is in reorganization; (e) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Sections 4041 or 4041 A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

“Eurocurrency Reserve Requirements” means, for any day as applied to a Eurodollar Rate Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the FRB or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the FRB) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate” means for any Interest Period with respect to any Eurodollar Rate Loan:

(a)           the rate per annum equal to the rate determined by the Payment Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(b)           if the rate referenced in clause (a) above does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Payment Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(c)           if the rates referenced in clauses (a) and (b) above are not available, the rate per annum determined by the Payment Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Citibank and with a term equivalent to such Interest Period would be offered by Citibank’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

“Eurodollar Rate” means, with respect to each day during each Interest Period pertaining to a Eurodollar Rate Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurodollar Base Rate
1.00 minus Eurocurrency Reserve Requirements

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to the greater of zero and (a) the sum, without duplication, of:

(i)           net income (loss) of the Borrower Group determined on a consolidated basis in accordance with GAAP for such period, and before any reduction in respect of preferred stock dividends or accretion, excluding, however, (x) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (A) any Asset Sale (without regard to the threshold provided for in the definition thereof) or (B) the disposition of any securities by the Borrower or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of the Borrower or any of its Restricted Subsidiaries; and (y) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss);

(ii)         an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such net income;

(iii)        decreases in Working Capital for such period;

(iv)        an amount equal to the aggregate net non-cash loss on the sale, lease, transfer or other disposition of assets by the Borrower or any of its Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent deducted in arriving at such net income;

(v)         to the extent not included in the determination of such net income, any termination payments or similar payments received by the Borrower or any of its Restricted Subsidiaries during such period in connection with the termination, partial termination or other reduction of any Swap Contract; and

(vi)        an amount equal to the amount, if any, by which booked lease expense exceeds actual cash lease payments for such period;

minus (b) the sum, without duplication, of:

(i)           an amount equal to the amount of all non-cash credits included in arriving at such net income;

(ii)         the aggregate amount actually paid by the Borrower and its Restricted Subsidiaries in cash during such period on account of Capital Expenditures (to the extent financed with internally generated cash flows of the Borrower and its Restricted Subsidiaries);

(iii)        the aggregate amount of all voluntary prepayments of Revolving Credit Loans made during such period to the extent of accompanying reductions of the Revolving Credit Commitments except to the extent financed with the proceeds of other Indebtedness of the Borrower or any of its Restricted Subsidiaries;

(iv)        the aggregate amount of all principal payments of Indebtedness of the Borrower or any of its Restricted Subsidiaries (including the principal amount of payments at maturity of scheduled payments of any Term Loans and the principal component of payments in respect of Capital Lease Obligations, but excluding all principal payments of Revolving Credit Loans, voluntary prepayments of Term Loans pursuant to Section 2.04(a) and mandatory prepayments of Term Loans pursuant to Section 2.04(b)) made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder) except to the extent financed with the proceeds of other Indebtedness of the Borrower or any of its Restricted Subsidiaries;

(v)         an amount equal to the aggregate net non-cash gain on the sale, lease, transfer or other disposition of assets by the Borrower and its Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent included in arriving at such net income;

(vi)        increases in Working Capital for such period;

(vii)       payments by the Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Restricted Subsidiaries other than Indebtedness;

(viii)      the amount of Investments made during such period pursuant to Section 7.02 to the extent that such Investments were financed with internally generated cash flow of the Borrower and its Restricted Subsidiaries;

(ix)        the aggregate amount of expenditures actually made by the Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period;

(x)         the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness and that are accounted for as extraordinary items;

(xi)        to the extent not included in the determination of net income, any termination payments or similar payments made by the Borrower or any of its Restricted Subsidiaries during such period in connection with the termination, partial termination or other reduction of any Swap Contract;

(xii)       an amount equal to the amount, if any, by which actual cash lease payments exceed booked lease expenses for such period; and

(xiii)      the lesser of (A) the Excluded Annual Amount (as defined below) for such period and (B) the Excluded Cumulative Amount (as defined below) as at the last day of such period.

For purposes of clause (b)(xiii) above, (I) “Base Amount” means the aggregate amount of the Commodity Amounts as of December 31, 2006, as determined by the Borrower and certified in writing to the Administrative Agents in connection with the delivery of the financial statements of the Borrower for the fiscal year ending on such date pursuant to Section 6.01(a); (II) “Commodity Amounts” means, at any time, collectively, the Commodity Collateral Amounts and the Prepaid Commodity Amounts; (III) “Commodity Collateral Amounts” means, at any time, cash and Cash Equivalents pledged or deposited as collateral to a contract counterparty, issuer of surety bonds or issuer of letters of credit by the Borrower or any of its Restricted Subsidiaries as security for any of its respective obligations under any contract for commercial and trading activities and contracts (including physical delivery, option (whether cash or financial), exchange, swap and futures contracts) for the purchase, transmission, transportation, distribution, sale, lease or hedge of any fuel-related or power-related commodity or service; (IV) “Excluded Cumulative Amount” means, determined for each fiscal year commencing with the fiscal year ending December 31, 2007, the sum (but not less than zero) of (a) the Base Amount, minus (b) the sum of the Excluded Annual Amounts (if any) for all prior fiscal years commencing with the fiscal year ending December 31, 2007 (but excluding the fiscal year for which the calculation of Excess Cash Flow is being made); (V) “Excluded Annual Amount” means, determined for each fiscal year commencing with the fiscal year ending December 31, 2007, the difference, if any (but not less than zero), between (a) the Commodity Amounts as at the last day of the immediately preceding fiscal year and (b) the Commodity Amounts as at the last day of the most recent fiscal year; and (VI) “Prepaid Commodity Amounts” means, at any time, the cash amounts prepaid by the Borrower or any of its Restricted Subsidiaries in respect of purchases of any fuel-related or power-related commodity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Borrower Subsidiary” means any Restricted Subsidiary that as of the Closing Date is either subject to a legal or contractual restriction which restricts its ability to enter into the Guaranty or the Collateral Documents or prohibited by Laws from entering into the Guaranty or the Collateral Document (other than any such Subsidiary required to become a Borrower Subsidiary Guarantor pursuant to Section 6.12 after the Closing Date).

“Excluded Obligations” means (a) all obligations under the CH Lease and the Vermilion Lease, (b) all obligations under the Tolling Agreements, (c) any other obligations existing as of the Closing Date to the extent such other obligations (i) were not included on the balance sheet of the Borrower and its Subsidiaries as indebtedness at the time such other obligation was entered into and (ii) were subsequently recharacterized for accounting purposes as indebtedness and (d) any other obligations of any Person acquired after the Closing Date which Person thereupon becomes a Restricted Subsidiary to the extent such other obligations (i) were not included on the balance sheet of such Person as indebtedness at the time of such acquisition and (ii) were subsequently recharacterized for accounting purposes as indebtedness.

“Excluded Parent Subsidiary” means, collectively and without duplication, (a) each Subsidiary (other than the Borrower and its Subsidiaries) of the Intermediate Parent (if any) (after giving effect to the transactions contemplated by the LS Merger Agreement) that immediately prior to the Closing Date was not a guarantor under the Existing DHI Credit Agreement (other than any such Subsidiary required to become a Parent Subsidiary Guarantor pursuant to Section 6.12); (b) each LS Operating Company (other than any LS Operating Company required to become a Parent Subsidiary Guarantor pursuant to Section 6.12); (c) each JV Entity (whether or not such JV Entity shall constitute a Subsidiary of the Parent at any time); (d) each other Subsidiary (other than the Borrower and its Subsidiaries) of the Parent (if any) that as of the Closing Date is either subject to a legal or contractual restriction which restricts its ability to enter into the Guaranty or the Collateral Documents or prohibited by Laws from entering into the Guaranty or the Collateral Documents (other than any such Subsidiary required to become a Parent Subsidiary Guarantor pursuant to Section 6.12); and (e) each other Subsidiary (other than the Borrower and its Subsidiaries) of the Parent formed or acquired after the Closing Date that is not a Material Subsidiary; provided that no Person shall qualify as an “Excluded Parent Subsidiary” unless such Person has no Indebtedness other than Non-Recourse Debt (except as permitted under Section 7.02(r)).

“Exempt Proceeds” means (a) Net Proceeds of any sale or disposition of Basket Assets (other than Designated Assets) and (b) Net Proceeds of any sale or disposition of Designated Assets, less the aggregate of all such proceeds applied pursuant to Section 7.02(n), Section 7.02(s), Section 7.06(a)(ix), Section 7.14(f)(i) or Section 7.14(h)(i).

“Exempt Equity Proceeds” means, at any time, an amount equal to the aggregate amount of cash proceeds contributed to the Borrower at or prior to such time from the sale or other issuance after the date of this Agreement of Equity Interests of the Parent, less the aggregate of all such amounts applied pursuant to Section 7.02(n), Section 7.02(s), Section 7.06(a)(ix), Section 7.14(f)(ii) or Section 7.14(h)(ii).

“Existing DHI Credit Agreement” has the meaning specified in the Preliminary Statements.

“Existing Dynegy Inc.” means Dynegy Inc., an Illinois corporation and the “Parent Guarantor” under and as defined in the Existing DHI Credit Agreement.

“Existing Letters of Credit” has the meaning specified in Section 2.03(m).

“Existing Revolving Letters of Credit” has the meaning specified in Section 2.03(m).

“Existing Term L/C Facility Letters of Credit” has the meaning specified in Section 2.03(m).

“Facility” means the Revolving Credit Facility, the Revolving L/C Sublimit and/or a Term Facility, as the context may require.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief financial officer or Board of Directors of the Person required to make such determination.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Citibank on such day on such transactions as determined by the Payment Agent.

“First Priority Lien” means a Lien on any property which is Collateral that secures Indebtedness or other obligations equally and ratably with the Liens securing the Obligations.

“First Priority Lien Debt” means (a) Indebtedness under this Agreement, (b) Indebtedness incurred under Section 7.03(b)(xii) which is secured by a First Priority Lien, (c) Hedging Obligations of the Borrower and its Restricted Subsidiaries secured by a First Priority Lien or (d) any Permitted Refinancing Indebtedness in respect of any of the foregoing, but, in the case of clause (b), (c) or (d), only if on or before the day on which such Indebtedness, Hedging Obligations or Permitted Refinancing Indebtedness, as applicable, is incurred by the Borrower and/or any of its Restricted Subsidiaries such Indebtedness, Hedging Obligations or Permitted Refinancing Indebtedness, as applicable, is designated by the Borrower, in an officer’s certificate delivered to the Administrative Agents on or before such date, as First Priority Lien Debt for the purposes of this Agreement.

“Fitch” means Fitch Ratings Inc. or any successor thereto.

“Foreign Lender” has the meaning specified in Section 11.15(a).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 11.07(g).

“Griffith Senior Secured Note” means the senior secured note of Griffith Holdings LLC in an original principal amount of $70,000,000 issued pursuant to the LS Merger Agreement.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business or, for the avoidance of doubt, obligations of such Person to provide capital under a Capital Commitment.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning specified in Section 10.01.

“Guarantors” means, collectively, (a) the Parent Companies, (b) the Parent Subsidiary Guarantors and (c) the Borrower Subsidiary Guarantors.

“Guaranty” means, collectively, the Guaranty made by the Guarantors as set forth in Article X together with each Guaranty Supplement delivered pursuant to Section 6.12.

“Guaranty Supplement” has the meaning specified in Section 10.05.

“Havana Advance” means certain payments made from BNSF Railway Company (“BNSF”) to DMG in connection with DMG’s election to convert its Havana Power Station to burn coal from Wyoming and/or Montana, which amounts, are being repaid to BNSF through an increased rate applicable to shipments of coal transported by BNSF to DMG.

“Hazardous Materials” means all explosive substances or wastes, radioactive substances or wastes that exceed any health-based radiation standards provided in any Environmental Law, and any other substances or wastes that are designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law, including, without limitation, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and any petroleum or petroleum distillates that, with respect to any such petroleum or petroleum distillates, (a) are actually or allegedly handled, generated, used, stored, disposed, transported or treated in violation of or in noncompliance with any Environmental Law, (b) have been, or are threatened to be, released, spilled, discharged or emitted into the environment in violation of or in noncompliance with any Environmental Law or (c) are the subject matter of any Environmental Action.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under (a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements, (b) other agreements or arrangements designed to manage interest rates or interest rate risk and (c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices. For the avoidance of doubt, any obligation of a Person under a Swap Contract shall be considered a Hedging Obligation of such Person.

“Honor Date” means the date of any payment by any L/C Issuer under a Letter of Credit.

“ICC” has the meaning specified in Section 2.03(h).

“Illinova” means Illinova Corporation, an Illinois corporation.

“Illinova Asset Sale” means a sale of the Capital Stock of, or all or substantially all of the assets of, Illinova.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person to reimburse any letter of credit issuer or other Person in respect of amounts paid under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) all accounts payable of such Person to pay the deferred purchase price of property or services (other than accounts payable in the ordinary course of business);

(d) all Capital Lease Obligations

(e) all Off-Balance Sheet Obligations;

(f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in cash (whether dividends, interest or otherwise) on or prior to the Term L/C Facility Term Loan Maturity Date in respect of any Equity Interests in such Person or any other Person (other than the Proportionately Consolidated Interests) or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(g) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (i) include the Indebtedness described in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Indebtedness is non-recourse to such Person (other than through a JV Lien) or the only assets of such Person are its interests in such partnership or joint venture, and such partnership or joint venture itself is not a Loan Party, (ii) exclude any Excluded Obligations of such Person and (iii) exclude any loans from an insurance company or an insurance premium finance company to finance all or any portion of the premium on any insurance policy maintained by the Parent Companies, the Borrower or any of their respective Subsidiaries with respect to the properties and business of the Borrower and its Subsidiaries, but only to the extent consistent with industry practice.  The amount of any obligation of the type described in clauses (a) and (b)(ii) of the definition of “Off-Balance Sheet Obligations” as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.  For avoidance of doubt, Hedging Obligations and obligations in respect of Swap Contracts shall not constitute Indebtedness for purposes of this Agreement.

“Indemnified Liabilities” has the meaning specified in Section 9.07.

“Indemnitees” has the meaning specified in Section 11.05.

“Indentures” means the 1996 Indenture and the 2003 Second Lien Indenture, together with in each case all supplemental indentures thereto.

“Initial Financial Statements” means the respective audited consolidated balance sheets of Existing Dynegy Inc. and its consolidated Subsidiaries, and of the Borrower and its consolidated Subsidiaries, in each case, for the fiscal year ended December 31, 2006 and the related respective consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal year then ended.

“Interest Coverage Ratio” means, for any Measurement Period, the ratio of (a) EBITDA for such Measurement Period to (b) Consolidated Interest Expense for such Measurement Period.

“Interest Payment Date” means (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan, the last Business Day of each calendar quarter; (c) as to any Loan under the Revolving Credit Facility, the Revolving Credit Termination Date; and (d) as to any Term Loan under any Term Facility, the Term Loan Maturity Date of such Term Loan.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) no Interest Period under the Revolving Credit Facility shall extend beyond the Revolving Credit Termination Date; and

(d) no Interest Period for any Term Loan shall extend beyond the Term Loan Maturity Date of such Term Loan.

“Intermediate Parent” means Existing Dynegy Inc., an Illinois corporation, which immediately following the consummation of the Merger shall be a wholly owned, direct Subsidiary of the Parent and shall thereafter be renamed Dynegy Illinois Inc.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding payroll, commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If the Borrower or any of its Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Borrower, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Borrower, then the Borrower shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Borrower’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 7.06(a).  The acquisition by the Borrower or any of its Subsidiaries of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Borrower or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 7.06(a).  Except as otherwise provided in this Agreement, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

“IP Rights” has the meaning specified in Section 5.16.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means an agreement substantially in the form of Exhibit J.

“JPMCB” means JPMorgan Chase Bank, N.A.

“Junior Indebtedness” means (a) any Subordinated Indebtedness and (b) any Indebtedness permitted under Section 7.03(b)(xv).

“JV Entity” means (a) each of Development LLC and Development Services LLC and each of their respective Subsidiaries and (b) each other Person owned, directly or indirectly, jointly 50-50 by the Parent and one or more of the LS Associates.  For the sake of clarity, for purposes of this Agreement each JV Entity in which the Borrower directly or indirectly owns Equity Interests shall be treated as a Minority Investment and not as a Subsidiary of the Borrower; provided that if, at any time, any JV Entity shall constitute a “Subsidiary” of the Borrower, such JV Entity shall become an Unrestricted Subsidiary for purposes hereof.

“JV Lien” means a Lien on the Equity Interests of the Borrower or any Restricted Subsidiary in a partnership or joint venture in which the Borrower or any Restricted Subsidiary is a general partner or joint venturer securing Indebtedness of such partnership or joint venture; provided that such Indebtedness is non-recourse to the Borrower or such Restricted Subsidiary other than to such Equity Interests.

“Laws” means, collectively, all applicable international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority (other than any such agreements which are entered into in respect of a commercial transaction).

“L/C Credit Extensions” means the Revolving L/C Credit Extensions and the Term L/C Credit Extensions.

“L/C Issuer” means (a) with respect to any Revolving Letter of Credit, any Revolving L/C Issuer and (b) with respect to any Term L/C Facility Letter of Credit, any Term L/C Issuer.

“L/C Obligations” means the Revolving L/C Obligations and the Term L/C Facility Obligations.

“Lender” means each Person listed on Schedule 2.01 that has executed and delivered this Agreement or a Lender Addendum and any other Person that shall have become a party hereto as a Lender pursuant to an Assignment and Assumption or a Joinder Agreement entered into pursuant to Section 2.13, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context other requires, the term “Lender” includes each L/C Issuer.

“Lender Addendum” means, with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit K, to be executed by such Lender on the Closing Date as provided in Section 11.21.

“Lenders’ Portion” means, with respect to the Net Proceeds from any Asset Sale that results in a mandatory prepayment under Section 2.04(b), (a) in the case of any Asset Sale of property that does not constitute Collateral owned by the Borrower or any of its Subsidiaries, 100% of such Net Proceeds, (b) in the case of any Asset Sale of property that constitutes Collateral owned by the Borrower or any of its Subsidiaries prior to payment in full of the Loans and all other amounts owing under the Loan Documents and the expiration of the Letters of Credit and termination of this Agreement, a fraction the numerator of which is equal to the Aggregate Credit Exposure at such time and the denominator of which is equal to the sum of (i) the Aggregate Credit Exposure at such time plus (ii) the aggregate principal amount of all other First Priority Lien Debt permitted hereunder outstanding at such time that is entitled to a mandatory prepayment as a result of such Asset Sale and (c) in all other cases, 100% of such Net Proceeds.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower, the Payment Agent and the Administrative Agents.

“Letter of Credit Application” means a request or application for the issuance or amendment of a Letter of Credit in such form as may from time to time be satisfactory to the relevant L/C Issuer and signed by, or otherwise authenticated (pursuant to a computer system utilizing the internet, any other electronic system or any other means satisfactory to such L/C Issuer) in a manner satisfactory to such L/C Issuer as having been transmitted by, a Responsible Officer of the Borrower, including, without limitation, any such request or application transmitted to such L/C Issuer by facsimile, email, a computerized system utilizing the internet or any other electronic means satisfactory to such L/C Issuer; provided that, contemporaneously with any such transmission to such L/C Issuer, the Payment Agent receives substantially the same information as is included in the request or application delivered to such L/C Issuer by such means (including, without limitation, facsimile, e-mail, a computerized system utilizing the internet or any other electronic means satisfactory to the Payment Agent) as may be from time to time be satisfactory to the Payment Agent.

“Letters of Credit” means the Revolving Letters of Credit and Term L/C Facility Letters of Credit.

“Leverage Ratio” means, at any date of determination, the ratio of (a) Total Indebtedness at such date to (b) consolidated EBITDA of the Borrower Group for the most recently ended Measurement Period.  In addition, when required to make a pro forma calculation of such ratio under this Agreement:

(i)        acquisitions that have been made by the Borrower or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the Borrower or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the relevant Measurement Period or subsequent to such period and on or prior to the relevant date of determination shall be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the relevant Measurement Period and EBITDA and Total Indebtedness for such reference period shall be calculated on a pro forma basis;

(ii)       the EBITDA and Total Indebtedness attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the relevant date of determination, shall be excluded;

(iii)      any Person that is a Restricted Subsidiary on the relevant date of determination shall be deemed to have been a Restricted Subsidiary at all times during the relevant Measurement Period;

(iv)     any Person that is not a Restricted Subsidiary on relevant date of determination shall be deemed not to have been a Restricted Subsidiary at any time during the relevant Measurement Period; and

(v)      in the case of a pro forma calculation made in connection with (i) Section 7.02(s), the Investment shall be given pro forma effect in the calculation of EBITDA as if it had been made on the first day of the Measurement Period and (ii) Section 7.05(c), the sale of assets shall be given pro forma effect in the calculation of EBITDA and Total Indebtedness as if it had been made on the first day of the Measurement Period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition or investment and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a Responsible Officer of the Borrower.  Any such pro forma calculations may include operating expense reductions for such period resulting from the acquisition which is being given pro forma effect that would be permitted pursuant to Article 11 of Regulation S-X under the Securities Act.  For the avoidance of doubt, the pro forma Leverage Ratio shall be required not to exceed the applicable level specified in Sections 7.02(s), 7.03(b)(xii) and 7.05(c) and in the definition of “Permitted Refinancing Indebtedness”, only at the time of the relevant incurrence, investment or asset sale.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that, in each case, has the practical effect of creating a security interest, in respect of such asset; provided that there shall be excluded from “Liens”:  (a) set-off or netting rights granted by the Borrower or any of its Subsidiaries pursuant to a Permitted Contract, a Hedging Obligation or a Netting Agreement solely in respect of amounts owing under such agreements and (b) obligations with respect to the acquisition or sale or disposition of interests in Proportionately Consolidated Interests, provided that in the case of this clause (b) such Liens result solely from variances from prior periods in the volumes of natural gas processed or the volumes of natural gas liquids produced pursuant to the applicable construction or operation agreement.  For the purposes of this Agreement, the Parent or any of its Subsidiaries shall be deemed to own, subject to a Lien, any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan” means a Revolving Credit Loan and/or a Term Loan, as the context may require.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Collateral Documents and (d) each Letter of Credit Application.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“LS Associates” means LSP Gen Investors, L.P., LS Power Partners, L.P, LS Power Equity Partners PIE I, L.P., LS Power Equity Partners, L.P. and LS Power Associates, L.P.

“LS Holding Company” means each company acquired by the Parent pursuant to the LS Merger Agreement (and contributed on the Closing Date by the Parent to the Borrower) that directly or indirectly owns the Capital Stock of any of the LS Operating Companies (and, for avoidance of doubt, Griffith Holdings LLC, Dynegy Falcon Holdings Inc., and each Subsidiary (if any) formed by the Borrower at any time after the Closing Date to hold the Capital Stock of one or more of the LS Operating Companies shall constitute a “LS Holding Company”); provided that, notwithstanding anything herein to the contrary, LSP Gen Finance Co., LLC shall be deemed a LS Operating Company and not a LS Holding Company for purposes of this Agreement.

“LS Operating Companies” means each of the operating companies (and their respective Subsidiaries) acquired by the Parent pursuant to the LS Merger Agreement (and contributed on the Closing Date by the Parent to the Borrower) (but excluding any LS Holding Company).

“LS Operating Companies Equity” means the equity interests in the LS Operating Companies.

“LS Merger Agreement” means the Plan of Merger, Contribution and Sale Agreement dated as of September 14, 2006, by and among Existing Dynegy Inc., Dynegy Acquisition, Dynegy Merger Subsidiary and each of the LS Associates.

“LS Subordinated Note” means the subordinated note of the Parent in an original principal amount of $275,000,000 issued pursuant to the LS Merger Agreement.

“Mandatory Prepayment Date” has the meaning specified in Section 2.04(b)(iv).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole; (b) a material adverse change in the rights and remedies of any Agent or any Lender under the Loan Documents, taken as a whole, or of the ability of the Loan Parties to perform their obligations under the Loan Documents, taken as a whole; or (c) a material adverse change in the legality, validity, binding effect or enforceability against the Loan Parties, taken as a whole, of the Loan Documents, taken as a whole.

“Material Subsidiary” means any Restricted Subsidiary or any Subsidiary (other than the Borrower and its Subsidiaries and (prior to the contribution thereof by the Parent to the Borrower on the Closing Date) the LS Holding Companies, LS Operating Companies, the Sithe Holding Companies and  the Sithe Operating Companies) of the Parent that, on any date of determination, directly or indirectly holds assets (other than any intercompany debt owed by the Parent or any of its Subsidiaries) with a Fair Market Value of at least $50,000,000; provided that none of the Alleghenies Entities and no Sithe Non-Material Entity shall constitute a “Material Subsidiary”.  Notwithstanding the foregoing, any Restricted Subsidiary or any such Subsidiary of the Parent that directly or indirectly guarantees or otherwise provides direct credit support for any Indebtedness (other than Indebtedness under the Loan Documents) of the Loan Parties will be considered a Material Subsidiary.

“Maximum Percentage” means the quotient of 1 divided by 1.03, multiplied by 100.

“Measurement Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date.

“Merger” means the merger between Existing Dynegy Inc. and Dynegy Merger Subsidiary pursuant to the LS Merger Agreement, with Existing Dynegy Inc. as the surviving entity thereof.

“Minority Investment” means any Person (other than a Subsidiary) in which the Borrower or any Restricted Subsidiary owns Capital Stock.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgages” means each deed of trust, trust deed, mortgage, leasehold mortgage and leasehold deed of trust listed on Schedule I in effect on the Closing Date, and each other deed of trust, trust deed, mortgage, leasehold mortgage and leasehold deed of trust, substantially in the form of

Exhibit F (which form, in the case of any such deed of trust, trust deed, leasehold mortgage or leasehold deed of trust, shall be modified to reflect such changes as the Borrower and the Administrative Agents shall agree), delivered by a Loan Party that is a Mortgagor pursuant to Section 6.13.

“Mortgage Policies” means fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or, in the case of properties located in the State of Texas, fully paid Mortgage Policies of Title Insurance in the form prescribed by the Texas Board of Insurance.

“Mortgage Supplements” has the meaning specified in Section 4.01(iv).

“Mortgagor” means those Subsidiaries of the Borrower listed on Schedule I, or any Subsidiary of the Borrower that executes and delivers a Mortgage pursuant to Section 6.13.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Proceeds” means, with respect to any Asset Sale, the aggregate cash proceeds received by the Borrower or any Restricted Subsidiary in respect of such Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in such Asset Sale) or Recovery Event, net of (a) the direct costs relating thereto, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of such Asset Sale, (b) in the case of any Asset Sale, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions, any tax sharing arrangements and amounts reserved for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and (c) the amount of any Indebtedness required to be repaid in connection with such Asset Sale; provided that, in the case of any non-wholly owned Restricted Subsidiary, “Net Proceeds” shall be net of any payments required to be made to any minority interest holder in such Restricted Subsidiary that is not a Restricted Subsidiary from the proceeds of any Asset Sale or Recovery Event by such Restricted Subsidiary.

“Netting Agreement” means a netting agreement, master netting agreement or other similar document having the same effect as a netting agreement or master netting agreement and, as applicable, any collateral annex, security agreement, or other similar document related to any master netting agreement (in each case in connection with contracts or transactions entered into in the ordinary course of business) or any Permitted Contract.

“New Revolving Credit Commitment” has the meaning specified in Section 2.13.

“New Revolving Credit Lender” has the meaning specified in Section 2.13.

“New Revolving Credit Loan” has the meaning specified in Section 2.13.

“Non-Recourse Debt” means Indebtedness (a) as to which none of the Parent Companies, the Parent Subsidiary Guarantors or the Borrower or any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender and (b) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against any Unrestricted Subsidiary or Excluded Parent Subsidiary) would permit upon notice, lapse of time or both any holder of any Indebtedness of any of the Loan Parties to declare a default thereunder or cause the payment of thereof to be accelerated or payable prior to its Stated Maturity.

“Nonrenewal Notice Date” means, for any Letter of Credit, a day (to be agreed upon at the time such Letter of Credit is issued) before which the relevant L/C Issuer may prevent the renewal of such Letter of Credit.

“Note” means a Revolving Credit Note and/or a Term Note, as the context may require.

 “NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.  Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, prepayment premium, letter of credit commissions, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

“Off-Balance Sheet Obligations” means, as to any Person at a particular time, without duplication of any clause within this definition or within the definition of “Indebtedness”, all (a) obligations of such Person under any lease which is treated as an operating lease for financial accounting purposes and a financing lease for tax purposes (i.e., a “synthetic lease”); (b) (i) obligations of such Person under the CH Lease, (ii) other similar leveraged lease arrangements receiving similar accounting and tax treatment to the CH Lease (i.e., a “leveraged lease”) and (iii) transactions entered into by such Person, the proceeds from which would be reflected on the financial statements of such Person in accordance with GAAP as cash flows from financings at the time such transaction was entered into (other than as a result of the issuance of Equity Interests or, to the extent the same does not exceed $20,000,000 in the aggregate, the Havana Advance); (c) net cash payment obligations of such Person with respect to any forward sale contract for a commodity with respect to which the Borrower or any of its Subsidiaries has received a prepayment by a counterparty thereto; provided that “Off-Balance Sheet Obligations” shall exclude forward sales contracts that are entered into in the ordinary course of the Borrower’s or any of its Subsidiaries’ trading, power generation or natural gas liquids businesses and not intended to function primarily as a borrowing of funds; and (d) other transactions entered into by such Person that are not otherwise addressed in the definition of “Indebtedness” or “Off-Balance Sheet Obligations” that are intended to function primarily as a borrowing of funds (including, without limitation, any minority interest transactions that function primarily as a borrowing); provided that “Off-Balance Sheet Obligations” shall exclude (i) any completion or performance guaranties (or similar guaranties that a project or a Subsidiary perform as planned) or (ii) any lease entered into in the ordinary course of such Person’s business that is not intended primarily as a borrowing of funds, including leases of office equipment, office space, vehicles, barges, tugs, railcars, or copy machines or equipment normally leased in the operation of the business of the Borrower or its Subsidiaries (or any extension, renewals, or similar replacement of any of the foregoing items (i) and (ii)).

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” has the meaning specified in Section 3.01(b).

“Outstanding Amount” means (a) with respect to Revolving Credit Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans occurring on such date, (b) with respect to any Revolving L/C Obligations on any date, the Dollar Equivalent of the amount of such Revolving L/C Obligations on such date after giving effect to any Revolving L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the Revolving L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Revolving Letters of Credit, (c) with respect to the Term Loans under any Term Facility on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Term Loans occurring on such date and (d) with respect to any Term L/C Facility Obligations on any date, the Dollar Equivalent of the amount of such Term L/C Facility Obligations on such date after giving effect to any Term L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the Term L/C Facility Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Term L/C Facility Letters of Credit.

“Outstanding Loans” has the meaning specified in Section 2.04(b)(iii).

“Parent” means Dynegy Inc., a Delaware corporation (which was previously named Dynegy Acquisition, Inc.) and (after giving effect to the consummation of the Merger on the Closing Date) the parent company of the Intermediate Parent, the Borrower and their respective Subsidiaries.

“Parent Companies” means, collectively, the Parent and the Intermediate Parent.

“Parent Information” has the meaning specified in Section 11.08.

“Parent Subsidiary Guarantors” means all Subsidiaries of the Parent Companies other than the Excluded Parent Subsidiaries (and, for sake of clarity, no Parent Company shall be a “Parent Subsidiary Guarantor”).

“Participant” has the meaning specified in Section 11.07(d).

“Payment Agent” means Citicorp USA, Inc., in its capacity as payment agent for the Lenders under the Loan Documents.

“Payment Agent’s Office” means the Payment Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Payment Agent may from time to time notify the Borrower, the other Agents and the Lenders.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” means any acquisition, by merger or otherwise, by the Borrower or any of its Restricted Subsidiaries of assets or Capital Stock after the Closing Date, so long as, (a) such acquisition and all transactions related thereto shall be consummated in accordance with all Laws; (b) such acquisition shall result in the issuer of such Capital Stock becoming a Restricted Subsidiary and, to the extent required by Section 6.12, a Borrower Subsidiary Guarantor; (c) such acquisition shall result in the applicable Collateral Trustee, for the benefit of the Secured Parties, being granted a security interest in any Capital Stock and/or any assets so acquired to the extent required by Sections 6.12 and/or 6.13; (d) after giving effect to such acquisition, no Default shall have occurred and be continuing; and (e) the Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition (including any Indebtedness assumed or permitted to exist or incurred pursuant to Sections 7.03(b)(xiii) and 7.03(b)(xiv), respectively), with the covenants set forth in Section 7.11, as such covenants are recomputed as at the last day of the most recently ended fiscal quarter for which financial statements are required to be delivered pursuant to Section 6.01(a) or 6.01(b) under Section 7.11 as if such acquisition had occurred on the first day of the applicable Measurement Period.

“Permitted Business” means the business substantially similar to the lines of business conducted by the Borrower and its Restricted Subsidiaries as of the date of this Agreement or any business or activity that is reasonably related, ancillary or complementary thereto or a reasonable extension, development or expansion thereof.

“Permitted Contract” has the meaning specified in Section 7.01(p).

“Permitted Liens” has the meaning specified in Section 7.01.

“Permitted Payments to Parent Companies” means, without duplication as to amounts, (a) payments to the Parent Companies to permit the Parent Companies to pay their operating costs and expenses in the ordinary course consistent as to scope, character and amount with past practices and otherwise maintain their existence, including, without limitation, all reasonable accounting, general corporate overhead, legal and administrative expenses, directors’ fees and expenses and SEC filing fees, of the Parent Companies when due; and (b) for so long as the Borrower is a member of a group filing a consolidated or combined tax return with the Parent Companies, payments to the Parent Companies in respect of an allocable portion of the tax liabilities of such group that is attributable to the Borrower and its Subsidiaries (“Tax Payments”); provided that (i) the Tax Payments shall not exceed the lesser of (A) the amount of the relevant tax (including any penalties and interest) that the Borrower would owe if the Borrower were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Borrower and its Subsidiaries from other taxable years and (B) the net amount of the relevant tax that the Parent Companies actually owe to the appropriate taxing authority, and (ii) any Tax Payments received from the Borrower shall be paid over to the appropriate taxing authority within 30 days of the Parent Companies’ receipt of such Tax Payments or refunded to the Borrower.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Borrower or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease, or discharge other Indebtedness of the Borrower or any of its Restricted Subsidiaries (other than intercompany Indebtedness) that is permitted pursuant to Section 7.03; provided that:

the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased, refunded or discharged (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased, refunded or discharged;

if the Indebtedness being extended, refinanced, renewed, replaced, defeased, refunded or discharged is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and is subordinated in right of payment to, the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased, refunded or discharged;

such Permitted Refinancing Indebtedness is incurred either by the Borrower or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased, refunded or discharged;

if incurred by the Borrower, such Permitted Refinancing Indebtedness may be guaranteed by the Guarantors; and

partial refinancings of the Facilities will be limited to refinancings in whole of the Revolving Credit Facility.

In addition, the Borrower shall be permitted to designate as “Permitted Refinancing Indebtedness” (by providing notice in writing of such designation to the Administrative Agents promptly upon the incurrence thereof) Indebtedness of the Borrower and its Restricted Subsidiaries otherwise meeting the requirements of clauses (a) through (f) above incurred not more than one year after the discharge (other than from the proceeds of other Indebtedness) of all or any portion of any Indebtedness outstanding under Section 7.03(b)(ii), (iii), (vi), (vii), (viii), (xi), (xii), (xiii), (xiv), (xv) or (xvii), provided that if such Permitted Refinancing Indebtedness is incurred more than 30 days after such discharge, the pro forma Leverage Ratio, after giving effect to the incurrence of such Permitted Refinancing Indebtedness (as if such Permitted Refinancing Indebtedness had been incurred on the first day of the applicable Measurement Period), shall not exceed (A) 6.5 to 1.0 at any time from the Closing Date through June 30, 2007, (B) 6.25 to 1.0 at any time from July 1, 2007 through September 30, 2007, (C) 6.0 to 1.0 at any time from October 1, 2007 through December 31, 2007, (D) 5.5 to 1.0 at any time during fiscal year 2008 and (E) thereafter, 5.0 to 1.0.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Post-Petition Interest” has the meaning specified in Section 10.06(b).

“Prepayment Amount” has the meaning specified in Section 2.04(b)(iv).

“Prepayment Option Notice” has the meaning specified in Section 2.04(b)(iv).

“Project Interest” means an undivided interest in a power or energy related facility.

“Proportionately Consolidated Interest” means undivided ownership interests in plants and/or gathering systems that are (a) co-owned with others and (b) are consolidated on a proportional basis in the Borrower’s financial information.

“Pro Rata Share” means, with respect to each Lender and with respect to any Facility at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), (a) with respect to the Revolving Credit Facility, the numerator of which is the amount of the Revolving Credit Commitment of the relevant Revolving Credit Lender (or, in the case of the Revolving L/C Sublimit, the amount of such Revolving Credit Lender’s obligation to participate therein) at such time and the denominator of which is the aggregate Revolving Credit Commitments (or, in the case of the Revolving L/C Sublimit, the aggregate amount of the Revolving Credit Lenders’ obligations to participate therein) at such time; provided that if the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of any Revolving L/C Issuer to make Revolving L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Revolving Credit Lender shall be determined based on the Pro Rata Share of such Revolving Credit Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof and (b) with respect to any Term Facility, the numerator of which is the outstanding principal amount of the Term Loans under such Term Facility of the relevant Term Lender at such time and the denominator of which is the aggregate outstanding principal amount of such Term Loans at such time.

“Public Disclosure” means Existing Dynegy Inc.’s and the Borrower’s most recent annual report, Form 10-K for the most recently completed fiscal year, each quarterly report on Form 10-Q or any current reports on Form 8-K (or similar reports filed on successor forms) filed since the initial filing date of such Form 10-K, in each case filed at least 5 Business Days prior to the Closing Date.

“Real Property” means the real property owned, leased, used, operated or occupied by any of the Borrower or any of its Restricted Subsidiaries.

“Recovery Event” means any settlement of or payment in excess of $10,000,000 in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Restricted Subsidiaries (whether received by the Parent, a Parent Subsidiary Guarantor, the Borrower or any Restricted Subsidiary).

“Register” has the meaning specified in Section 11.07(c).

“Reinvestment Deferred Amount” means, with respect to any Reinvestment Event, the aggregate Net Proceeds received by the Borrower or any of its Restricted Subsidiaries in connection therewith that are not applied to prepay the Loans or reduce the Revolving Credit Commitments pursuant to Section 2.04(b)(ii) as a result of the delivery of a Reinvestment Notice to the Administrative Agents.

“Reinvestment Event” means any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice” means a written notice executed by a Responsible Officer of the Borrower to the effect that (a) no Event of Default has occurred and is continuing and (b) the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Proceeds of a Asset Sale or Recovery Event to acquire or repair assets useful in its Permitted Business or make any Investments permitted under Section 7.02.

“Reinvestment Prepayment Amount” means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Borrower’s Permitted Business or make any Investments permitted under Section 7.02.

“Reinvestment Prepayment Date” means, with respect to any Reinvestment Event, the earlier of (a) the date occurring 365 days after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in the Borrower’s business or make any Investments permitted under Section 7.02 with all or any portion of the relevant Reinvestment Deferred Amount; provided that in the event approval of any Governmental Authority is required to be procured in connection with the reinvestment of such proceeds, the date under clause (a) above shall be extended for an additional period (not to exceed 90 days) as necessary to obtain such approval.

“Replacement Assets” means (a) any property or capital assets (other than Indebtedness and Capital Stock) to be used by the Borrower or any of its Restricted Subsidiaries in a Permitted Business or any improvement to any property or capital assets that are used by the Borrower or any of its Restricted Subsidiaries in a Permitted Business; (b) Capital Stock of a Person that is a Restricted Subsidiary or that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Borrower or another Restricted Subsidiary (including by means of merger, consolidation or other business combination permitted under this Agreement); or (c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided that any such Restricted Subsidiary described in clauses (b) or (c) above is primarily engaged in a Permitted Business.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Committed Loan Notice and (b) with respect to a L/C Credit Extension, a Letter of Credit Application.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of (a) the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in Revolving L/C Obligations being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Term L/C Collateral Account Balance” means, at any time, an amount equal to the Term L/C Issuer Commitments as then in effect; provided that if at any time the Outstanding Amount of the Term L/C Facility Obligations exceeds (or would exceed, after the proposed issuance of any Term L/C Facility Letter of Credit hereunder) the Maximum Percentage of the Term L/C Issuer Commitments as then in effect, “Required Term L/C Collateral Account Balance” shall at such time and at all times thereafter mean an amount equal to 103% of the Term L/C Issuer Commitments as in effect from time to time.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, controller, senior vice president or any vice president of finance of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Asset” means an asset that is subject (or the owner of which is subject) to a legal or contractual restriction that prevents the owner from subjecting such asset to a Collateral Document.

“Restricted Payment” means any of the following:

any dividend or other payment or distribution on account of the Borrower’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Borrower) or to the direct or indirect holders of the Borrower’s Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Borrower);

any purchase, redemption, or other acquisition or retirement for value (including, without limitation, in connection with any merger or consolidation involving the Borrower) of any Equity Interests of the Borrower held by any Person (other than a Restricted Subsidiary); or

any payment on or with respect to, or any purchase, redemption, defeasance, or other acquisition or retirement for value of any Indebtedness of the Borrower or any Restricted Subsidiary that is contractually subordinated to the Obligations (excluding any intercompany Indebtedness between or among the Borrower and any of its Restricted Subsidiaries and excluding the purchase, repurchase, or other acquisition of any Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment, or final maturity, in each case due within one year of the date of acquisition), except a payment of interest or principal at the Stated Maturity thereof;

provided that, for clarification, no payment or transfer to a Restricted Subsidiary shall be a Restricted Payment.

“Restricted Subsidiary” means each Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Revolving Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Revolving Credit Lender, (b) an Affiliate of a Revolving Credit Lender or (c) an entity, or an Affiliate of an entity, that administers or manages a Revolving Credit Lender.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(a).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(a) and (b) purchase participations in Revolving L/C Obligations, in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or in the Assignment and Assumption or a Joinder Agreement entered into under Section 2.13 pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  The initial aggregate amount of the Revolving Credit Commitments is $850,000,000.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” means a loan by a Revolving Credit Lender to the Borrower under Section 2.01(a).

“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender, substantially in the form of Exhibit B-1, evidencing the aggregate indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

“Revolving Credit Reduction Amount” has the meaning specified in Section 2.04(b)(iv).

“Revolving Credit Termination Date” means the earlier of (a) April 2, 2012 and (b) the date of termination in whole of the Revolving Credit Commitments and the Revolving L/C Sublimit pursuant to Section 2.05 or Section 8.02.

“Revolving L/C Advance” means, with respect to each Revolving Credit Lender, such Revolving Credit Lender’s funding of its participation in any Revolving L/C Borrowing in accordance with its Pro Rata Share.

“Revolving L/C Borrowing” means an extension of credit resulting from a drawing under any Revolving Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“Revolving L/C Credit Extension” means, with respect to any Revolving Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“Revolving L/C Issuer” means Citibank and JPMCB, each in its capacity as issuer of  Revolving Letters of Credit hereunder, any successor issuer (under Section 2.03(a)(iv) or otherwise) of  Revolving Letters of Credit hereunder, or any other Revolving Credit Lender that agrees, upon the request of the Borrower and with the consent of the Administrative Agents, to become a Revolving L/C Issuer and to issue Revolving Letters of Credit hereunder on the terms and conditions set forth herein.  As used herein with respect to any Revolving Letter of Credit, the term “Revolving L/C Issuer” shall refer to the Revolving L/C Issuer of such Revolving Letter of Credit.

“Revolving L/C Issuer Sublimit” means, with respect to any Revolving L/C Issuer, the amount agreed in writing by such Revolving L/C Issuer and the Borrower from time to time.

“Revolving L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Revolving Letters of Credit plus the aggregate of all Revolving Unreimbursed Amounts, including all Revolving L/C Borrowings.

“Revolving L/C Sublimit” means, at any time, the aggregate amount of the Revolving Credit Commitments of the Revolving Credit Lenders.

“Revolving Letter of Credit” means (a) any Existing Revolving Letter of Credit and (b) any other letter of credit issued under the Revolving Credit Facility on or after the Closing Date.  A Revolving Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Revolving Letter of Credit Expiration Date” means the day that is five Business Days prior to the Revolving Credit Termination Date.

“Revolving Prepayment Amount” has the meaning specified in Section 2.04(b)(iv).

“Revolving Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto that is a nationally recognized rating agency.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Priority Lien” means a Lien granted to the Second Priority Lien Collateral Trustee or other collateral trustee or agent appointed for such purpose, or the holders of the Second Priority Lien Obligations, as applicable, upon any property of the Borrower or any other Loan Party securing Second Priority Lien Obligations.

“Second Priority Lien Collateral Trustee” means Wells Fargo Bank, National Association, as collateral trustee under the 2003 Second Lien Indenture, and any successor trustee thereto or other collateral agent thereunder, in the capacity as the holder of Liens (as defined in the 2003 Second Lien Indenture) granted pursuant to the Security Documents (as defined in the 2003 Second Lien Indenture).

“Second Priority Lien Debt” means (a) the 2003 Second Lien Notes, (b) Indebtedness incurred under Section 7.03(b)(xii) which is secured by a Second Priority Lien, (c) Hedging Obligations of the Borrower and its Restricted Subsidiaries secured by a Second Priority Lien or (d) any Permitted Refinancing Indebtedness in respect of any of the foregoing, but, in the case of clause (b), (c) or (d), only if on or before the day on which such Indebtedness, Hedging Obligations or Permitted Refinancing Indebtedness, as applicable, is incurred by the Borrower and/or any of its Restricted Subsidiaries such Indebtedness, Hedging Obligations or Permitted Refinancing Indebtedness, as applicable, is designated by the Borrower, in an officer’s certificate delivered to the Administrative Agents on or before such date, as Second Priority Lien Debt for the purposes of this Agreement.

“Second Priority Lien Obligations” means Second Priority Lien Debt and all other obligations in respect thereof.

“Section 7.01 Counterparty” has the meaning specified in Section 7.01(q).

“Secured Debt/EBITDA Ratio” means, at any date of determination, the ratio of (a) Consolidated Secured Indebtedness at such date to (b) consolidated EBITDA of the Borrower Group for the most recently ended Measurement Period.  In addition, when required to make a pro forma calculation of this ratio under this Agreement:

(i)           acquisitions that have been made by the Borrower or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the Borrower or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the relevant Measurement Period or subsequent to such period and on or prior to the relevant date of determination shall be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the relevant Measurement Period and EBITDA and Consolidated Secured Indebtedness for such reference period shall be calculated on a pro forma basis;

(ii)         the EBITDA and Consolidated Secured Indebtedness attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the relevant date of determination, shall be excluded;

(iii)        any Person that is a Restricted Subsidiary on the relevant date of determination shall be deemed to have been a Restricted Subsidiary at all times during the relevant Measurement Period;

(iv)        any Person that is not a Restricted Subsidiary on relevant date of determination shall be deemed not to have been a Restricted Subsidiary at any time during the relevant Measurement Period; and

(v)         in the case of a pro forma calculation made in connection with Section 7.02(s), the relevant Investment shall be given pro forma effect in the calculation of EBITDA as if it had been made on the first day of the Measurement Period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition or investment and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a Responsible Officer of the Borrower.  Any such pro forma calculations may include operating expense reductions for such period resulting from the acquisition which is being given pro forma effect that would be permitted pursuant to Article 11 of Regulation S-X under the Securities Act.

“Secured Obligations” means all obligations of the Loan Parties secured by the Liens under the Collateral Documents.

“Secured Parties” means, in respect of any Collateral covered by the Security Agreement and the Mortgages, the agents, lenders, holders or purchasers under any First Priority Lien Debt.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Second Amended and Restated Security Agreement, dated as of April 2, 2007, among the Borrower, the other grantors signatory thereto and the Collateral Trustees, amending and restating (i) the First Amended and Restated Shared Security Agreement and (ii) the First Amended and Restated Non-Shared Security Agreement, both dated as of April 19, 2006, substantially in the form of Exhibit E-1, together with each other security agreement and security agreement supplement delivered by any Loan Party pursuant to Section 6.12.

“Security Agreement Supplement” has the meaning specified in Section 20(b) of the Security Agreement.

“Sithe” means Sithe/Independence Power Partners, L.P.

“Sithe Holding Company” means each company that directly or indirectly owns the Capital Stock of any of the Sithe Operating Companies (and, for avoidance of doubt, each Subsidiary (if any) formed by the Borrower at any time after the Closing Date to hold the Capital Stock of one or more of the Sithe Operating Companies shall constitute a “Sithe Holding Company”).

“Sithe Indenture” means the Trust Indenture, dated as of January 1, 1993, as supplemented January 1, 1993 and October 23, 1993, among Sithe/Independence Funding Corporation, Sithe and The Bank of New York (as successor in interest to IBJ Schroder Bank & Trust Company), as trustee.

“Sithe Non-Material Entities” means Cal Hydro Electric Power Company, Gallia Hydro Partners Limited Partnership, Montrose Partners, Ltd, Grisdale Hill Company, Cogeneration National Corporation, and K Road Ventures L.P.

“Sithe Operating Companies” means Sithe and the other operating companies (and their respective Subsidiaries) that are direct or indirect Subsidiaries of Dynegy New York Holdings Inc., a Delaware corporation.

“Sithe Operating Companies Equity” means the equity interests in the Sithe Operating Companies.

“Sithe Subordinated Indebtedness” means subordinated Indebtedness of Sithe (in an aggregate principal amount not exceeding the amount thereof outstanding on the Closing Date, plus any interest thereon converted to principal from time to time thereafter) arising under that certain Amended and Restated Base Gas Sales Agreement dated October 26, 1992 between Enron Power Services, Inc. and Sithe, as amended, which Indebtedness is held by the Borrower as of the Closing Date.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities that are probable and estimatable, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, taking into account the possibility of refinancing such obligations and selling assets, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature taking into account the possibility of refinancing such obligations and selling assets and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  The determination of whether a Person is “Solvent” and the facts and circumstances relevant thereto (including the amount of contingent and actual liabilities) on the applicable date shall be computed in the light of all the facts and circumstances existing at such time. For clarification, no preferred stock or Equity Interests, including any obligation to redeem preferred stock whether before or after the scheduled redemption date, shall be considered liabilities for purposes of this definition, regardless of whether they are treated as liabilities under GAAP.

“SPC” has the meaning specified in Section 11.07(g).

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means any Indebtedness of any Person which is subordinated to any other obligations of such Person.

“Subordinated Obligations” has the meaning specified in Section 10.06.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity, in each case, of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person.  Unless otherwise specified or the context otherwise requires, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Supplemental Collateral Agent” has the meaning specified in Section 9.13.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement, together with any related schedules, and including any such obligations or liabilities thereunder, and (c) commercial or trading agreements, each with respect to, or involving the purchase, transmission, distribution, sale, lease or hedge of, any energy, generation capacity or fuel, or any other energy related commodity or service, price or price indices for any such commodities or services or any other similar derivative agreements, and any other similar agreements.

“Synthetic Lease Obligations” means all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of any property (whether real, personal or mixed) creating obligations which do not appear on the balance sheet of such Person, but which, upon the insolvency or bankruptcy of such Person, would be characterized as Indebtedness of such Person (without regard to accounting treatment).

“Taxes” has the meaning specified in Section 3.01(a).

“Tax Payments” has the meaning specified in the definition of “Permitted Payments to Parent Companies”.

“Term Borrowing” means a Term L/C Facility Borrowing or a Tranche B Term Borrowing.

“Term Commitment” means a Term L/C Facility Commitment, a Term L/C Issuer Commitment or a Tranche B Term Commitment.

“Term Facility” means the Term L/C Facility or the Tranche B Term Facility.

 “Term L/C Collateral Account” means one or more Cash Collateral Accounts or securities accounts established pursuant to, and subject to the terms of, Section 2.03(k).

“Term L/C Collateral Account Balance” means, at any time, the aggregate amount on deposit in the Term L/C Collateral Account.

“Term L/C Credit Extension” means, with respect to any Term L/C Facility Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“Term L/C Expiration Date” means the day that is five Business Days prior to the Term L/C Facility Term Loan Maturity Date.

“Term L/C Facility” means, at any time, the aggregate Term L/C Facility Term Loans of all Term L/C Facility Lenders at such time.

“Term L/C Facility Borrowing” means a borrowing consisting of simultaneous Term L/C Facility Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term L/C Facility Lenders pursuant to Section 2.01(b).

“Term L/C Facility Commitment” means, as to each Term L/C Facility Lender, its obligation to make a Term L/C Facility Term Loan in a principal amount equal to the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Term L/C Facility Commitment” (or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable), as such amount may be adjusted from time to time in accordance with this Agreement.  The aggregate amount of the Term L/C Facility Commitments is $400,000,000 as of the Closing Date.

“Term L/C Facility Lender” means, at any time, any Lender that has a Term L/C Facility Commitment or holds a Term L/C Facility Term Loan at such time.

“Term L/C Facility Letter of Credit” means (a) any Existing Term L/C Facility Letter of Credit and (b) any other letter of credit issued under the Term L/C Facility on or after the Closing Date.  A Term L/C Facility Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Term L/C Facility Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Term L/C Facility Letters of Credit plus the aggregate of all Term L/C Facility Unreimbursed Amounts.

“Term L/C Facility Term Loan” means a loan by a Term L/C Facility Lender to the Borrower under Section 2.01(b).

“Term L/C Facility Term Loan Maturity Date” means April 2, 2013.

“Term L/C Facility Term Note” means a promissory note of the Borrower payable to any Term L/C Facility Term Lender, substantially in the form of Exhibit B-2, evidencing aggregate indebtedness of the Borrower to such Term L/C Facility Term Lender resulting from the Term L/C Facility Term Loan made or held by such Term L/C Facility Term Lender.

“Term L/C Facility Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Term L/C Issuer” means, at any time, Citibank and JPMCB, each in its capacity as issuer of Term L/C Facility Letters of Credit hereunder, any successor issuer (under Section 2.03(a)(iv) or otherwise) of Term L/C Facility Letters of Credit hereunder, or any other Lender that agrees, upon the request of the Borrower, to become a Term L/C Issuer and to issue Term L/C Facility Letters of Credit hereunder on the terms and conditions set forth herein.  As used herein with respect to any Term L/C Facility Letter of Credit, the term “Term L/C Issuer” shall refer to the Term L/C Issuer of such Term L/C Facility Letter of Credit.

“Term L/C Issuer Commitment” means, as to each Term L/C Issuer, its obligation to issue Term L/C Facility Letters of Credit, in an aggregate face amount at any one time outstanding not to exceed its Term L/C Issuer Sublimit, as such amount may be adjusted from time to time in accordance with this Agreement, but in no event exceeding in the aggregate for all Term L/C Issuers $400,000,000.  The aggregate amount of the Term L/C Issuer Commitments is $400,000,000 as of the Closing Date.

“Term L/C Issuer Sublimit” means, with respect to any Term L/C Issuer, the amount agreed in writing by such Term L/C Issuer and the Borrower from time to time.

“Term Lender” means a Term L/C Facility Lender or a Tranche B Term Lender.

“Term Loan” means a Term L/C Facility Term Loan or a Tranche B Term Loan.

“Term Loan Maturity Date” means (a) with respect to any Term L/C Facility Term Loan or the Term L/C Facility, the Term L/C Facility Term Loan Maturity Date and (b) with respect to any Tranche B Term Loan or the Tranche B Term Facility, the Tranche B Term Loan Maturity Date.

“Term Note” means a Term L/C Facility Term Note or a Tranche B Term Note.

“Term Prepayment Amount” has the meaning specified in Section 2.04(b)(iv).

“Third Party Risk Management” has the meaning specified in Section 7.15.

“Tolling Agreements” means the agreements described on Schedule II.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Indebtedness” means, as of any date of determination and without duplication, for the Borrower Group on a consolidated basis, the sum of (a) the outstanding principal amount of (i) all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and (ii) all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all direct payment obligations arising under bankers’ acceptances and similar instruments, (c) all accounts payable to pay the deferred purchase price of property or services incurred after the date hereof that in the aggregate, are greater than $20,000,000, more than 90 days past due, and not being contested in good faith, (d) all Capital Lease Obligations and Attributable Indebtedness, in each case in respect of obligations of the type described in clauses (a) and (b)(ii) of the definition of “Off-Balance Sheet Obligations” and (e) all Indebtedness of the types referred to in clauses (a) through (d) above of others, in each case, to the extent it is secured by a Lien on any property of any member of the Borrower Group (other than a JV Lien) at such time, whether or not the Indebtedness secured thereby has been secured; provided that there shall be excluded from “Total Indebtedness” (i) any Excluded Obligation, (ii) any obligations with respect to Equity Interests (whether or not recorded as a liability under GAAP), (iii) all obligations in respect of letters of credit, (iv) any completion guaranties or similar guaranties that a project perform as planned, (v) Indebtedness among or between the Borrower and/or any of its Subsidiaries, (vi) any items relating to Discontinued Business Operations, (vii) amounts owing under Permitted Contracts or Netting Agreements, (viii) any loans from an insurance company or insurance premium finance company solely for the purpose of financing all or any portion of the premium on any insurance policy maintained by the Parent, the Borrower or its Subsidiaries with respect to properties and business of the Borrower and its Subsidiaries, but only to the extent such loans are consistent with industry practice and (ix) the Term L/C Facility Term Loans. For avoidance of doubt, Hedging Obligations and obligations in respect of Swap Contracts shall not be included in Total Indebtedness for purposes of this Agreement.

“Tranche B Term Borrowing” means a borrowing consisting of simultaneous Tranche B Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Tranche B Term Lenders pursuant to Section 2.01(c).

“Tranche B Term Commitment” means, as to each Tranche B Term Lender, its obligation to make a Tranche B Term Loan in a principal amount equal to the amount set forth opposite on such Tranche B Term Lender’s name on its Lender Addendum (or in the Assignment and Assumption pursuant to which such Tranche B Term Lender becomes a party hereto, as applicable), as such amount may be adjusted from time to time in accordance with this Agreement.  The initial aggregate amount of the Tranche B Term Commitments is $70,000,000.

“Tranche B Term Facility” means, at any time, the aggregate Tranche B Term Loans of all Tranche B Term Lenders at such time.

“Tranche B Term Lender” means, at any time, any Lender that has a Tranche B Term Commitment or holds a Tranche B Term Loan at such time.

“Tranche B Term Loan” means a loan by a Tranche B Term Lender to the Borrower under Section 2.01(c).

“Tranche B Term Loan Maturity Date” means April 2, 2013.

“Tranche B Term Loan Principal Payment Dates” means (a) the last Business Day of  March, June, September and December in each year, commencing with such day on or nearest to December 31, 2007 and (b) the Tranche B Term Loan Maturity Date.

“Tranche B Term Note” means a promissory note of the Borrower payable to any Tranche B Term Lender, substantially in the form of Exhibit B-3, evidencing aggregate indebtedness of the Borrower to such Tranche B Term Lender resulting from the Tranche B Term Loan made or held by such Tranche B Term Lender.

“TransCanada Term L/C Facility Letter of Credit” means a Canadian Dollar denominated Term L/C Facility Letter of Credit issued hereunder for the account of TransCanada Pipelines Limited in a face amount not to exceed the Dollar Equivalent (at the time of issuance) of $6,000,000, it being understood and agreed that not more than one such Term L/C Facility Letter of Credit may be outstanding at any time.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (a) as of the Closing Date, each Subsidiary of the Borrower listed in Part (d) of Schedule 5.13 and (b) each other Subsidiary of the Borrower that is designated by the Board of Directors of the Borrower as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:

(i)           has no Indebtedness other than Non-Recourse Debt (except as permitted under Sections 7.02(r) and (s));

(ii)          except as permitted pursuant to Section 7.08 (whether by virtue of clause (b) of the definition of “Affiliate Transaction” or otherwise), is not party to any agreement, contract, arrangement or understanding with the Borrower or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time (or might have been obtained at the relevant time) from Persons who are not Affiliates of the Borrower;

(iii)         is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results, in either case, except as permitted under Sections 7.02(r) and (s); and

(iv)        has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent Companies, the Parent Subsidiary Guarantors or the Borrower or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Borrower as an Unrestricted Subsidiary will be evidenced to the Administrative Agents by filing with the Administrative Agents a certified copy of the board resolution giving effect to such designation and a certificate of a Responsible Officer of the Borrower certifying that such designation complied with the requirements for such designation hereunder.  If, at any time, any Unrestricted Subsidiary would fail to meet any of the requirements specified in clauses (i) through (iv) above as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and the other Loan Documents and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date pursuant to Section 7.03, the Borrower will be in default of such covenant.  The Board of Directors of the Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (I) such Indebtedness is permitted pursuant to Section 7.03 and (II) no Default would be in existence immediately following such designation.  Upon any such designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the redesignated Subsidiary will become a Borrower Subsidiary Guarantor pursuant to and if required by Section 6.12; provided that any redesignated Restricted Subsidiary that is not a Material Subsidiary shall not be required to become a Borrower Subsidiary Guarantor until such time as it becomes a Material Subsidiary.

Notwithstanding anything herein to the contrary, no designation of a Subsidiary as an Unrestricted Subsidiary shall be permitted if, after giving effect thereto (x) the total assets of all Unrestricted Subsidiaries would exceed the sum of (I) the total assets attributable to such of the LS Operating Companies and the Sithe Operating Companies then designated as Unrestricted Subsidiaries, (II) the total assets attributable to such of the JV Entities in which the Borrower directly or indirectly owns Equity Interests and (III) an amount equal to 10% of the consolidated assets of the Borrower and its Restricted Subsidiaries and (y) the aggregate EBITDA of all Unrestricted Subsidiaries for the most recently completed consecutive four fiscal quarters of the Borrower would exceed the sum of (I) EBITDA attributable to such of the LS Operating Companies and the Sithe Operating Companies then designated as Unrestricted Subsidiaries, (II) EBITDA attributable to such of the JV Entities in which the Borrower directly or indirectly owns Equity Interests and (III) an amount equal to 10% of EBITDA of the Borrower and its Restricted Subsidiaries, in each case for such period.

As of the Closing Date, each of the LS Operating Companies in which the Borrower directly or indirectly owns Equity Interests shall be Unrestricted Subsidiaries; provided that, notwithstanding anything herein to the contrary, (i) each of the LS Holding Companies shall be Restricted Subsidiaries, (ii) no such LS Holding Company shall be required to pledge any LS Operating Companies Equity (and no LS Operating Company shall be required to grant any Lien on its assets hereunder), so long as such LS Operating Company shall be an Unrestricted Subsidiary and (iii) if, at any time, any such LS Operating Company and its respective LS Holding Companies shall not have any Indebtedness, such LS Operating Company shall cease to be an Unrestricted Subsidiary and shall become a Restricted Subsidiary for purposes hereof and forthwith comply with the requirements of Section 6.12, unless at such time the Borrower shall designate such LS Operating Company as an Unrestricted Subsidiary in accordance with the provisions of this definition.

As of the Closing Date, each of the Sithe Operating Companies listed on Part (h) of Schedule 5.13 shall be Unrestricted Subsidiaries, provided that, notwithstanding anything herein to the contrary, (i) each of the Sithe Holding Companies shall be Restricted Subsidiaries, (ii) no such Sithe Holding Company shall be required to pledge any Sithe Operating Companies Equity if, and for so long as, prohibited to do so by contractual limitations existing at the time such Sithe Holding Company becomes a Subsidiary of the Borrower and (iii) if, at any time, any such Sithe Operating Company shall (x) be a direct Subsidiary of a Restricted Subsidiary and (y) not have any Indebtedness, such Sithe Operating Company shall cease to be an Unrestricted Subsidiary and shall become a Restricted Subsidiary for purposes hereof and forthwith comply with the requirements of Section 6.12, unless at such time the Borrower shall designate such Sithe Operating Company as an Unrestricted Subsidiary in accordance with the provisions of this definition.

“Vermilion Lease” means the lease contemplated by the Coal Transloading and Trucking Agreement dated July 12, 2005 between Dynegy Midwest Generation Inc. and Vermilion Transmodal LLC.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash, cash equivalents and bank overdrafts) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries on such date, but excluding (i) the current portion of any long-term Indebtedness, (ii) without duplication of clause (i) above, all Indebtedness consisting of Loans and L/C Obligations to the extent otherwise included therein and (iii) the current portion of deferred income taxes.

b.     Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

i.      The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(i)       The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)      Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii)     The term “including” is by way of example and shall be deemed “without limitation” wherever used.

(iv)     The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

ii.      In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

iii.    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

c.      Accounting Terms.

i.      All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.

ii.      If at any time any change in GAAP or in the application of GAAP would affect the computation of any financial ratio or other financial covenant set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agents, the Lenders and the Borrower shall negotiate in good faith to amend (subject to the approval of the Required Lenders) such ratio or covenant to preserve the original intent thereof in light of such change in (or in the application of) GAAP; provided that, until so amended, (i) such ratio or financial covenant shall continue to be computed in accordance with GAAP prior to such change and (ii) the Borrower shall provide to the Payment Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or financial covenant made before and after giving effect to such change in (or in the application of) GAAP as is reasonably necessary to demonstrate compliance (or non-compliance) with such ratio or financial covenant.

d.      Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

e.      References to Agreements, Laws and Persons.  Unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.  A reference to any Person includes the successors and assigns of such Person, but such reference shall not increase, decrease or otherwise modify in any way the provisions of this Agreement governing the assignment of rights and obligations under or the binding effect of any such provision of this Agreement or any other Loan Document.

f.      Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to eastern time (daylight or standard, as applicable).

g.      Letter of Credit Amounts.  Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit.

h.      Currency Equivalents Generally.  Any amount specified in this Agreement (other than in Articles II, IX and XI) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by Citibank in New York at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in Dollars with such other currency.

2.
THE COMMITMENTS AND CREDIT EXTENSIONS

a.      The Loans.

i.      The Revolving Credit Loans.  Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans in Dollars to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, the sum of the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender plus such Lender’s Pro Rata Share of the Outstanding Amount of all Revolving L/C Obligations shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), prepay under Section 2.04, and reborrow under this Section 2.01(a). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

ii.      The Term L/C Facility Term Loans.  Subject to the terms and conditions set forth herein, each Term L/C Facility Lender severally agrees to make a term loan in Dollars to the Borrower on the Closing Date in an amount equal to the Term L/C Facility Commitment of such Term L/C Facility Lender.  Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.  Term L/C Facility Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(c)  The Tranche B Term Loans.  Subject to the terms and conditions set forth herein, each Tranche B Term Lender severally agrees to make a term loan in Dollars to the Borrower on the Closing Date in an amount equal to the Tranche B Term Commitment of such Term Lender.  Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed.  Tranche B Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.  The Tranche B Term Commitments shall terminate upon the Tranche B Term Borrowing on the Closing Date.

b.      Borrowings, Conversions and Continuations of Loans.

i.      Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Payment Agent, which may be given by telephone.  Each such notice must be received by the Payment Agent not later than 12:00 noon (eastern time) (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans and (ii) on the requested date of any Borrowing of Base Rate Loans.  Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Payment Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower; provided that upon request by the Payment Agent, such confirmation shall be received prior to the date of the related Borrowing (but shall not be required to be received prior to the date referenced in the previous sentence had the request not been made by telephone).  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof.  Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Revolving Credit Borrowing or Term Borrowing, a conversion of Revolving Credit Loans or Term Loans under any Term Facility from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

ii.  Following receipt of a Committed Loan Notice, the Payment Agent shall promptly notify each Lender under the applicable Facility of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Payment Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a).  In the case of a Borrowing, each Lender under the applicable Facility shall make the amount of its Loan available to the Payment Agent in immediately available funds at the Payment Agent’s Office not later than 1:00 p.m. (eastern time) on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Payment Agent shall make all funds so received available to the Borrower in like funds as received by the Payment Agent either by (i) crediting the account of the Borrower on the books of the Person serving as the Payment Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Payment Agent by the Borrower.

iii.  Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

iv.  The Payment Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  The determination of the Eurodollar Rate by the Payment Agent shall be conclusive in the absence of manifest error.  At any time that Base Rate Loans are outstanding, the Payment Agent shall notify the Borrower and the Lenders of any change in the Payment Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

v.  After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect.

vi.  The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

c.      Letters of Credit.

i.      Revolving L/C Sublimit; Term L/C Facility Letters of Credit.

(i)           Subject to the terms and conditions set forth herein, (A) the Revolving L/C Issuers agree, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Revolving Letter of Credit Expiration Date, to issue Revolving Letters of Credit for the account of the Borrower in Dollars or any Alternative Currency (it being understood and agreed that subject to the other terms herein, the Borrower may obtain for its account Revolving Letters of Credit on behalf of the Parent or any of its Affiliates), and to amend or renew Revolving Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Revolving Letters of Credit issued for the account of the Borrower; provided that no Revolving L/C Issuer shall be obligated to make any Revolving L/C Credit Extension with respect to any Revolving Letter of Credit, and no Revolving Credit Lender shall be obligated to participate in any Revolving Letter of Credit if as of the date of such Revolving L/C Credit Extension, (x) the Total Outstandings under the Revolving Credit Facility would exceed the aggregate Revolving Credit Commitments, (y) the sum of the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender plus such Lender’s Pro Rata Share of the Outstanding Amount of all Revolving L/C Obligations would exceed such Lender’s Revolving Credit Commitment or (z) the Outstanding Amount of the Revolving L/C Obligations would exceed the Revolving L/C Sublimit; provided, further, that the Dollar Equivalent of the aggregate face amount of Revolving Letters of Credit issued by a Revolving L/C Issuer shall not exceed such Revolving L/C Issuer’s Revolving L/C Issuer Sublimit.

Subject to the terms and conditions set forth herein, the Term L/C Issuers agree, (1) from time to time on any Business Day during the period from the Closing Date until the Term L/C Expiration Date, to issue Term L/C Facility Letters of Credit for the account of the Borrower  in Dollars or any Alternative Currency (it being understood and agreed that subject to the other terms herein, the Borrower may obtain for its account Term L/C Facility Letters of Credit on behalf of the Parent or any of its Affiliates), and to amend or renew Term L/C Facility Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Term L/C Facility Letters of Credit; provided that no Term L/C Issuer shall be obligated to make any Term L/C Credit Extension with respect to any Term L/C Facility Letter of Credit if as of the date of such Term L/C Credit Extension (x) the Outstanding Amount of all Term L/C Facility Obligations would exceed the aggregate Term L/C Issuer Commitments; (y) the Outstanding Amount of Term L/C Facility Obligations in respect of Term L/C Facility Letters of Credit issued by such Term L/C Issuer would exceed such Term L/C Issuer’s Term L/C Issuer Sublimit; or (z) the Term L/C Collateral Account Balance shall be less than the Required Term L/C Collateral Account Balance; provided, further, that the Dollar Equivalent of the aggregate face amount of Term L/C Facility Letters of Credit issued by a Term L/C Issuer shall not exceed such Term L/C Issuer’s Term L/C Issuer Sublimit.

Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)           No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

i)                      any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

ii)                      the expiry date of such requested Letter of Credit would occur after the earlier of (1) the first anniversary of its date of issuance and (2) in the case of a Revolving Letter of Credit, the Revolving Letter of Credit Expiration Date and in the case of a Term L/C Facility Letter of Credit, the Term L/C Expiration Date; provided that, notwithstanding the foregoing, any Revolving Letter of Credit issued or extended no later than 90 days prior to the Revolving Credit Termination Date may have an expiration date of up to nine months after the Revolving Credit Termination Date so long as the Borrower has provided Cash Collateral in an amount equal to the undrawn amount of such Revolving Letter of Credit on or before the date of such issuance or extension and otherwise in accordance with Section 2.03(g); or

iii)                    the issuance of such Letter of Credit would violate one or more generally applicable policies of such L/C Issuer.

(iii)           No L/C Issuer shall be under any obligation to amend any Letter of Credit in any way (whether or not such amendment increases the amount of the applicable Letter of Credit) (A) at any time on or after, in the case of a Revolving Letter of Credit, the Revolving Credit Termination Date or, in the case of a Term L/C Facility Letter of Credit, the Term L/C Facility Term Loan Maturity Date, or (B) if the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.  In addition, and without limiting the terms of the first sentence of this Section 2.03(a)(iii), no L/C Issuer shall be under any obligation to amend any Letter of Credit to increase the amount thereof if such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof by reason of the provisions of Section 2.03(a)(i), Section 2.03(a)(ii), Section 4.02 or otherwise.

(iv)           Any L/C Issuer may be replaced at any time by written agreement among the Borrower, the Administrative Agents, the replaced L/C Issuer and the applicable successor L/C Issuer.  The Payment Agent shall notify the Lenders of any such replacement of an L/C Issuer.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Sections 2.03(i) and (j).  From and after the effective date of any such replacement, (i) such successor L/C Issuer shall have all the rights and obligations of the replaced L/C Issuer under this Agreement with respect to Revolving Letters of Credit or Term L/C Facility Letters of Credit, as the case may be, otherwise to be issued thereafter by such replaced LC Issuer and (ii) references herein to the term “L/C Issuer”, “Revolving L/C Issuer” or “Term L/C Issuer”, shall be deemed to refer, as the case may be, to (x) such successor or any previous or other Revolving L/C Issuer or Term L/C Issuer or (y) such successor and all previous and other Revolving L/C Issuers and/or Term L/C Issuers, as the context shall require.  After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a Revolving L/C Issuer or Term L/C Issuer, as the case may be, under this Agreement with respect to Revolving Letters of Credit or Term L/C Facility Letters of Credit, as the case may be, issued by it prior to such replacement, but shall not be required to issue additional Revolving Letters of Credit or Term L/C Facility Letters of Credit, as the case may be.

ii.      Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(i)           Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the relevant L/C Issuer (with a copy to the Payment Agent) in the form of a Letter of Credit Application.  Such Letter of Credit Application must be received by such L/C Issuer and the Payment Agent not later than 12:00 noon (eastern time) at least two Business Days (or such later date and time as such L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to such L/C Issuer: (A) whether such Letter of Credit is to be a Revolving Letter of Credit or a Term L/C Facility Letter of Credit, (B) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (C) the amount thereof; (D) the expiry date thereof; (E) in the case of a Revolving Letter of Credit, the currency (which may be Dollars or any Alternative Currency), and in the case of a Term L/C Facility Letter of Credit, whether such Term L/C Facility Letter of Credit will be denominated in Dollars or will be the TransCanada Term L/C Facility Letter of Credit (which shall be denominated in Canadian Dollars); (F) the name and address of the beneficiary thereof; (G) the account party or parties thereof; (H) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (I) the transactions or obligations to be supported thereby.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters consistent with the items set forth in clauses (A)-(I) in the preceding sentence as such L/C Issuer may reasonably require.  Renewals of, and amendments to increase the available amount under, any outstanding Letters of Credit will be effectuated by the applicable L/C Issuer within one Business Day of the applicable L/C Issuer’s receipt of the Borrower’s written request for such renewal or increase.  The Borrower’s request to reduce the effective face amount of any Letter of Credit shall be effective upon the applicable L/C Issuer’s receipt of a written consent of the beneficiary of such Letter of Credit consenting to such reduction.

(ii)           Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Payment Agent (by telephone or in writing) that the Payment Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Payment Agent with a copy thereof.  Upon receipt by such L/C Issuer of confirmation from the Payment Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Revolving Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant Revolving L/C Issuer a risk participation in such Revolving Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Pro Rata Share times the amount of such Revolving Letter of Credit.  No L/C Issuer shall be obligated to make any independent determination as to whether the requested issuance or amendment is permitted in accordance with the terms hereof, and, unless and until such L/C Issuer receives such confirmation from the Payment Agent, such L/C Issuer shall have no obligation to issue the requested Letter of Credit.

(iii)           If the Borrower so requests in any applicable Letter of Credit Application, any L/C Issuer may, in its sole and absolute discretion, agree to issue an Auto-Renewal Letter of Credit.  Unless otherwise directed by such L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such renewal.  Once an Auto-Renewal Letter of Credit has been issued, the Borrower and, in the case of any Revolving Letter of Credit, the Revolving Credit Lenders, shall be deemed to have authorized (but may not require) such L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than, in the case of any Revolving Letter of Credit, the Revolving Letter of Credit Expiration Date and, in the case of any Term L/C Facility Letter of Credit, the Term L/C Expiration Date; provided that (A) such L/C Issuer may give a notice of non-renewal and thereby prevent the renewal of an Auto-Renewal Letter of Credit if such L/C Issuer has determined at any time within 30 calendar days prior to the Nonrenewal Notice Date of such Auto-Renewal Letter of Credit that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(i), Section 2.03(a)(ii), Section 2.03(a)(iii) or otherwise), and (B) such L/C Issuer shall not permit any such renewal if it has received notice (which may be by telephone, if immediately confirmed in writing, or in writing) on or before the day that is ten days before the Nonrenewal Notice Date from the Payment Agent or the Borrower that one or more of the applicable conditions specified in Section 2.03(a)(i) is not then satisfied; and provided, further, that, notwithstanding the foregoing, any Revolving Letter of Credit so renewed no later than 90 days prior to the Revolving Credit Termination Date may have an expiration date of up to nine months after the Revolving Credit Termination Date so long as the Borrower has provided Cash Collateral in an amount equal to the undrawn amount of such Letter of Credit on or before the date of such renewal in accordance with Section 2.03(g).

(iv)           Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower and the Payment Agent a true and complete copy of such Letter of Credit or amendment.

iii.      Drawings and Reimbursements of Letters of Credit; Funding of Participations in Revolving Letters of Credit.

(i)             Upon receipt from the beneficiary of any Revolving Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant Revolving L/C Issuer shall promptly notify the Borrower and the Payment Agent thereof (which may be telephonic, promptly confirmed by telecopy).  Not later than 12:00 p.m., (eastern time), on the Honor Date, the Borrower may (but shall not be required to) reimburse such Revolving L/C Issuer through the Payment Agent in an amount equal to the Dollar Equivalent of such drawing.  If the Borrower does not so reimburse the relevant Revolving L/C Issuer on the date necessary to settle the obligations of such Revolving L/C Issuer under any draft drawn or demand made under such Revolving Letter of Credit, the Payment Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the Dollar Equivalent of the unreimbursed drawing (the “Revolving Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Pro Rata Share thereof.  In such event, the Revolving Unreimbursed Amount shall automatically be converted (unless an Event of Default under Section 8.01(f) or (g) has occurred and is continuing) to a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Dollar Equivalent of the Revolving Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans and without regard to whether the conditions in Section 4.02 are then satisfied.

Upon receipt from the beneficiary of any Term L/C Facility Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant Term L/C Issuer shall promptly notify the Borrower and the Payment Agent thereof (which may be telephonic, promptly confirmed by telecopy).  The Borrower shall be required to reimburse such Term L/C Issuer through the Payment Agent in an amount equal to the Dollar Equivalent of such drawing not later than 1:00 p.m., (eastern time) on the Honor Date, if the Borrower shall have received such notice prior to 11:00 a.m. (eastern time) on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 1:00 p.m. (eastern time) on the next Business Day; provided that unless the Borrower shall reimburse such Term L/C Issuer by 1:00 p.m. (eastern time) on the same day on which such drawing is made, the unpaid amount thereof shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin, for each day commencing on the date the drawing is made until the date that the Borrower pays the Payment Agent for the account of such Term L/C Issuer the Dollar Equivalent of the amount of such drawing.  If the Borrower does not so reimburse the relevant Term L/C Issuer at or prior to the time for payment specified above in respect of such drawing under such Term L/C Facility Letter of Credit, the Payment Agent shall promptly cause the amounts on deposit in the Term L/C Collateral Account to be applied to repay in full such amounts (such amounts, including accrued interest, the “Term L/C Facility Unreimbursed Amount” and, together with the Revolving Unreimbursed Amount, the “Unreimbursed Amount”) and the Term L/C Facility shall be automatically and permanently reduced by the Term L/C Facility Unreimbursed Amount in accordance with Section 2.05(c).

Any notice given by any L/C Issuer or the Payment Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)           Each Revolving Credit Lender (including the Revolving Credit Lender acting as Revolving L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Payment Agent for the account of the relevant Revolving L/C Issuer at the Payment Agent’s Office in an amount equal to its Pro Rata Share of the Revolving Unreimbursed Amount not later than 1:00 p.m. (eastern time) on the Business Day specified in such notice by the Payment Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Payment Agent shall remit the funds so received to such Revolving L/C Issuer.

(iii)           Such Base Rate Loan shall be made as of the date of such settlement of such Revolving Letter of Credit.  The proceeds of such Base Rate Loan shall be paid by the Revolving Credit Lenders to the Payment Agent for payment to the relevant Revolving L/C Issuer of such Revolving Letter of Credit (and the Payment Agent shall promptly pay such proceeds to such Revolving L/C Issuer) to reimburse such Revolving L/C Issuer of such Revolving Letter of Credit for each Revolving Credit Lender’s Pro Rata Share of the Dollar Equivalent of the amount actually disbursed by such Revolving L/C Issuer of such Revolving Letter of Credit pursuant to such draft or demand.  In the event that any Revolving L/C Issuer of a Revolving Letter of Credit makes the Draw Amount available to the beneficiary of such Revolving Letter of Credit and the Dollar Equivalent of such amount made available by the Revolving Credit Lenders to the Payment Agent for payment to such Revolving L/C Issuer is not sufficient to enable such Revolving L/C Issuer to obtain Alternative Currency equal to the entire Draw Amount, the Borrower shall pay the Payment Agent on demand for the benefit of such Revolving L/C Issuer an amount equal to the Dollar Equivalent required to enable such Revolving L/C Issuer to obtain Alternative Currency equal to the Draw Amount, but any shortfall shall be immediately converted to an additional Borrowing of Base Rate Loans made by the Revolving Credit Lenders to the Borrower to the extent the Borrower does not immediately make such payment, and such Revolving L/C Issuer shall be reimbursed therefrom.  With respect to any Revolving Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans as a consequence of the occurrence of an Event of Default under Section 8.01(f) or (g) or for any other reason, the Borrower shall be deemed to have incurred from the relevant Revolving L/C Issuer a Revolving L/C Borrowing in the amount of the Revolving Unreimbursed Amount that is not so refinanced, which Revolving L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Revolving Credit Lender’s payment to the Payment Agent for the account of such Revolving L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such Revolving L/C Borrowing and shall constitute a Revolving L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)           Until each Revolving Credit Lender funds its Revolving Credit Loan or Revolving L/C Advance pursuant to this Section 2.03(c) to reimburse any Revolving L/C Issuer for any amount drawn under any Revolving Letter of Credit, interest in respect of such Revolving Credit Lender’s Pro Rata Share of such amount shall be solely for the account of such Revolving L/C Issuer.

(v)           Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or Revolving L/C Advances to reimburse any Revolving L/C Issuer for amounts drawn under Revolving Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against such Revolving L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans (but not its obligation to make Revolving L/C Advances) pursuant to this Section 2.03(c) is subject to there not having occurred and be continuing an Event of Default under Section 8.01(f) or (g).  No such making of a Revolving L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse such Revolving L/C Issuer for the amount of any payment made by such Revolving L/C Issuer under any Revolving Letter of Credit, together with interest as provided herein.

(vi)           If any Revolving Credit Lender fails to make available to the Payment Agent for the account of any Revolving L/C Issuer any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such Revolving L/C Issuer shall be entitled to recover from such Revolving Credit Lender (acting through the Payment Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Revolving L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect for the first three Business Days and, thereafter, at a rate of interest equal to the Base Rate.  A certificate of the relevant Revolving L/C Issuer submitted to any Revolving Credit Lender (through the Payment Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(vii)           If at any time a distribution is to be made by the Payment Agent to any Revolving Credit Lender and such Revolving Credit Lender has failed to make available to the Payment Agent for the account of the relevant Revolving L/C Issuer any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(c), the Payment Agent shall pay such distribution to such Revolving L/C Issuer, to the extent of such unpaid amount together with any interest thereon accrued pursuant to Section 2.03(c)(vi).

iv.  Repayment of Participations in Revolving Letters of Credit.

(i)           At any time after any Revolving L/C Issuer has made a payment under any Revolving Letter of Credit and has received from any Revolving Credit Lender such Revolving Credit Lender’s Revolving L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Payment Agent receives for the account of such Revolving L/C Issuer any payment in respect of the related Revolving Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Payment Agent), the Payment Agent will distribute to such Revolving Credit Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender’s Revolving L/C Advance was outstanding) in the same funds as those received by the Payment Agent.

(ii)           If any payment received by the Payment Agent for the account of any Revolving L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by such Revolving L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Payment Agent for the account of such Revolving L/C Issuer its Pro Rata Share thereof on demand of the Payment Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Credit Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect for the first three days and, thereafter, at a rate of interest equal to the Base Rate.

v.      Obligations Absolute.  The obligation of the Borrower to reimburse any relevant L/C Issuer for each drawing under each Letter of Credit and (without duplication, in the case of any Revolving Letter of Credit) to repay each Revolving L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)           any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)           the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)           any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)           any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)           any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of such Letter of Credit; or

(vi)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower, except as otherwise provided in clause (f) of this Section 2.03.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the relevant L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.

vi.  Role of L/C Issuer.  The Borrower and, in the case of Revolving Letters of Credit, the Revolving Credit Lenders agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of any L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of any L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (iv) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit AND THE PARENT AND THE BORROWER FOR THEMSELVES AND THEIR SUBSIDIARIES HEREBY WAIVE AND RELINQUISH ANY AND ALL CLAIMS THEY MAY HAVE FOR INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES AND FOR DIRECT DAMAGES RESULTING FROM NEGLIGENCE BY ANY L/C ISSUER WHICH DOES NOT RISE TO THE LEVEL OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  In furtherance and not in limitation of the foregoing, any L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

vii.  Cash Collateral for Revolving Letters of Credit.  Upon the request of the Payment Agent or any Revolving L/C Issuer to the Borrower, if, as of the Revolving Letter of Credit Expiration Date, any Revolving Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all Revolving L/C Obligations (in an amount equal to 103% of the Dollar Equivalent of such Outstanding Amount determined as of the Revolving Letter of Credit Expiration Date).  As required pursuant to Section 2.03(a)(ii) or 2.03(b)(iii), the Borrower shall immediately Cash Collateralize the relevant Revolving Letter(s) of Credit in the amount specified therein.  The Borrower hereby grants to the Collateral Agent, for the benefit of the Revolving L/C Issuers and the Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.  Cash Collateral for the Revolving L/C Obligations shall be maintained in a Cash Collateral Account (other than the Term L/C Collateral Account).  If at any time the Collateral Agent determines that any such Cash Collateral is subject to any right or claim of any Person other than the Collateral Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all Revolving L/C Obligations that are required to be Cash Collateralized at such time, the Borrower will, forthwith upon demand by the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in such Cash Collateral Account, an amount equal to the excess of (a) 103% of the Dollar Equivalent of such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Collateral Agent determines to be free and clear of any such right and claim.  Upon the drawing of any Revolving Letter of Credit for which funds are on deposit as Cash Collateral for the Revolving L/C Obligations, such funds shall be applied, to the extent permitted under applicable law, to reimburse the relevant Revolving L/C Issuers.  So long as no Event of Default shall have occurred and be continuing, upon payment, expiration or termination of a Revolving Letter of Credit that was Cash Collateralized, applicable amounts on deposit in Cash Collateral Accounts (other than the Term L/C Collateral Account) shall be promptly returned to the Borrower.

viii.  Applicability of ISP98 and UCP.  Unless otherwise expressly agreed by the relevant L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance shall apply to each commercial Letter of Credit, and in each case to the extent not inconsistent with the above referred rules, the laws of the State of New York shall apply to each Letter of Credit.

ix.   Letter of Credit Fees.  In the case of Revolving Letters of Credit, the Borrower shall pay to the Payment Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Revolving Letter of Credit equal to the Applicable Margin per annum for Eurodollar Rate Loans under the Revolving Credit Facility times the daily maximum amount available to be drawn under such Letter of Credit, provided that for purposes of this Section 2.03(i), the Dollar Equivalent of each Revolving Letter of Credit in an Alternative Currency will be deemed to be, on any day (i) during the month a Revolving Letter of Credit is issued or renewed, the Dollar Equivalent on such date of issuance or renewal or (ii) in any month subsequent to the month of issuance or renewal, the Dollar Equivalent on the first Business Day of such subsequent month, in each case from and including the date issued to and including the date of its expiration or earlier termination.  Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall accrue and be due and payable on the fifth Business Day following receipt by the Borrower of an invoice for such Letter of Credit fees owing with respect to the prior calendar quarter commencing with the first such date to occur after the issuance of such Revolving Letter of Credit, and on the Revolving Credit Termination Date.

x.   Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrower hereby agrees to pay to the relevant L/C Issuer solely for its benefit, (i) in the case of Letters of Credit that are standby Letters of Credit a Letter of Credit fronting fee equal to a per annum amount (calculated for the actual number of days elapsed on the basis of a year consisting of 365, or when appropriate 366, days) as agreed between the Borrower and such L/C Issuer on the daily average available amount under each such Letter of Credit issued, increased or extended by such L/C Issuer from and including the date issued, increased or extended to and including the date of its expiration or earlier termination, (ii) in the case of Letters of Credit that are commercial Letters of Credit a Letter of Credit fronting fee equal to a per annum amount (calculated for the actual number of days elapsed on the basis of a year consisting of 365, or when appropriate 366, days) as agreed between the Borrower and such L/C Issuer on the daily average available amount under each such Letter of Credit issued, increased or extended by the such L/C Issuer from and including the date issued, increased or extended to and including the date of its expiration or earlier termination, and (iii) a fee for each issuance, amendment or renewal of, and for each negotiation of a draft drawn under, a Letter of Credit issued, increased or extended by such L/C Issuer in the amount customarily charged by such L/C Issuer from time to time or such other amount that may be agreed to in writing from time to time by such L/C Issuer and the Borrower, provided that for purposes of this Section 2.03(j), the Dollar Equivalent of each Letter of Credit in an Alternative Currency will be deemed to be, on any day (i) during the month the Letter of Credit was issued or renewed, the Dollar Equivalent on the date of issuance or renewal of such Letter of Credit or (ii) in any month subsequent to the month of issuance or renewal, the Dollar Equivalent on the first Business Day of such subsequent month, in each case from and including the date issued to and including the date of its expiration or earlier termination.  The Borrower shall pay to the Payment Agent on the fifth Business Day following receipt by the Borrower of an invoice for such fees owing with respect to the prior calendar quarter, the Letter of Credit fronting fee due with respect to each outstanding Letter of Credit commencing on the first such date to occur after such Letter of Credit is issued, increased or extended and, in the case of Letters of Credit, on the Revolving Credit Termination Date and, in the case of the Term L/C Facility Letters of Credit, the Term L/C Facility Term Loan Maturity Date.  The Payment Agent shall promptly remit to the relevant L/C Issuer any Letter of Credit fronting fee due to such L/C Issuer after the Payment Agent’s receipt of such fee.

xi.  Term L/C Collateral Account.  On or prior to the Closing Date, the Borrower shall establish the Term L/C Collateral Account for the purpose of cash collateralizing the Borrower’s obligations to the Term L/C Issuers in respect of the Term L/C Facility Letters of Credit.  On the Closing Date the proceeds of the Term L/C Facility Term Loans, together with other funds (if any) provided by the Borrower, shall be deposited into the Term L/C Collateral Account such that, and the Borrower agrees that at all times thereafter, and shall immediately cause additional funds to be deposited and held in the Term L/C Collateral Account from time to time in order that, the Term L/C Collateral Account Balance shall at least equal the Required Term L/C Collateral Account Balance.  The Borrower hereby grants to the Collateral Agent, for the benefit of the Term L/C Issuers, a security interest in the Term L/C Collateral Account and all cash and balances therein and all proceeds of the foregoing, as security for the Term L/C Facility Obligations (and, in addition, grants a security interest therein, for the benefit of the Secured Parties as collateral security for the Secured Obligations, provided that amounts on deposit in the Term L/C Collateral Account shall be applied, first, to repay the Term L/C Facility Obligations and, then, all other Secured Obligations).  Except as expressly provided herein or in any other Loan Document, no Person shall have the right to make any withdrawal from the Term L/C Collateral Account or to exercise any right or power with respect thereto; provided that at any time the Borrower shall fail to reimburse any Term L/C Issuer for any Term L/C Facility Unreimbursed Amounts in accordance with the terms of Section 2.03(c), the Borrower hereby absolutely, unconditionally and irrevocably agrees that the Collateral Agent shall be entitled to instruct the depositary bank (the “Depositary Bank”) of the Term L/C Collateral Account to withdraw therefrom and pay to the Payment Agent for account of such Term L/C Issuer amounts equal to such Term L/C Facility Unreimbursed Amounts.  So long as no Event of Default shall have occurred and be continuing, upon at least three Business Days’ prior written notice to the Collateral Agent and the Payment Agent, the Borrower may, at any time and from time to time, request release of and payment to the Borrower of (and the Collateral Agent hereby agrees to instruct the Depositary Bank to release and pay to the Borrower) any amounts on deposit in the Term L/C Collateral Account in excess of the Required Term L/C Collateral Account Balance (provided that the Collateral Agent shall have received prior confirmation of the amount of such excess from the Payment Agent).  In addition, the Collateral Agent hereby agrees to instruct the Depositary Bank to release and pay to the Borrower amounts (if any) remaining on deposit in the Term L/C Collateral Account after the termination of the Term L/C Facility and all Term L/C Facility Letters of Credit and the repayment in full of all outstanding Term L/C Facility Term Loans and Term L/C Facility Obligations.

xii.  Conflict with Letter of Credit Application.  In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

xiii.  Existing Letters of Credit.  Subject to the terms and conditions hereof, each Revolving Letter of Credit and Term L/C Facility Letter of Credit under (and as defined in) the Existing DHI Credit Agreement which is outstanding on the Closing Date and listed on Schedule 2.03(m) (such Revolving Letters of Credit, the “Existing Revolving Letters of Credit”, and such Term L/C Facility Letters of Credit, the “Existing Term L/C Facility Letters of Credit” and, together with the Existing Revolving Letters of Credit, the “Existing Letters of Credit”) shall, effective as of the Closing Date, be continued as a Revolving Letter of Credit or a Term L/C Facility Letter of Credit, respectively, hereunder and from and after the Closing Date shall be a Letter of Credit for all purposes hereof and shall be subject to and governed by the terms and conditions hereof, and in the case of each such Revolving Letter of Credit, each Revolving Credit Lender shall have a participation interest therein equal to such Lender’s Pro Rata Share of the undrawn face amount of each such Revolving Letter of Credit effective as of the Closing Date.

d.      Prepayments.

i.      Optional.  The Borrower may, upon notice to the Payment Agent, at any time or from time to time voluntarily prepay Loans under any Facility in whole or in part without premium or penalty; provided that (i) such notice must be received by the Payment Agent not later than 12:00 noon (eastern time) on the date of prepayment of any Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans under the respective Facility to be prepaid.  The Payment Agent will promptly notify the relevant Lenders of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share (if any) of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.  Each prepayment of the outstanding Loans pursuant to this Section 2.04(a) shall be applied to the respective Facilities in the manner indicated by the Borrower and to the Lenders under such Facility in accordance with their respective Pro Rata Shares.  Prepayments made pursuant to this Section 2.04(a) of the Term Loans of any Term Facility shall be applied in accordance with Section 2.11(j).

ii.      Mandatory.

(i)           If for any reason the aggregate Outstanding Amount of all Revolving Credit Loans and Revolving L/C Obligations at any time exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall immediately prepay the Revolving Credit Loans, reimburse Revolving Unreimbursed Amounts in respect of Revolving Letters of Credit and/or Cash Collateralize the Revolving L/C Obligations in an aggregate amount equal to such excess (or, in the case of the Cash Collateralization of Revolving L/C Obligations, 103% of the Dollar Equivalent of such excess) in accordance with the terms thereof.  Once quarterly on such date as the Payment Agent shall determine and promptly upon the receipt by the Payment Agent of a Currency Valuation Notice (as defined below), if any Revolving L/C Obligations in respect of Revolving Letters of Credit denominated in an Alternative Currency shall then be outstanding, the Payment Agent shall determine the Dollar Equivalent of all such Revolving L/C Obligations as of such determination date (or, in the case of a Currency Valuation Notice received by the Payment Agent prior to 12:00 noon on a Business Day, on such Business Day or, in the case of a Currency Valuation Notice otherwise received, on the first Business Day after such Currency Valuation Notice is received).  Upon making such determination, the Payment Agent shall promptly notify the Administrative Agents, the Lenders and the Borrower thereof.  For purposes hereof, “Currency Valuation Notice” means a notice given by the Required Lenders to the Payment Agent stating that such notice is a “Currency Valuation Notice” and requesting that the Payment Agent determine the Dollar Equivalent of the Revolving L/C Obligations in respect of Revolving Letters of Credit denominated in Alternative Currencies.  The Payment Agent shall not be required to make more than one determination pursuant to Currency Valuation Notices within any rolling three month period.  If, on the date of such determination such Dollar Equivalent of such Revolving L/C Obligations in respect of Revolving Letters of Credit denominated in Alternative Currencies, when added to Revolving L/C Obligations in respect of Revolving Letters of Credit denominated in Dollars and Revolving Credit Loans, shall exceed the Revolving Credit Commitments, the Borrower shall prepay Revolving Credit Loans and/or Cash Collateralize Revolving L/C Obligations in the amount of such excess (or, in the case of Cash Collateralization of Revolving Letters of Credit, 103% of the Dollar Equivalent of such excess).

(ii)           Subject to Section 2.04(b)(iv), if on any date the Borrower or any of its Restricted Subsidiaries shall receive Net Proceeds from any Asset Sales or the Parent Companies, the Parent Subsidiary Guarantors or the Borrower or any of its Restricted Subsidiaries shall receive Net Proceeds from any Recovery Event, then, unless a Reinvestment Notice shall be delivered in respect thereof, the Lenders’ Portion of such Net Proceeds shall be applied within five Business Days toward the prepayment of the Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.04(b)(iii); provided that, notwithstanding the foregoing, (A) the cumulative Net Proceeds of Asset Sales that may be excluded from the foregoing requirement pursuant to one or more Reinvestment Notices shall not exceed $750,000,000 in the aggregate, (B) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.04(b)(iii), (C) the sale of the Baldwin Facility shall not be permitted to be subject to any Reinvestment Notice and (D) any Net Proceeds of any Asset Sale or Recovery Event subject to a Reinvestment Notice shall be deposited into a Designated Account (as defined in the Security Agreement) that is subject to an Account Control Agreement (as defined in the Security Agreement) until the use or application of such Net Proceeds (it being understood that in the event the Parent Companies or any Parent Subsidiary Guarantor shall receive any Net Proceeds of any Recovery Event, such Parent or Parent Subsidiary Guarantor shall forthwith cause such Net Proceeds to be paid or otherwise made available to the Borrower or the Restricted Subsidiary thereof that incurred the underlying loss).

(iii)           Prepayments made pursuant to this Section 2.04(b) shall be applied, first, ratably to the prepayment of the Revolving Credit Loans (and, in the case of any Revolving Letters of Credit, to Cash Collateralize the Revolving L/C Obligations in respect thereof in an amount equal to 103% of the Dollar Equivalent of the amount thereof) and the Term Loans of any Term Facility then outstanding (collectively, the “Outstanding Loans”), and, then after payment in full of the Outstanding Loans, to the permanent reduction of the unused amount of the Revolving Credit Commitments in accordance with Section 2.11(h); provided that, notwithstanding anything to the contrary in Section 2.04(b)(ii) or Section 2.11, the Borrower shall be permitted to Cash Collateralize, at 103% of the Dollar Equivalent of the amount otherwise required to be applied to the prepayment or reduction thereof, Revolving Credit Loans or unused Revolving Credit Commitments required to be so prepaid or reduced under Section 2.04(b)(ii) and for purposes of Section 2.04(b)(iv), the amount of any applicable mandatory prepayment or commitment reduction, as the case may be, shall be reduced by the amount thereof so Cash Collateralized in accordance with this clause (iii).  Any such Cash Collateralization so elected by the Borrower shall be effected on the date otherwise required for the applicable prepayment or commitment reduction specified in Section 2.04(b)(ii), and the Borrower will give the Payment Agent telephonic notice on such date (promptly confirmed in writing) of any such Cash Collateralization.

(iv)           Notwithstanding anything to the contrary in Section 2.04(b)(iii) or Section 2.11, with respect to the amount of any mandatory prepayment described in Section 2.04(b)(ii) (as the same shall have been reduced as described in clause (iii) above) that is allocated to the Outstanding Loans (such amount, the “Prepayment Amount” and such amount with respect to the Term Loans under any Term Facility, each a “Term Prepayment Amount” and such amount with respect to the Revolving Credit Loans, the “Revolving Prepayment Amount”) or, as applicable, the permanent reduction of the unused amount of the Revolving Credit Commitments (such amount, as the same shall have been reduced as described in clause (iii) above, the “Revolving Credit Reduction Amount”), the Borrower will, in lieu of applying such amount to the prepayment of the Outstanding Loans (or, in the case of any outstanding Revolving Letters of Credit, to Cash Collateralize the Revolving L/C Obligations in respect thereof in an amount equal to 103% of the Dollar Equivalent of the amount thereof) or, as applicable, the permanent reduction of the Revolving Credit Commitments as provided in clause (iii) above, on the respective date specified in Section 2.04(b)(ii) for such prepayment or permanent reduction, give the Payment Agent telephonic notice (promptly confirmed in writing) requesting that the Payment Agent prepare and provide to each Lender a notice (each, a “Prepayment Option Notice”) as described below (which shall specify the portion, if any, of the relevant Prepayment Amount or Revolving Credit Reduction Amount that the Borrower will Cash Collateralize pursuant to the proviso set forth in Section 2.04(b)(iii)).  As promptly as practicable after receiving such notice from the Borrower, the Payment Agent will send to each relevant Lender a Prepayment Option Notice, which shall be in the form of Exhibit I, and shall include an offer by the Borrower to, as applicable (A) prepay on the date (each a “Mandatory Prepayment Date”) that is 10 Business Days after the date of the Prepayment Option Notice, the Outstanding Loans of such Lender by an amount equal to the portion of the Prepayment Amount (i.e., the Revolving Prepayment Amount and/or the relevant Term Prepayment Amount, as applicable) indicated in such Lender’s Prepayment Option Notice as being applicable to such Lender’s Outstanding Loans (i.e., the Revolving Credit Loans and/or the relevant Term Loans, as applicable) and/or (B) as applicable, permanently reduce on the Mandatory Prepayment Date, the unused amount of the Revolving Credit Commitments of such Lender by an amount equal to the portion of the Revolving Credit Reduction Amount indicated in such Lender’s Prepayment Option Notice as being applicable to such Lender’s Revolving Credit Commitment.  Each Lender shall notify the Payment Agent at least three Business Days prior to the Mandatory Prepayment Date of its decision to accept or reject such offer, and the Payment Agent shall notify the Borrower thereof no later than two Business Days prior to the Mandatory Prepayment Date.  On the Mandatory Prepayment Date, (I) the Borrower shall pay to the Payment Agent for account of the relevant Lenders the aggregate amount necessary to prepay that portion of the Outstanding Loans in respect of which such Lenders have accepted prepayment as described above, (II) as applicable, the Revolving Credit Commitment of each Revolving Credit Lender who has accepted reduction as described above shall be permanently reduced to the extent set forth in its Prepayment Option Notice and (III) the Borrower shall be entitled to retain the Declined Proceeds, which Declined Proceeds shall be used by the Borrower for any purpose permitted or required under this Agreement.

(v)           Upon the drawing of any Revolving Letter of Credit which has been Cash Collateralized, such Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the relevant Revolving L/C Issuers or the Revolving Credit Lenders, as applicable.  For so long as no Event of Default has occurred and is continuing, Cash Collateral shall be released to the Borrower (A) upon the termination or expiration of any such Cash Collateralized Letter of Credit, in an amount equal to the Cash Collateral pledged in respect of such Revolving Letter of Credit less any amounts used to reimburse the relevant Revolving L/C issuers and the Revolving Credit Lenders, as applicable, (B) upon the permanent reduction of Cash Collateralized Revolving Credit Commitments, in an amount equal to the Cash Collateral pledged in respect of such Revolving Credit Commitments and (C) upon the repayment of Cash Collateralized Revolving Credit Loans, in an amount equal to the Cash Collateral pledged in respect of such Revolving Credit Loans (provided that the associated Revolving Credit Commitments in respect of such Revolving Credit Loans shall have been permanently cancelled).

iii.      Prepayments to Include Accrued Interest, Etc.  All prepayments under this Section 2.04 shall be made together with (i) accrued and unpaid interest to the date of such prepayment on the principal amount so prepaid and (ii) in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.05.  Notwithstanding any of the other provisions of Section 2.04(b), so long as no Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under Section 2.04(b) other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Payment Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with Section 2.04(b). Upon the occurrence of a Default, the Payment Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with Section 2.04(b).

e.      Termination or Reduction of Commitments.

i.      Termination or Reduction of Revolving Credit Commitments, Revolving L/C Sublimit and Term L/C Issuer Commitments.  The Borrower may, upon notice to the Payment Agent, terminate the unused portion of the Revolving Credit Commitments or the Revolving L/C Sublimit, or from time to time permanently reduce a portion of the unused portion of the Revolving Credit Commitments or the Revolving L/C Sublimit; provided that (i) any such notice shall be received by the Payment Agent not later than 12:00 noon (eastern time) three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in a minimum aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the unused portion of the Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Revolving Credit Loans and Revolving L/C Obligations would exceed the aggregate Revolving Credit Commitments or if the Revolving L/C Sublimit would exceed the aggregate Revolving Credit Commitments and (iv) the Borrower shall not terminate or reduce the unused portion of the Revolving L/C Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of the Revolving L/C Obligations would exceed the Revolving L/C Sublimit.  If after giving effect to any reduction or termination of unused Revolving Credit Commitments under this Section 2.05, the Revolving L/C Sublimit exceeds the aggregate Revolving Credit Commitments, the Revolving L/C Sublimit shall be automatically reduced by the amount of such excess.

The Borrower may, upon notice to the Payment Agent, terminate the unused portion of the Term L/C Issuer Commitments, or from time to time permanently reduce a portion of the unused portion of the Term L/C Issuer Commitments; provided that (i) any such notice shall be received by the Payment Agent not later than 12:00 noon (eastern time) three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in a minimum aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce the Term L/C Issuer Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Term L/C Facility Obligations would exceed the aggregate Term L/C Issuer Commitment.

ii.      Application of Commitment Reductions; Payment of Fees.  The Payment Agent will promptly notify the Revolving Credit Lenders of any termination or reduction of the unused portions of the Revolving L/C Sublimit or the unused Revolving Credit Commitments under this Section 2.05.  Upon any reduction of unused Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Pro Rata Share of the amount by which the Revolving Credit Commitments are reduced. All commitment fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the fifth Business Day following receipt by the Borrower of an invoice on the first such date to occur after the effective date of such termination.

iii.     Mandatory Commitment Reductions.  The Term L/C Facility Commitments shall terminate upon the Term L/C Facility Borrowing on the Closing Date.  The Term L/C Issuer Commitments shall be permanently reduced from time to time by the amount, if any, by which the amount of the Term L/C Issuer Commitments exceed the Maximum Percentage of the Term L/C Collateral Account Balance.

f.      Repayment of Loans.

i.      The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

ii.      The Borrower shall repay all outstanding Term L/C Facility Term Loans on the Term L/C Facility Term Loan Maturity Date.

(c)  The Tranche B Term Loans shall be payable in quarterly installments on the Tranche B Term Loan Principal Payment Dates, in an amount for each Tranche B Term Loan on each Tranche B Term Loan Principal Payment Date specified below equal to each Tranche B Term Lender’s Pro Rata Share of the amount set forth below opposite such date:

Tranche B Term Loan Principal Payment Dates (on or nearest to)	Principal Amount

December 31, 2007	$175,000
March 31, 2008	$175,000
June 30, 2008	$175,000
September 30, 2008	$175,000
December 31, 2008	$175,000
March 31, 2009	$175,000
June 30, 2009	$175,000
September 30, 2009	$175,000
December 31, 2009	$175,000
March 31, 2010	$175,000
June 30, 2010	$175,000
September 30, 2010	$175,000
December 31, 2010	$175,000
March 31, 2011	$175,000
June 30, 2011	$175,000
September 30, 2011	$175,000
December 31, 2011	$175,000
March 31, 2012	$175,000
June 30, 2012	$175,000
September 30, 2012	$175,000
December 31, 2012	$175,000
Tranche B Term Loan Maturity Date	$66,325,000

g.  Interest.

i.     Subject to the provisions of Section 2.07(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.

ii.    Subject to the provisions of Section 11.10, if any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

iii.   Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

h.    Fees.  In addition to certain fees described in Sections 2.03(i) and (j):

i.     Commitment Fee. The Borrower shall pay to the Payment Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee for the period from and including the Closing Date to but not including the last day of the Availability Period, computed at a rate equal to the Applicable Commitment Fee Rate times the actual daily amount by which the aggregate Revolving Credit Commitments exceed the sum of the Outstanding Amounts of the Revolving Credit Loans and the Revolving L/C Obligations; provided that any commitment fee accrued with respect to any of the Revolving Credit Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided, further, that no commitment fee shall accrue on any of the Revolving Credit Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.  The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the fifth Business Day following receipt by the Borrower of an invoice with appropriate back up, commencing with the first such date to occur after the Closing Date, and on the Revolving Credit Termination Date.  The commitment fee shall be calculated quarterly in arrears.

ii.      Other Fees.  The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

i.      Computation of Interest and Fees

.  All computations of interest for Base Rate Loans when the Base Rate is determined by Citibank’s “base rate” or fees shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Payment Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

j.      Evidence of Indebtedness.

i.      The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Payment Agent in the ordinary course of business. The accounts or records maintained by the Payment Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Payment Agent in respect of such matters, the accounts and records of the Payment Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Payment Agent, the Borrower shall execute and deliver to such Lender (through the Payment Agent) a Note for each Facility under which such Lender holds Loans, which shall evidence such Lender’s Loans thereunder in addition to such accounts or records.  Each Lender may attach schedules to its Note or Notes and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

ii.      In addition to the accounts and records referred to in Section 2.10(a), each Lender and the Payment Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Revolving Letters of Credit. In the event of any conflict between the accounts and records maintained by the Payment Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Payment Agent shall control in the absence of manifest error.

iii.      Entries made in good faith by the Payment Agent in the Register pursuant to Section 2.10(b), and by each Lender in its account or accounts pursuant to Section 2.10(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Payment Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

k.      Payments Generally.

i.      All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Payment Agent, for the account of the respective Lenders to which such payment is owed, at the Payment Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. (eastern time) on the date specified herein for such payment. The Payment Agent will promptly distribute to the Lenders such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Payment Agent after 2:00 p.m. (eastern time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

ii.      If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

iii.    Unless the Borrower or any Lender has notified the Payment Agent, prior to the date any payment is required to be made by it to the Payment Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Payment Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Payment Agent in immediately available funds, then:

(i)          if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Payment Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Payment Agent to such Lender to the date such amount is repaid to the Payment Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

(ii)         if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Payment Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Payment Agent to the Borrower to the date such amount is recovered by the Payment Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Payment Agent, then such amount shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Payment Agent’s demand therefor, the Payment Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Payment Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Payment Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Payment Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.11(c) shall be conclusive, absent manifest error.

iv.    If any Lender makes available to the Payment Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Payment Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Payment Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

v.      The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

vi.   Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

vii.   Whenever any payment received by the Payment Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Agents and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Payment Agent and applied by the Agents and the Lenders ratably in accordance with each Lender’s Pro Rata Share of all amounts then due and payable in respect of the Obligations.  If the Payment Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Payment Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the Total Outstandings at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

viii.  Each Borrowing by the Borrower from the Lenders under the Revolving Credit Facility, each payment by the Borrower on account of any commitment fee and any reduction of the Revolving Credit Commitments shall be made in accordance with the respective Pro Rata Shares of the Revolving Credit Lenders under the Revolving Credit Facility.

ix.   Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made in accordance with the respective Pro Rata Shares of the Revolving Credit Lenders under the Revolving Credit Facility.

(j)   Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans under a particular Term Facility shall be made in accordance with the respective Pro Rata Shares of the Term Lenders under such Term Facility (except as otherwise provided in Section 2.04(b)(iv)).  The amount of each prepayment of the Term Loans under a particular Term Facility shall be applied ratably to the then remaining installments of such Term Loans under such Term Facility.

l.      Sharing of Payments.  If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in Revolving L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its Pro Rata Share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Payment Agent of such fact, and (b) purchase from the other Lenders under the Facility in respect of which such excess payment was made such participations in the Loans made by them and/or such subparticipations in the participations in Revolving L/C Obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon.  The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  The Payment Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.12 and will in each case notify the Lenders following any such purchases or repayments.  Each Lender that purchases a participation pursuant to this Section 2.12 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

m.     Incremental Revolving Credit Commitments.

i.           The Borrower may, by written notice to the Administrative Agents, elect to request, prior to the date 30 days prior to Revolving Credit Termination Date, an increase to the existing Revolving Credit Commitments (any such increase, the “New Revolving Credit Commitments”); provided that (i) the aggregate amount of New Revolving Credit Commitments shall not exceed $250,000,000 and (ii) the minimum amount of any such increase shall be $10,000,000 and multiples of $5,000,000 thereof.  Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Revolving Credit Commitments shall be effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Payment Agent; provided that the Borrower shall first offer the Revolving Credit Lenders, on a pro rata basis, the opportunity to provide all of the New Revolving Credit Commitments prior to offering such opportunity to any other Person that is an eligible assignee pursuant to Section 11.07(b); provided, further, that any Revolving Credit Lender offered or approached to provide all or a portion of the New Revolving Credit Commitments may elect or decline, in its sole discretion, to provide a New Revolving Credit Commitment.  Such New Revolving Credit Commitments shall become effective, as of such Increased Amount Date; provided that (i) no Default shall exist on such Increased Amount Date before or after giving effect to such New Revolving Credit Commitments; (ii) both before and after giving effect to the making of any New Revolving Credit Loans, each of the conditions set forth in Section 4.02(a) and (c) shall be satisfied; (iii) (I) the Borrower and its Subsidiaries shall be in pro forma compliance with each of the covenants set forth in Section 7.11 and (II) the pro forma Leverage Ratio shall not exceed (A) 6.5 to 1.0 at any time from the Closing Date through June 30, 2007, (B) 6.25 to 1.0 at any time from July 1, 2007 through September 30, 2007, (C) 6.0 to 1.0 at any time from October 1, 2007 through December 31, 2007, (D) 5.5 to 1.0 at any time during fiscal year 2008 and (E) thereafter, 5.0 to 1.0, in each case as of the last day of the most recently ended fiscal quarter for which financial statements are required to be delivered pursuant to Section 6.01(a), (b), (c) and (d) after giving effect to such New Revolving Credit Commitments; (iv) the New Revolving Credit Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by each Lender with a New Revolving Credit Commitment (each, a “New Revolving Credit Lender”) and the Borrower (subject to the consents specified in clause (viii) below), and each of which shall be recorded in the Register; (v) the Borrower shall make any payments required pursuant to Section 3.05 in connection with the New Revolving Credit Commitments, as applicable; (vi) the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Payment Agent in connection with any such transaction; (vii) the requirements set forth in Section 6.13(b) shall have been satisfied; and (viii) the New Revolving Credit Lender in respect of a New Revolving Credit Commitment shall be approved by the Payment Agent and each Revolving L/C Issuer (such approval not to be unreasonably withheld or delayed).  Each Joinder Agreement may, without the consent of any Lender (other than the Lender providing the New Revolving Credit Commitment pursuant thereto), effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Payment Agent, to reflect the relevant increase in the Revolving Credit Commitments contemplated in this Section 2.13.

ii.           On any Increased Amount Date, subject to the satisfaction of the foregoing terms and conditions, (i) each of the Revolving Credit Lenders with Revolving Credit Commitments shall assign to each New Revolving Credit Lender and each of the New Revolving Credit Lenders shall purchase from each of the Lenders with Revolving Credit Commitments, at the principal amount thereof (together with accrued interest), such interests in the Revolving Credit Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Lenders with Revolving Credit Loans and New Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such New Revolving Credit Commitments to the Revolving Credit Commitments, (ii) each New Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each loan made thereunder (a “New Revolving Credit Loan”) shall be deemed, for all purposes, a Revolving Credit Loan and (iii) each New Revolving Credit Lender shall become a Lender with respect to its New Revolving Credit Commitment and all matters relating thereto.

iii.          The Payment Agent shall notify the Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and, in respect thereof, the respective interests in such Lender’s Revolving Credit Loans subject to the assignments contemplated by Section 2.13(b).

3.
TAXES, YIELD PROTECTION AND ILLEGALITY

a.      Taxes.

i.      Any and all payments by the Borrower to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future withholding taxes, including duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Agent and each Lender, (i) taxes imposed on or measured by its income by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized or in which it maintains a Lending Office and (ii) in the case of a Foreign Lender, any taxes imposed (other than taxes imposed because of a change in law (including a rate change), treaty, governmental rule or the application thereof, which change occurs after the date hereof, or in the case of an entity that becomes a Foreign Lender after the date hereof, after such entity becomes a Lender) by the United States of America by means of withholding at the source if and to the extent that such taxes shall be in effect and shall be applicable, under Laws in effect on the date hereof (or, with respect to any entity that becomes a Foreign Lender after the date hereof, on the date such entity becomes a Lender), on payments to be made to such Foreign Lender after taking into account any forms or certificates provided by such Foreign Lender under Section 11.15 (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (A) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (D) within 30 days after the date of such payment, the Borrower shall furnish to such Agent or Lender (as the case may be) (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Payment Agent.

ii.      In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property, intangible, mortgage recording or similar taxes, charges or levies which arise from any payment made by the Borrower under any Loan Document or from the execution, delivery, performance, enforcement or registration of any Loan Document (hereinafter referred to as “Other Taxes”).

iii.      The Borrower agrees to indemnify each Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) paid by such Agent and such Lender and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, except as a result of the gross negligence or willful misconduct of such Agent or such Lender (as the case may be), in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this Section 3.01(c) shall be made within 30 days after the date such Agent or such Lender makes a demand therefor.

b.      Illegality.  If any Lender determines that the introduction of or change in or in the interpretation of any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Payment Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Payment Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Payment Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

c.      Inability to Determine Rates.  If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and the Interest Period of such Eurodollar Rate Loan, the Payment Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Payment Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for Base Rate Loans in the amount specified therein.

d.      Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

i.      If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office), then from time to time upon demand of such Lender (with a copy of such demand to the Payment Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

ii.      If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Payment Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

e.      Funding Losses.  Upon demand of any Lender (with a copy to the Payment Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

i.      any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

ii.      any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

f.      Matters Applicable to all Requests for Compensation.  A certificate of any Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

g.      Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Commitments and repayment of all other Obligations hereunder.

h.      Mitigation Obligations; Replacement of Lenders.  (a)  If any Lender requests compensation under Section 3.04(b), or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.04(a), then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.04(a) or 3.04(b), as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)  If any Lender requests compensation under Section 3.04(b), or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.04(a), the Borrower may, upon notice to such Lender and the Administrative Agents, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.07), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agents (and, if a Commitment is being assigned, the L/C Issuers), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.04(a) or 3.04(b), such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such  assignment and delegation cease to apply.

4.
8CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

a.      Conditions of Initial Credit Extension.  The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

i.      Receipt by the Administrative Agents of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agents and their legal counsel:

(i)            counterparts of this Agreement, executed by the Borrower, each Guarantor, each Agent and (subject to Section 11.21) each Lender (and any Revolving Credit Lender under and as defined in the Existing DHI Credit Agreement that is not a Revolving Credit Lender hereunder shall have confirmed the termination of its commitment under the Existing DHI Credit Agreement and repayment of all amounts owing to it thereunder);

(ii)            a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)           the Security Agreement duly executed by each party thereto, together with:

i)                      to the extent not previously delivered to the Collateral Trustees, certificates representing the Pledged Equity referred to (and as defined) in the Security Agreement accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt referred to (and as defined) therein indorsed in blank,

ii)                     to the extent not already duly filed pursuant to the Existing DHI Credit Agreement or as requested by the Administrative Agent, proper financing statements, duly prepared for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agents may deem necessary or desirable in order to perfect the first (other than any Permitted Liens) priority liens and security interests created under the Security Agreement covering the Collateral described in the Security Agreement,

iii)                    evidence of insurance in effect as of the Closing Date with respect to the Borrower and its Restricted Subsidiaries as described on Schedule 4.01(a)(iii)(C) (it being understood that the delivery of such evidence is a condition precedent under this Section 4.01 only and that the Borrower’s obligation to maintain insurance from and after the Closing Date shall be governed by Section 6.07),

iv)                    amendments to the Security Control Agreements and Account Control Agreements referred to in the Security Agreement, duly executed by the relevant securities intermediary and depositary banks, as necessary, and

v)                      evidence that all other action that the Administrative Agents may reasonably deem necessary in order to perfect the first (other than any Permitted Liens) priority liens and security interests created under the Security Agreement has been commenced (other than the filings referred to in clause (B) above);

(iv)           supplements (the “Mortgage Supplements”) to the Mortgages set forth on Schedule 4.01(a)(iv), substantially in the form of Exhibit G (with such changes as may be required to account for local law matters), duly executed by the appropriate Loan Party, together with:

i)                      delivery of the Mortgage Supplements in the appropriate form for filing or recording in order to continue a valid first and subsisting Lien, subject only to (i) Permitted Encumbrances (as defined in the Mortgages) and (ii) Permitted Liens, in each case on the property described therein, in favor of the Collateral Trustees, for the benefit of the appropriate Secured Parties and reasonable evidence that all filing and recording taxes, documentary stamp taxes, and similar taxes, charges, and fees required to be paid in connection with the filing or recording of such Mortgage Supplements shall be paid;

ii)                      regarding all Real Property for which Mortgages were obtained in connection with the Existing DHI Credit Agreement, (i) evidence in the form of updated title searches, title reports or “abstractor” certificates, “title” certificates or so-called “nothing further” certificates, as applicable, reasonably sufficient to determine whether each Loan Party and each of its Subsidiaries required to execute and deliver a Mortgage Supplement pursuant to this Agreement has good title in fee simple to, or valid leasehold interests in, all Collateral covered by the Mortgages (other than the properties comprised of “pipelines” or “gathering systems”) and (ii) a modification/date-down endorsement to each existing Mortgage Policy extending the effective date of the policy to the date of recording for the applicable Mortgage Supplement and insuring that that the modification of the insured mortgage does not impair the validity, enforceability or priority of the insured mortgage, as modified; and

iii)                    such other documents as may be reasonably necessary to record the Mortgage Supplements, to issue the modification/date-down endorsements, or to create, perfect or preserve the security interests granted by the Mortgages or the Mortgage Supplements;

(v)           the Collateral Trust Agreement, duly executed by the parties thereto;

(vi)          such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers or assistant secretary of each Loan Party as the Administrative Agents may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(vii)         such documents and certifications as the Administrative Agents may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(viii)        a favorable opinion of Akin Gump Strauss Hauer & Feld LLP, counsel to the Loan Parties, addressed to each Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agents;

(ix)           a favorable opinion of appropriate local counsel to the Loan Parties in the jurisdictions set forth in Schedule 4.01(a), addressed to each Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agents;

(x)            a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 4.02(a), (b) and (c) have been satisfied;

(xi)           such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lenders shall have requested, including, without limitation, information as to obligations under Pension Plans, Multiemployer Plans (to the knowledge of any Loan Party), collective bargaining agreements and other arrangements with employees;

(xii)          a Request for Credit Extension relating to the initial Credit Extension, provided that any such Request for Credit Extension that selects the Eurodollar Rate for the Credit Extensions to be made hereunder on the Closing Date shall have been so received by 12:00 noon (eastern time) three Business Days prior to the Closing Date, together with one or more written indemnities in form and substance satisfactory to the Payment Agent obligating the Borrower to compensate the Lenders for losses, costs and expenses of the type described in Section 3.05 that may be incurred by them in the event such Credit Extensions are not made on the date requested in such Request for Credit Extension;

(xiii)         a certificate signed by a Responsible Officer of the Borrower certifying, as of the Closing Date, that there exists no “Principal Property” (as defined in, and for purposes of Section 10.06 of, the 1996 Indenture) and the Liens on the Collateral securing the Secured Obligations are otherwise permitted under the terms of all agreements and instruments to which the Parent Companies or the Parent Subsidiary Guarantors or  the Borrower or any of its Subsidiaries is a party, including, without limitation, the Indentures;

(xiv)        the Borrower shall have entered into such cash collateral account agreements with respect to the Term L/C Collateral Account (and control agreements relating thereto) as the Collateral Agent shall request, each in form and substance satisfactory to the Collateral Agent, and the Borrower shall have funded the Term L/C Collateral Account in the amount required by Section 2.03(k) as of the Closing Date; and

(xv)          such other collateral documents as the Administrative Agents may reasonably request.

ii.      (i) All fees required to be paid on or before the Closing Date shall have been paid, (ii) to the extent that written invoices have been provided, all costs and expenses of the Agents shall have been paid and (iii) all principal, accrued interest, accrued fees and (to the extent confirmed in writing by the Payment Agent to the Borrower) other amounts owing to the Agents and the Lenders under (and as defined in) the Existing DHI Credit Agreement shall have been paid (it being understood that all amounts held under the Term L/C Collateral Account under (and as defined in) the Existing DHI Credit Agreement shall be applied to the extent required for the repayment of the Term L/C Facility Term Loans under and as defined therein).

iii.    The Lenders shall be reasonably satisfied with the environmental affairs of the Parent and its Subsidiaries.

iv.    Evidence satisfactory to the Administrative Agent that (i) the Merger and other transactions contemplated under the LS Merger Agreement to occur on the Closing Date (as defined therein) shall have occurred or will simultaneously occur with the initial Borrowings hereunder in accordance with the LS Merger Agreement and (ii) the LS Holding Companies, the LS Operating Companies, the Sithe Holding Companies and the Sithe Operating Companies shall have been or shall be contributed on the Closing Date by the Parent to the Borrower.

b.     Conditions to all Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans, or an extension of the expiry date of any Letter of Credit (without increasing the amount thereof), or the renewal of any Letter of Credit (without increasing the amount thereof)) is subject to the following conditions precedent:

i.      The representations and warranties of each Loan Party contained in Article V or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a), (b), (c), and (d), respectively.

ii.      No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

iii.     Since December 31, 2006, except as disclosed in any Public Disclosure, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

iv.    The Administrative Agents and, if applicable, the relevant L/C Issuers, shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans or an extension of the expiry date of any Letter of Credit (without increasing the amount thereof), or the renewal of any Letter of Credit (without increasing the amount thereof)) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b) and (c) have been satisfied on and as of the date of the applicable Credit Extension and with respect to a L/C Credit Extension (other than an extension of the expiry date of any Letter of Credit (without increasing the amount thereof), or the renewal of any Letter of Credit (without increasing the amount thereof)), the Payment Agent shall have received for the account of the relevant L/C Issuer a certificate signed by a Responsible Officer of the Borrower, dated the date of such Credit Extension, stating that such statements are true (which shall be deemed to be included as part of the Letter of Credit Application for such request for a L/C Credit Extension).

5.
REPRESENTATIONS AND WARRANTIES

Each of the Borrower and the Parent represents and warrants to the Agents and the Lenders that:

a.      Existence, Qualification and Power; Compliance with Laws.  Each Loan Party and each of the Restricted Subsidiaries (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to own or lease its assets and carry on its business, (c) has all requisite power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party, (d) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license and (e) is in compliance with all Laws, except in each case referred to in clause (a), (b), (c), (d) or (e) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

b.      Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organizational Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens created under the Loan Documents) under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party, or (ii) any order, injunction, writ or applicable Law to which such Person or its property is subject; or (c) violate any Law, except in the case of clauses (a) through (c) where such contravention, conflict, breach, violation or creation could not reasonably be expected to have a Material Adverse Effect; provided that any foreclosure or other exercise of remedies by the Collateral Trustees may require notice to, filing with, or approval or consent from regulators or Governmental Authorities of lenders, service providers or suppliers to, or co-owners, partners, investors, customers or other contractual counterparties of a Person in which the Parent or any of its Subsidiaries has a direct or indirect Equity Interest.

c.      Governmental Authorization; Other Consents.

i.      No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (including, under the Federal Power Act) or any other Person is necessary or required in connection with (i) the execution, delivery or performance (which for purposes of clarification shall not include the exercise by the Secured Parties of any of their remedies under the applicable Collateral Documents) by any Loan Party of this Agreement or any other Loan Document or (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, except in the case of clauses (i) and (ii) to the extent that failure to obtain same could not reasonably be expected to have a Material Adverse Effect or to the extent such items have already been duly obtained, taken, given or made and are in full force and effect; provided that any foreclosure or other exercise of remedies by the Collateral Trustees may require notice to, filing with, or approval or consent from regulators or Governmental Authorities of lenders, service providers or suppliers to, or co-owners, partners, investors, customers or other contractual counterparties of a Person in which the Parent  or any of its Subsidiaries has a direct or indirect Equity Interest.

ii.      Except as set forth on Schedule 5.03(b), upon (i) the filing of UCC-1 financing statements (and any amendments thereto) as contemplated by the Security Agreement, (ii) the filing of the Mortgage Supplements in the appropriate offices and (iii) other necessary actions, all filings and other actions necessary to perfect the security interest granted by each Loan Party in the Collateral created under the Collateral Documents will have been duly made or taken and are in full force and effect, and (A) the Security Agreement creates in favor of the Collateral Trustees, for the benefit of the Secured Parties in respect of the Security Agreement, a valid, and together with such filings and other actions, perfected security interest in the Collateral covered by the Security Agreement (subject to no Liens other than Liens permitted by the Loan Documents), securing the payment of the Secured Obligations in respect of the Security Agreement, and (B) the Collateral Trust Agreement creates in favor of the Collateral Trustees for the benefit of the Secured Parties in respect of the Security Agreement, a valid and, together with such other actions, perfected security interest in the Additional Collateral Trust Agreement Collateral (as defined in the Collateral Trust Agreement) (subject to no Liens other than Liens permitted by the Loan Documents), and in each case all filings and other actions necessary to perfect such security interests have been duly taken, but in each of the foregoing instances only to the extent that a security interest can be perfected against such collateral by filing a UCC-1 financing statement or taking possession thereof; provided that any foreclosure or other exercise of remedies by the Collateral Trustees may require notice to, filings with, or approvals and consents that have not been obtained from regulators or Governmental Authorities of, lenders, service providers or suppliers to, or co-owners, partners, investors, customers or other contractual counterparties of, a Person in which the Parent or any of its Subsidiaries has a direct or indirect Equity Interest, and failure to make such notices or filings or to obtain such approval or consent could result in a default, or a breach of agreement or other legal obligations of such Subsidiaries.

d.      Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

e.      Financial Statements.  The Initial Financial Statements (i) were prepared in accordance with GAAP and (ii) fairly present in all material respects the consolidated financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP in effect on the date such statements were prepared.

f.      Litigation.  Except for Disclosed Litigation, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower and the Parent, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Parent or any of its Subsidiaries or against any of their properties that (a) pertain to this Agreement or any other Loan Document or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

g.      No Default.  Except as disclosed in any Public Disclosure, neither the Parent nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

h.      Ownership of Property; Liens; Etc.

i.      Each Loan Party and each of the Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business except for (i) such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) Permitted Liens.

ii.      As of the Closing Date, set forth on Schedule 5.08(b) is a complete and accurate list of all real property owned by any Loan Party or any of the Restricted Subsidiaries (a) subject to a Mortgage or (b) with a Fair Market Value in excess of (i) $1,000,000 for each property that is used in connection with a power generation facility and (ii) $5,000,000 for each property that is otherwise used in the business of any Loan Party or any of the Restricted Subsidiaries, which Schedule shows the county or other relevant jurisdiction, state, and record owner of such properties.

iii.     As of the Closing Date, set forth on Schedule 5.08(c) is a complete and accurate list of all leases of real property under which any Loan Party or any of its Material Subsidiaries is the lessee and which have an annual rental cost in excess of $1,000,000 per lease, in each case exclusive of taxes, insurance premiums and other operating expenses, excluding office leases (other than the office lease for the Parent’s corporate headquarters at 1000 Louisiana, Houston, Texas), showing the street address, county or other relevant jurisdiction, state, lessor, lessee and expiration date.

i.      Environmental Compliance.

i.      Except as disclosed on Schedule 5.09 or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Loan Parties and the Restricted Subsidiaries and the Real Property are in compliance with and have no liability under any Environmental Laws or Environmental Permits, including, without limitation, with respect to any third-party disposal sites or with respect to any formerly owned, leased, used, operated or occupied properties.

ii.      Except as disclosed on Schedule 5.09 or as could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, as of the date hereof, none of the Real Property is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or, to the knowledge of the Loan Parties and the Restricted Subsidiaries, is adjacent to any such property, and, to the knowledge of the Loan Parties and the Restricted Subsidiaries, none of the real properties formerly owned, leased, used, operated or occupied by any Loan Parties or any of the Restricted Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list.

iii.      Except as disclosed on Schedule 5.09 or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) any current or former underground storage tank in which Hazardous Materials are being or have been treated, stored or disposed on any Real Property is and has been handled in compliance with applicable Environmental Laws; (ii) any asbestos or asbestos-containing material at any Real Property has been and is being handled in accordance with applicable Environmental Laws; and (iii) any Hazardous Material that has been released, discharged or disposed of on any Real Property has been or is in the process of being remediated to the extent required under applicable Environmental Laws.

iv.    Except as disclosed on Schedule 5.09 or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) neither any Loan Party nor any of the Restricted Subsidiaries is undertaking or funding, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at or from any property, site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (ii) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any real property currently or formerly owned or operated by any Loan Party or any of the Restricted Subsidiaries have been disposed of in a manner not reasonably expected to result in liability to any Loan Party or any of the Restricted Subsidiaries.

v.     Except as disclosed on Schedule 5.09 or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the Loan Parties or any of the Restricted Subsidiaries have received a written notice of any Environmental Action within the last five years from any Person that has not been finally resolved without any pending or future significant liability, obligation or cost.

vi.    Except as disclosed on Schedule 5.09 or as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Loan Parties and the Restricted Subsidiaries have all Environmental Permits necessary for the operation of any and all Real Property or are in the process of obtaining such replacements or renewals thereof, which are reasonably expected to be obtained in due course, (ii) there is no default under any such permit, and (iii) the Loan Parties and the Restricted Subsidiaries have no reason to believe that cause exists, with respect to Environmental Permits possessed by the Loan Parties or their Subsidiaries for the revocation of any such permits or, with respect to Environmental Permits for which the Loan Parties or the Restricted Subsidiaries have timely applied for or are expected to be obtained in due course, the rejection or non-issuance of any such permit.

j.      Insurance.  The properties of the Parent and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Parent (other than prudent self-insurance programs, including captive insurance arrangements, in each case consistent with past practices), in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Parent or the applicable Subsidiary operates.

k.      Taxes.  The Parent and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid or provided for the payment of all Federal, state and other material taxes due on such tax returns pursuant to any assessment received by them, except those taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment in writing against the Parent or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement other than (a) the agreements listed on Schedule 5.11 and (b) any tax sharing agreement entered into in connection with any Asset Sale permitted by this Agreement.

l.      ERISA Compliance.

i.      Except as disclosed in any Public Disclosure or, with respect to any matter not so disclosed, except as has not resulted and could not reasonably be expected to result in a Material Adverse Effect, each Pension Plan is in compliance with the applicable provisions of ERISA, the Code, and other Federal or state laws. Each Loan Party and each ERISA Affiliate have made all contributions required by Section 412 of the Code, including any required quarterly contributions, to each Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any such Pension Plan.

ii.      Except as disclosed in any Public Disclosure or, with respect to any matter not so disclosed, except as has not resulted and could not reasonably be expected to result in a Material Adverse Effect, there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan.

iii.      (i) No ERISA Event (other than an ERISA Event described in clause (e) or (f) of the definition of such term that relates solely to a Multiemployer Plan) has occurred or is reasonably expected to occur that has resulted or could reasonably be expected to result in a Material Adverse Effect; (ii) to the knowledge of any Loan Party, no ERISA Event described in clause (e) or (f) of the definition of such term (solely to the extent that such ERISA Event pertains to a Multiemployer Plan) has occurred or is reasonably expected to occur that has resulted or could reasonably be expected to result in a Material Adverse Effect; (iii) no Pension Plan has an “accumulated funding deficiency” (as defined in Section 412 of the Code), whether or not waived, and no application for a waiver of the minimum funding standard has been filed with respect to any Pension Plan; (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) that has resulted or could reasonably be expected to result in a Material Adverse Effect; (v) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect; and (vi) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be reasonably expected to be subject to Section 4069 or 4212(c) of ERISA.

m.      Subsidiaries.

i.      As of the Closing Date, each Loan Party has no Subsidiaries other than those specifically disclosed in Schedule 5.13, and all of the outstanding Equity Interests in the Subsidiaries listed in Part (a) of Schedule 5.13 owned by a Loan Party have been validly issued, are fully paid and (in the case of each such Subsidiary that is a corporation) non-assessable and are owned by a Loan Party in the amounts specified in Part (a) of Schedule 5.13 free and clear of all Liens except those created or permitted under the Loan Documents. As of the Closing Date, each Subsidiary of the Parent that is a Loan Party is set forth on Part (a) of Schedule 5.13.

ii.      As of the Closing Date, the aggregate net worth of the Subsidiaries of the Parent that are listed in Part (b) of Schedule 5.13 (the “Dormant Subsidiaries”) is not greater than $20,000,000.

iii.     Set forth in Part (c) of Schedule 5.13 hereto is a list of foreign Subsidiaries of the Parent that are engaged in Discontinued Business Operations described in clause (b) of the definition thereof as of the Closing Date (the “Discontinued Foreign Subsidiaries”).

iv.    Set forth in Part (d) of Schedule 5.13 is a list of Subsidiaries of the Parent that, as of the Closing Date, are Unrestricted Subsidiaries.

v.     Set forth in Part (e) of Schedule 5.13 is a list of Subsidiaries of the Parent that, as of the Closing Date, are Excluded Parent Subsidiaries.

vi.    Set forth in Part (f) of Schedule 5.13 is a list of Subsidiaries of the Parent that, as of the Closing Date, are Excluded Borrower Subsidiaries.

vii.   Set forth in Part (g) of Schedule 5.13 is a list of Subsidiaries of the Parent that, as of the Closing Date, are the LS Holding Companies and the LS Operating Companies.

viii.  Set forth in Part (h) of Schedule 5.13 is a list of Subsidiaries of the Parent that, as of the Closing Date, are the Sithe Holding Companies and the Sithe Operating Companies.

ix.     Set forth in Part (i) of Schedule 5.13 is a list of Subsidiaries of the Parent that, as of the Closing Date, are not Loan Parties and that are not otherwise described in the above-referenced Parts of Schedule 5.13.

n.      Margin Regulations; Investment Company Act.

i.      The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulation U.

ii.      None of the Borrower, the Parent, or any Material Subsidiary of the Parent is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.

iii.     Neither the making of any Loan, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any Act referred to in Section 5.14(b) or (c) above or any rule, regulation or order of the SEC thereunder.

iv.    All “qualifying facilities” (if any) owned by the Parent, the Borrower or any of the Restricted Subsidiaries continue to meet the eligibility requirements for “qualifying facilities” under the Public Utility Regulatory Policies Act of 1978 and related regulations, except where failure to meet such eligibility requirements could not reasonably be expected to have a Material Adverse Effect.

o.      Disclosure.  To the best knowledge of the executive officers of the Parent and the Borrower as of the date hereof, the written information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby (including, without limitation, reports, financial statements and certificates) and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole together with the Public Disclosure and any Form 10-K, Form 10-Q or Form 8-K filed by the Parent or the Borrower after the Closing Date (all of the foregoing as updated, restated, or otherwise modified in writing from time to time) do not contain any material misstatement of fact or omit to state any material facts necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Parent and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. Notwithstanding anything to the contrary in the preceding sentence, no representation, warranty or covenant is made with respect to information for which the source is any separately identified (a) third party source or (b) other person or entity not affiliated with or acting as agent or representative for the Parent or any of its Subsidiaries.

p.      Intellectual Property; Licenses, Etc.  Each Loan Party and the Restricted Subsidiaries (other than Discontinued Foreign Subsidiaries) own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Borrower and the Parent, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Restricted Subsidiary (other than Discontinued Foreign Subsidiaries) infringes upon any rights held by any other Person, except for any such infringement that if litigated could not reasonably be expected to have a Material Adverse Effect.

q.      Solvency.  The Borrower and its Subsidiaries, taken as a whole, are Solvent on a consolidated basis.

6.
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other payment Obligation (other than indemnification obligations under Sections 3.01, 3.04 and 11.05) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, (1) the Parent shall (only with respect to itself and only in the case of the covenants set forth in Sections 6.01, 6.02(b) and 6.02(c)), (2) the Parent shall, and shall cause each of its Subsidiaries to (only with respect to the Parent and its Subsidiaries and only in case of the covenants set forth in Sections 6.03(b), 6.03(c), 6.04, 6.05, 6.09 and 6.12), and (3) the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of its Restricted Subsidiaries to:

a.      Financial Statements.  Deliver to the Payment Agent:

i.      as soon as available, but in any event within 10 days after the applicable SEC deadline (without giving effect to any extension thereof that is specific to the Borrower) for filing the same for each fiscal year commencing with the fiscal year of the Borrower ending December 31, 2007, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP consistently applied for the period covered thereby, except as otherwise expressly noted therein, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or another “big four” accounting firm, which report and opinion shall be prepared in accordance with generally accepted auditing standards;

ii.      as soon as available, but in any event within 10 days after the applicable SEC deadline (without giving effect to any extension thereof that is specific to the Borrower) for filing the same for each of the first three fiscal quarters of each fiscal year of the Borrower commencing with the fiscal quarter ending March 31, 2007, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statement of income or operations for such fiscal quarter and related consolidated statements of income or operations and cash flows for the portion of the Borrower’s fiscal year then ended, setting forth (i) an income statement in comparative form to the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, (ii) a cash flows statement in comparative form to the corresponding portion of the previous fiscal year, and (iii) a balance sheet in comparative form to the previous fiscal year end, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, and cash flows of the Borrower and its Subsidiaries in accordance with GAAP consistently applied for the period covered thereby, except as otherwise expressly noted therein, subject only to normal year-end adjustments and the absence of footnotes;

iii.      as soon as available, but in any event within 10 days after the applicable SEC deadline (without giving effect to any extension thereof that is specific to the Parent) for filing the same for each fiscal year commencing with the fiscal year of the Borrower ending December 31, 2007, a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP consistently applied for the period covered thereby, except as otherwise expressly noted therein, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or another “big four” accounting firm, which report and opinion shall be prepared in accordance with generally accepted auditing standards; and

iv.      as soon as available, but in any event within 10 days after the applicable SEC deadline (without giving effect to any extension thereof that is specific to the Parent) for filing the same for each of the first three fiscal quarters of each fiscal year commencing with the fiscal quarter ending March 31, 2007 of the Parent (or, in the case of such fiscal quarter ending March 31, 2007 only, Existing Dynegy Inc.), a consolidated balance sheet of the Parent (or Existing Dynegy Inc., as applicable) and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statement of income or operations for such fiscal quarter and related consolidated statements of income or operations and cash flows for the portion of the Parent’s fiscal year (or Existing Dynegy Inc., as applicable) then ended, setting forth (i) an income statement in comparative form to the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, (ii) a cash flows statement in comparative form to the corresponding portion of the previous fiscal year, and (iii) a balance sheet in comparative form to the previous fiscal year end, all in reasonable detail and certified by a Responsible Officer of the Parent (or Existing Dynegy Inc., as applicable) as fairly presenting in all material respects the financial condition, results of operations, and cash flows of the Parent (or Existing Dynegy Inc., as applicable) and its Subsidiaries in accordance with GAAP consistently applied for the period covered thereby, except as otherwise expressly noted therein, subject only to normal year-end adjustments and the absence of footnotes.

b.     Certificates; Other Information.  Deliver to the Payment Agent, in form and detail satisfactory to the Administrative Agents:

i.      no later than the final deadline provided above for the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower, and in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 7.11, financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of the financial ratios and financial covenants made before and after giving effect to such change;

ii.      promptly after receipt thereof, copies of any management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent auditors in connection with the accounts or books of any Loan Party or any Subsidiary, or any audit of any of them;

iii.     promptly after the same are available, copies of each publicly available annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent, and copies of all publicly available annual, regular, periodic and special reports and registration statements which the Parent or the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agents pursuant hereto;

iv.    promptly after receipt thereof by any Loan Party or any of its Subsidiaries, copies of each initial notice or other initial correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries; provided that the foregoing shall not apply to any comment letters issued by the division of Corporation Finance of the SEC;

v.      promptly after the receipt thereof, notice of any Environmental Action against any Loan Party or any of its Subsidiaries, or notice of any noncompliance with or liability under any Environmental Law or Environmental Permit, that could (i) reasonably be expected to have a Material Adverse Effect, (ii) cause any property described in the Mortgages to be subject to any restrictions on occupancy or use under any Environmental Law that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (iii) cause any property described in the Mortgages to be subject to any restrictions on ownership or transferability under any Environmental Law that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

vi.    upon the determination by the Parent or the Borrower that (i) any Loan Party ceases to be a Material Subsidiary or (ii) any Subsidiary of the Parent becomes a Material Subsidiary, a notice as to such determination together with, in the case of clause (i), a certification as to the calculation of the Fair Market Value of the assets held by such Subsidiary;

vii.   promptly, such additional information regarding the business, financial or corporate affairs or properties of any Loan Party or any Subsidiary or any Pension Plan or Multiemployer Plan (but with respect to any Multiemployer Plan, only to the extent any Loan Party or any Subsidiary has received such information from such plan), or compliance with the terms of the Loan Documents, as the Administrative Agents or any Lender may from time to time reasonably request; provided that no Loan Party or its Subsidiaries shall be obligated to deliver (i) any information which is subject to the attorney-client privilege or with respect to which the attorney-client privilege would be waived if such information were disclosed to the Payment Agent or any Lender, (ii) any information that is subject to a confidentiality agreement that restricts its disclosure or (iii) any information that can otherwise not be disclosed due to legal or contractual restrictions; and

viii.           promptly after Moody’s or S&P shall have announced a change in the rating established or deemed to have been established for the Facilities, written notice of such rating change.

Documents required to be delivered pursuant to Section 6.01(a), (b), (c) or (d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent or the Borrower, as the case may be, posts such documents, or provides a link thereto, on the Parent’s or the Borrower’s (as the case may be) website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Parent’s or the Borrower’s behalf, as the case may be, on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and each Agent have access (whether a commercial, third-party website or whether sponsored by an Administrative Agent); provided that the Parent or the Borrower, as the case may be, shall deliver paper copies of such documents to the Payment Agent (and the Payment Agent shall deliver to such Lender) if any Lender requests the Parent or the Borrower, as the case may be, to deliver such paper copies.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Payment Agent.  Except for such Compliance Certificates, the Administrative Agents shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent or the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

c.      Notices.  Promptly notify the Payment Agent of:

i.      the occurrence of any Default;

ii.      any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

iii.      the occurrence of any ERISA Event (or, in the case of an ERISA Event described in clause (e) or (f) of the definition of such term and solely to the extent that such ERISA Event pertains to a Multiemployer Plan, any Loan Party or any Subsidiary obtaining knowledge of the occurrence of any such ERISA Event) that has resulted or could reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

d.      Payment of Obligations.  Pay and discharge as the same shall become due and payable (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Parent, the Borrower or such Subsidiary, and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (other than a Permitted Lien or a claim being contested in good faith), except, in the case of clauses (a) and (b) of this Section 6.04, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

e.      Preservation of Existence, Etc.  Except in a transaction permitted by Section 7.04 or 7.05, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization; and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business; except in the case of clause (a) (other than with respect to the Borrower) and clause (b), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

f.      Maintenance of Properties.  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof; except, in the case of clauses (a) and (b), where the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not (i) require such maintenance, preservation, protection, repair, renewal or replacement of obsolete, surplus or worn out property or with respect to property that is no longer commercially viable to operate and maintain or (ii) otherwise restrict an Asset Sale otherwise permitted under Section 7.05.

g.      Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies (provided, however, that there shall be no breach of this Section 6.07 if any such insurer becomes financially unsound and such Loan Party obtains reasonably promptly insurance coverage from a different financially sound and reputable insurer) not Affiliates of the Parent (other than in connection with prudent self-insurance programs, including captive insurance arrangements, in each case consistent with past practices) insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts with reasonable deductibles, limits, retentions and self-insurance (including captive insurance arrangements consistent with past practices) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to the Administrative Agents of termination, lapse or cancellation of such insurance (other than as a result of non-payment of premiums) or 10 days’ prior notice to the Administrative Agents of termination, lapse or cancellation of such insurance as a result of non-payment of premiums with respect to such insurance; provided that the Parent shall be permitted to comply with the Borrower’s obligations under this Section 6.07 in lieu of the Borrower so doing.

h.      Compliance with Laws.  Except as disclosed in any Public Disclosure, comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

i.      Books and Records.  Maintain such proper books of record and account as are necessary to prepare the financial statements and other documentation required by Sections 6.01 and 6.02.

j.      Inspection Rights.  Permit representatives and independent contractors of each Agent and each Lender (as coordinated by the Administrative Agents) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances, and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower and subject to any applicable safety rules and procedures; provided that (a) when no Event of Default exists, one such visit for each Agent per fiscal year of the Borrower shall be at the expense of the Borrower, and additional visits shall be at the expense of the relevant Agent or Lender, and (b) when an Event of Default exists, any Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours, without advance notice and without any limit on the number or frequency of such visits.

k.      Use of Proceeds.  (a) Use the proceeds of the Revolving Credit Loans made on the Closing Date to repay principal (other than as contemplated under Section 6.11(b)), accrued interest and fees and other amounts owing as of the Closing Date under the Existing DHI Credit Agreement and otherwise use the proceeds of the Revolving Credit Loans and use the Revolving Letters of Credit for general corporate purposes in the ordinary course of business of the Borrower and its Restricted Subsidiaries not in contravention of any Law or any Loan Document; provided that, without limiting the foregoing, the Revolving Credit Loans (including the Revolving Loans made on the Closing Date) may be used by the Borrower to make a cash dividend to the Intermediate Parent for the purpose of repaying the LS Subordinated Note as permitted under Section 7.06(a)(x).

(b)    Use the proceeds of the Term L/C Facility Term Loans made on the Closing Date to fund the Term L/C Collateral Account and use the Term L/C Facility Letters of Credit for general corporate purposes in the ordinary course of business of the Borrower and its Restricted Subsidiaries not in contravention of any Law or any Loan Document.

(c)    In addition to the purposes set forth in the foregoing provisions of this Section 6.11, use the Letters of Credit to support Indebtedness or other obligations of the Unrestricted Subsidiaries, the Subsidiaries of the Parent Companies (other than the Borrower and its Subsidiaries) and/or the JV Entities, but only to the extent permitted under Section 7.02(r).

(d)   Use the proceeds of the Tranche B Term Loans made on the Closing Date to repay the Griffith Senior Secured Note and otherwise for general corporate purposes in the ordinary course of business of the Borrower and its Restricted Subsidiaries not in contravention of any Law or any Loan Document.

l.      Covenant to Guarantee Obligations and Give Security in Personal Property.  If any of the following shall occur: (a) a Material Subsidiary that is not a Loan Party on the Closing Date shall be formed or acquired, (b) any Material Subsidiary that was not a Loan Party on the Closing Date because it was either subject to a legal or contractual restriction which restricted its ability to enter into the Guaranty or the Collateral Documents or prohibited by Laws from entering into the Guaranty or the Collateral Documents shall cease to be subject to such restrictions or prohibitions, (c) an Unrestricted Subsidiary shall fail to meet the requirements of an Unrestricted Subsidiary, (d) any Agent shall identify, or be given notice by a Loan Party of, any material asset (other than a Restricted Asset or Real Property) that was owned by a Loan Party (other than a Loan Party that is not a Material Subsidiary) on the Closing Date but not disclosed in writing to any of the Agents prior to the Closing Date, or (e) any Loan Party (other than a Loan Party that is not a Material Subsidiary) shall acquire, after the Closing Date, any material asset (other than a Restricted Asset or Real Property) that, in the reasonable judgment of the Administrative Agents, shall not already be subject to a perfected security interest in favor of the Collateral Trustees for the benefit of the appropriate Secured Parties; then the Parent shall, or shall cause the appropriate Subsidiary to, at the Borrower’s expense:

(i)  within 30 days after the occurrence of any event described in clause (a), (b) or (c) above, cause each such affected, new, or acquired Subsidiary to duly execute and deliver to the Administrative Agent a Guaranty or Guaranty Supplement, guaranteeing the Borrower’s obligations under the Loan Documents;

(ii)  within 30 days after (A) the occurrence of any event described in clause (a), (b) or (c) above, furnish to the Administrative Agents a description of the material real properties and personal properties of such Subsidiary not previously disclosed to the Administrative Agent that are not Restricted Assets, and (B) the occurrence of any event described in clause (d) or (e) above, furnish to the Administrative Agents a general description of such material asset, in each case in reasonable detail reasonably satisfactory to the Administrative Agents;

(iii)  within 60 days after such occurrence, duly execute and deliver, and cause each such affected Loan Party (whether previously designated as a Loan Party or newly designated as a Loan Party as a result of the actions taken under clause (ii)(A) above) to duly execute and deliver to the Administrative Agents appropriate Collateral Documents covering the personal properties of such Loan Party that are not Restricted Assets and have not previously been subject to the Collateral Documents in substantially the same form as the Collateral Documents delivered on the Closing Date and otherwise in form and substance reasonably satisfactory to the Administrative Agents, securing payment of all the Obligations of such Loan Party under the Loan Documents and creating Liens on all such assets;

(iv)  within 60 days after such occurrence, take, and cause such affected Loan Party (whether previously designated as a Loan Party or newly designated as a Loan Party as a result of the actions taken under clause (ii)(A) above) or the parent of such affected Loan Party to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Administrative Agents to vest in the Collateral Trustees (or in any representative of such Person designated by it), valid and perfected Liens on the properties described in clause (iii) above, enforceable against all third parties in accordance with their terms;

(v)  within 60 days after such occurrence (if, in the reasonable determination of the Administrative Agents, any such assets have a value in excess of $50,000,000 or any such Restricted Subsidiary being designated a Loan Party under clause (a) above has a net worth in excess of $50,000,000, and if requested by the Administrative Agents), deliver to the Administrative Agents a signed copy of a favorable opinion, addressed to the Administrative Agents and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agents as to (i) the matters contained in clauses (a), (c), and (d) above, (ii) such Guaranty, Guaranty Supplement, or applicable Collateral Document being valid and binding obligations of each Loan Party thereto enforceable in accordance with their terms, (iii) such recordings, filings, notices, endorsements, and other actions being sufficient to create valid perfected Liens on such properties, and (iv) such other matters as the Administrative Agents may reasonably request; and

(vi)  at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agents may reasonably deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such Guaranties, Guaranty Supplements, and Collateral Documents;

provided that this Section 6.12 shall not be applicable to (A) the extent that the grant or perfection of a Lien on the Equity Interests in a Subsidiary or on the assets of the Borrower, the Parent or any Subsidiary or the entering into of a Guaranty or Guaranty Supplement would require waiver, approval or consent from Governmental Authorities, lenders, service providers, suppliers, co-owners, partners, investors, customers, or other contractual counterparties of a Person in which the Parent or any of its Subsidiaries has a direct or indirect Equity Interest, (B) a Subsidiary that is a controlled foreign corporation as provided in Section 957 of the Code or that is directly or indirectly owned in part by a Person that is not a wholly owned Subsidiary of the Parent, or (C) any Subsidiary that is not a Material Subsidiary or assets that do not have a Fair Market Value of more than $10,000,000; provided, further that notwithstanding anything herein to the contrary, this Section 6.12, rather than Section 4.01(a)(i), (iii), and (iv) shall be applicable to the LS Holding Companies, other than the top-tier holding companies, that become Subsidiaries on the Closing Date.

m.     Covenant to Give Security in Real Property; Recordation of Rights of Way; Supplements to Mortgages.

(a)            If after the Closing Date, any Loan Party purchases, leases, or otherwise acquires, any Real Property having a Fair Market Value of $20,000,000 or more, promptly, but in any event within 60 days or such additional period of time not to exceed thirty days with the prior written consent of the Administrative Agent, after such purchase, lease or other acquisition, (x) provide written notice thereof to the Administrative Agents and the Collateral Trustees, setting forth in sufficient detail for the filing of a Mortgage thereon, a description of such Real Property purchased, leased, or otherwise acquired and an appraisal or such Loan Party’s good faith estimate of the current Fair Market Value of such Real Property and (y) execute and deliver (or cause the applicable Loan Party to execute and deliver) to the Collateral Trustees (with copies to the Administrative Agents), one or more Mortgages to secure the applicable Secured Obligations and such other documents, instruments, reports, legal opinions, and title insurance policies as the Administrative Agents shall reasonably request (and in form and substance reasonably satisfactory to the Administrative Agents) with respect to such Real Property consistent with the reports, legal opinions, title insurance policies, and other information required to be delivered with the other Collateral that is subject to Mortgages.  Any right of way purchased, leased, or otherwise acquired or granted after the Closing Date shall be promptly evidenced by an instrument duly executed and recorded against the property it burdens in the appropriate recording office unless the decision to permit such right of way to remain unrecorded is commercially reasonable for companies of the same or similar size in the same or similar business.

(b)           As a condition precedent to the Borrower’s incurrence of additional Indebtedness pursuant to Section 2.13 and to the extent applicable additional Indebtedness secured by a first priority Lien pursuant to Section 7.03(b)(xii) as provided for herein, the Borrower shall satisfy the following requirements:

(i)            the Borrower Subsidiary Guarantors shall enter into, and deliver to the Administrative Agents and the Collateral Trustees, at the direction and in the sole discretion of the Administrative Agents and/or the Collateral Trustees (i) in the case of additional Indebtedness incurred pursuant to Section 2.13, a mortgage modification or new Mortgage, and (ii) in the case of additional Indebtedness secured by a First Priority Lien incurred pursuant to Section 7.03(b)(xii), a mortgage modification or a new Mortgage, in each case in proper form and along with payment of all taxes and charges, if any, necessary for recording in the relevant jurisdiction and in a form reasonably satisfactory to the Administrative Agents (such Mortgage or mortgage modification, the “Modification”);

(ii)           the Borrower shall deliver a local counsel opinion in form and substance reasonably satisfactory to the Administrative Agents;

(iii)           the Borrower shall have caused a title company reasonably acceptable to the Administrative Agents to have delivered to the Administrative Agents and the Collateral Trustees a title insurance policy (or, as applicable, an endorsement to the title insurance policy (if any) delivered pursuant to Section 4.01(a)(iv)), date down(s) or other evidence reasonably satisfactory to the Administrative Agents and/or the Collateral Trustees (x) insuring that the priority of the liens evidenced by, or the continuing priority of the Lien of the Mortgage as security for, such Indebtedness, as the case may be, has not changed and (y) confirming and/or insuring that (A) since the immediately prior incurrence of such Indebtedness, or additional Indebtedness, as the case may be, there has been no change in the condition of title and (B) there are no intervening liens or encumbrances which may then or thereafter take priority over the Lien of the Mortgage, other than the Permitted Liens (without adding any additional exclusions or exceptions to coverage) (a “Modification Endorsement”); and

(iv)           the Borrower shall, upon the request of the Administrative Agents and/or the Collateral Trustees, deliver to the approved title company, the Collateral Trustees, the Administrative Agents and/or all other relevant third parties all other items reasonably necessary to maintain the continuing priority of the Lien of the Mortgage as security for such Indebtedness.

n.      Compliance with Environmental Laws.  Except as set forth in any Public Disclosure or except where failure to do so could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (a) comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits, (b) obtain and renew all Environmental Permits necessary for its operations and properties, and (c) conduct any investigation, study, sampling and testing, required under Environmental Laws and undertake any cleanup, removal, remedial or other action required under Environmental Laws to remove and clean up all Hazardous Materials from any of its properties; provided that neither the Parent nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings with diligence in bringing the matter to closure and appropriate reserves are being maintained with respect to such circumstances.

o.      Preparation of Environmental Reports.  To the extent the Borrower or any Loan Party has the authority to conduct such assessments without obtaining required consent from any other Person, at the reasonable request of the Administrative Agents, provide to the Lenders within 90 days after such request, at the expense of the Borrower, an environmental site assessment, soil or groundwater report for any of the properties subject to a Mortgage in the event that (a) any Loan Parties or any of their Subsidiaries receive notice of any Environmental Action relating to any such properties, or any such properties become subject to any Environmental Liability, that individually or in the aggregate could reasonably be expected to result in the Borrower or any of its Restricted Subsidiaries having or becoming subject to liability or liabilities exceeding $50,000,000 or (b) if a Default has occurred and is continuing.  With respect to any such properties that require consent from any other person prior to conducting such assessment, the Borrower shall use reasonable efforts to obtain such consent and, if such consent is obtained, will conduct the environmental assessment.  If such consent is not granted, the Borrower shall not be required to conduct such assessment.  Any environmental site assessment report prepared pursuant to this Section 6.15 shall be prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and shall indicate the presence or absence of Hazardous Materials affecting any subject property and the estimated cost of any compliance, removal or remedial action required under Environmental Laws.  Without limiting the generality of the foregoing, if the Administrative Agents determine at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agents may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and, to the extent the Borrower has the right to grant such authorization or to cause such Subsidiary to grant such authorization, the Borrower hereby grants and agrees to cause any such Subsidiary that owns any property described in such request to grant at the time of such request to the Administrative Agents, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

p.      Further Assurances.  Promptly upon request by any Agent, or any Lender through an Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as any Agent, or any Lender through an Administrative Agent, may reasonably require from time to time in order to carry out the purposes of the Loan Documents.

7.
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other payment Obligation hereunder (other than indemnification obligations under Sections 3.01, 3.04 and 11.05) which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

a.   Liens.  The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

i.   Liens pursuant to any Loan Document;

ii.   First Priority Liens securing First Priority Lien Debt; provided that such First Priority Lien Debt shall be secured by the Liens granted in favor of the Collateral Trustees in the manner set forth in, and be otherwise subject to (and in compliance with), the Collateral Trust Agreement and governed by the applicable Collateral Documents (and, in the case of First Priority Liens securing Hedging Obligations, such Liens shall be structured as “silent” Liens on terms satisfactory to the Administrative Agents);

iii.   Second Priority Liens securing Second Priority Lien Debt; provided that such Liens shall be on terms at least as favorable to the Lenders as the terms (as in effect on March 6, 2006) of the second priority Liens securing the 2003 Second Lien Notes (whether or not any of the 2003 Second Lien Notes or the 2003 Second Lien Indenture and related collateral documents are outstanding at the time of incurrence of such Indebtedness) (and, in the case of Second Priority Liens securing Hedging Obligations, such Liens shall be structured as “silent” Second Priority Liens on terms satisfactory to the Administrative Agents);

iv.  Liens existing on the date hereof and either (i) listed on Schedule 7.01 or (ii) which do not secure in the aggregate an amount of obligations in excess of $20,000,000;

v.   Liens for taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

vi.  carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, employee’s, landlord’s, lessor’s, contractor’s, operator’s or other like Liens arising in the ordinary course of business that are not past due for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted;

vii. pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance, other social security benefits or obligations arising under similar legislation, other than any Lien imposed by ERISA;

viii.  deposits to secure the performance of bids, tenders, trade contracts and leases (other than Indebtedness), public or statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

ix.  survey exceptions, zoning restrictions, easements, rights-of-way, reservations, servitudes, permits, encroachments, exceptions, conditions, covenants, restrictions, rights of others and other similar encumbrances affecting real property which (i) are shown in the applicable real property records on the Closing Date or (ii) in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

x.   Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

xi.  Liens securing Indebtedness permitted under Section 7.03(b)(iv); provided that (i) such Liens do not at any time encumber any property other than the property, as applicable, financed by such Indebtedness or acquired in connection with the assumption of such Indebtedness, and (ii) the Indebtedness secured thereby does not exceed the cost or Fair Market Value, whichever is lower, of such financed or acquired property being acquired on the date of its financing or acquisition;

xii. Liens arising under Section 9.343 of the Texas Uniform Commercial Code or similar statutes of states other than Texas;

xiii. Liens arising under any obligations or duties affecting any of the property of any Person to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

xiv. Liens reserved in customary oil, gas and/or mineral leases for bonus or rental payments and for compliance with the terms of such leases and Liens reserved in customary operating agreements farm-out and farm-in agreements, exploration agreements, development agreements and other similar agreements for compliance with the terms of such agreements, in each case entered into in the ordinary course of business consistent with past practices;

xv.   Liens arising out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, drilling contracts, injection or repressuring agreements, cycling agreements, construction agreements, salt water or other disposal agreements, leases or rental agreements, farm-out and farm-in agreements, exploration and development agreements, and any and all other contracts or agreements (including agreements related to Proportionately Consolidated Interests) covering, arising out of, used or useful in connection with or pertaining to the exploration, development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of any property of a Person, provided that such agreements are entered into in the ordinary course of business and provided, further, that such permitted security interest shall not include any security interest in accounts receivable other than accounts receivable from an applicable counterparty or its Affiliates to the extent such counterparty or its Affiliates are being granted a security interest in such accounts receivable;

xvi.   Liens on cash and short-term investments deposited by the Borrower or any of its Subsidiaries with or on behalf of brokers, credit clearing organizations, independent system operators, regional transmission organizations, pipelines, state agencies, federal agencies, futures contract brokers, customers, trading counterparties, or any other parties or pledged by the Borrower or any of its Subsidiaries to secure its obligations and/or the obligations of any Subsidiary and/or the Borrower with respect to: (i) any contracts and transactions for the purchase, sale, exchange of, or the option (whether physical or financial) to purchase, sell or exchange (a) natural gas, (b) electricity, (c) coal, (d) petroleum-based liquids, (e) oil, (f) emissions, (g) waste byproducts, (h) weather, or (i) any other energy-related commodity or derivative; (ii) any contracts or transactions for the processing, transmission, transportation, or storage of, or any other services related to any commodity identified in subparts (a) - (i) above, including any capacity agreement; (iii) any financial derivative agreement (including but not limited to swaps, options or swaptions) related to any commodity identified in subparts (a) - (i) above, or to any interest rate or currency rate management activities; (iv) any agreement for membership or participation in an organization that facilitates or permits the entering into or clearing of any Netting Agreement or any agreement described in this Section 7.01(p); (v) any agreement combining part or all of a Netting Agreement or part or all of any of the agreements described in this Section 7.01(p); (vi) any document relating to any agreement described in this Section 7.01(p) that is filed with a governmental body and any related service agreements; or (vii) any commercial or trading agreements, each with respect to, or involving the purchase, transmission, distribution, sale, lease or hedge of, any energy, generation capacity or fuel, or any other energy related commodity or service, price or price indices for any such commodities or services or any other similar derivative agreements, and any other similar agreements (such agreements described in clauses (i) through (vii) of this Section 7.01(p) being collectively, “Permitted Contracts”), Netting Agreements and letters of credit supporting Permitted Contracts and Netting Agreements;

xvii.  Liens granted by the Borrower or any of its Subsidiaries to a counterparty and/or to Affiliates of such counterparty (each, a “Section 7.01 Counterparty”) on accounts receivable and other obligations owed to, and other rights of the Borrower or any of its Subsidiaries under, Netting Agreements or Permitted Contracts to secure the Borrower’s or such Subsidiary’s obligations under such Netting Agreement or Permitted Contract, and any netting, setoff or similar rights granted by the Borrower or any of its Subsidiaries to a Section 7.01 Counterparty pursuant to a Permitted Contract or Netting Agreement;

xviii. Liens granted by the Borrower or any of its Subsidiaries on its or their rights under any insurance policy, but only to the extent that such Lien is granted to the insurers under such insurance policies or any insurance premium finance company to secure payment of the premiums and other amounts owed to the insurers or such premium finance company with respect to such insurance policy;

xix.   Liens (i) securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds and products thereof or (ii) on cash or cash equivalents securing reimbursement obligations with respect to letters of credit permitted pursuant to Section 7.03(b)(ix);

xx.   Liens on cash deposits in the nature of a right of setoff, banker’s lien, counterclaim or netting of cash amounts owed arising in the ordinary course of business on deposit accounts;

xxi.   Liens securing Indebtedness acquired or assumed in connection with an Investment permitted pursuant to Section 7.02(j); provided that such Liens do not extend to any assets other than the assets acquired in connection with the corresponding Investment under Section 7.02(j) and the Indebtedness secured by such Liens was not incurred in contemplation of such Investment;

xxii.  Liens on any property (including Capital Stock) acquired by the Borrower or any of its Restricted Subsidiaries in compliance with Section 7.02; provided that such Liens were in existence at the time of such acquisition and the Indebtedness secured by such Liens was not incurred in contemplation of such acquisition;

xxiii.  Liens in respect of “true leases”, and not in respect of Indebtedness, arising from Uniform Commercial Code financing statements filed for information purposes with respect to leases incurred in the ordinary course of business and not otherwise prohibited by this Agreement;

xxiv.  inchoate statutory Liens arising under ERISA;

xxv.  any restrictions on any Equity Interest or Project Interest of a Person providing for a breach, termination or default under any owners, participation, shared facility, joint venture, stockholder, membership, limited liability company or partnership agreement between such Person and one or more other holders of Equity Interests or Project Interests of such Person, if a security interest or other Lien is created on such Equity Interest or Project Interest as a result thereof and other similar Liens and restrictions described in Sections 7.09(viii) and 7.09(xiv);

xxvi.  Liens existing on the assets of any Person that becomes a Restricted Subsidiary, or existing on assets acquired, pursuant to a Permitted Acquisition to the extent the Liens on such assets secure Indebtedness permitted by Section 7.03(b)(xiii) and Hedging Obligations of such Person; provided that such Liens attach at all times only to the same assets that such Liens attached to, and secure only the same Indebtedness or other obligations (including Hedging Obligations) that such Liens secured, immediately prior to such Permitted Acquisition and the amount of such Indebtedness and other obligations shall not be permitted to be increased under this clause (z) other than, in the case of obligations other than Indebtedness, as a result of changes in the underlying market prices and rates relevant to such obligations and otherwise by operation of the terms of such obligations;

xxvii.  (i) Liens placed upon the Capital Stock of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness of the Borrower or any other Restricted Subsidiary incurred pursuant to Section 7.03(b)(xiv) in connection with such Permitted Acquisition and (ii) Liens placed upon the assets of such Restricted Subsidiary to secure a guarantee by such Restricted Subsidiary of any such Indebtedness of the Borrower or any other Restricted Subsidiary;

xxviii.  extensions, renewals or replacements of any of the Liens permitted in clauses (b) through (aa) so long as (i) the principal amount of the Indebtedness or obligation secured thereby is no greater than the principal amount of such Indebtedness or obligation at the time such Lien was permitted hereunder except for increases in an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such extension, renewal, refinancing, or replacement and in an amount equal to any existing commitments unutilized thereunder, (ii) any such extension, renewal or replacement Lien is limited to the property originally encumbered thereby, and (iii) any renewal or extension of the Indebtedness or obligations secured or benefited thereby is permitted by Section 7.03; and

xxix.  other Liens securing obligations not to exceed $50,000,000 in the aggregate at any time outstanding.

b.   Investments.  The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, make or hold any Investments except the following:

i.   any Investment in (i) the Borrower, (ii) any Restricted Subsidiary or (iii) any Unrestricted Subsidiary if, after giving effect to such Investment, such Unrestricted Subsidiary becomes a Restricted Subsidiary and complies with the requirements of Section 6.12;

ii.   any Investment in Cash Equivalents;

iii.   any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 7.05;

iv.   any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Parent;

v.   any Investments received (i) in compromise or resolution of obligations of trade creditors or customers that were incurred in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries, including (A) obligations of financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and (B) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, (ii) in compromise or resolution of litigation, arbitration or other disputes, or (iii) on account of any claim against, or an interest in, any other Person (A) acquired in good faith in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of such other Person or (B) as a result of a bona fide foreclosure by the Borrower or any of its Restricted Subsidiaries with respect to any claim against any other Person;

vi.   any Investment consisting of extensions of credit including, without limitation, accounts receivables or notes receivables arising from the grant of trade credit or prepayments or similar transactions, if created or acquired in the ordinary course of business and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

vii.   any Investment existing on the date of this Agreement (including such Investments comprised of Equity Interests in Minority Investments (including JV Entities and Unrestricted Subsidiaries contributed to Borrower or any Restricted Subsidiary); provided that no increase of any such Investment shall be permitted under this clause (g));

viii.   Investments in the form of, or pursuant to, operating agreements, joint ventures, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling agreements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case, made or entered into in the ordinary course of business;

ix.   Investments in Affiliates of the Borrower resulting from the drawings under, or renewals or extensions of, letters of credit, surety bonds, guarantees, or performance bonds supporting obligations of such Affiliates, and Investments in Subsidiaries of the Borrower to cash collateralize obligations supported by such letters of credit, bonds or guarantees if they expire or are cancelled undrawn to be made by the Borrower or any of its Subsidiaries in order to avoid a default pursuant to contracts or agreements;

x.   Investments made in connection with any Discontinued Business Operations or Disclosed Litigation so long as (i) in the case of any Discontinued Business Operations other than as described in clause (ii) below, the aggregate amount of such Investments shall not exceed $75,000,000 at any time outstanding and (ii) in the case of Tolling Agreements, Disclosed Litigation, or the wind-down, settlement or disposition of Third Party Risk Management transactions, (A) the Borrower or its Subsidiaries shall have received reasonably equivalent value for such Investment, or (B) (in the case of Tolling Agreements) the liabilities, if any, in respect of such Investment shall not be any greater than the liabilities associated with the applicable Tolling Agreement;

xi.   Investments in any (i) Person in which the Borrower or any of its Subsidiaries, directly or indirectly, owns Equity Interests, to provide for the operation, maintenance or working capital of such Person or pursuant to Capital Commitments in an aggregate amount not to exceed $20,000,000 in any calendar year, (ii) Proportionately Consolidated Interests resulting from variances from prior periods in the volume of natural gas processed or the volumes of natural gas liquids produced pursuant to applicable construction and operation agreements, or (iii) Proportionately Consolidated Interests consisting of the payment of the proportional share of operating expenses through joint interest billings pursuant to applicable construction and operating agreements;

xii.   any Guarantees permitted to be incurred pursuant to Section 7.03;

xiii.   to the extent not prohibited by Law, (i) loans and advances to officers, directors, and employees of the Parent Companies, the Borrower and/or any of its Restricted Subsidiaries existing on the Closing Date and (ii) additional loans and advances to officers, directors, and employees of the Parent Companies, the Borrower and/or any of its Restricted Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding made in the ordinary course of business;

xiv.  any Investment made with Exempt Proceeds or Exempt Equity Proceeds;

xv.   any Investment in the Parent Companies to the extent the same would be permitted to be made as a Restricted Payment pursuant to Section 7.06;

xvi.   other Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) not to exceed $30,000,000 incurred in any calendar year;

xvii.   Investments comprised of the Sithe Subordinated Indebtedness, and Investments in Sithe resulting from the cancellation of all or any portion of the Sithe Subordinated Indebtedness so long as at the time of such cancellation Sithe is a Subsidiary;

xviii.   Letters of Credit issued hereunder to support Indebtedness or other obligations of any Unrestricted Subsidiary, any Subsidiary of any Parent Company (other than the Borrower and its Subsidiaries) or any JV Entity not exceeding in the aggregate $400,000,000 at any time outstanding; and

xix.   additional Investments (including Investments in Minority Investments (including JV Entities), Unrestricted Subsidiaries and Subsidiaries of the Parent Companies (other than the Borrower and its Subsidiaries), but excluding letters of credit to support Indebtedness or other obligations of Unrestricted Subsidiaries, such Subsidiaries of the Parent Companies and JV Entities, which shall be permitted only to the extent permitted under Section 7.02(r)), as valued at the Fair Market Value of such Investment at the time each such Investment is made, in an aggregate amount that, at the time such Investment is made, would not exceed the sum of (i) $100,000,000 plus (ii) the Available Amount at such time plus (iii) to the extent such amounts do not increase the Available Amount, an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such Investment (which amount shall not exceed the amount of such Investment valued at the Fair Market Value of such Investment at the time such Investment was made); provided that the pro forma Leverage Ratio, after giving effect to such Investment, shall not exceed (A) 6.5 to 1.0 at any time from the Closing Date through June 30, 2007, (B) 6.25 to 1.0 at any time from July 1, 2007 through September 30, 2007, (C) 6.0 to 1.0 at any time from October 1, 2007 through December 31, 2007, (D) 5.5 to 1.0 at any time during fiscal year 2008 and (E) thereafter, 5.0 to 1.0.

c.     Indebtedness.  The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, or issue any Disqualified Stock or, in the case of any Restricted Subsidiary, any preferred stock, except:

i.       in the case of the Borrower or any of its Restricted Subsidiaries, Indebtedness owed to the Borrower or any other Restricted Subsidiary; provided that, in each case, such Indebtedness shall (i) be permitted by Section 7.02 and (ii) be subordinated to the Obligations as provided in Section 10.06; and

ii.      in the case of the Borrower and its Restricted Subsidiaries,

(i)          Indebtedness under the Loan Documents;

(ii)         Indebtedness outstanding on the date hereof that is listed on Schedule 7.03;

(iii)        Indebtedness in respect of any Guarantees by the Guarantors (A) of Indebtedness under the Indentures and (B)  in respect of any Indebtedness of the Borrower issued in connection with a refinancing or refunding of, or exchange for, any Indebtedness issued under the Indentures;

(iv)        (A) Indebtedness represented by Capital Lease Obligations, mortgage financings, Off-Balance Sheet Obligations and purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Borrower or any of its Restricted Subsidiaries and (B) Indebtedness acquired or assumed in connection with acquisitions consummated solely in connection with Capital Expenditures; provided that the aggregate principal amount (or accreted value, as applicable) of all Indebtedness incurred pursuant to this clause (iv), including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any such Indebtedness, shall not exceed $100,000,000 at any time outstanding;

(v)         obligations of the Borrower or any of its Restricted Subsidiaries to pay the deferred purchase price of goods or services, or progress payments in connection with such goods and services, including turbines, transformers and similar equipment, so long as such obligations are incurred in the ordinary course of business;

(vi)        Indebtedness not otherwise permitted by this Section 7.03 incurred or assumed in connection with the Discontinued Business Operations or Disclosed Litigation so long as (A) the Borrower or such Subsidiary shall have complied with the requirements of Section 7.02(j) with respect to the transaction pursuant to which such Indebtedness is incurred or assumed and (B) the aggregate amount of such Indebtedness shall not exceed $40,000,000 at any time outstanding, provided that the following shall not be included when calculating the foregoing dollar limitation: (y) any Indebtedness created or incurred as a result of set off, cancellation, assignment or similar transactions among or between Subsidiaries that engage in Discontinued Business Operations, or among or between such Subsidiaries and other Loan Parties in connection with the wind-down of the Discontinued Business Operations and (z) any Indebtedness related to Tolling Agreements, Disclosed Litigation, or the wind-down, settlement, or disposition of Third Party Risk Management transactions;

(vii)       Indebtedness in respect of the 2003 Second Lien Notes and Indebtedness in respect of the 2006 Senior Unsecured Notes, in each case, outstanding on the date hereof;

(viii)      Indebtedness representing deferred tax obligations assumed in connection with an Illinova Asset Sale;

(ix)        Indebtedness in respect of (A) letters of credit in an aggregate face amount not in excess of $50,000,000 and (B) surety bonds issued in the ordinary course of business;

(x)          any Guarantee of Indebtedness, which Indebtedness is otherwise permitted pursuant to this Section 7.03, and any Guarantee of Indebtedness permitted under Section 7.02(r) or (s);

(xi)         after the date hereof, the incurrence of Non-Recourse Debt by any Restricted Subsidiary of the Borrower, provided that such Subsidiary has no other Indebtedness other than Non-Recourse Debt;

(xii)        the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness (including unsecured Indebtedness and Indebtedness secured by First Priority Liens or Second Priority Liens or otherwise secured in compliance with Section 7.01), including all Permitted Refinancing Indebtedness in respect of any Indebtedness incurred pursuant to this clause (xii), (other than Guarantees of Indebtedness of Persons other than the Borrower or any of its Restricted Subsidiaries); provided that (I) the Borrower shall be in compliance, on a pro forma basis after giving effect to the incurrence of such Indebtedness (as if such Indebtedness had been incurred on the first day of the applicable Measurement Period), with the covenants set forth in Section 7.11; (II) the pro forma Leverage Ratio, after giving effect to the incurrence of such Indebtedness (as if such Indebtedness had been incurred on the first day of the applicable Measurement Period), shall not exceed (A) 6.5 to 1.0 at any time from the Closing Date through June 30, 2007, (B) 6.25 to 1.0 at any time from July 1, 2007 through September 30, 2007, (C) 6.0 to 1.0 at any time from October 1, 2007 through December 31, 2007, (D) 5.5 to 1.0 at any time during fiscal year 2008 and (E) thereafter, 5.0 to 1.0; (III) the proceeds of Indebtedness incurred under this clause (xii) may be used to refinance in full any Indebtedness of any of the LS Operating Companies and/or the Sithe Operating Companies; provided that unless, at the time of such incurrence, such LS Operating Company or Sithe Operating Company, as applicable, becomes a Restricted Subsidiary, the incurrence of such Indebtedness and use of proceeds thereof (which for avoidance of doubt, will be deemed to be an Investment by the Borrower in such LS Operating Company or Sithe Operating Company, as the case may be) would be in compliance with Section 7.02(s) after giving effect thereto; (IV) the proceeds of Indebtedness incurred under this clause (xii) may be used to refinance in full any Indebtedness of any Unrestricted Subsidiary (other than an LS Operating Company or Sithe Operating Company); provided that unless, at the time of such incurrence, such Unrestricted Subsidiary becomes a Restricted Subsidiary, the incurrence of such Indebtedness and use of proceeds thereof (which for avoidance of doubt, will be deemed to be an Investment by the Borrower in such Unrestricted Subsidiary) would be in compliance with Section 7.02(s) after giving effect thereto; (V) such Indebtedness is not scheduled to mature, and is not subject to mandatory repurchase, redemption or amortization (other than pursuant to customary asset sale or change of control provisions requiring redemption or repurchase only if and to the extent permitted by this Agreement) prior to the date that is six months after the Term L/C Facility Term Loan Maturity Date; (VI) any such Indebtedness of the Borrower may be guaranteed by any of the Borrower Subsidiary Guarantors; (VII) such Indebtedness is not exchangeable or convertible into Indebtedness or Equity Interests of the Borrower or any Restricted Subsidiary and is not contractually subordinated debt; (VIII) in the case of any Indebtedness secured by First Priority Liens, such Liens shall comply with the requirements of Section 7.01(b) and, in connection with the incurrence of such Indebtedness, the requirements of Section 6.13(b) shall have been satisfied to the extent applicable; and (IX) in the case of any Indebtedness secured by Second Priority Liens, such Liens shall comply with the requirements of Section 7.01(b);

(xiii)      the incurrence of Indebtedness of a Person that becomes a Restricted Subsidiary, the incurrence of Indebtedness assumed in connection with the acquisition of assets of such a Person, or the incurrence of Indebtedness assumed in connection with other acquisitions of assets by the Borrower or any Restricted Subsidiary, in each case after the Closing Date as the result of a Permitted Acquisition; provided that (i) such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof, (ii) such Indebtedness is not guaranteed in any respect by the Borrower or any Restricted Subsidiary (other than any such Person that so becomes a Restricted Subsidiary) except to the extent that such Guarantee is permitted to be incurred (and is so incurred) pursuant to clause (b)(xii) of this Section 7.03 and (iii)(A) the Equity Interests of such Person are pledged to the Administrative Agent to the extent required under Section 6.12 and (B) such Person executes a supplement to the applicable Collateral Documents and a Guaranty or a Guaranty Supplement (or alternative guarantee and security arrangements in relation to the Obligations) to the extent required under Section 6.12;

(xiv)      the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness to finance a Permitted Acquisition; provided that (i) such Indebtedness is not guaranteed in any respect by any Restricted Subsidiary (other than any Person acquired (the “acquired Person”) as a result of such Permitted Acquisition) or by the Borrower except to the extent that such Guarantee is permitted to be incurred (and is so incurred) pursuant to clause (b)(xiii) of this Section 7.03, and (ii)(A) the Borrower pledges the Equity Interests of such acquired Person to the Administrative Agent to the extent required under Section 6.12 and (B) such acquired Person executes a supplement to the applicable Collateral Documents and a Guaranty or a Guaranty Supplement (or alternative guarantee and security arrangements in relation to the Obligations) to the extent required under Section 6.12;

(xv)       the incurrence by the Borrower of unsecured Indebtedness that is (i) exchangeable or convertible into any preferred stock or other Equity Interest of the Borrower or (ii) subordinated debt, provided that (w) such Indebtedness shall be contractually subordinated to the Obligations and the ACH Obligations on terms no less favorable to the Lenders than those customarily found in senior subordinated or convertible notes of similar issuers issued under Rule 144A of the Securities Act or in a public offering, as reasonably determined by the Administrative Agent; (x) such Indebtedness is not scheduled to mature, and is not subject to mandatory repurchase, redemption or amortization (other than pursuant to customary asset sale or change of control provisions requiring redemption or repurchase only if and to the extent permitted by this Agreement) prior to the date that is six months after the Term L/C Facility Term Loan Maturity Date; (y) such Indebtedness of the Borrower may be guaranteed by any of the Borrower Subsidiary Guarantors on a subordinated basis (on the terms set forth above); and (z) the pro forma Leverage Ratio, after giving effect to the incurrence of such Indebtedness (as if such Indebtedness had been incurred on the first day of the applicable Measurement Period), shall not exceed (A) 6.5 to 1.0 at any time from the Closing Date through June 30, 2007, (B) 6.25 to 1.0 at any time from July 1, 2007 through September 30, 2007, (C) 6.0 to 1.0 at any time from October 1, 2007 through December 31, 2007, (D) 5.5 to 1.0 at any time during fiscal year 2008 and (E) thereafter, 5.0 to 1.0;

(xvi)      the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness consisting of (i) obligations to pay insurance premiums or (ii) take-or-pay obligations contained in supply agreements, in each case arising in the ordinary course of business and not in connection with the borrowing of money; and

(xvii)     Permitted Refinancing Indebtedness in respect of the foregoing clauses (i), (ii), (iii), (vi), (vii), (viii), (xi), (xii), (xiii), (xiv), (xv) and this clause (xvii).

d.      Fundamental Changes.

i.      No Parent Company shall, nor shall any Parent Company permit any of the Parent Subsidiary Guarantors, and the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, consolidate or merge with or into another Person, or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets (whether now owned or hereafter acquired) of the Borrower and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person except that:

(i)           so long as no Default exists or would result therefrom, (x) any Subsidiary of a Parent Company (other than the Borrower and its Subsidiaries) may merge with or dissolve into (A) any Parent Company, provided that such Parent Company shall be the continuing or surviving Person (or, in the case of any such transaction involving the Parent shall be the continuing or surviving Person), (B) the Borrower, provided that the Borrower shall be the continuing or surviving Person or (C) any one or more other Subsidiaries of the Parent Companies, provided in each case that when any Parent Subsidiary Guarantor is merging with or dissolving into another Subsidiary, such Parent Subsidiary Guarantor shall be the continuing or surviving Person or such other Subsidiary shall be or become a Guarantor upon the consummation of such merger or dissolution in compliance with Section 6.12, and (y) any Subsidiary of the Borrower may merge with or dissolve into (A) the Borrower, provided that the Borrower shall be the continuing or surviving Person or (B) any one or more other Subsidiaries of the Borrower, provided in each case that when any Borrower Subsidiary Guarantor is merging with or dissolving into another Subsidiary, such Borrower Subsidiary Guarantor shall be the continuing or surviving Person or such other Subsidiary shall become a Guarantor upon the consummation of such merger or dissolution in compliance with Section 6.12;

(ii)          in connection with any Investment, sale or disposition, restructuring, liquidation, winding up, dissolution or other transaction relating to the Discontinued Business Operations, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it or may dissolve, liquidate or otherwise wind up;

(iii)        in connection with any Asset Sale permitted under Section 7.05, any Subsidiary of the Borrower may dissolve, liquidate, consolidate or merge with or into any other Person or permit any other Person to merge into or consolidate with it;

(iv)        so long as no Default exists or would result therefrom, in connection with any Investment permitted under Section 7.02, any Subsidiary of the Borrower may merge or dissolve into or consolidate with any other Person or permit any other Person to merge or dissolve into or consolidate with it; provided that the Person surviving such merger, dissolution or consolidation shall be a Guarantor in compliance with Section 6.12; and

(v)         any Dormant Subsidiary may dissolve, liquidate, wind up, consolidate or merge with or into any other Person;

provided that in each case, immediately after giving effect thereto, in the case of any such merger, consolidation or dissolution to which the Borrower is a party, the Borrower is the surviving or continuing corporation.

ii.      The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person;

provided that this Section 7.04 shall not apply to (i) a merger of the Parent with an Affiliate (other than the Borrower) solely for the purpose of reincorporating the Parent in another jurisdiction or (ii) any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Borrower and the Borrower Subsidiary Guarantors.

e.      Asset Sales.  The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

i.      the Borrower or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of (as reasonably determined by the Borrower or such Restricted Subsidiary);

ii.      at least 75% of the consideration received in the Asset Sale by the Borrower or such Restricted Subsidiary is in the form of:

(i)           cash or Cash Equivalents; provided that for purposes of this provision, each of the following shall be deemed to be cash:

i)                      any liabilities, as shown on the Borrower’s most recent consolidated balance sheet, of the Borrower or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Borrower or such Restricted Subsidiary from further liability; and

ii)                     any securities, notes, or other obligations received by the Borrower or such Restricted Subsidiary from such transferee that are converted (by sale or other disposition) by the Borrower or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion within 180 days after such Asset Sale; and

iii)                     reasonable reserves for indemnity obligations and purchase price adjustments funded in cash or held back by the purchaser; and/or

(ii)           Replacement Assets; provided that:

i)                      the Fair Market Value of such Replacement Assets shall be at least equal to the Fair Market Value of the portion of the assets sold or otherwise disposed of attributable thereto, and, in each case, the Fair Market Value shall be evidenced by (1) in the case of Replacement Assets representing consideration less than $75,000,000, a resolution of the applicable Board of Directors or (2) in the case of Replacement Assets representing consideration equal to or exceeding $75,000,000, an appraisal satisfactory to the Administrative Agents that is conducted by a valuation firm reasonably satisfactory to the Administrative Agents; and

ii)                      if the assets or Equity Interests sold in the relevant Asset Sale constituted part of the Collateral, then the Parent or the Borrower, as applicable, shall use all commercially reasonable efforts to grant, or cause the applicable Restricted Subsidiary to grant, as promptly as reasonably practicable, a first-priority Lien (subject to Permitted Liens) upon such Replacement Assets as security for the Obligations; and

iii.      in the case of any Asset Sale other than the sale of Designated Assets or Basket Assets, the pro forma Leverage Ratio, after giving effect to such Asset Sale, shall not exceed (A) 6.5 to 1.0 at any time from the Closing Date through June 30, 2007, (B) 6.25 to 1.0 at any time from July 1, 2007 through September 30, 2007, (C) 6.0 to 1.0 at any time from October 1, 2007 through December 31, 2007, (D) 5.25 to 1.0 at any time during fiscal year 2008 and (E) thereafter, 5.0 to 1.0.

f.      Restricted Payments.

(a)           The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, except for the following:

(i)            the payment by any Person of any dividend solely in the common stock or other common Equity Interests of such Person;

(ii)           the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Agreement;

(iii)           so long as no Default has occurred and is continuing or would be caused thereby, the making of any Restricted Payment of the type described in clause (c) of the definition of such term in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Borrower) of, Equity Interests of the Borrower (other than Disqualified Stock);

(iv)           the defeasance, redemption, repurchase, or other acquisition of Indebtedness of the Borrower or any of its Restricted Subsidiaries that is contractually subordinated to the Obligations in exchange for or with the net cash proceeds from a substantially concurrent (A) incurrence of Permitted Refinancing Indebtedness or issuance of Equity Interests (other than Disqualified Stock) of the Borrower or (B) contribution to the capital of the Borrower or any of its Restricted Subsidiaries of proceeds from the incurrence of Indebtedness of any of the Parent Companies (excluding Indebtedness that is Guaranteed by the Borrower or any of its Restricted Subsidiaries) or issuance of Equity Interests of the Parent;

(v)           so long as no Default has occurred and is continuing or would be caused thereby, from time to time, the payment of dividends in cash to the Parent to repurchase, redeem or otherwise acquire or retire for value, any Equity Interests of the Parent held by any current or former officer, director or employee of the Parent pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement, employee benefit plan or similar agreement; provided that (A) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any twelve-month period shall not exceed $10,000,000 and (B) any amounts not used in any twelve-month period may be carried forward, in an amount not to exceed $10,000,000, to the following twelve-month period;

(vi)           Permitted Payments to Parent Companies;

(vii)          any purchase, redemption, defeasance, or other acquisition or retirement for value of Subordinated Indebtedness upon a “change of control” or an “asset sale”, in each case, as defined in, and to the extent required by, the relevant agreement pursuant to which such Subordinated Indebtedness was issued, but only if the Borrower, in the case of an “asset sale”, has complied with Section 7.05;

(viii)         so long as no Default has occurred and is continuing or would be caused thereby, any Restricted Payments to any of the Parent Companies with Exempt Proceeds or Exempt Equity Proceeds; provided that (except as permitted under clauses (ii) and (iv) of  Section 7.06(b)) proceeds of any such Restricted Payments may not be used for the payment of dividends on, or the repurchase or redemption of common stock of, the Parent;

(ix)           so long as no Default has occurred and is continuing or would be caused thereby, cash dividends to the Intermediate Parent with the proceeds of the Revolving Credit Loans in an aggregate amount (taken together with amounts from other Restricted Payments permitted hereunder and made at the same time for such purpose) sufficient to repay in full the LS Subordinated Note (and upon receipt thereof the LS Subordinated Note shall be so paid);

(x)           so long as no Default has occurred and is continuing or would be caused thereby, any Restricted Payments to the Parent Companies with the aggregate amount of cash dividends and other cash distributions received by the Borrower or any of its Restricted Subsidiaries from any Minority Investment (including any JV Entity) or Unrestricted Subsidiary (other than LS Power Generation II, LLC and its Subsidiaries)  after the Closing Date and on or prior to such date of determination (less the amount of any Tax Payments in respect thereof) to the extent such amounts have not otherwise been utilized for any permitted purpose hereunder (other than any Investment thereof in Cash Equivalents);

(xi)           so long as no Default has occurred and is continuing or would be caused thereby, any Restricted Payments to the Parent Companies with the aggregate amount of all cash repayments of principal and interest received by the Borrower or any of its Restricted Subsidiaries from any Minority Investment (including any JV Entity) or Unrestricted Subsidiary after the Closing Date and on or prior to such date of determination in respect of loans made by the Borrower or any Restricted Subsidiary to such Minority Investment (including any JV Entity) or Unrestricted Subsidiary to the extent such amounts have not otherwise been utilized for any permitted purpose hereunder (other than any Investment thereof in Cash Equivalents);

(xii)           so long as no Default has occurred and is continuing or would be caused thereby, any Restricted Payments to the Parent Companies with the aggregate amount of Net Proceeds of Asset Sales received by the Borrower or any of its Restricted Subsidiaries in connection with the sale, transfer or other disposition of its ownership interest in any Minority Investment (including any JV Entity) or Unrestricted Subsidiary after the Closing Date and on or prior to such date of determination to the extent such amounts have not otherwise been utilized for any permitted purpose hereunder (other than any Investment thereof in Cash Equivalents);

(xiii)         payment of the Griffith Senior Secured Note with the proceeds of the Tranche B Term Loans in the amount permitted under Section 6.11(d); or

(xiv)        so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $75,000,000 since the Closing Date.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Borrower or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  If the Fair Market Value of any assets or securities that are required to be valued by this covenant exceeds $50,000,000, then such Fair Market Value shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Administrative Agents.  For the avoidance of doubt, the Borrower or any of its Restricted Subsidiaries may pay (either directly or indirectly by making payments to the Parent) interest on or principal at Stated Maturity of Indebtedness of the Parent, including any convertible subordinated debt securities of the Parent, so long as the Borrower or its Restricted Subsidiaries have Guaranteed such Indebtedness and the Guarantee was permitted to be incurred pursuant to Section 7.03.  Payments by the Borrower or any of its Restricted Subsidiaries in respect of such Guaranteed Indebtedness and such other securities of the Parent shall not constitute Restricted Payments.  Any loans, dividends, or advances from the Borrower or any of its Restricted Subsidiaries to the Parent, for purposes of this Section 7.06, shall be determined to be “distributions.”

(b)           No Parent Company shall make (I) any dividend or other payment or distribution on account of its common stock (including, without limitation, any payment in connection with any merger or consolidation involving the Parent Companies) or to the direct or indirect holders of the Parent Companies’ common stock in their capacity as such (other than dividends or distributions payable in common stock (other than Disqualified Stock) of the Parent Companies) or (II) any purchase, redemption, or other acquisition or retirement for value (including, without limitation, in connection with any merger or consolidation involving the Parent Companies) of any common stock of the Parent Companies (other than in exchange solely for common stock (other than Disqualified Stock) of any of the Parents)  (such matters covered by clauses (I) and (II) above, collectively, the “Parent Restricted Payments”), except, so long as no Default has occurred and is continuing or would be caused thereby:

(i)             in the case of the Intermediate Parent, cash dividends to the Parent from any Restricted Payments permitted to be made to the Intermediate Parent under Section 7.06(a);

(ii)            any Parent Restricted Payments made at any time in an aggregate amount not exceeding an amount equal to the aggregate net cash proceeds received by the Borrower and its Subsidiaries in respect of the sale of Designated Assets (less the amount of such Restricted Payments previously paid by the Parent under this clause (ii) from and after the Closing Date);

(iii)           the repurchase of Equity Interests of the Parent deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options; and

(iv)          any Parent Restricted Payments made at any time the Parent’s corporate rating is at least BB or higher from S&P and Ba2 or higher from Moody’s (in each case, with a stable outlook).

g.      Change in Nature of Business.  The Parent Companies shall not, and the Borrower shall not, nor shall they permit any of its Restricted Subsidiaries to, directly or indirectly, engage in any material line of business other than Permitted Business.

h.      Transactions with Affiliates.  The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any Affiliate Transaction, unless such Affiliate Transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Borrower or the relevant Restricted Subsidiary, and (c) on terms that are no less favorable (as reasonably determined by the Borrower) to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person.

i.      Burdensome Agreements.  Except as otherwise permitted under Section 7.01, 7.02, 7.03(b), 7.05 or 7.15, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any Contractual Obligation (other than this Agreement, any other Loan Document or any agreement with, or any agreement resulting from, the application of any Law by any Governmental Authority) that limits the ability (a) of any Restricted Subsidiary (other than a Dormant Subsidiary or a Discontinued Foreign Subsidiary) to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor, (b) of any Restricted Subsidiary (other than a Dormant Subsidiary or a Discontinued Foreign Subsidiary) to Guarantee the Indebtedness of the Borrower, or (c) of the Borrower or any Restricted Subsidiary (other than a Dormant Subsidiary or a Discontinued Foreign Subsidiary) to create, incur, assume or suffer to exist Liens on property of such Person.  The restrictions in this Section 7.09 will not apply to encumbrances or restrictions existing under or by reason of:

(i)    any such limitation contained in any agreement in effect on the Closing Date and any amendments, modifications, restatements, renewals or replacements thereof that are not more restrictive, taken as a whole, than the encumbrances existing on the Closing Date;

(ii)   customary encumbrances and restrictions entered into in the ordinary course of business that are not more restrictive, taken as a whole, than the encumbrances existing on the Closing Date;

(iii)   (A) any limitation that limits the ability of a Subsidiary to transfer property or enter into such Guarantees or (B) any negative pledge on any property contained in any agreement for an Asset Sale of such property so long as such Asset Sale is permitted by the terms hereof, any negative pledge in favor of the holder of a Permitted Lien on the property subject to such Permitted Lien and any negative pledge on any accounts receivable, payment intangibles, instruments or other similar rights to payment from a counterparty or its Affiliates granted on such rights to payment to such counterparty or its Affiliates;

(iv)  customary non-assignment provisions in contracts, agreements, leases, permits and licenses;

(v)   purchase money obligations for property acquired and Capital Lease Obligations that impose property transfer restrictions on the property purchased or leased of the nature described in clause (a) of this Section 7.09;

(vi)   any agreement for the sale or other disposition of the stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(vii)  Liens permitted to be incurred under the provisions of Section 7.01 that limit the right of the debtor to dispose of the assets subject to such Liens;

(viii) provisions limiting the disposition or distribution of assets or property in joint venture agreements, ownership, participation, shareholders, partnership or limited liability company agreements relating to Project Interests, asset sale agreements, sale-leaseback agreements, stock sale agreements, agreements governing Non-Recourse Debt and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;

(ix) restrictions on cash or other deposits or net worth or other similar requirements imposed by customers under contracts entered into in connection with a Permitted Business;

(x) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or similar agreement to which the Borrower or any Restricted Subsidiary is a party entered into in connection with a Permitted Business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Borrower or such Restricted Subsidiary that are the subject of that agreement, the payment rights arising thereunder and/or the proceeds thereof and not of any other asset or property of the Borrower or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

(xi) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Borrower or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred;

(xii) Indebtedness of a Restricted Subsidiary existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Borrower;

(xiii) with respect to property transfer restrictions of the type described in clause (a) of this Section 7.09 only, restrictions encumbering property at the time such property was acquired by the Borrower or any of its Restricted Subsidiaries, so long as such restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition;

(xiv) customary provisions in joint venture, stockholder, membership, limited liability company or partnership agreements or organizational documents relating to joint ventures or partnerships or owners, participation, shared facility or other similar agreements relating to Project Interests; and

(xv) any encumbrance or restriction of the type referred to in clauses (a), (b) or (c) of this Section 7.09 (except to the extent that any of clauses (i) through (xiv) of this Section 7.09 refers or applies only to certain of such clauses (a), (b) or (c), and, in such case, only to such applicable clause), imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiv) of this Section 7.09; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, when taken as a whole, in the good faith judgment of the chief financial officer of the Borrower, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

j.      Use of Proceeds.  The Borrower shall not use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose (in each case to the extent such action is in violation of Regulation U).

k.      Financial Covenants.

i.      Secured Debt/EBITDA Ratio.  The Borrower shall not permit the Secured Debt/EBITDA Ratio as of the last day of any fiscal quarter to be greater than the ratio set forth below:

Measurement Period Ending:	Maximum Secured Debt/EBITDA Ratio:
June 30, 2007	3.00:1.0
September 30, 2007 and thereafter through and including March 31, 2009	2.75:1.0
June 30, 2009 and thereafter	2.50:1.0

ii.      Interest Coverage Ratio.  The Borrower shall not permit the Interest Coverage Ratio as of the last day of any Measurement Period ending during any period set forth below to be less than the ratio set forth opposite such period below:

Measurement Period Ending:	Interest Coverage Ratio:
June 30, 2007 and there after through and including December 31, 2008	1.50:1.0
March 31, 2009 and June 30, 2009	1.625:1.0
September 30, 2009 and thereafter	1.75:1.0

l.      Amendments of Organizational Documents.  The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, amend any of its Organizational Documents other than any such amendment (a) made solely in connection with a transaction that is otherwise permitted under this Agreement or (solely in the case of certain name changes) as contemplated in the Schedules hereto, (b) that could not reasonably be expected to have a Material Adverse Effect, or (c) in connection with Discontinued Business Operations.

m.      Accounting Changes.  The Parent shall not, and the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, make any change in (a) accounting policies or reporting practices, except (i) as required or permitted by GAAP or (ii) as the Parent or the Borrower, as the case may be, deems necessary to comply with any Law, or (b) fiscal year.

n.      Prepayments, Etc. of Indebtedness.  The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, prepay, redeem, purchase, defease or otherwise satisfy or make any unscheduled payment, in each case, prior to the scheduled maturity thereof in any manner (whether directly or indirectly), or make any payment in violation of any subordination terms of, any Indebtedness for borrowed money (other than any intercompany Indebtedness), except for the following:

i.      the prepayment of the Credit Extensions in accordance with the terms of this Agreement;

ii.      required prepayments or redemptions of Indebtedness that is permitted by Section 7.03;

iii.     the prepayment, redemption, repurchase, defeasance, or other unscheduled payment of any Indebtedness that, as of the date hereof, has a final maturity date no later than the Term L/C Facility Term Loan Maturity Date;

iv.    the prepayment, redemption, repurchase, defeasance, or other unscheduled payment of any Indebtedness in connection with any refinancing, refunding, or exchange thereof permitted by Section 7.03;

v.      any payment permitted pursuant to Section 7.02(j);

vi.    the prepayment, redemption, repurchase, defeasance, or other unscheduled payment of any Indebtedness that, as of the date hereof, has a final maturity date after the Term L/C Facility Term Loan Maturity Date made (i) with Exempt Proceeds, (ii) with Exempt Equity Proceeds or (iii) with funds other than Exempt Proceeds and Exempt Equity Proceeds in an aggregate amount not to exceed $150,000,000;

vii.   the prepayment, redemption, repurchase, defeasance, or other unscheduled payment of the 2003 Second Lien Notes;

viii.  any such prepayment, redemption, purchase, defeasance, or other unscheduled payment of any Indebtedness made with (i) Exempt Proceeds or (ii) Exempt Equity Proceeds;

ix.     Restricted Payments, and other payments which would, if made at the Stated Maturity of such Indebtedness, not constitute Restricted Payments, in respect of Indebtedness permitted pursuant to Sections 7.06(a)(iii) and 7.06(a)(iv); and

x.      notwithstanding anything to the contrary in this Section 7.14, any such prepayment, redemption, purchase, defeasance, or other unscheduled payment made solely with the net proceeds of any Junior Indebtedness or the issuance of any Capital Stock by the Borrower or any of its Restricted Subsidiaries.

o.      Swap Contracts.  The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or assume any Swap Contracts other than: (a) in respect of the production, handling, aggregation, storage, purchase, supply and delivery of energy-related products and services, financial or physical energy-related risk management products and services, energy management and asset management services, in each case to the extent such activities are performed directly or indirectly for the benefit of, or to manage or mitigate risk involving assets, property, inventory positions or sales or purchase obligation positions owned, controlled or held by, the Borrower or any Subsidiary thereof, (b) in connection with the on-going management of Third Party Risk Management transactions or positions, existing as of the Closing Date, including entering into amendments, modifications, supplements, restatements or replacement thereof or new transactions or positions in order to manage the risks from time to time relating to such transactions or positions, or entered into as agent for or on behalf of third parties where effective liability for such transactions or positions resides with or has been transferred to such third parties by law or contract, (c) in respect of gas processing and natural gas liquids or in connection with the management of natural gas, fuel oil, coal, emissions or natural gas liquids price risk or (d) in respect of interest rates or currency incurred in the ordinary course of business and consistent with prudent business practice.  As used herein, “Third Party Risk Management” means the production, handling, aggregation, storage, purchase, supply and delivery of energy-related products and services, financial or physical energy-related risk management products and services, energy management, operation and maintenance services, general and administrative services, back office services, asset management services and operations of Southstar and Nicor Energy retail alliances, Customer Risk Management segment, in each case to the extent such activities are not performed directly or indirectly for the benefit of, or to manage or mitigate risk involving assets, property, inventory positions or sales or purchase obligation positions owned, controlled or held by, the Borrower or any Subsidiary thereof.

p.      Partnerships, Etc.  The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, become a general partner in any general or limited partnership or joint venture, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

q.      Formation of Subsidiaries.  The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, organize or invest in any new Subsidiary except as permitted under Section 7.02.

8.
EVENTS OF DEFAULT AND REMEDIES

a.      Events of Default.  Any of the following shall constitute an Event of Default:

i.      Non-Payment.  The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within five Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any prepayment premium, or any commitment or other fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

ii.      Specific Covenants.  The Borrower or the Parent, as applicable, fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02(a) and (with respect to the Parent, the Borrower or any Material Subsidiary only) 6.05 or Article VII; or

iii.     Other Defaults.  Any Loan Party fails to perform or observe (i) the covenant in Section 6.07 and such failure continues for ten days after the earlier of (A) the date such Loan Party obtains knowledge of such non-compliance and (B) receipt of notice of such non-compliance from an Administrative Agent (whether by itself or at the request of any Lender) to the Borrower or (ii) any other covenant or agreement (not specified in clause (i) above or in Section 8.01(a) or (b)) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (A) the date such Loan Party obtains knowledge of such non-compliance and (B) receipt of notice of such non-compliance from an Administrative Agent (whether by itself or at the request of any Lender) to the Borrower; or

iv.    Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower, the Parent Companies or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made, and, with respect to any representation contained in Section 5.08(b), 5.08(c) or 6.02(f) which is incorrect or misleading in any material respect when made or deemed made, the Loan Parties shall not have complied with the provisions of Section 6.13 with respect to such real property or leases within 30 days following the date on which a Loan Party obtains knowledge of the inaccuracy of such representation; or

v.      Cross-Default.  Any Loan Party or any Restricted Subsidiary (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee of Indebtedness (other than Indebtedness hereunder and intercompany Indebtedness) having an aggregate principal amount (including undrawn amounts under letters of credit and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000 or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee of Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that any event described in this Section 8.01(e) that occurs in respect of a non-wholly owned Restricted Subsidiary shall not be an Event of Default unless the Fair Market Value of the total aggregate assets of the non-wholly owned Restricted Subsidiaries as to which such event or events have occurred is at least $50,000,000 and such event or events shall not have been cured within 45 days; or

vi.    Insolvency Proceedings, Etc.  Any Parent, the Borrower or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes a general assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 consecutive calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 consecutive calendar days, or an order for relief is entered in any such proceeding; or

vii.   Inability to Pay Debts; Attachment.  (i) Any Parent, the Borrower or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or

viii.  Judgments.  There is entered against any Parent, the Borrower or any Material Subsidiary a final non-appealable judgment or order for the payment of money for an amount exceeding $50,000,000 (net of insurance coverage which is reasonably expected to be paid by the insurer) and either (i) such judgment or order is not discharged within a period of 60 consecutive days following the rendering thereof and enforcement proceedings are commenced by any creditor upon such judgment or order, or (ii) there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

ix.      ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $50,000,000, or (ii) any Loan Party or any ERISA Affiliate defaults, within the meaning of Section 4219(c)(5) of ERISA, with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $50,000,000; or

x.      Invalidity of Loan Documents.  The Parent or any Subsidiary thereof asserts that any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; the Parent or any Subsidiary thereof contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

xi.     Change of Control.  There occurs any Change of Control; or

xii.    Collateral Document.  Any Collateral Document after delivery thereof pursuant to Section 4.01, 6.12 or 6.13 shall for any reason (other than pursuant to the terms thereof or hereof) cease to create a valid and perfected lien on and security interest in any material portion of the Collateral.

b.      Remedies Upon Event of Default.

i.      Termination of Commitments.  If any Event of Default occurs and is continuing, the Administrative Agents shall, at the request of, or may, with the consent of, the Required Lenders, declare the Revolving Credit Commitments and any obligation of any L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Revolving Credit Commitments and obligation shall be terminated;

ii.      Acceleration and other Remedies.  If any Event of Default occurs and is continuing, the Administrative Agents shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(i)           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(ii)          require that the Borrower Cash Collateralize the Revolving L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(iii)         exercise on behalf of itself, the other Agents and the Lenders all rights and remedies available to it, the other Agents and the Lenders under the Loan Documents (including, without limitation, all of the Collateral Documents) or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of any L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the Revolving L/C Obligations as aforesaid shall automatically become effective, in each case without further act of any Agent or any Lender.

c.      Application of Monies Upon Event of Default.  Upon an Event of Default, any monies received by any Agent shall be applied to the Obligations, subject to the priorities set forth in the Collateral Trust Agreement, in the following order of priority:

(i)           first, to costs and expenses owed to the Agents and any L/C Issuer, ratably in accordance with such respective costs and expenses then owing to the Agents and such L/C Issuers;

(ii)          second, to fees and interest owed to the Lenders, ratably in accordance with such respective fees and interest then owing to the Lenders; and

(iii)         third, ratably to payments of principal (and Cash Collateralization of Letters of Credit).

9.
ADMINISTRATIVE AGENTS AND OTHER AGENTS

a.     Appointment and Authorization of Agents.

i.      Each Lender hereby irrevocably appoints, designates and authorizes each Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

ii.      Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

iii.     Each of the Lenders (in its capacities as a Lender and L/C Issuer (if applicable)) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent and as the representative of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Collateral Agent (and any co-agents, subagents and attorneys-in-fact appointed by the Collateral Agent or by an  Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX (including, without limitation, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

iv.    Each Lender hereby authorizes the Agents to enter into such intercreditor arrangements on behalf of the Lenders in respect of First Priority Liens and Second Priority Liens permitted hereunder as the Agents shall determine to be appropriate and consistent with the provisions hereof (including amendments to the any of the Security Documents to give effect thereto).

v.      Each Lender hereby irrevocably authorizes the Collateral Agent to (i) direct the Collateral Trustees to execute the Mortgage Supplements, (ii) consent to the amendment to the Collateral Trust Agreement delivered pursuant to Section 4.01(a)(iv) and (iii) enter into any other documents necessary to reflect the terms of this Agreement or effectuate the provisions in clauses (i) and (ii), in each case, in accordance with the Collateral Trust Agreement.

b.      Delegation of Duties.  Any Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder at the direction of the Administrative Agents) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

c.      Liability of Agents.  No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

d.      Reliance by Agents.

i.      Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent.  Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.  The Lenders hereby acknowledge that each Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders.  Each Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

ii.      For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agents shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

e.      Notice of Default.  No Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Payment Agent for the account of the Lenders, unless such Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agents will notify the Lenders of its receipt of any such notice.  The Administrative Agents shall take such action, or direct the Collateral Agent to take such action or refrain from taking such action, with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agents or the Collateral Agent, as the case may be, have received any such direction, the Administrative Agents or the Collateral Agent, as the case may be, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as they shall deem advisable or in the best interest of the Lenders.

f.      Credit Decision; Disclosure of Information by Agents.  Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession.  Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

g.      Indemnification of Agents.  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided that no action taken by any Agent-Related Person in accordance with the directions of the Required Lenders, and no action taken or refrained from being taken by the Collateral Agent at the direction of an Administrative Agent, shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07.  In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.  As used herein, “Indemnified Liabilities” for each Agent-Related Person means (i) any amounts not reimbursed by the Borrower for which such Agent-Related Person is entitled to reimbursement by the Borrower under the Loan Documents, (ii) any other reasonable expenses incurred by such Agent-Related Person on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any reasonable expenses incurred by such Agent-Related Person in connection with any dispute between such Agent-Related Person and any Lender or between two or more of the Lenders) and (iii) any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against such Agent-Related Person in connection with any dispute between such Agent-Related Person and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents.  Without limitation of the foregoing, each Lender shall reimburse each Agent and each L/C Issuer upon demand for its ratable share of any reasonable costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower.  The undertaking in this Section 9.07 shall survive termination of the Commitments, the payment of all other Obligations and the resignation of such Agent.

h.      Agents in their Individual Capacities.  Citicorp USA, Inc. and JPMCB and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Citicorp USA, Inc. and JPMCB were not Agents hereunder and without notice to or consent of the Lenders.  The Lenders acknowledge that, pursuant to such activities, Citicorp USA, Inc. and JPMCB or their respective Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them.  With respect to its Loans, each of Citicorp USA, Inc. and JPMCB shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent, and the terms “Lender” and “Lenders” include each of Citicorp USA, Inc. and JPMCB in its individual capacity.

i.      Successor Agents.  Any Agent may resign as Agent upon 30 days’ notice to the Borrower and to the Lenders.  If any Agent resigns under this Agreement, the Required Lenders shall, with the consent of the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor agent for the Lenders.  If no successor agent is appointed prior to the effective date of the resignation of such Agent, such Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders.  Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the terms “Administrative Agent” and “Collateral Agent” shall mean such successor administrative agent and collateral agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article IX and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.  If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.  Upon the acceptance of any appointment as Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents.  After any retiring Agent’s resignation hereunder as an Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

j.      Administrative Agents May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agents (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agents shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

i.      to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Sections 2.03(i) and (j), 2.08 and 11.04) allowed in such judicial proceeding; and

ii.      to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agents and, in the event that the Administrative Agents shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agents any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Agents under Sections 2.08 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agents to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agents to vote in respect of the claim of any Lender in any such proceeding.

k.      Collateral and Guaranty Matters.

i.      Provided that no Event of Default then exists, the Collateral Agent shall, and shall direct the Collateral Trustees to, release any Lien on any property granted to or held by the Collateral Agent or the Collateral Trustees under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit, (ii) that is Disposed of as part of or in connection with any sale, lease, conveyance or other disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 11.01(f) and (g), if approved, authorized or ratified in writing by the Required Lenders.

ii.      Provided that no Event of Default then exists, the Administrative Agents and the Collateral Agent shall, and shall direct the Collateral Trustees to, release any Loan Party from its obligations under the Loan Documents to which it is a party or by which it is bound (i) if such Person ceases to be a Subsidiary or is no longer required to be a party to the Guaranty as a result of a transaction permitted hereunder or otherwise in accordance with the terms of the Loan Documents, or (ii) subject to Section 11.01(f) and (g), if approved, authorized or ratified in writing by the Required Lenders.

iii.      The Collateral Agent and the Administrative Agents, as the case may be, will, at the Borrower’s expense, timely execute and deliver such documents and notices and take such other actions as the Borrower may reasonably request to evidence the release of any Collateral or Loan Documents in accordance with this Section 9.11 and any other applicable terms of the Loan Documents.

iv.      Each Lender hereby authorizes the Collateral Agent or the Administrative Agents to take the actions required under this Section 9.11.  Without limiting such authorization, the requisite Lenders will timely confirm in writing the authority of the Collateral Agent or the Administrative Agents, as applicable, with respect to any action under this Section 9.11.

l.      Other Agents; Arrangers and Bookrunners.  None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “bookrunner,” “lead manager,” “arranger,” “lead arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such.  Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

m.      Appointment of Supplemental Collateral Agents.

i.      It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction.  It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agents deem that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Administrative Agents appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent, collateral sub-agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Collateral Agent” and collectively as “Supplemental Collateral Agents”).

ii.      In the event that the Administrative Agents appoint a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agents with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either the Administrative Agents or such Supplemental Collateral Agents, and (ii) the provisions of this Article and of Section 11.04 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agents and/or such Supplemental Collateral Agent, as the context may require.

iii.      Should any instrument in writing from any Loan Party be required by any Supplemental Collateral Agent so appointed by the Administrative Agents for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agents.  In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by the Administrative Agents until the appointment of a new Supplemental Collateral Agent.

10.
GUARANTY

a.      Guaranty; Limitation of Liability.

i.      Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrower and of all ACH Obligations now or hereafter existing (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by any Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Loan Document.  Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

ii.      Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agents and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder.  To effectuate the foregoing intention, the Administrative Agents, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor (other than the Parent) under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

iii.     Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any Guaranty Supplement, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

b.      Guaranty Absolute.  Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto.  The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions.  The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

i.      any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

ii.      any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

iii.     any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

iv.     any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

v.      any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

vi.    any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

vii.   the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

viii.   any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall survive termination of this Agreement and shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

c.      Waivers and Acknowledgments.

i.      Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

ii.      Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

iii.      Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

iv.    Each Guarantor acknowledges that the Administrative Agents may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Agents and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

v.      Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

vi.    Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 10.02 and this Section 10.03 are knowingly made in contemplation of such benefits.

d.      Subrogation.  Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit shall have expired or been terminated and the Commitments shall have expired or been terminated.  If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the latest maturity date in respect of the Facilities outstanding from time to time and (c) the latest date of expiration or termination of all Letters of Credit, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agents in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising.  If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the latest maturity date in respect of the Facilities outstanding from time to time shall have occurred and (iv) all Letters of Credit shall have expired or been terminated, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

e.      Guaranty Supplements.  Upon the execution and delivery by any Subsidiary of the Parent of a guaranty supplement substantially in the form of Exhibit H (each, a “Guaranty Supplement”), (a) such Subsidiary shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Guarantor, and each reference in any other Loan Document to a “Guarantor” shall also mean and be a reference to such Guarantor, and (b) each reference herein to “this Guaranty,” “hereunder,” “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document to the “Guaranty,” “thereunder,” “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

f.      Subordination.  Each Guarantor hereby subordinates any and all debts, liabilities and other obligations owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 10.06:

i.      Prohibited Payments, Etc.  Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations.  After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), however, unless the Required Lenders otherwise agree, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

ii.      Prior Payment of Guaranteed Obligations.  In any proceeding under any Debtor Relief Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Debtor Relief Law, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.

iii.     Turn-Over.  After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agents so request, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agents on account of the Guaranteed Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

iv.     Administrative Agents Authorization.  After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), the Administrative Agents are authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post-Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agents for application to the Guaranteed Obligations (including any and all Post-Petition Interest).

g.      Continuing Guaranty; Assignments.  This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the latest maturity date in respect of the Facilities outstanding from time to time and (iii) the latest date of expiration or termination of all Letters of Credit, (b) be binding upon each Guarantor and its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns.  Upon the occurrence of the latest date specified in clause (a) above, the Guarantors shall be released from other Obligations under the Loan Documents.  Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in this Section 10.07.  No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

11.
MISCELLANEOUS

a.      Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable other Loan Party, as the case may be, and acknowledged by each Administrative Agent that Lenders constituting the Required Lenders have approved such amendment or waiver, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

i.      extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

ii.      postpone any date scheduled for any payment of principal or interest under Section 2.06 or 2.07, or any due date for any fees payable to the Lenders (or any of them) hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby;

iii.     reduce the principal of, or the rate of interest specified herein on, any Loan, Revolving L/C Borrowing, or any fees payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary to change clause (c) of the definition of “Default Rate”;

iv.    change the order of application of any prepayment of Loans between the Facilities from the application thereof set forth in the applicable provisions of Section 2.04(b), 2.11(i) or 2.11(j), respectively, or change the provisions for pro rata payments, pro rata sharing or other pro rata treatment of the Lenders under any Facility, without the written consent of each Lender directly affected thereby;

v.      change any provision of this Section 11.01, Section 8.03 or the definition of “Pro Rata Share” or “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

vi.     release all or substantially all of the Collateral (other than as permitted by the Loan Documents) in any transaction or series of related transactions, without the written consent of each Lender;

vii.   release all or substantially all of the value of the Guaranty (in each case, other than as permitted by the Loan Documents), without the written consent of each Lender; or

viii.  impose any greater restriction on the ability of any Lender to assign, or sell participations in, any of its rights or obligations hereunder without the written consent of each Lender directly affected thereby;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by any L/C Issuer in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, such L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it or, in the case of any Term L/C Issuer, modify the provisions relating to the Term L/C Collateral Account; (ii) no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, such Agent under this Agreement or any other Loan Document; (iii) Section 11.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (iv) notwithstanding anything in this Section 11.01 to the contrary, any amendment to this Agreement or any other Loan Document may be effected in accordance with the last sentence of Section 2.13(a).  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (A) no such amendment, waiver or consent shall modify any provision of the Loan Documents (1) providing for Lenders to receive pro rata payments, pro rata sharing or other pro rata treatment or (2) in a manner that has a disproportionate effect on such Lender in relation to other Lenders under the affected Facility and (B) the Commitment of such Lender may not be increased or extended, in each case without the consent of such Lender if the consent of such Lender is otherwise required under the other provisions of this Section 11.01.

Anything in this Section 11.01 to the contrary notwithstanding:

(1) no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of a Credit Extension under the Revolving Credit Facility shall be effective against the Revolving Credit Lenders unless the Revolving Credit Lenders having more than 50% of the Revolving Credit Commitments shall have concurred with such waiver or modification;

(2) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agents and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans (and any other credit facilities added pursuant to this clause (2)) and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders; and

(3)  this Agreement may be amended with the written consent of the Administrative Agents, the Borrower and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term L/C Facility Term Loans (or all loans under any other tranche of term loans added to this Agreement pursuant to clause (2) immediately above) (“Refinanced Term Loans”) with a replacement term loan tranche denominated in Dollars (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of a tranche of term loans under this Agreement) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the tranche or tranches of term loans in effect immediately prior to such refinancing.

b.      Notices and Other Communications.

i.      General.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or any other Loan Document shall be in writing (including by facsimile transmission).  All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to Section 11.02(c)) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)           if to the Borrower, the Payment Agent, an Administrative Agent or any L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii)           if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agents and the L/C Issuers.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 11.02(c)), when delivered; provided that notices and other communications to the Administrative Agents and the L/C Issuers pursuant to Article II shall not be effective until actually received by such Person.  In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

ii.      Effectiveness of Facsimile Documents and Signatures.  Loan Documents may be transmitted and/or signed by facsimile.  The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.  The Administrative Agents may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

iii.     Limited Use of Electronic Mail.  Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Sections 6.01 and 6.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

iv.    Reliance by Agents and Lenders.  The Agents and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other communications with any Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.

c.      No Waiver; Cumulative Remedies.  No failure by any Lender or any Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

d.      Costs and Expenses.  The Borrower agrees (a) to pay or reimburse each Agent, each L/C Issuer, and each Joint Lead Arranger named on the cover page of this Agreement for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs for one principal counsel at any time for all such parties and reasonably required local counsel, and other professionals retained and (b) to pay or reimburse each Agent and each Lender for all costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs.  The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by any Agent and the cost of independent public accountants and other outside experts retained by any Agent.  All amounts due under this Section 11.04 shall be payable within ten Business Days after demand therefor.  The agreements in this Section 11.04 shall survive the termination of the Commitments and repayment of all other Obligations.  If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, including, without limitation, Attorney Costs and indemnities, such amount may be paid on behalf of such Loan Party by any Agent or any Lender, in its sole discretion.

e.      Release and Indemnification by the Borrower and the Parent Companies.

i.      Whether or not the transactions contemplated hereby are consummated, the Borrower and the Parent Companies hereby, jointly and severally, unconditionally release and forever discharge each Agent-Related Person, each Lender and their respective Affiliates, successors, assigns, agents, directors, officers, employees, accountants, consultants, contractors, advisors and attorneys (collectively, the “Indemnitees”) from all Claims and jointly and severally agree to indemnify the Indemnitees, and hold them harmless from any and all claims, losses, causes of action, costs and expenses of every kind or character in connection with the Claims.  As used in this Agreement, the term “Claims” shall mean any and all possible claims, demands, actions, causes of actions, costs, expenses and liabilities whatsoever, known or unknown, at law or in equity, originating in whole or in part, which the Borrower or the Parent, or any of their agents, employees or affiliates may now or hereafter have or claim against any of the Indemnitees and irrespective of whether any such Claims arise out of contract, tort, strict liability, violation of Law or otherwise in connection with any of the Loan Documents and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.  The Borrower and the Parent Companies, jointly and severally, agree that none of the Indemnitees have fiduciary or similar obligations to the Borrower or the Parent Companies and that their relationships are strictly that of creditor and debtor.  This release is accepted by each Lender pursuant to this Agreement and shall not be construed as an admission of liability by any Lender or any other Indemnitee.  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect, consequential, special or punitive damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated.  All amounts due under this Section 11.05 shall be payable within ten Business Days after demand therefor.  The agreements in this Section 11.05 shall survive the resignation of any Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

ii.      THE BORROWER AND EACH GUARANTOR ACKNOWLEDGES THAT THIS AGREEMENT AND OTHER TRANSACTION DOCUMENTS CONTAIN PROVISIONS RELEASING EACH INDEMNITEE FROM LIABILITY AND/OR INDEMNIFYING AND HOLDING HARMLESS EACH INDEMNITEE FOR, AMONG OTHER THINGS, INDEMNITEE’S OWN NEGLIGENCE.  EACH OF THE BORROWER AND THE PARENT COMPANIES AGREES THAT THE RELEASE AND/OR INDEMNITY PROVISIONS CONTAINED IN THESE DOCUMENTS ARE CAPTIONED TO CLEARLY IDENTIFY THE RELEASE AND/OR INDEMNITY PROVISIONS AND, THEREFORE, ARE SO CONSPICUOUS THAT EACH OF THE BORROWER AND THE PARENT COMPANIES HAS FAIR NOTICE OF THE EXISTENCE AND CONTENTS OF SUCH PROVISIONS.  EACH OF THE BORROWER AND THE PARENT COMPANIES HEREBY WAIVES ANY DEFENSES IT MIGHT ASSERT AGAINST EACH INDEMNITEE BASED ON THE HOLDING OF THE TEXAS SUPREME COURT IN ETHYL CORP. v. DANIEL CONST. CO., 725 S.W.2d 705 (Tex. 1987), PAGE PETROLEUM, INC., et al. V. DRESSER INDUSTRIES, INC., et al., 853 S.W.2d 505 (Tex. 1993), AND QUORUM HEALTH RESOURCES, L.L.C. v. MAVERICK COUNTY HOSPITAL DISTRICT et al., 308 F.3rd 451 (5th Cir. 2002) AND ANY RELATED CASE LAW HOLDINGS.

f.      Payments Set Aside.  To the extent that any payment by or on behalf of any Loan Party is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent permitted by Law (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agents upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

g.      Successors and Assigns.

i.      The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) in accordance with the provisions of Section 11.07(b), (ii) by way of participation in accordance with the provisions of Section 11.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.07(f) or (i), or (iv) to an SPC in accordance with the provisions of Section 11.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

ii.      Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including, for purposes of this Section 11.07(b), participations in Revolving L/C Obligations) at the time owing to it) with the prior consent (not to be unreasonably withheld or delayed) of each of the Borrower, the Payment Agent and (only in the case of assignments of the Revolving Credit Commitments) each Revolving L/C Issuer, provided that (i) no such consent of the Payment Agent shall be required for an assignment of a Term Loan of any Term Facility to a Lender, an Affiliate of a Lender or an Approved Fund; (ii) no such consent of the Borrower shall be required for an assignment (A) in respect of the Revolving Credit Facility, to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or a Revolving Approved Fund, (B) if an Event of Default has occurred and is continuing, to any other Person or (C) of a Term Loan of any Term Facility; (iii) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under a Facility and the Loans at the time owing to it thereunder or in the case of an assignment to a Lender or an Affiliate of a Lender or by the Administrative Agents, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment shall not be less than $5,000,000 (or, in the case of the Term Loans of any Term Facility, $1,000,000), unless each of the Administrative Agents and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed; provided that for purposes of the minimum amounts for assignments required under this clause (iii), contemporaneous assignments to related Approved Funds shall be aggregated); (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned under a Facility; provided that this clause (iv) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis, except that any Term Lender may assign its Term Loans only if it simultaneously assigns to the relevant assignee a ratable portion of each of the Term L/C Facility Term Loan and the Tranche B Term Loan held by such Term Lender (and, for this purpose, the minimum amount for assignments of Term Loans required under clause (iii) above shall be determined based upon the aggregate amount of the Term Loans assigned to such assignee; and (v) the parties to each assignment shall execute and deliver to the Payment Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which shall be payable by either the assignor or assignee, as they may agree) (provided that such fee shall not be payable in respect of the assignment of any portion of the Term Loans of any Term Facility made by JPMCB and/or Citibank on the Closing Date and no more than one such fee shall be payable in connection with simultaneous assignments to or by two or more related Approved Funds).  Subject to acceptance and recording thereof by the Payment Agent pursuant to Section 11.07(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (other than delinquent obligations to any Revolving L/C Issuer) (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.07(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.07(d).

iii.    The Payment Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Payment Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and the L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

iv.    Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agents, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Revolving L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that directly affects such Participant.  Subject to Section 11.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.07(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

v.      A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 11.15 as though it were a Lender.

vi.      Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

vii.   Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Payment Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Payment Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

viii.  Notwithstanding anything to the contrary contained herein, any Lender may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee as agent for holders of obligations owed, or securities issued, by such Lender as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 11.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

ix.     Notwithstanding anything to the contrary contained herein, if at any time any of Citibank or JPMCB or any other L/C Issuer assigns all of its respective Commitments and Loans pursuant to Section 11.07(b), Citibank, JPMCB or such L/C Issuer, as applicable, may, upon 30 days’ notice to the Borrower and the Lenders, resign as an L/C Issuer.  In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of any of Citibank, JPMCB or such L/C Issuer, as applicable, as L/C Issuer.  If any of Citibank, JPMCB or any other L/C Issuer, as applicable, resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuers hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).

h.      Confidentiality.  Neither any Agent nor any Lender may disclose to any Person any confidential, proprietary or non-public information of the Parent and its Subsidiaries furnished to the Agents or the Lenders by any Loan Party (such information being referred to collectively herein as the “Parent Information”), except that each of the Agents and each of the Lenders may disclose Parent Information (i) to its and its affiliates’ employees, officers, directors, agents and other advisors, including accountants and legal counsel (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Parent Information and instructed to keep such Information confidential on substantially the same terms as provided herein), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any judicial order, subpoena or similar legal process or requested by any regulatory body with jurisdiction over any of the Agents or Lenders or their affiliates, employees, officers, directors, agents, accountants, attorneys and other advisors, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.08, to any pledgee referred to in Section 11.07(f) or any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (vii) to the extent such Parent Information (A) is or becomes generally available to the public on a nonconfidential basis other than as a result of a breach of this Section 11.08 by such Agent or such Lender, or (B) is or becomes available to such Agent or such Lender on a nonconfidential basis from a source other than a Loan Party and (viii) with the consent of the Borrower.

i.      Setoff.  In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender and each of their respective Affiliates is authorized at any time and from time to time, with prior notice to the Borrower or any other Loan Party, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower, the Payment Agent and the Administrative Agents after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Payment Agent, the Administrative Agents and each Lender and their respective Affiliates under this Section 11.09 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Payment Agent, the Administrative Agents, such Lender and their respective Affiliates may have.

j.      Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

k.      Counterparts.  This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

l.      Integration.  This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

m.      Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

n.      Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

o.      Tax Forms.

i.       Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Lender”) shall deliver to the Payment Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Payment Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code, and in the case of a Foreign Lender claiming such an exemption under Section 881(c) of the Code, a certificate that establishes in writing to the Administrative Agent that such Foreign Lender is not (i) a “bank” as defined in Section 881(c)(3)(A) of the Code, (ii) a 10-percent shareholder within the meaning of Section 871(h)(3)(B) of the Code, and (iii) a controlled foreign corporation related to the Borrower within the meaning of Section 864(d) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Payment Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Payment Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement and (B) promptly notify the Payment Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(i)            Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Payment Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Payment Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-81MY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

(ii)           The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 11.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 11.15(a); provided that if such Lender shall have satisfied the requirement of this Section 11.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 11.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

(iii)           The Payment Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 11.15(a).

ii.      Upon the request of the Payment Agent, each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Payment Agent two duly signed completed copies of IRS Form W-9.  If such Lender fails to deliver such forms, then the Payment Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

iii.      If any Governmental Authority asserts that the Payment Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Payment Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Payment Agent under this Section 11.15, and costs and expenses (including Attorney Costs) of the Payment Agent. The obligation of the Lenders under this Section 11.15 shall survive the termination of the Commitments, repayment of all other Obligations hereunder and the resignation of the Payment Agent.

p.      Governing Law.

i.      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

ii.      ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, EACH AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

q.      Waiver of Right to Trial by Jury.  EACH PARTY TO THIS AGREEMENT HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

r.      Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower and each Guarantor and each Administrative Agent shall have been notified by each Lender and each L/C Issuer that each such Lender or L/C Issuer, as the case may be, has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, and each Guarantor, each Agent-Related Person and each Lender and their respective successors and assigns and shall inure to the benefit of each Indemnitee, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

s.      Amendment and Restatement.  This Agreement is an amendment and restatement (but not an extinguishment) of the Existing DHI Credit Agreement and, other than as specifically amended and restated herein, the rights and obligations of the parties thereto shall remain in full force and effect.  Each Lender that is a “Lender” under the Existing DHI Credit Agreement hereby waives any requirement thereunder to receive prior notice of the prepayment of any loans and/or termination of commitments thereunder, if applicable, and each Revolving Credit Lender that is a “Revolving Credit Lender” under the Existing DHI Credit Agreement agrees that as of the Closing Date it shall have, and continue to have, a Revolving Credit Commitment hereunder in the amount set forth opposite such Lender’s name on Schedule 2.01.

t.      USA PATRIOT Act.  Each Lender hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with said Act.

u.      Lender Addendum.  Each initial Lender shall become a party to this Agreement by either signing a counterpart of this Agreement or delivering to the Administrative Agents a Lender Addendum duly executed by such Lender and the Borrower.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

DYNEGY INC.
a Delaware corporation

By:
Name:
Title:

DYNEGY INC.,
an Illinois corporation

By:
Name:
Title:

DYNEGY HOLDINGS INC.

By:
Name:
Title:

OTHER GUARANTORS:1

DYNEGY POWER CORP.

DPC II INC.

DYNEGY ENGINEERING, INC.

DYNEGY SERVICES, INC.

DYNEGY POWER MANAGEMENT SERVICES, L.P.

CALCASIEU POWER, INC.

DYNEGY PARTS AND TECHNICAL SERVICES, INC.

DYNEGY POWER MANAGEMENT SERVICES, INC.

HEP COGEN, INC.

NORTHWAY COGEN, INC.

DYNEGY POWER INVESTMENTS, INC.

DYNEGY POWER SERVICES, INC.

DYNEGY POWER NEVADA, INC.

MICHIGAN COGEN, INC.

MICHIGAN POWER, INC.

OCG COGEN, INC.

OYSTER CREEK COGEN, INC.

RRP COMPANY

DPC COLOMBIA – OPON POWER RESOURCES COMPANY

TERMO SANTANDER HOLDING, LLC

RIVERSIDE GENERATION, INC.

RIVERSIDE GENERATING COMPANY, L.L.C.

ROLLING HILLS GENERATION, INC.

__________________________
1 LIST TO BE UPDATED

DYNEGY RENAISSANCE POWER, INC.

DYNEGY NORTHEAST GENERATION, INC.

HUDSON POWER, L.L.C.

DYNEGY MIDSTREAM GP, INC.

DYNEGY UPPER HOLDINGS, L.L.C.

DYNEGY HOLDING COMPANY, L.L.C

By:
	Name:	Charles C. Cook
	Tatle:	Senior Vice President and Treasurer

DMG ENTERPRISES, INC.

HAVANA DOCK ENTERPRISES, LLC

DMT HOLDINGS, INC.

DMT G.P., L.L.C.

DMT HOLDINGS, L.P.

DYNEGY MARKETING AND TRADE

DYNEGY COAL TRADING & TRANSPORTATION, L.L.C.

NGC STORAGE, INC.

BLACK THUNDER MEMBER, INC.

ILLINOVA CORPORATION

ILLINOVA GENERATING COMPANY

IGC GRIMES COUNTY, INC.

IGC GRIMES FRONTIER, INC.

IPG FERNDALE, INC.

IPG PARIS, INC.

CHARTER OAK (PARIS) INC.

ILLINOVA ENERGY PARTNERS, INC.

PARISH POWER, INC.

CALCASIEU POWER, LLC

DELTA COGEN, INC.

DYNEGY POWER HOLDINGS, INC.

COGEN POWER, INC.

COGEN POWER, L.P.

BG HOLDINGS, INC.

BLACK MOUNTAIN COGEN, INC.

BLUEGRASS GENERATION, INC.

BLUEGRASS GENERATION COMPANY, L.L.C.

DYNEGY CABRILLO II LLC

BLUE RIDGE GENERATION INC.

BLUE RIDGE GENERATION LLC

CHICKAHOMINY GENERATING COMPANY

CHICKAHOMINY POWER, LLC

FLORIDA MERCANTILE POWER, INC.

GASIFICATION SERVICES, INC.

PAMETTO POWER, L.L.C.

DYNEGY OPERATING COMPANY

By:
	Name:	Charles C. Cook
	Title:	Senior Vice President and Treasurer

GEORGIA MERCANTILE POWER, INC.

HEARD COUNTY POWER, L.L.C.

DYNEGY ROSETON, L.L.C.

DYNEGY HUDSON POWER RETAIL, L.L.C.

DYNEGY GLOBAL ENERGY, INC.

DYNEGY BROADBAND MARKETING AND TRADE

DYNEGY GP INC.

DYNEGY TECHNOLOGY CAPITAL CORP.

DYNEGY STRATEGIC INVESTMENTS, L.P.

DYNEGY STRATEGIC INVESTMENTS GP, L.L.C.

RENAISSANCE POWER, L.L.C.

ROLLING HILLS GENERATING, L.L.C.

DYNEGY POWER MARKETING, INC.

DYNEGY ENERGY SERVICES, INC.

ILLINOIS POWER ENERGY, INC.

DES NORTHEAST, INC.

DEM GP, LLC

DYNEGY ENERGY MARKETING, LP

DYNEGY ADMINISTRATIVE SERVICES COMPANY

NIPC, INC.

DYNEGY CATLIN MEMBER, INC.

DYNEGY MIDWEST GENERATION , INC.

DYNEGY I.T., INC.

JAMES RIVER ENERGY CORP.

DPC POWER RESOURCES HOLDING COMPANY

DRY CREEK POWER, INC.

ROCKINGHAM POWER, L.L.C.

DYNEGY POWER DEVELOPMENT COMPANY

By:
	Name:	Charles C. Cook
	Title:	Senior Vice President and Treasurer

DYNEGY STRATEGIC INVESTMENTS LP, INC.

DYNEGY DANSKAMMER, L.L.C.

DYNEGY MIDSTREAM HOLDINGS, INC.

DYNEGY GAS TRANSPORTATION, INC.

DYNEGY STORAGE TECHNOLOGY AND SERVICES, INC.

CHESAPEAKE POWER, INC.

ROCKY ROAD POWER LLC

By:
	Name:	Charles C. Cook
	Title:	Senior Vice President and Treasurer

COGEN LYONDELL, INC.

By:
	Name:	Charles C. Cook
	Title:	Senior Vice President and Treasurer

DYNEGY MANAGEMENT, INC.
DEM L.P., LLC
DMT L.P., L.L.C.

By:
	Name:	Richard W. Eimer
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

CITICORP USA, INC.

By:
Name:
Title:

[ADDITIONAL LENDERS]

By:
Name:
Title:

CITICORP USA, INC.,
as Administrative Agent and Payment Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

CITIBANK, N.A.,
as Revolving L/C Issuer and Term L/C Issuer

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Revolving L/C Issuer, Term L/C Issuer and Collateral Agent

By:
Name:
Title:

SCHEDULES TO

DYNEGY HOLDINGS INC.

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of April 2, 2007
Among

DYNEGY HOLDINGS INC.,
as the Borrower,

DYNEGY INC., a Delaware corporation,
as the Parent,

DYNEGY INC., an Illinois corporation,
as the Intermediate Parent,

The Other Guarantors Party Hereto,
The Lenders Party Hereto,

CITICORP USA, INC.
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agents,

CITICORP USA, INC.,
as Payment Agent,

JPMORGAN CHASE BANK, N.A.
and
CITIBANK, N.A.,
as Revolving L/C Issuers and Term L/C Issuers
and

JPMORGAN CHASE BANK, N.A.
as Collateral Agent
______________________________________

J.P. MORGAN SECURITIES INC.
and
CITIGROUP GLOBAL MARKETS INC.,
as Joint Lead Arrangers and Joint Bookrunners
and

CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
BANK OF AMERICA, N.A..
And

ABN AMRO BANK N.V.,
as Co-Documentation Agents

SCHEDULE I
EXISTING MORTGAGORS AND EXISTING MORTGAGES

See Schedule 4.01(a)(iv) for list of Existing Mortgagors and Existing Mortgages.

SCHEDULE I - 1

SCHEDULE II
TOLLING AGREEMENTS

1.	Kendall:

(h)	Power Purchase Agreement between LSP - Kendall Energy, LLC and Electric Clearinghouse, Inc., entered into on February 25, 1999.

(i)	Assignment and Assumption Agreement between Dynegy Marketing and Trade and Constellation Energy Commodities Group, Inc. entered into on November 17, 2004.

2.	Sithe:

(a)	Capacity Release Transfer Agreement between Dynegy Marketing and Trade and Enron North America Corp., entered into on July 1, 2001.

(b)
Electricity Swap Confirmation (Confirmation No. 1A) under the ISDA Master Agreement (Multicurrency – Cross Border) between Sithe/Independence Power Partners, L.P. and Dynegy Power Marketing, Inc., entered into on July 1, 2001.

(c)	ISDA Master Agreement (Multicurrency – Cross Border) between Sithe/Independence Power Partners, L.P. and Dynegy Power Marketing, Inc., entered into on July 1, 2001.

(d)	Schedule to the ISDA Master Agreement (Multicurrency – Cross Border) between Sithe/Independence Power Partners, L.P. and Dynegy Power Marketing, Inc., entered into on July 1, 2001.

(e)	C1 Partial Assignment Agreement (Contract No. C10018) between Dynegy Canada Marketing and Trade, a division of Dynegy Canada Inc., and Enron North America Corp., entered into on July 1, 2001.

(f)	M12 Partial Assignment Agreement (Contract No. 12017) between Dynegy Canada Marketing and Trade, a division of Dynegy Canada Inc., and Enron North America Corp., entered into on July 1, 2001.

(g)
Temporary Transportation Contract Assignment (Contract No. 5024-2063) between Dynegy Canada Marketing and Trade, a division of Dynegy Canada Inc., and Enron North America Corp., entered into on July 1, 2001.

(h)
Temporary Transportation Contract Assignment (Contract No. 5024-2062) between Dynegy Canada Marketing and Trade, a division of Dynegy Canada Inc., and Enron North America Corp., entered into on July 1, 2001.

(i)
Temporary Transportation Contract Assignment (Contract No. 5726-2293) between Dynegy Canada Marketing and Trade, a division of Dynegy Canada Inc., and Enron North America Corp., entered into on July 1, 2001.

SCHEDULE II - 1

(j)	Tolling Agreement between Dynegy Power Marketing, Inc. and Sithe/Independence Power Partners, L.P., entered into on July 1, 2001.

(k)	Gas Supply Agreement between Dynegy Canada Marketing and Trade and Sithe/Independence Power Partners, L.P., entered into on July 1, 2001.

(l)	Energy Management Agreement between Dynegy Marketing and Trade and Dynegy Power Marketing, Inc. and Sithe/Independence Power Partners, L.P., entered into on July 1, 2001.

(m)	Empire State Pipeline Company, Inc. Agency Agreement between Dynegy Marketing and Trade and Sithe/Independence Power Partners, L.P., entered into on July 1, 2001.

(n)	Letter Agreement from Enron North America Corp. to Dynegy Marketing and Trade and Dynegy Canada Marketing and Trade entered into on June 29, 2001.

(o)
Master Power Purchase and Sale Agreement between Entergy Services, Inc. and Dynegy Power Marketing, Inc. dated as of January 31, 2007 (to be effective upon approval by Louisiana public service commission)

SCHEDULE II - 2

SCHEDULE 2.01
LENDER COMMITMENTS

Lender	Revolving Credit Commitment ($)	Term L/C Facility Commitment ($)	Tranche B Term Commitment ($)
JPMorgan Chase Bank, N.A.	85,000,000
Citicorp USA, Inc.	85,000,000	400,000,000	70,000,000
Credit Suisse, Cayman Islands Branch	85,000,000
Bank of America, N.A.	75,000,000
ABN AMRO Bank N.V.	75,000,000
Goldman Sachs Credit Partners L.P.	55,000,000
Lehman Brothers Commercial Paper Inc.	55,000,000
Merrill Lynch Capital Corporation	55,000,000
Morgan Stanley Bank	55,000,000
The Royal Bank of Scotland plc	55,000,000
Wachovia Bank, National Association	55,000,000
Calyon New York Branch	40,000,000
Dresdner Bank AG New York and Grand Cayman Branches	25,000,000
The Bank of Nova Scotia	25,000,000
BNP Paribas	15,000,000
Union Bank of California, N.A.	10,000,000
TOTAL	$850,000,000	$400,000,000	$70,000,000

SCHEDULE 2.01 - 1

SCHEDULE 2.03(m)
EXISTING LETTERS OF CREDIT
AS OF APRIL 2, 2007

JP Morgan Chase Bank LCs

EXPIRATION DATE	EXTERNAL CP	ISSUER ID	INTERNAL CP	ABS AMOUNT
6/30/2007	ANR PIPELINE COMPANY	650044	DYNEGY MARKETING AND TRADE	198,000
6/30/2007	PJM INTERCONNECTION, L.L.C.	635227	DYNEGY POWER MARKETING, INC.	3,120,000
5/1/2007	NATIONAL GRID	650051	DYNEGY POWER MARKETING, INC.	2,194,653
5/30/2007	LIBERTY MUTUAL INSURANCE COMPANY	634925	DYNEGY INC.	375,000
6/29/2007	CORAL ENERGY HOLDING, L.P.	651101	DYNEGY MARKETING AND TRADE	1,000,000
6/29/2007	ERCOT ISO	651512	DYNEGY POWER MARKETING, INC.	1,050,000
6/29/2007	NEW ENGLAND POWER POOL	650969	DYNEGY POWER MARKETING, INC.	12,000
6/29/2007	POWER AUTHORITY OF THE STATE OF NEW YORK	651306	DYNEGY POWER MARKETING, INC.	100,000
6/29/2007	NRG POWER MARKETING INC.	651350	DYNEGY POWER MARKETING, INC.	1
6/29/2007	TRANSCANADA PIPELINES LIMITED	634946	DMT, A DIVISION OF DYNEGY CANADA INC.	2,115,485
6/29/2007	MIRANT ENERGY TRADING, LLC	635158	DYNEGY MARKETING AND TRADE	1,500,000
6/29/2007	CENTRAL HUDSON GAS & ELECTRIC CORPORATION	651479	DYNEGY MARKETING AND TRADE	100,000
3/30/2007	CARGILL POWER MARKETS, LLC	650482	DYNEGY POWER MARKETING, INC.	1
3/30/2007	WESTAR ENERGY, INC.	650481	DYNEGY POWER MARKETING, INC.	1
3/30/2007	WILLIAMS POWER COMPANY, INC.	650193	DYNEGY MARKETING AND TRADE	1
3/30/2007	KEYSTONE ENERGY PARTNERS, LP	651103	DYNEGY POWER MARKETING, INC.	1
12/27/2007	SAFECO INSURANCE	651511	DYNEGY INC.	8,498,300
9/30/2007	ILLINOIS COMMERCE COMMISSION	651596	ILLINOIS POWER ENERGY, INC.	160,000
9/30/2007	TRAVELERS INDEMNITY	651595	DYNEGY INC.	5,200,000
9/28/2007	ILLINOIS COMMERCE COMMISSION	634949	ILLINOIS POWER ENERGY, INC.	160,000
9/28/2007	TEXAS EASTERN TRANSMISSION, LP	650479	DYNEGY GAS TRANSPORTATION, INC.	730,000
2/28/2008	MIDWESTERN GAS TRANSMISSION COMPANY	635159	DYNEGY MARKETING AND TRADE	150,000
2/28/2008	COMMISSIONER-NY STATE DEPT OF ENVIRONMENTAL CONSERVATION	651064	DYNEGY HOLDINGS INC.	16,146,289
12/28/2007	BP CORPORATION NORTH AMERICA INC.	635224	DYNEGY MARKETING AND TRADE	16,500,000
12/28/2007	COLUMBIA GAS TRANSMISSION CORPORATION	636094	DYNEGY MARKETING AND TRADE	50,000
12/28/2007	CONSTELLATION ENERGY COMMODITIES GROUP, INC.	652325	DYNEGY COAL TRADING & TRANSPORTATION, L.L.C.	1,200,000
12/28/2007	SEMPRA ENERGY TRADING CORP.	651305	DYNEGY COAL TRADING & TRANSPORTATION, L.L.C.	180,000
12/28/2007	IROQUOIS GAS TRANSMISSION SYSTEM, L.P.	651437	DYNEGY MARKETING AND TRADE	1,000,000
12/28/2007	NATURAL GAS EXCHANGE INC.	635232	DYNEGY CANADA INC.	12,000,000
12/28/2007	CONOCOPHILLIPS COMPANY	576050	DYNEGY ROSETON, L.L.C.	5,000,000
12/28/2007	CALIFORNIA POWER EXCHANGE CORPORATION	634924	DYNEGY HOLDINGS INC.	500,000
12/28/2007	CORAL ENERGY RESOURCES, L.P.	651098	DYNEGY MARKETING AND TRADE	4,700,000
12/28/2007	ALGONQUIN GAS TRANSMISSION COMPANY	651106	DYNEGY MARKETING AND TRADE	275,000
11/30/2007	STRATEGIC ENERGY L.L.C.	651097	DYNEGY POWER MARKETING, INC.	3,000,000
10/31/2007	EL PASO NATURAL GAS COMPANY	650045	DYNEGY MARKETING AND TRADE	700,000
10/31/2007	FLORIDA GAS TRANSMISSION COMPANY	650970	DYNEGY MARKETING AND TRADE	50,000
10/31/2007	GULF SOUTH PIPELINE COMPANY, LP	651349	DYNEGY MARKETING AND TRADE	50,000
10/31/2007	TENNESSEE GAS PIPELINE COMPANY	635223	DYNEGY MARKETING AND TRADE	800,000
10/31/2007	TRANSCONTINENTAL GAS PIPE LINE CORPORATION	635157	DYNEGY GAS TRANSPORTATION, INC.	125,000
12/31/2007	OIL INSURANCE LIMITED	651179	DYNEGY INC.	3,645,000
12/31/2008	COBB ELECTRIC MEMBERSHIP CORPORATION	635210	DYNEGY POWER MARKETING, INC.	7,128,000
		635215	DYNEGY POWER MARKETING, INC.	1,152,000
		635216	DYNEGY POWER MARKETING, INC.	384,000
		635217	DYNEGY POWER MARKETING, INC.	384,000
		635218	DYNEGY POWER MARKETING, INC.	2,808,000
		635219	DYNEGY POWER MARKETING, INC.	24,000
		635220	DYNEGY POWER MARKETING, INC.	120,000
12/31/2008	GREAT LAKES GAS TRANSMISSION LIMITED PARTNERSHIP	636083	DYNEGY MARKETING AND TRADE	1,182,000
12/31/2008	MICHIGAN CONSOLIDATED GAS COMPANY	635235	DYNEGY MARKETING AND TRADE	500,000
12/31/2008	COALSALES II, LLC	651351	DYNEGY COAL TRADING & TRANSPORTATION, L.L.C.	8,600,000
12/31/2008	COALSALES, LLC	651338	DYNEGY COAL TRADING & TRANSPORTATION, L.L.C.	2,500,000
1/31/2008	DUKE POWER, A DIVISION OF DUKE ENERGY CORPORATION	651180	DYNEGY POWER MARKETING, INC.	500,000
1/29/2008	DUKE ELECTRIC TRANSMISSION, A DIVISION OF DUKE ENERGY CORPORATION	636075	DYNEGY POWER MARKETING, INC.	20,000
1/28/2008	SEQUENT ENERGY MANAGEMENT, L.P.	650476	DYNEGY MARKETING AND TRADE	1,400,000
1/30/2008	CARGILL POWER MARKETS, LLC	650483	DYNEGY POWER MARKETING, INC.	930,000
1/30/2008	DTE ENERGY TRADING, INC.	650046	DYNEGY POWER MARKETING, INC.	1
1/30/2008	MORGAN STANLEY CAPITAL GROUP INC.	650318	DYNEGY POWER MARKETING, INC.	3,000,000
1/30/2008	SPRAGUE ENERGY CORP.	576005	DYNEGY MARKETING AND TRADE	250,000
1/30/2008	CREDIT SUISSE ENERGY LLC	576004	DYNEGY POWER MARKETING, INC.	3,000,000
3/28/2008	J. ARON & COMPANY	652239	DYNEGY POWER MARKETING, INC.	2,000,000
3/28/2008	SEMPRA ENERGY TRADING CORP.	650478	DYNEGY POWER MARKETING, INC.	1
3/28/2008	CONOCOPHILLIPS COMPANY	651083	DYNEGY MARKETING AND TRADE	4,500,000
3/28/2008	UNION GAS LIMITED	651414	DYNEGY CANADA MARKETING & TRADE, A DIVISION OF DYNEGY CANADA INC.	1,400,000
3/28/2008	BG ENERGY MERCHANTS, LLC	651084	DYNEGY MARKETING AND TRADE	2,300,000
12/26/2007	MERRILL LYNCH COMMODITIES, INC.	651480	DYNEGY MARKETING AND TRADE	1,000,000
4/29/2008	EAGLE ENERGY PARTNERS I, L.P.	651387	DYNEGY MARKETING AND TRADE	7,700,000
4/29/2008	KINDER MORGAN TEJAS PIPELINE, L.P.	651102	DYNEGY MARKETING AND TRADE	23,100,000
4/29/2008	SEMPRA ENERGY TRADING CORP.	635241	DYNEGY CANADA MARKETING & TRADE, A DIVISION OF DCI	8,000,000
4/29/2008	SEMPRA ENERGY TRADING CORP.	635239	DYNEGY MARKETING AND TRADE	900,000
4/29/2008	SEMPRA ENERGY TRADING CORP.	652326	DYNEGY ROSETON, L.L.C.	8,721,900
6/29/2007	AEP, AS AGENT FOR THE AEP OPERATING COMPANIES	651438 /R	DYNEGY MARKETING AND TRADE	1
Total JP Morgan Chase Bank LCs				186,088,635

SCHEDULE 2.03(m) - 1

Citibank LCs

EXPIRATION DATE	EXTERNAL CP	ISSUER ID	INTERNAL CP	ABS AMOUNT
4/10/2007	LIBERTY MUTUAL INSURANCE COMPANY	61643834	DYNEGY HOLDINGS INC.	11,200,000
8/3/2007	J.P. MORGAN FUTURES INC.	61651527	DYNEGY MARKETING AND TRADE	9,700,000
Total Citibank LCs				20,900,000
GRAND TOTAL BOTH BANKS				206,988,635

SCHEDULE 2.03(m) - 2

SCHEDULE 4.01(a)
JURISDICTIONS OF LOCAL COUNSEL TO THE LOAN PARTIES

Part (a) (Corporate)

COLORADO
Sherman & Howard L.L.C.

ILLINOIS
Shiff Hardin LLP

MASSACHUSETTS
Foley Hoag LLP

Part (b) (Real Estate)

GEORGIA
McGee & Oxford

ILLINOIS
Vedder, Price, Kaufman & Kammholz

KENTUCKY
Wyatt, Tarrant & Combs, LLP

LOUISIANA
Lugenbuhl, Wheaton, Peck, Rankin & Hubbard

MICHIGAN
Jaffe Raitt Heuer & Weiss, P.C.

OHIO
Vorys, Sater, Seymour & Pease LLP

SCHEDULE 4.01(a) - 1

SCHEDULE 4.01(a)(iii)(C)
INSURANCE

These insurance requirements apply only to pledged mortgage assets, equipment, inventory and barges. These insurance requirements do not apply to pledged Equity Interests and shall apply to the Shared Security Agreement, the Non-Shared Security Agreement and the Mortgages.

1.           The types of insurance required by this Schedule 4.01(a)(iii)(C) will be issued by insurance companies rated “A-” or better, with a minimum size rating of “VIII,” by Best’s Insurance Guide and Key Ratings (or an equivalent rating by another nationally recognized insurance rating agency of similar standing) or other insurance companies of recognized responsibility satisfactory to Administrative Agents, allowing for alien/non-admitted carriers that conform to the Best’s Rating requirements above:

a.
Comprehensive or commercial general liability insurance on an “occurrence” policy form or AEGIS, or equivalent, “claims-first-made” form, including coverage for premises/operations, explosion, collapse and underground hazards, products/completed operations, broad form property damage, blanket contractual liability, and personal injury for the Parent and its Subsidiaries (but may exclude any Excluded Subsidiaries (as applicable the “Insured”) and for operators and contractors, with primary coverage limits of no less than $1,000,000 for injuries or deaths or damage to property resulting from any one occurrence and a $1,000,000 aggregate limit.  The comprehensive or commercial general liability policy shall also include a severability of interest clause and a cross liability clause in the event more than one entity is “named insured” under the liability policy. Deductibles (and/or Self Insured Retentions) up to $1,000,000 per occurrence are permitted; however, Administrative Agents and the Parent will have the right to review this from time to time based upon the consolidated operating results of the Parent and its subsidiaries.

b.
Umbrella / Excess Liability Insurance of not less than $35,000,000 per occurrence and in the aggregate. Such coverages shall be on a per occurrence policy form or the AEGIS, or equivalent, “claims-first-made” form and over and above coverage provided by the policies described in paragraph (a) above whose limits shall apply toward the $35,000,000 limits set forth in this paragraph (b).  The umbrella and/or excess policies shall not contain endorsements which restrict coverages as set forth in paragraph (a) above, and which are provided in the underlying policies.

The liability policies referenced in (a) and (b) above wherein the Collateral Agent or the Collateral Trustee has an insurable interest shall insure the interests of the Collateral Agent and the Collateral Trustee as well as Insured, and the policies shall name the Collateral Agent and the Collateral Trustee as additional insureds as their interests may appear.

SCHEDULE 4.01(a)(iii)(C) - 1

c.
Property Damage Insurance, from and after the date of this Agreement, “All-Risks” property insurance coverage in a minimum amount of not less than $500,000,000, providing coverage on a Replacement Cost Value (RCV) basis up to the loss limit (no co-insurance) with no deduction for depreciation (RCV only applies if damaged item is repaired or replaced.  If not repaired or replaced, valuation reverts to Actual Cash Value (ACV), which is the depreciated value.) , providing, without limitation, (i) coverages against loss or damage by fire, lightning, windstorm, hail, explosion, riot, civil commotion, aircraft, vehicles, smoke, and other risks from time to time included under “all risk” or “extended coverage” policies, earthquake, terrorism, flood, (provided, however, that earthquake, terrorism and flood coverage(s) may be subject to an annual aggregate limit of not less than, (i) $100,000,000 for earthquake and terrorism, and (ii) $200,000,000 for flood), collapse, sinkhole and subsidence with a sublimit of not less than $1,000,000 for on-site pollution clean-up required as a result of the occurrence of an insured risk (such cover may be provided under a pollution liability policy), (ii) off–site coverage with a per occurrence limit of $5,000,000 or such higher amount as is sufficient to cover off  site equipment, (iii) transit coverage with a per occurrence limit sufficient to cover replacement cost of property in transit (Note: Dynegy maintains an automatic transit sublimit of $15,000,000. If an item valued > $15,000,000 is shipped, underwriters would have to pre-agree to a larger sublimit.), and (iv) boiler and machinery coverage on a “comprehensive” basis including breakdown and repair with limits not less than $100,000,000, on a repair/replacement cost basis.

As respects the All-Risks Property Policy Insured, Collateral Agent and Collateral Trustee shall be named as Loss Payee(s) as their interests may appear, as respects property damage insurance proceeds payable by insurers, and to the extent proceeds exceed $10,000,000 on any one loss/occurrence.  All commercial markets insurance policies for loss or damage to the pledged property shall contain a standard mortgagee clause (without contribution) in conformance with the “Pro Forma Lender’s Loss Payable Endorsement” attached as an exhibit to this Insurance Schedule, and name the Collateral Agent and the Collateral Trustee as an Additional Insured.

In the event that the “All-Risk” property and boiler and machinery breakdown insurance are not written in the same policy, each policy will contain a joint loss agreement provision.  The policy/policies shall include increased cost of construction coverage and debris removable subject to a sublimit of $5,000,000. All such property insurance policies may have property damage deductibles of not greater than $2,000,000 per loss. Flood deductible for locations in 100 year flood zones may be subject to a maximum deductible of $2,000,000 or 3% of the total insured value of the asset.

d.
Business Interruption Insurance. During the Term, business interruption insurance (on the pledged assets only) covering a 12 month period of indemnity, with a time-element deductible not to exceed 60 days, if commercially reasonably available within similar industry markets.

SCHEDULE 4.01(a)(iii)(C) - 2

e.
All contractors and subcontractors shall, prior to performing work at the mortgaged site(s) (amount of the work in excess of $1,000,000), supply proper evidence of insurance as set forth in paragraphs 1(a) (excluding sudden and accidental pollution liability).  Such insurance, supplied by these parties shall:

i.	add the Collateral Agent and the Collateral Trustee as additional insureds;

ii.	be primary as respects insurance provided by the Insured and the Collateral Agent and the Collateral Trustee;

iii.	waive rights of subrogation against the Insured and the Collateral Agent and the Collateral Trustee; and

iv.	continue in force until obligations of contractor and subcontractor are fulfilled.

The Insured shall use its discretion in requiring limits should the exposure merit higher limits greater than those set forth above.

2.           For purposes of notification to the additional insureds on the above required insurance policies of Insured, notice to the Collateral Trustees or the Collateral Agent, as applicable, shall constitute notice to the Lenders to the Credit Agreement (including the Shared Security Agreement, the Non-Shared Security Agreement, and the Mortgages).  Each policy shall be primary without right of contribution from any other insurance that may be carried by Lenders, shall provide that there shall be no recourse against Lenders for payment of premiums or other amounts with respect thereto, and shall provide a waiver of subrogation against the Collateral Trustees or the Collateral Agent, as applicable, any of the Mortgagors and Lenders, or the Parent and its applicable Subsidiaries. Each such policy shall also provide that if any premium or installment is not paid when due, or if such insurance is to be cancelled, terminated or materially changed wherein coverage would be in conflict with the insurance provisions set forth herein, the insurers (or their representatives) will endeavor to notify the Insured, the Collateral Agent and the Collateral Trustee, and any such cancellation, termination or material change shall not be effective until 30 days (10 days for non payment of premium) after  the notice.

3.           In the event that the Loan Parties fail to respond in a timely and appropriate manner (as reasonably determined by the Collateral Agent) to take any steps necessary or reasonably requested by the Collateral Trustees or the Collateral Agent, as applicable, to collect from any insurers for any loss covered by any insurance required to be maintained by this Schedule 4.01(a)(iii)(C), the Collateral Agent shall have the right (but not the obligation) to make all proofs of loss, adjust all claims and/or receive all or any part of the proceeds of the foregoing insurance policies, either in its own name or the name of the Insured; provided, however, that the Insured shall, upon the Collateral Agent’s request and at the Insured’s own cost and expense, make all proofs of loss and take all other steps necessary or reasonably requested by the Administrative Agents to collect from insurers for any loss covered by any insurance required to be obtained by this Schedule 4.01(a)(iii)(C).  Any expenses incurred by the Administrative Agents in the adjustment and collection of insurance proceeds shall be considered part of the

SCHEDULE 4.01(a)(iii)(C) - 3

Secured Indebtedness and shall be due and payable to Administrative Agents upon demand. Collateral Agent shall not be, under any circumstances, liable or responsible for failure to collect or exercise diligence in the collection of any of such proceeds or for the obtaining, maintaining or adequacy of any insurance or for failure to see to the proper application of any amount paid over to the Insured.  The Insured shall at all times comply with the requirements of the insurance policies required hereunder and of the issuers of such policies.

4.           In the event any insurance (including the limits or deductibles thereof) hereby required to be maintained, other than insurance required by law to be maintained, shall not be available and commercially feasible in the commercial insurance market, the Administrative Agents, shall not unreasonably withhold its/their agreement to waive such requirement to the extent the maintenance thereof is not so commercially reasonably available; provided, however, that the Insured shall first request any such waiver in writing, explaining in detail the basis for such conclusions. At any time after the granting of any such waiver, the Administrative Agents may request, and the Insured shall furnish to the Administrative Agents within 15 days after such request, supplemental reports reasonably acceptable to the Administrative Agents. Any such waiver shall be effective only so long as such insurance shall not be available and commercially feasible in the commercial insurance market; however, the waiver shall not extend beyond the next anniversary of the insurance coverage without the Administrative Agents’ approval, not to be unreasonably withheld.

5.           In the event that any policy is written on a “claims-made” basis and such policy is not renewed or the retroactive date of such policy is to be changed, the Insured shall obtain for each such policy or policies the basic and supplemental extended reporting period coverage or “tail” reasonably available in the commercial insurance market for each such policy or policies and shall provide the Administrative Agents with proof that such basic and supplemental extended reporting period coverage or “tail” has been obtained.

6.           In the event any insurer that has issued a policy of insurance under Parent’s global insurance program required pursuant to this Insurance Schedule 4.01(a)(iii)(C) to the Credit Agreement becomes insolvent or the subject of any petition, case, proceeding or other action pursuant to the Bankruptcy Code (as defined in the Collateral Trust Agreement), or if in Administrative Agents’ reasonable opinion the financial responsibility of such insurer is or becomes inadequate, Parent shall, in each instance, promptly upon its discovery thereof or upon the request of Administrative Agents therefore, and at Parent’s expense, promptly replace such inadequate security on the applicable line of coverage, and provide evidence of such acceptable insurer that meet the insurance requirements stated herein to Collateral Agent.

Attached to form part of this Schedule 4.01(a)(iii)(C) are the following exhibits:

•           Pro Forma Lender’s Loss Payable Wording

SCHEDULE 4.01(a)(iii)(C) - 4

ENDORSEMENT NO. 1

INSURED:	DYNEGY INC. and others as more fully stated in the Policy
EFFECTIVE DATE:	14th March, 2004

PRO FORMA LENDER’S LOSS PAYABLE ENDORSEMENT

I.
Loss or damage, if any, under this Policy, shall be paid to the applicable Payee, its successor and assigns, hereinafter referred to as “the Lender”, in whatever form or capacity its interest may appear and whether said interest be vested in said Lender in its individual or in its disclosed or undisclosed fiduciary or representative capacity, or otherwise, or vested in a nominee or trustee of said Lender.

II.
The insurance under this Policy, or any rider or endorsement attached thereto, as to the interest only of the Lender, it successors and assigns, shall not be invalidated nor suspended: (a) by any unintentional error, omission or change respecting the ownership, description, possession or location of the subject of the Insurance or the interest therein, or the title thereto; (b) by the commencement of foreclosure proceedings or the giving of notice of sale of any of the property covered by this Policy by virtue of any mortgage or trust deed; (c) by any breach of warranty, act, omission, neglect or non-compliance with any of the provisions of this Policy, including any and all riders now or hereafter attached thereto, by the Named Insured, the borrower, mortgagor, trustor, vendee, owner, tenant, warehouseman, custodian, occupant or by the agents of either or any of them or by the happening of any event permitted by them or either of them, or their agents, or which they failed to prevent, whether occurring before or after the attachment of this Endorsement, or whether before or after a loss, which under the provisions of this Policy of Insurance or of any rider or endorsement attached thereto would invalidate or suspend the insurance as to the Named Insured, excluding  however any acts or omissions of the Lender while exercising active control and management of the property.  Provided always that Underwriters will retain full rights of recourse against the invalidating party.

III.
In the event of failure of the Insured to pay any premium or additional premium which shall be or become due under the terms of this Policy or on account of any change in occupancy or increase in hazard not permitted by this Policy, the Underwriters agree to give written notice to the Lender of such non-payment of premium and it is a condition of the continuance of the rights of the Lender hereunder that the Lender when so notified in writing by Underwriters of the failure of the Insured to pay such premium shall pay or cause to be paid the premium due within 10 days following receipt of the Underwriters’ demand in writing therefor.  If the Lender shall decline to pay said premium or additional premium, the rights of the Lender under this Lender’s Loss Payable Endorsement shall not be terminated before 10 days after receipt of said written notice by the Lender.

IV.
Whenever Underwriters shall pay to the Lender any sum for loss or damage under this Policy and shall claim that as to the Insured no liability therefor exists, Underwriters, at their option, may pay to the Lender the whole principal sum and interest and other indebtedness due or to become due from the Insured, whether secured or unsecured (with refund of all interest not accrued), and Underwriters, to the extent of such payment, shall thereupon receive a full assignment and transfer, without recourse, of the debt and all rights and securities held as collateral thereto.

SCHEDULE 4.01(a)(iii)(C) - 5

V.	If there be any other insurance upon the within described property, Underwriters shall be liable under this Policy as to the Lender for the proportion of such loss or damage that the sum hereby

Insured bears to the entire insurance of similar character on said property under policies held by, payable to and expressly consented to by the Lender.  Any Contribution Clause included in any Fallen Building Clause Waiver or any Extended Coverage Endorsement attached to this contract of insurance is hereby nullified, and also any Contribution Clause in any other endorsement or rider attached to this contract of insurance is hereby nullified except Contribution Clauses for the compliance with which the Insured has received reduction in the rate charged or has received extension of the coverage to include hazards other than fire and compliance with such Contribution Clause is made a part of the consideration for insuring such other hazards.  The Lender, upon the payment to it of the full amount of its claim, will subrogate Underwriters (pro rata with all other insurers contributing to said payment) to all of the Lender’s rights of contribution under said other insurance.

VI.
Underwriters reserve the right to cancel this Policy at any time, as provided by its terms, but in such case this Policy shall continue in force for the benefit of the Lender for 10 days after written notice of such cancellation is received by the Lender and shall then cease.

VII.
This Policy shall remain in full force and effect as to the interest of the Lender for a period of 10 days after its expiration unless an acceptable policy in renewal thereof with loss thereunder payable to the Lender in accordance with the terms of this Lender’s Loss Payable Endorsement, shall have been issued by some insurers and accepted by the Lender.

VIII.
Should legal title to and beneficial ownership of any of the property covered under this Policy become vested in the Lender or its agents, insurance under this Policy shall continue for the term thereof for the benefit of the Lender but, in such event, any privileges granted by this Lender’s Loss Payable Endorsement which are not also granted the Insured under the terms and conditions of this Policy and/or under other riders or endorsements attached thereto shall not apply to the insurance hereunder as respect such property.

IX.
All notices herein provided to be given by this Policy to the Lender in connection with this Policy and this Lender’s Loss Payable Endorsement shall be mailed to or delivered to the Lender at its office or branch described on the first page of the policy.

All other terms, clauses and conditions remain unchanged.

SCHEDULE 4.01(a)(iii)(C) - 6

SCHEDULE 4.01(a)(iv)
MORTGAGES TO BE SUPPLEMENTED

County/Parish	State	Mortgagor/ Grantor	Mortgage or Deed of Trust	Mortgage Recording Info.	Mortgage Date
Heard	GA	Heard County Power, LLC	Leasehold Deed to Secure Debt, Security Agreement & Assignment of Rents and Leases	Bk 259, Pg 36	4/1/03
LaSalle	IL	Dynegy Midwest Generation, Inc.	Mortgage, Security Agreement, Assignment of Rents & Leases, & Fixture Filing (Illinois)	R2003-11572	4/1/03
Madison	IL	Dynegy Midwest Generation, Inc.	Mortgage, Security Agreement, Assignment of Rents & Leases, & Fixture Filing (Illinois)	Bk 4564, Pg 0504, Inst.# 2003R25890	4/1/03
Madison	IL	Dynegy Midwest Generation, Inc.	Mortgage, Security Agreement, Assignment of Rents & Leases, & Fixture Filing (Illinois)	Bk 4564, Pg 0504, Inst.# 2003R25890	4/1/03
Mason	IL	Dynegy Midwest Generation, Inc.	Mortgage, Security Agreement, Assignment of Rents & Leases, & Fixture Filing (Illinois)	Bk 901, Pg 73	4/1/03
Putnam	IL	Dynegy Midwest Generation, Inc.	Mortgage, Security Agreement, Assignment of Rents & Leases, & Fixture Filing (Illinois)	Doc No. 03-583	4/1/03
Randolph & St. Clair counties	IL	Dynegy Midwest Generation, Inc.	Mortgage, Security Agreement, Assignment of Rents & Leases, & Fixture Filing (Illinois)	(1) Bk 692, Pg 624 (Randolph) (2) A01749948 (St. Clair)	4/1/03
Vermilion	IL	Dynegy Midwest Generation, Inc.	Mortgage, Security Agreement, Assignment of Rents & Leases, & Fixture Filing (Illinois)	Doc # 03-0005018	4/1/03

SCHEDULE 4.01(a)(iv) - 1

County/Parish	State	Mortgagor/ Grantor	Mortgage or Deed of Trust	Mortgage Recording Info.	Mortgage Date
Kane	IL	Rocky Road Power, LLC	Mortgage, Security Agreement, Assignment of Rents & Leases, & Fixture Filing (Illinois)	Doc # 0620612055	7/18/06
Cook	IL	Rocky Road Power, LLC	Mortgage, Security Agreement, Assignment of Rents & Leases, & Fixture Filing (Illinois)	Doc # 0620733021	7/18/06
Lawrence	KY	Riverside Generating Company, L.L.C.	Leasehold Mortgage, Security Agreement, Assignment of Rents & Leases, & Fixture Filing (Kentucky)	(1) Fix. Bk 3, Pg 143 (2) Mtg. Bk 159, Pg 143	4/1/03
Oldham	KY	Bluegrass Generation Company LLC	Leasehold Mortgage, Security Agreement, Assignment of Rents & Leases, & Fixture Filing (Kentucky)	(1) Fix. Bk 5 Pg 269 (2) Mtg. Bk 1119, Pg 443	4/1/03
Calcasieu	LA	Calcasieu Power, LLC	Multiple Indebtedness Leasehold Mortgage, Security Agreement, Assignment of Rents & Leases, & Collateral Assignment of Proceeds	File# 2622091, Bk 2623, Pg 361	4/1/03
Montcalm & Gratiot	MI	Renaissance Power LLC	Mortgage	(1)Liber 1104, Pg 1099 (2)Liber 719, Pg 1234 (3) Liber 1332, Pg 919	5/2/03 11/2/06
Vinton	OH	Rolling Hills Generating, LLC	Open-Ended Mortgage, Security Agreement, Assignment of Rents & Leases & Fixture Filing	200300076624	5/2/03
Harris	TX	CoGen Lyondell, Inc.	Leasehold Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing	Z484584	7/18/06

SCHEDULE 4.01(a)(iv) - 2

SCHEDULE 5.03(b)
PERFECTION OF SECURITY INTERESTS

Perfection of security interests in the assets of the LS Holding Companies as provided in Section 6.12 of the Credit Agreement.

SCHEDULE 5.03(b) - 1

SCHEDULE 5.08(b)
OWNED REAL PROPERTY

Generally
All of the real property interests pledged pursuant to the Mortgages listed on Schedule I.

Dynegy Danskammer, L.L.C.	County or Parish, State	Record Owner
Danskammer	Orange, New York	Dynegy Danskammer, L.L.C. NOTE: Fee title to improvements and leasehold interest in ground held by Danskammer OL, LLC

Dynegy Roseton, L.L.C.	County or Parish, State	Record Owner
Roseton	Orange, New York	Dynegy Roseton, L.L.C. NOTE: Fee title to improvements and leasehold interest in ground held by Roseton OL LLC

Havana Dock Enterprises, LLC	County or Parish, State	Record Owner
Havana Dock	Mason, Illinois	Havana Dock Enterprises, LLC

Riverside Generating Company, L.L.C.	County or Parish, State	Record Owner
Riverside (only as to Kirk, Smith and Marcum tracts)	Lawrence and Boyd, Kentucky	Riverside Generating Company, L.L.C.

SCHEDULE 5.08(b) - 1

SCHEDULE 5.08(c)
LEASED REAL PROPERTY

Generally
All of the leased real property interests pledged pursuant to the Mortgages listed on Schedule I.1

Project	Lessee	Lessor	Property	County or Parish, State	Expiration Date
CoGen Lyondell	CoGen Lyondell, Inc.	Lyondell Chemical Company	Land and Facility	Harris, Texas	12/31/2031
Borrower’s Corporate Headquarters	Dynegy Holdings Inc.	Metropolitan Tower Realty Company, Inc.	Office Building	Harris, Texas	12/31/2017
Danskammer	Dynegy Danskammer, L.L.C,	Danskammer OL LLC	Facility	Orange, New York	05/08/2031
Riverside	Riverside Generating Company, L.L.C.	County of Lawrence, Kentucky	Land and Facility IDRB Lease	Lawrence, Kentucky	12/26/2026
Roseton	Dynegy Roseton, LLC	Roseton OL, LLC	Facility	Orange, New York	02/08/2035
Tilton	Dynegy Midwest Generation, Inc.	Illinois Power Company	Land and Facility	Vermilion, Illinois	10/31/2028
Heard County	Heard County Power, LLC	Development Authority of Heard County	Land and Facility IDRB Lease	Heard, Georgia	01/01/2030
Sithe Energies	Dynegy Midwest Generation, Inc.	Builtland Partners	Office	335 Madison Ave, New York, NY	10/31/2011
Bluegrass	Bluegrass Generation Company, LLC	Oldham County, KY	Land and Facility IDRB Lease	Oldham, KY	12/26/2027

SCHEDULE 5.08(c) - 1

SCHEDULE 5.09
ENVIRONMENTAL MATTERS

1.	Disclosed Litigation as defined in the Credit Agreement.

2.
Danskammer and Roseton Facilities. Future remedial obligations could be triggered at the Danskammer and Roseton facilities in New York if and when certain operations at those facilities are discontinued.  In particular, at the Roseton facility, the future closure of an on-site ash pond or any future removal of equipment such as tankage, piping, and other permanent structures from the facility may trigger soil and groundwater investigation and remediation activities under applicable Laws.  Likewise, at the Danskammer facility, the future closure of an on-site ash landfill used for the disposal of combustion products will trigger certain closure requirements under applicable New York State Department of Environmental Conservation (NYSDEC) requirements, including post-closure groundwater monitoring and maintenance activities.  In addition, there currently exists at the Danskammer facility a former sludge drying bed that has the potential for being subject to soil and groundwater remediation requirements.  An asset retirement obligation per SFAS 143 has been established by Dynegy Northeast to address all of the issues identified above. The water intake structures at both Danskammer and Roseton are operating under New York State Pollution Discharge Elimination System (“SPDES”) Permits that expired in 1992.  Under New York law, a facility can continue to operate under an expired permit if it has filed a timely and complete application to renew the permit.  Both facilities filed applications for renewal within the required time and operated under this provision of New York law.

In 2002 several environmental groups filed suit to require the NYSDEC to hold hearings and issue a SPDES Permit regarding the Danskammer facility.  Among the claims in that lawsuit was an allegation that the renewal application was not complete when filed and that therefore, Danskammer had no authority to operate a water intake or to discharge water from the plant.  In March 2003 the court ordered NYSDEC to issue a draft SPDES permit renewal by June 2003 and to convene an administrative hearing to consider the SPDES Permit renewal.  A draft SPDES permit was issued in June 2003.

In August 2004 the trial court issued a Decision and Judgment holding Danskammer’s SPDES permit extension void, but staying enforcement of its decision pending appeal.  Dynegy appealed the decision to the Appellate Division of the New York Supreme Court, where the case was dismissed.  The deputy Commissioner of NYSDEC issued a decision favorable to Danskammer in May 2006 and the SPDES Permit was issued in June 2006.

In April 2005 NYSDEC issued a draft SPDES Permit for the Roseton Facility.  A public hearing and an issues conference were held in July 2005.  The administrative law judge handed down her ruling on issues to be adjudicated in October 2006.  Various aspects of the issues ruling have been appealed to the Commissioner by all parties.

3.
Dynegy Midwest Generation - Illinois. The five coal plants (Baldwin, Havana, Wood River, Hennepin and Vermilion facilities) in the Dynegy Midwest Generation system in Illinois have historically and currently use ash ponds to temporarily store and/or dispose of ash combustion products.  These ponds will require closure and post-closure care at some point in the future. An asset retirement obligation per SFAS 143 has been established by Dynegy Midwest Generation to address the ash pond closure and post-closure based on closure guidance from the Illinois Bureau of Water.

SCHEDULE 5.09 - 1

4.
Heard County L.L.C. - Georgia. Various Dynegy entities received complaints by local residents over the noise and vibration levels created during operation of the Heard facility in Georgia, including two requests for Dynegy to purchase residents’ homes.  In October 2003 Dynegy Inc., Heard County Power and Dynegy Power Corporation were sued by the owners of twenty-one (21) properties in the vicinity of the Heard facility complaining about noise from the plant.  The lawsuit claimed nuisance and trespass causes of action against the Dynegy parties and Clean Water Act violations against Tenaska, Inc. (owner of a 6 unit dual-fueled power plant ½ mile from Heard County Power).  The lawsuit was settled in August 2005.

5.
Gibson Superfund - California. Dynegy Power Holdings, Inc. is a Potentially Responsible Party at the Gibson Environmental Superfund Site in Bakersfield, California.  Cleanup of the site requires disposal of stored liquids and contaminated soil left by the former owner of a wastewater processing business.  Five subsidiaries of Dynegy Power Holdings, Inc. sent wastewater to Gibson Environmental, including Double “C” Limited, Badger Creek Limited, High Sierra Limited, Kern Front Limited, and San Joaquin CoGen Limited.  Each of these subsidiaries was subsequently acquired by El Paso Energy West Coast Acquisition Corp. Dynegy Power Holdings, Inc. joined the Gibson PRP Group in May of 2002, paying $211,458.25 representing an approximate 2.072 percent share of the volume of liquids requiring disposal from the site.  Dynegy Power Holdings, Inc. entered into an agreement with the five former subsidiaries to share the costs allocated to it, such that each former subsidiary pays a ten percent share of the total costs assessed to Dynegy Power Holdings, Inc. Thus, Dynegy Power Holdings, Inc. was reimbursed $105,729.12 of the paid-in share.  Dynegy Power Corp. has established an accrual to cover additional costs associated with this environmental cleanup. On January 24, 2005 the Gibson Group allocated new volume to Group members that had been discovered as a result of the de minimis Cost Recovery Process undertaken during 2004.  Our total liquid volume allocation is now 1,580,989 gallons of which 203,640 gallons is new (Badger Creek Limited; Chalk Cliffs CoGen; and McKittrick Limited).  We expect a request for additional payment from the Gibson Group as a result of the  15% increase in volume.  It is expected that no additional accrual will be necessary.

6.
General Nuisance Claims/Complaints. Upon occasion, some of our facilities may receive notice of environmental nuisance or other complaints from outside parties.  In the past, such complaints have consisted of concern over noise, dust, or visual impact. Dynegy continues to proactively investigate the cause and source of such complaints and strives to ensure that our operations do not represent a nuisance in those communities in which we operate.

7.
Bluegrass Generation Company. The air quality permit for Bluegrass Generation Company was amended in June 2001 to add a third unit and to install Selective Catalytic Reduction equipment to reduce NOX emissions from the first two units.  Citizens Against Power Plants (“CAPPS”) appealed the permit and in December 2003, the Kentucky Natural Resources and Environmental Protection Cabinet (the “Cabinet”) upheld the Bluegrass permit.  CAPPS appealed the decision of the Cabinet to the Circuit Court of Franklin County, Kentucky. On March 14, 2006 the court dismissed CAPPS appeal for lack of prosecution.

SCHEDULE 5.09 - 2

8.
DMG Consent Decree. This is an enforcement case concerning the Baldwin plant under the U. S. Environmental Protection Agency’s New Source Review Utility Initiative. It was filed in November 1999.  The Court bifurcated the trial of the case with liability to be tried first and remedy to be tried only if liability was found.  The liability trial occurred in June 2003 with briefing being completed in November 2003. Negotiations for settlement following the trial resulted in a Consent Decree that was entered by the Court on May 27, 2005 after Notice of lodging the Consent Decree was published in the Federal Register and a 30-day public comment period.

A civil penalty of $9 million was paid on June 17, 2005.  We are engaged in continual and ongoing efforts to implement the requirements of the Consent Decree.

9.
Houck v. Rolling Hills Generation. This lawsuit was filed by a neighbor of the Rolling Hills facility claiming that it causes a nuisance because of noise, light, fumes, and runoff water, etc.  The case was settled in July 2006.

10.
In the Matter of Malone Service Company. On August 20, 2004 we received a Notice of Liability / Demand for Payment / Offer to Settle sent to DESTEC (AT LYONDELL – ARCO) related to the Malone Services Company Superfund Site in Texas City, Texas. Through July 31, 2004 EPA estimated it had spent $9,557,766.76 in responding to the release or threat of release of hazardous substances from the site.  EPA estimates future costs at the site are $65,461,730.00.  EPA’s demand to Destec, based on joint and several liability under CERCLA was for the entire amount of money spent in cleanup ($9,557,766.76), plus whatever is spent in future cleanup efforts. The de minimis settlement offer made by EPA in its demand letter was that Dynegy Power Corp. pay $22,036.30 which was subsequently reduced to $20,037.57.  On April 8, 2005 EPA sent a letter announcing suspension of the de minimis settlement process due to objections to the de minimis allocation by some of the PRPs. No further action has occurred on this matter.

11.
Roseland Plantation, LLC v. U. S. Fish and Wildlife Service and Dynegy, Inc. The Complaint seeks a declaratory judgment against the U. S. Fish and Wildlife Service (FWS), Farm Service Agency (FSA), Environmental Synergy, Inc. (ESI), National Fish and Wildlife Foundation (NFWF), Illinova Generating Company, and Dynegy Midwest Generation that FWS had no authority to transfer to ESI, and ultimately to Dynegy Inc., carbon credits associated with trees allegedly planted by ESI on property owned by Roseland Plantation as a part of Dynegy’s carbon sequestration project.  Plaintiff also seeks unspecified damages from Dynegy for “unjust enrichment.” In settlement discussions, the Plaintiff has demanded:  1) ESI must rescind all actions related to carbon credits on the Roseland acreage; 2) Dynegy must provide an opinion of counsel that the rescission was effective and would permit Roseland to deal in those carbon credits; 3) that the government change the “footprint” of the easement it holds on Roseland property; and 4) that defendants pay $100,000 to cover attorney fees.  The case was dismissed by the Plaintiff in November 2006.

SCHEDULE 5.09 - 3

SCHEDULE 5.11
CERTAIN TAX INFORMATION

1.	To our knowledge, there are no material tax filings that have not been made with the appropriate tax authorities.

2.	The following tax sharing agreements have been entered into by Loan Parties and their Subsidiaries:

(a)	Tax Sharing Agreement between The Dow Chemical Company and Dynegy Power Corp., formerly Destec Energy, Inc., and its subsidiaries, dated May 15, 1996.

(b)	Tax Sharing Agreement between Dynegy Holdings Inc., formerly NGC Corporation, a Delaware corporation, and NIPC, Inc., a Texas corporation, dated December 20, 1996.

(c)	Tax Sharing Agreement between Dynegy Inc., a Delaware corporation, and DGPI, Inc., a Delaware corporation, dated February 12, 1999.

(d)	Tax Sharing Agreement between Dynegy Holdings Inc., formerly NGC Corporation, a Delaware corporation, and NFI, Inc., a Texas corporation, dated December 23, 1997.

(e)	Services and Facilities Agreement among Dynegy Inc, certain Subsidiaries of Dynegy Inc. and Illinois Power Company dated as of June 27, 2002.

(f)	Tax sharing agreement between Dynegy Inc., NNGC Holding Company, Inc. and Mid-American Energy Holdings Company related to sale of stock in Northern Natural Gas Company July 28, 2002.

(g)	Tax sharing agreement between Dynegy Inc., Illinova Generating Company and Itochu related to sale of stock in North American Energy Services and Subsidiaries November 20, 2001.

(h)	Tax sharing agreement between Dynegy Inc. and 360 Networks Corporation related to sale of stock in Dynegy Global Communications, Inc. March 28, 2003.

(i)	Tax sharing agreement between Dynegy Inc. and Ameren Corporation related to sale of stock in Illinois Power Company dated February 2, 2004. Close of Sale anticipated fourth quarter of 2004.

SCHEDULE 5.11 - 1

SCHEDULE 5.13(a)
EQUITY INTERESTS IN SUBSIDIARIES OF LOAN PARTIES

Loan Parties and Subsidiaries	Entity Interest Held By	Percentage (if applicable)
Dynegy Inc. (Delaware corporation) (formerly Dynegy Acquisition Inc.)	Publicly Held	100%
Dynegy Inc. (Illinois corporation) (to be renamed Dynegy Illinois Inc.)	Dynegy Inc. (Delaware corporation) (formerly Dynegy Acquisition Inc.)	100%
Dynegy Holdings Inc. (Delaware corporation)	Dynegy Inc. (Illinois corporation)	100%
Dynegy Power Corp. (Delaware corporation)	DMT Holdings Inc. (Delaware corporation)	100%
DPC II Inc. (Delaware corporation)	Dynegy Holdings Inc. (Delaware corporation)	100%
Black Mountain CoGen, Inc. (Delaware corporation)	Dynegy Power Corp. (Delaware corporation)	100%
Bluegrass Generation, Inc. (Delaware corporation)	Dynegy Power Corp. (Delaware corporation)	100%
Bluegrass Generation Company, L.L.C. (Delaware LLC)	Bluegrass Generation, Inc. (Delaware corporation)	100%
Calcasieu Power, Inc. (Delaware corporation)	Dynegy Power Corp. (Delaware corporation)	100%
Parish Power, Inc. (Delaware corporation)	Dynegy Power Corp. (Delaware corporation)	100%
Calcasieu Power, LLC (Delaware LLC)	Calcasieu Power, Inc. (Delaware corporation)	99%
	Parish Power, Inc. (Delaware corporation)	1%
Delta Cogen, Inc. (Delaware corporation)	Dynegy Power Corp. (Delaware corporation)	100%
DPC Power Resources Holding Company (Delaware corporation)	Dynegy Power Corp. (Delaware corporation)	100%
Rockingham Power, L.L.C. (Delaware LLC)	Dynegy Power Corp. (Delaware corporation)	100%
Dynegy Power Holdings, Inc. (Delaware corporation)	Dynegy Power Corp. (Delaware corporation)	100%
Dynegy Gas Transportation, Inc. (Delaware corporation)	DMT Holdings, Inc. (Delaware corporation)	100%
Dynegy Storage Technology and Services, Inc.	DMT Holdings, Inc. (Delaware corporation)	100%
Dynegy Midstream Holdings, Inc.	Dynegy Gas Transportation, Inc.	50%
(Delaware corporation)	Dynegy Storage Technology and Dynegy Services, Inc.	50%

SCHEDULE 5.13(a) - 1

Loan Parties and Subsidiaries	Entity Interest Held By	Percentage (if applicable)
CoGen Power, Inc. (Texas corporation)	Dynegy Power Holdings, Inc. (Delaware corporation)	100%
Dynegy Power Marketing, Inc. (Texas corporation)	Dynegy Holding Company, L.L.C. (Delaware limited liability company)	100%
CoGen Power, L.P. (Delaware limited partnership)	CoGen Power, Inc. (Texas corporation)	97.5	%GP
	Port Arthur CoGen, Inc. (Delaware corporation)	2.5	%LP
Dynegy Engineering, Inc. (Texas corporation)	Dynegy Power Holdings, Inc. (Delaware corporation)	100%
Dynegy Management, Inc. (Delaware corporation)	Dynegy Power Holdings, Inc. (Delaware corporation)	100%
Dynegy Services, Inc. (Delaware corporation)	Dynegy Power Holdings, Inc. (Delaware corporation)	100%
Dynegy Power Management Services, L.P. (Delaware LP)	Dynegy Management, Inc. (Delaware corporation)	99	%LP
	Dynegy Services, Inc. (Delaware corporation)	1%	%GP
Dynegy Operating Company (Texas corporation)	Dynegy Power Holdings, Inc. (Delaware corporation)	100%
Dynegy Parts and Technical Services, Inc. (Texas corporation)	Dynegy Operating Company (Texas corporation)	100%
Dynegy Power Management Services, Inc. (Texas corporation)	Dynegy Power Holdings, Inc. (Delaware corporation)	100%
HEP CoGen, Inc. (Texas corporation)	Dynegy Power Holdings, Inc. (Delaware corporation)	100%
Northway CoGen, Inc. (Texas corporation)	Dynegy Power Holdings, Inc. (Delaware corporation)	100%
Dynegy Power Services, Inc. (Delaware corporation)	Dynegy Power Corp. (Delaware corporation)	100%
Blue Ridge Generation Inc. (Delaware corporation)	Dynegy Power Corp. (Delaware corporation)	100%
Blue Ridge Generation LLC (Delaware LLC)	Blue Ridge Generation Inc. (Delaware corporation)	100%
Chickahominy Generating Company (Delaware corporation)	Dynegy Power Corp. (Delaware corporation)	100%
Chickahominy Power, LLC (Delaware LLC)	Chickahominy Generating Company (Delaware corporation)	100%
Rocky Road Power LLC (Delaware LLC)	Termo Santander Holding, L.L.C. (Delaware LLC)	100%
Renaissance Power, L.L.C. (Delaware LLC)	Dynegy Renaissance Power, Inc. (Delaware corporation)	100%

SCHEDULE 5.13(a) - 2

Loan Parties and Subsidiaries	Entity Interest Held By	Percentage (if applicable)
Georgia Mercantile Power, Inc. (Delaware corporation)	Dynegy Power Corp. (Delaware corporation)	100%
Heard County Power, L.L.C. (Delaware LLC)	Georgia Mercantile Power, Inc. (Delaware corporation)	100%
Oyster Creek CoGen, Inc. (Delaware corporation)	Dynegy Power Corp. (Delaware corporation)	100%
Cogen Lyondell, Inc. (Texas corporation)	Dynegy Power Holdings, Inc. (Delaware corporation)	50%
	DPC II Inc. (Delaware corporation)	50%
RRP Company (Delaware corporation)	Dynegy Power Corp. (Delaware corporation)	100%
DPC Colombia – Opon Power Resources Company (Delaware corporation)	Dynegy Power Corp. (Delaware corporation)	100%
Termo Santander Holding, LLC (Delaware LLC)	RRP Company (Delaware corporation)	99%
	DPC Colombia–Opon Power Resources Company (Delaware corporation)	1%
Riverside Generation, Inc. (Delaware corporation)	Dynegy Power Corp. (Delaware corporation)	100%
Riverside Generating Company, L.L.C. (Delaware LLC)	Riverside Generation, Inc. (Delaware corporation)	100%
Rolling Hills Generation, Inc. (Delaware corporation)	Dynegy Power Corp. (Delaware corporation)	100%
Rolling Hills Generating, L.L.C. (Delaware LLC)	Rolling Hills Generation, Inc. (Delaware corporation)	100%
Dynegy Renaissance Power, Inc. (Delaware corporation)	Dynegy Power Corp. (Delaware corporation)	100%
Dynegy Northeast Generation, Inc. (Delaware corporation)	Dynegy Power Corp. (Delaware corporation)	100%
Hudson Power, L.L.C. (Delaware LLC)	Dynegy Northeast Generation, Inc. (Delaware corporation)	100%
Dynegy Danskammer, L.L.C. (Delaware LLC)	Hudson Power, L.L.C. (Delaware LLC)	100%
Dynegy Roseton, L.L.C. (Delaware LLC)	Hudson Power, L.L.C. (Delaware LLC)	100%
Dynegy Midstream G.P., Inc. (Delaware corporation)	Dynegy Holding Company, L.L.C. (Delaware LLC)	100%
Dynegy Global Energy, Inc. (Delaware corporation)	Dynegy Holdings Inc. (Delaware corporation)	100%
Dynegy Upper Holdings, L.L.C. (Delaware LLC)	Dynegy Holdings Inc. (Delaware corporation)	100%
Dynegy Holding Company, L.L.C. (Delaware LLC)	Dynegy Upper Holdings, L.L.C. (Delaware LLC)	100%

SCHEDULE 5.13(a) - 3

Loan Parties and Subsidiaries	Entity Interest Held By	Percentage (if applicable)
DMG Enterprises, Inc. (Delaware corporation)	Dynegy Holdings Inc. (Delaware corporation)	100%
Havana Dock Enterprises, LLC (Delaware LLC)	DMG Enterprises, Inc. (Delaware corporation)	100%
DMT Holdings, Inc. (Delaware corporation)	Dynegy Holdings Inc. (Delaware corporation)	100%
DMT L.P., L.L.C. (Delaware LLC)	DMT Holdings, Inc. (Delaware corporation)	100%
DMT G.P., L.L.C. (Delaware LLC)	DMT Holdings, Inc. (Delaware corporation)	100%
DMT Holdings, L.P. (Delaware limited	DMT L.P., L.L.C. (Delaware LLC)	97%
partnership)	DMT G.P., L.L.C. (Delaware LLC)	3%
Dynegy Broadband Marketing and Trade (Delaware general partnership)	DMT Holdings, L.P. (Delaware limited partnership)	99	%LP
	Dynegy GP Inc. (Delaware corporation)	1%	%GP
Dynegy GP Inc. (Delaware corporation)	Dynegy Holdings Inc. (Delaware corporation)	100%
Dynegy Marketing and Trade (Colorado general partnership)	DMT Holdings, L.P. (Delaware limited partnership)	99	%LP
	Dynegy GP Inc. (Delaware corporation)	1%	%GP
Dynegy Coal Trading & Transportation, L.L.C. (Delaware LLC)	Dynegy Marketing and Trade (Colorado general partnership)	100%
Dynegy Strategic Investments LP, Inc. (Delaware corporation)	DMT Holdings, Inc. (Delaware corporation)	100%
Dynegy Strategic Investments, L.P. (Delaware limited partnership)	Dynegy Strategic Investments LP, Inc. (Delaware corporation)	99	%LP
	Dynegy Strategic Investments GP, L.L.C. (Delaware LLC)	1	%GP
Dynegy Strategic Investments GP, L.L.C. (Delaware LLC)	Dynegy Strategic Investments LP, Inc. (Delaware corporation)	100%
Dynegy Energy Services, Inc. (Delaware corporation)	DMT Holdings, Inc. (Delaware corporation)	100%
Illinois Power Energy, Inc. (Delaware corporation)	Dynegy Energy Services, Inc. (Delaware corporation)	100%
DEM GP, LLC (Delaware LLC)	Dynegy Energy Services, Inc. (Delaware corporation)	100%
DEM LP, LLC (Delaware LLC)	Dynegy Energy Services, Inc. (Delaware corporation)	100%
Dynegy Energy Marketing, LP (Delaware	DEM GP, LLC (Delaware LLC)	3	%GP
limited partnership)	DEM LP, LLC (Delaware LLC)	97	%LP

SCHEDULE 5.13(a) - 4

Loan Parties and Subsidiaries	Entity Interest Held By	Percentage (if applicable)
Dynegy Administrative Services Company (Delaware corporation)	Dynegy Holdings Inc. (Delaware corporation)	100%
NIPC, Inc. (Texas corporation)	Dynegy Administrative Services Company (Delaware corporation)	100%
Dynegy I.T., Inc. (Delaware corporation)	Dynegy Administrative Services Company (Delaware corporation)	100%
Dynegy Catlin Member, Inc. (Delaware corporation)	Dynegy Holdings Inc. (Delaware corporation)	100%
Dynegy Midwest Generation, Inc. (Illinois corporation)	Dynegy Catlin Member, Inc., (Delaware corporation)	100% of Class A Shares
Illinova Corporation (Illinois Corporation)	Dynegy Inc. (Illinois corporation)	100%
Illinova Generating Company (Illinois corporation)	Illinova Corporation (Illinois corporation)	100%
IPG Paris, Inc. (Illinois corporation)	Illinova Generating Company (Illinois corporation)	100%
Illinova Energy Partners, Inc. (Delaware corporation)	Illinova Corporation (Illinois corporation)	100%
Dynegy Gas Imports, LLC (Delaware LLC)	Dynegy Power Marketing, Inc.	100%

LS Holding Companies

LSP Entity	New Name	State and Date of Incorporation	Interest held by	Percentage
Dynegy Falcon Holdings Inc.	N/A	Delaware – 03/21/07	Dynegy Holdings Inc.	100%
LSP Generation Holdings, LLC	Dynegy Generation Holdings, LLC	Delaware – 03/22/06	Dynegy Falcon Holdings Inc.	100%
Griffith Holdings LLC	N/A	Delaware – 03/22/07	LS Power Generation, LLC	100%

Sithe Holding Companies

Entity	State of Incorporation	Interest held by	Percentage
Dynegy New York Holdings Inc.	Delaware	Dynegy Holdings Inc.	100%
ExRes SHC, Inc.	Delaware	Dynegy New York Holdings, Inc.	100%
ExRES Power Holdings, Inc.	Delaware	ExRes SHC, Inc.	100%
Sithe Energies, Inc.	Delaware	ExRES Power Holdings, Inc.	100%

SCHEDULE 5.13(a) - 5

Entity	State of Incorporation	Interest held by	Percentage
Sithe Energies U.S.A., Inc.	Delaware	Sithe Energies, Inc.	100%
Energy Factors, Incorporated	Delaware	Sithe Energies, Inc.	100%
Sithe/Independence Industrial Energy Park, Inc.	Delaware	Sithe Energies, Inc.	100%
Sithe Energies Marketing, Inc.	Delaware	Sithe Energies, Inc.	100%
Sithe Power Marketing, Inc.	Delaware	Sithe Energies Marketing, Inc.	100%
Sithe Power Holdings, Inc.	Delaware	Sithe Energies Marketing, Inc.	100%

Certain Sithe Operating Companies

Sithe/Independence Industrial	Delaware	Sithe Energies, Inc.	99%
Energy Park, L.P.		Sithe/Independence Industrial Energy Park Inc.	1%
Sithe Energy Marketing, L.P.	Delaware	Sithe Power Marketing, Inc.	99%
		Sithe Power Holdings, Inc.	1%

SCHEDULE 5.13(a) - 6

SCHEDULE 5.13(b) DORMANT SUBSIDIARIES

Pecan Grove Generating Inc. (Delaware corporation)
Dynegy Oasis Energy, Inc. (Delaware corporation)
CEC Prime, Inc.
Port Arthur CoGen, Inc. (Delaware corporation)
Baldwin Expansion Generating Corp.
Baldwin Expansion LLC
Foothills Generation, Inc. (Delaware corporation)
Foothills Generating, L.L.C. (Delaware LLC)
Magnolia Generation, Inc. (Delaware corporation)
Liberty Bell Power, Inc. (Delaware corporation)
Dynegy Southwest Generation, Inc. (Delaware corporation)
Renaissance Pipeline, Inc. (Delaware corporation)
Oak Glen Power, Inc. (Delaware corporation)
Sviluppo Sostenibile Scandale Srl (Italian company)
Dynegy Argentina, Inc. (Delaware corporation)
NGC Colombia, Inc. (Delaware corporation)
NGC Colombia S.A. (Colombian S.A.)
Dynegy Mexico, Inc. (Delaware corporation)
Dynegy Mexico S.A. de C.V. (Mexico S.A.)
Dynegy Cayman Colombia IV, Ltd. (Cayman corporation)
Dynegy Cayman Colombia I, Ltd. (Cayman corporation)
Dynegy Cayman Colombia V. Ltd. (Cayman corporation)
Dynegy Cayman Colombia II, Ltd. (Cayman corporation)
Dinamica Integral de Energia Holdings Ltd. (Cayman corporation)
Dynegy Cayman Colombia III, Ltd. (Cayman Corporation)
Destec Labuan Holdings, Ltd. (Malaysian corporation)
P.T. Dynegy Indonesia (Indonesia)
Dynegy Pty Limited (Australian corporation)
MCTJ Holding Co. LLC (Delaware LLC)
NNGC Holding Company, Inc. (Delaware corporation)
Natural Gas Clearinghouse, Inc. (Delaware corporation
Dynegy Gas Transportation, Inc. (Delaware corporation)
Dynegy Storage Technology and Services GP, LLC (Delaware LLC)
IGC (UK) Corp. (Delaware corporation)

SCHEDULE 5.13(b) - 1

COE (UK) Corp. (Connecticut corporation)
IGC Global, Inc. (Cayman corporation)
IGC Mauritius Holding Company, Ltd. (Mauritius company)
Fuerza Electrica de Latinoamerica, LLC (Cayman LLC)
IGC Flores Loanco, LLC (Cayman LLC)
IGC Maranon LLC (Cayman LLC)
Maranon I, LLC (Cayman LLC)
Maranon II, LLC (Cayman LLC)
Maranon III, LLC (Cayman LLC)
Illinova Insurance Company (Vermont corporation)

SCHEDULE 5.13(b) - 2

SCHEDULE 5.13(c)
DISCONTINUED FOREIGN SUBSIDIARIES

Dynegy Dutch Holdings B.V.(Dutch corporation)
Dynegy Nederland B.V. (Dutch corporation)
Dynegy Espana S.L. (Spain company)
Dynegy Canada Finance Limited Partnership
Dynegy Liquids (Canada) Ltd. (Alberta corporation)
Dynegy Core Canada Ltd (Alberta)
Dynegy Global Liquids, Inc. (Delaware corporation)
Dynegy Cayman Holdings Ltd. (Cayman corporation)
Dynegy Global Liquids (Cayman), Ltd. (Cayman corporation)
Dynegy Holdings Limited (UK limited corporation)
Dynegy Finance Limited (UK limited corporation)
Dynegy UK Limited (UK limited corporation)

SCHEDULE 5.13(c) - 1

SCHEDULE 5.13(d)
UNRESTRICTED SUBSIDIARIES

•	Dynegy Europe Communications Holdings Inc. (Delaware corporation)

•	Dynegy Europe Communications I, LLC (Delaware LLC)

•	Dynegy Europe Communications II, LLC (Delaware LLC)

•	Dynegy Europe Communications CV (Netherlands partnership)

•	DEC Communications I B.V. (Netherlands company)

•	Dynegy Communications Clearinghouse, Inc. (Delaware corporation)

LS Operating Companies

LSP Entity	New Name	State and Date of Incorporation
LSP Services Plum Point, LLC	Dynegy Services Plum Point, LLC	Delaware – 01/30/06
LSP Services Kendall, LLC	Dynegy Services Kendall, LLC	Delaware – 07/29/04
LSP Moss Landing, LLC	Dynegy Moss Landing, LLC	Delaware – 11/17/97
LSP Morro Bay, LLC	Dynegy Morro Bay, LLC	Delaware – 11/17/97
LSP Mulberry, LLC	Dynegy Mulberry, LLC	Delaware – 11/19/97
LSP South Bay, LLC	Dynegy South Bay, LLC	Delaware – 11/12/98
LSP Oakland, LLC	Dynegy Oakland, LLC	Delaware – 11/17/97
LSP Arlington Valley, LLC	Dynegy Arlington Valley, LLC	Delaware – 08/20/99
LSP Equipment, LLC	Dynegy Equipment, LLC	Delaware – 10/19/99
LSP-Kendall Energy, LLC	Dynegy-Kendall Energy, LLC	Delaware – 11/02/98
LSP Gen Finance Co, LLC	Dynegy Gen Finance Co, LLC	Delaware – 02/03/06
LSP South Bridge, LLC	Dynegy South Bridge, LLC	Delaware – 02/16/06
LSP Morro Bay Holdings, LLC	Dynegy Morro Bay Holdings, LLC	Delaware – 03/15/06

SCHEDULE 5.13(d) - 1

LSP Entity	New Name	State and Date of Incorporation
LSP South Bay Holdings, LLC	Dynegy South Bay Holdings, LLC	Delaware – 03/15/06
LSP Oakland Holdings, LLC	Dynegy Oakland Holdings, LLC	Delaware – 03/15/06
LSP Mohave, LLC	Dynegy Mohave, LLC	Delaware – 07/13/99
LSP Bridgeport, LLC	Dynegy Bridgeport, LLC	Delaware – 08/22/97
Casco Bay Energy Company, LLC	N/A	Delaware – 04/24/96
Bridgeport Energy LLC	N/A	Delaware – 06/24/97
NC Development & Design Company LLC	N/A	Delaware – 07/10/98
Griffith Energy LLC	N/A	Delaware – 05/29/98
ED Services, LLC	N/A	Delaware – 06/11/99
Morro Bay Mutual Water Company	N/A	California – 04/15/98
Moss Landing Mutual Water Company	N/A	California – 04/01/98
Ontelaunee Power Operating Company, LLC	N/A	Delaware – 08/26/04
Plum Point Energy Associates, LLC	N/A	Delaware – 12/01/00
LS Power Generation II, LLC	Dynegy Power II Generation, LLC	Delaware –5/10/06
Southwest Power Partners, LLC	N/A	Delaware – 06/11/99

Certain Sithe Operating Companies

LSP Entity	State and Date of Incorporation
Sithe/Independence Power Partners, L.P.	Delaware
Sithe/Independence Funding Corporation	Delaware

SCHEDULE 5.13(d) - 2

SCHEDULE 5.13(e)
EXCLUDED PARENT SUBSIDIARIES

DLS Power Development Company, LLC
DLS Power Holdings, LLC
Sandy Creek Associates, LP
Sandy Creek GP, Inc.
West Deptford Energy Associates, L.P.
West Deptford Associates GP, Inc.
Longleaf Energy Associates, LLC
Five Forks Energy Associates, LLC
Topaz Energy Associates, LLC
White Pine Energy Associates, LLC
Great Basin Transmission, LLC
Elk Run Energy Associates, LLC
West Deptford Energy, LLC
Keeney Creek Energy Associates, LLC
High Plains Energy Associates, LLC
Egan Wind 1, 2, 3 and 4
Plum Point Energy Associates II LLC
Abernathy Energy II LLC
Bridgeport Energy II, LLC

SCHEDULE 5.13(e) - 1

SCHEDULE 5.13(f)
EXCLUDED BORROWER SUBSIDIARIES

LSP Ontelaunee Holding, LLC
LSP Kendall Holding, LLC
Mitex, Inc.
Sithe/Independence Equity LLC
Sithe/Independence LLC

SCHEDULE 5.13(f) - 1

SCHEDULE 5.13(g)
LS Holding Companies

LSP Entity	New Name	State and Date of Incorporation	Interest held by	Percentage
Dynegy Falcon Holdings Inc.	N/A	Delaware – 03/21/07	Dynegy Holdings Inc.	100%
LSP Plum Point Holdings, LLC	Dynegy Plum Point Holdings, LLC	Delaware – 02/23/06	Dynegy Falcon Holdings Inc.	100%
LSP Ontelaunee Holding, LLC	Dynegy Ontelaunee Holding, LLC	Delaware – 07/28/05	Dynegy Falcon Holdings Inc	100%
LSP Generation Holdings, LLC	Dynegy Generation Holdings, LLC	Delaware – 03/22/06	Dynegy Falcon Holdings Inc	100%
LS Power Generation, LLC	Dynegy Power Generation, LLC	Delaware – 01/06/06	Dynegy Falcon Holdings Inc.	1.7230781%
			LSP Generation Holdings, LLC	98.2769219%
LSP Kendall Holding, LLC	Dynegy Kendall Holding, LLC	Delaware – 07/29/04	Dynegy Falcon Holdings Inc	100%
LSP Plum, LLC	Dynegy Plum, LLC	Delaware – 02/23/06	LSP Plum Point Holdings, LLC	100%
Griffith Holdings LLC	N/A	Delaware – 3/22/07	LS Power Generation, LLC	100%
PPEA Holding Company, LLC	N/A	Delaware – 02/23/06	LSP Plum, LLC	100% Class B ONLY

LS Operating Companies

LSP Entity	New Name	State and Date of Incorporation	Interest held by	Percentage
LSP Services Plum Point, LLC	Dynegy Services Plum Point, LLC	Delaware – 01/30/06	Dynegy Falcon Holdings Inc.	100%
LSP Services Kendall, LLC	Dynegy Services Kendall, LLC	Delaware – 07/29/04	Dynegy Falcon Holdings Inc.	100%
LSP Moss Landing, LLC	Dynegy Moss Landing, LLC	Delaware – 11/17/97	LSP Gen Finance Co, LLC	100%
LSP Morro Bay, LLC	Dynegy Morro Bay, LLC	Delaware – 11/17/97	LSP Morro Bay Holdings, LLC	100%
LSP Mulberry, LLC	Dynegy Mulberry, LLC	Delaware – 11/19/97	LSP South Bridge, LLC	100%

SCHEDULE 5.13(g) - 1

LSP Entity	New Name	State and Date of Incorporation	Interest held by	Percentage
LSP South Bay, LLC	Dynegy South Bay, LLC	Delaware – 11/12/98	LSP South Bay Holdings, LLC	100%
LSP Oakland, LLC	Dynegy Oakland, LLC	Delaware – 11/17/97	LSP Oakland Holdings, LLC	100%
LSP Arlington Valley, LLC	Dynegy Arlington Valley, LLC	Delaware – 08/20/99	LSP Gen Finance Co, LLC	100%
LSP Equipment, LLC	Dynegy Equipment, LLC	Delaware – 10/19/99	LSP Kendall Holding, LLC	100%
LSP-Kendall Energy, LLC	Dynegy-Kendall Energy, LLC	Delaware – 11/02/98	LSP Kendall Holding, LLC	100%
Casco Bay Energy Company, LLC	N/A	Delaware – 04/24/96	LSP Gen Finance Co, LLC	100%
Bridgeport Energy LLC	N/A	Delaware – 06/24/97	LSP Bridgeport, LLC	100%
NC Development & Design Company LLC	N/A	Delaware – 07/10/98	LSP Bridgeport, LLC	100%
Griffith Energy LLC	N/A	Delaware – 05/29/98	Southwest Power Partners, LLC	100%
ED Services, LLC	N/A	Delaware – 06/11/99	Southwest Power Partners, LLC	100%
Morro Bay Mutual Water Company	N/A	California – 04/15/98	LSP Morro Bay, LLC	100%
Moss Landing Mutual Water Company	N/A	California – 04/01/98	LSP Moss Landing, LLC	100%
Ontelaunee Power Operating Company, LLC	N/A	Delaware – 08/26/04	LSP Ontelaunee Holding, LLC	100%
Plum Point Energy Associates, LLC	N/A	Delaware – 12/01/00	PPEA Holding Company, LLC	100%
LS Power Generation II, LLC	Dynegy Power Generation II, LLC	Delaware – 05/10/06	LS Power Generation, LLC	100%
LSP Gen Finance Co, LLC	Dynegy Gen Finance Co, LLC	Delaware – 02/03/06	LS Power Generation, LLC	100%
LSP South Bridge, LLC	Dynegy South Bridge, LLC	Delaware – 02/16/06	LSP Gen Finance Co, LLC	100%
LSP Morro Bay Holdings, LLC	Dynegy Morro Bay Holdings, LLC	Delaware – 03/15/06	LS Power Generation, LLC	100%

SCHEDULE 5.13(g) - 2

LSP Entity	New Name	State and Date of Incorporation	Interest held by	Percentage
LSP South Bay Holdings, LLC	Dynegy South Bay Holdings, LLC	Delaware – 03/15/06	LS Power Generation, LLC	100%
LSP Oakland Holdings, LLC	Dynegy Oakland Holdings, LLC	Delaware – 03/15/06	LS Power Generation, LLC	100%
LSP Mohave, LLC	Dynegy Mohave, LLC	Delaware – 07/13/99	LSP South Bridge, LLC	100%
LSP Bridgeport, LLC	Dynegy Bridgeport, LLC	Delaware – 08/22/97	LSP South Bridge, LLC	100%
Southwest Power Partners, LLC	N/A	Delaware –	LSP Mohave, LLC	50%
		06/11/99	Griffith Holdings LLC	50%

SCHEDULE 5.13(g) - 3

SCHEDULE 5.13(h)
Sithe Holding Companies

Entity	State of Incorporation	Interest held by	Percentage
Dynegy New York Holdings, Inc.	Delaware	Dynegy Holdings, Inc.	100%
ExRes SHC, Inc.	Delaware	Dynegy New York Holdings, Inc.	100%
ExRES Power Holdings, Inc.	Delaware	ExRes SHC, Inc.	100%
Sithe Energies, Inc.	Delaware	ExRES Power Holdings, Inc.	100%
Sithe Energies U.S.A., Inc.	Delaware	Sithe Energies, Inc.	100%
Energy Factors, Incorporated	Delaware	Sithe Energies, Inc.	100%
Sithe/Independence Industrial Energy Park Inc.	Delaware	Sithe Energies, Inc.	100%
Sithe Energies Marketing, Inc.	Delaware	Sithe Energies, Inc.	100%
Sithe Power Marketing, Inc.	Delaware	Sithe Energies Marketing, Inc.	100%
Sithe Power Holdings, Inc.	Delaware	Sithe Energies Marketing, Inc.	100%
Mitex, Inc.	Massachusetts	Sithe Energies U.S.A., Inc.	100%
Sithe/Independence Equity LLC	Delaware	Sithe Energies U.S.A., Inc.	100%
Sithe/Independence LLC	Delaware	Sithe Energies U.S.A., Inc.	100%

Sithe Operating Companies

Entity	State of Incorporation	Interest held by	Percentage
Sithe/Independence Industrial	Delaware	Sithe Energies, Inc.	99%
Energy Park, L.P.		Sithe/Independence Industrial Energy Park Inc.	1%
Sithe Energy Marketing, L.P.	Delaware	Sithe Power Marketing, Inc.	99%
		Sithe Power Holdings, Inc.	1%
Sithe/Independence Power Partners, L.P.	Delaware	Sithe Energies U.S.A., Inc.	44%
		Sithe Energies, Inc.	5%
		Mitex, Inc.	10%
		Sithe/Independence Equity LLC	40%
		Sithe/Independence LLC	1%
Sithe/Independence Funding Corporation	Delaware	Sithe/Independence Power Partners, L.P.	100%

SCHEDULE 5.13(h) - 1

SCHEDULE 5.13(i)
OTHER SUBSIDIARIES

DMT Supply LLC (Delaware LLC)
DMT Supply Holdings, LLC (Delaware LLC)
DMT Supply Holdings Trust (Delaware business trust)
Dynegy Canada Inc. (Alberta corporation)
Dynegy Europe Limited (UK limited corporation)
DGPI, Inc. (Delaware corporation)
IGC International, Inc. (Cayman corporation)
IGC International II, Inc. (Cayman corporation)
IGC-STI Guna Company (Mauritius company)
IGC Chorrera, LLC (Cayman LLC)
K Road Ventures, L.P. (Delaware limited partnership)
Dexter Street Leasco LLC (Delaware LLC)
Cogeneration National Corporation (California corporation)
CNC/SEGS, Inc. (California corporation)
Allegheny Hydro No. 2 (Pennsylvania company)
Cal Hydro Electric Power Company (California company)
Grisdale Hill Company, a Montana Limited Partnership (Montana LP)
Montrose Partners, Ltd. (Massachussets company)
Gallia Hydro Partners Limited Partnership (Ohio LP)
Allegheny Hydroelectric Inc. (Delaware corporation)
Allegheny Hydro No. 8, Inc. (Delaware corporation)
Allegheny Hydro No. 9, Inc. (Delaware corporation)
Allegheny Hydro No. 1 (Pennsylvania company)
Allegheny Hydro No. 8, L.P. (Delaware LP)
Allegheny Hydro Partners, Ltd.(Pennsylvania company)
Allegheny Hydro No. 9, L.P. Delaware LP)
Allegheny Hydro No. 6 Hydro Partners (Pennsylvania company)
Penn Hydroelectric, Inc. (Pennsylvania corporation)
Sithe Energies Power Services, Inc. (California corporation)
Sithe Northeast Generating Company, Inc. (Delaware corporation)

SCHEDULE 5.13(i) - 1

Blocker Entities2

LSP Entity	State and Date of Incorporation
LSP-Moss Blocker, Inc.	Delaware – 02/03/06
LSP-Morro Blocker, Inc.	Delaware – 02/03/06
LSP-SB Blocker, Inc.	Delaware – 02/03/06
LSP-Oakland Blocker, Inc.	Delaware – 02/03/06
LSP-Arlington Blocker, Inc.	Delaware – 02/03/06
LSP-Griffith Blocker, Inc.	Delaware – 02/03/06
LSP-Bridgeport Blocker, Inc.	Delaware – 02/03/06
LSP-Casco Blocker, Inc.	Delaware – 02/03/06
LSP Plum Point Blocker, Inc.	Delaware – 02/24/06
LSP-ONT Blocker, Inc.	Delaware – 08/29/05
LSP-Kendall Blocker, Inc.	Delaware – 10/06/05

____________________________
2 To be dissolved effective upon consummation of the transactions contemplated by the LS Merger Agreement.

SCHEDULE 5.13(i) - 2

SCHEDULE 7.01
EXISTING LIENS

Loan Party or Subsidiary	Property or Assets	Lienholders	Principal Amount of Obligations Secured
Black Mountain CoGen, Inc.	Membership interest in Nevada Cogeneration Associates # 2	The lenders under the loans secured by the Black Mountain facility, as described in the Construction Loan, Term Loan & Reimbursement Agreement, dated as of July 22, 1991, between Nevada Cogeneration Associates #2, Swiss Bank Corporation, The Fuji Bank, Limited and the Banks party thereto, as amended or supplemented prior to the date hereof.	$13,200,000
Dynegy Danskammer, LLC	All assets of Dynegy Danskammer, LLC, excluding Units 1, 2, 5 and 6 of the Danskammer Facility and certain miscellaneous spare parts, environmental credits and assets, fuel supply assets, communications assets, ancillary buildings and other equipment.	The lenders under the loans secured by the Danskammer Facility, as described in the Participation Agreement dated as of May 1, 2001 among Dynegy Danskammer, LLC, Danskammer OL LLC, Wilmington Trust Company, Danskammer OP LLC and The Chase Manhattan Bank, as amended or supplemented prior to the date hereof.	$80,100,000
Dynegy Roseton, L.L.C.	All assets of Dynegy Roseton, L.L.C. excluding certain miscellaneous spare parts, environmental credits and assets, fuel supply assets, communications assets, ancillary buildings and other equipment.
The lenders under the loan secured by the Roseton facility, as described in the Participation Agreement dated as of May 1, 2001 among Dynegy Roseton, LLC, Roseton OL LLC, as owner lessor, Wilmington Trust Company, as lessor manager, Roseton OP LLC, as owner participant and The ChaseManhattan Bank, as trustee, together with the Operative Documents referred to therein, as amended or supplemented prior to the date hereof.

SCHEDULE 7.01 - 1

Loan Party or Subsidiary	Property or Assets	Lienholders	Principal Amount of Obligations Secured
Dynegy Holdings Inc.	A cash collateral account securing a $16,490,000 letter of credit relating to the Reimbursement Agreement dated June 29, 2000 between The Toronto-Dominion Bank, Dynegy Holdings Inc. and the other parties thereto.	The Toronto-Dominion Bank	$16,490,000
Dynegy Marketing and Trade	A cash collateral account securing a $3,619,000 letter of credit in favor of Nicor Energy L.L.C.	JPMorgan Chase Bank, N.A. fka Bank One N.A.	$3,619,000
Illinova Generating Company	A cash collateral account securing a $1,565,784 letter of credit in favor of Citibank N.A. Lahore	JPMorgan Chase Bank, N.A. fka Bank One N.A.	$1,565,784
The Loan Parties and Core Subsidiaries	Cash collateral amounts posted to Salomon Smith Barney and Safeco Insurance Company of America except the single surety bond issued to The Municipal Gas Authority of Georgia.	Travelers Casualty and Surety Company of America and Safeco Insurance Company of America	Approximately $75,000,000
1. Dynegy Inc. 2. Dynegy Holdings Inc.	Escrow Account 8300120220 maintained with JPMorgan Chase Bank, N.A. fka Bank One, National Association and all funds on deposit thereunder from time to time	Enron Corp

SCHEDULE 7.01 - 2

Loan Party or Subsidiary	Property or Assets	Lienholders	Principal Amount of Obligations Secured
Dynegy Holdings Inc.	Escrow fund established pursuant to the Escrow Agreement dated 1/30/04 among Liberty Mutual Insurance Company and JPMorgan Chase Bank, including the account initially established pursuant thereto	Liberty Mutual Insurance Company
Sithe Energies U.S.A., Inc. Sithe Energies, Inc. Mitex, Inc. Sithe/Independence Equity LLC Sithe/Independence LLC	Interests in Sithe/Independence Power Partners, L.P.	Manufacturers and Traders Trust Company	$39 million $409 million
PPEA Holding Company, LLC	Interests in Plum Point Energy Associates, LLC	Credit Suisse, as Collateral Agent
LSP Kendall Holding LLC	Interests in LSP Kendall Energy, LLC, LSP Kendall Equipment LLC	Credit Suisse, as Collateral Agent
LSP Ontelaunee Holding, LLC	Interests in Ontelaunee Power Operating Company, LLC	GSO Capital Partners LP, as Collateral Agent, assigned to General Electric Capital Corporation
LS Power Generation, LLC	Interests in LSP Gen Finance Co, LLC	Credit Suisse, as Collateral Agent

SCHEDULE 7.01 - 3

SCHEDULE 7.03
EXISTING INDEBTEDNESS

Name/Project	All Indebtedness arising under or in connection with the following documents, as they may be amended or supplemented prior to the date hereof
1996 Indenture
Indenture originally dated as of September 26, 1996, restated as of March 23, 1998, and amended and restated as of March 14, 2001 between Dynegy Holdings Inc. and Bank One Trust Company, National Association, as Trustee.
First Supplemental Indenture dated July 25, 2003 to that certain Indenture, dated as of September 26, 1996, between Dynegy Holdings Inc. and Wilmington Trust Company, as trustee.
Second Supplemental Indenture dated April 12, 2006, between Dynegy Holdings Inc. and Wilmington Trust Company, as trustee.

SKIS
Subordinated Debenture Indenture for Subordinated Deferrable Interest Debentures dated as of May 28, 1997 between NGC Corporation and The First National Bank of Chicago, as Debenture Trustee, together with the Common Securities Guarantee and the Capital Securities Guarantee referred to therein.

Central Hudson-Roseton
Participation Agreement dated as of May 1, 2001 among Dynegy Roseton, LLC, Roseton OL LLC, as owner lessor, Wilmington Trust Company, as lessor manager, Roseton OP LLC, as owner participant and The Chase Manhattan Bank, as trustee, together with the Operative Documents referred to therein.

Central Hudson-Danskammer 3-4
Participation Agreement dated as of May 1, 2001 among Dynegy Danskammer, LLC, Danskammer OL LLC, as owner lessor, Wilmington Trust Company, as lessor manager, Danskammer OP LLC, as owner participant and The Chase Manhattan Bank, as trustee, together with the Operative Documents referred to therein.

Heard	Guaranty Agreement dated as of December 30, 2002, given by Heard County Power, L.L.C. as guarantor in favor of Suntrust Bank, Atlanta as trustee.
Letters of Credit	Letters of credit listed in Schedule 2.03.
Discontinued Business Operations
All indemnity and guaranty obligations in connection with the sale of Discontinued Business Operations and Indebtedness in respect of Discontinued Business Operations outstanding as of the date hereof.
Agreement for Purchase and Sale of Firm Volumetric Gas Deliveries dated October 29, 1997 among Natural Gas Clearinghouse and the Municipal Gas Authority of Georgia.

SCHEDULE 7.03 - 1

SCHEDULE 7.08
EXISTING AFFILIATE TRANSACTIONS

TITLE OF DOCUMENT:	DESCRIPTION OF UNDERLYING TRANSACTION(S):
Stock Purchase Agreement among Ameren Corporation, Illinova Corporation, Illinova Generating Company, and Dynegy Inc. dated as of February 2, 2004.	Agreement provides for transfer of real property and equipment between IPC and Affiliates of DHI and, as conditions precedent, cause certain Affiliate Transactions to occur.
Equity Contribution Agreement dated January 1, 1993 by Sithe/Independence, Inc., Sithe, Mitex Inc., Sithe Energies USA, Inc. in favor of Sithe/Independence Power Partners, LP for the benefit of Manufacturers & Traders Trust Company.
Agreement by the partners of Sithe/Independence Power Partners, L.P. regarding equity contributions in support of the project
Agreements between or among one or more of the LS Holding Companies on the one hand and one or more of the LS Operating Companies on the other hand to the extent consistent with arrangements in place on the Closing Date; provided that any such obligations are limited to proceeds received by the LS Holding Companies under such relevant contracts and that any amounts transferred between such parties shall not exceed the amount received by the LS Holding Companies under such relevant contracts.
Agreements in existence on the closing Date and replacements thereof that do not materially adversely affect the interests of the Lenders.

SCHEDULE 7.08 - 1

SCHEDULE 11.02

CERTAIN ADDRESSES FOR NOTICE

Borrower:

Dynegy Holdings Inc.
Attn: Charles C. Cook
Vice President
1000 Louisiana Street, Suite 5800
Houston, Texas 77002-5050
Phone: (713) 767-8648
Fax: (713) 356-2200
E-mail: Charles.C.Cook@Dynegy.com
Website address for delivery of documents required to be delivered pursuant to Section 6.01(a), (b), (c) or (d):  www.dynegy.com

With a copy to:

Dynegy Holdings Inc.
Attn: J. Kevin Blodgett
Executive Vice President and General Counsel
1000 Louisiana Street, Suite 5800
Houston, Texas 77002-5050
Phone: (713) 507-6847
Fax: (713) 356-2185
E-mail: Kevin.Blodgett@Dynegy.com

Administrative Agents:

Citicorp USA, Inc.
Two Penns Way, Suite 100
New Castle, DE 19720
Fax Number: 212 994-0961
Attention: DaWayne Sims
JPMorgan Chase Bank, N.A.
600 Travis, 20th Floor
Houston, TX 77002
Fax No: (713) 216-8870
Attn: Robert Traband

Payment Agent:

Citicorp USA, Inc.
Two Penns Way
Suite 100
New Castle, DE 19720
Fax Number: 212 994-0961
Attention: DaWayne Sims

Form of Committed Loan Notice

Revolving L/C Issuers:

Citibank, N.A.
Two Penns Way
Suite 100
New Castle, DE 19720
Fax Number: 212 994-0961
Attention: DaWayne Sims

JPMorgan Chase Bank, N.A.
600 Travis, 20th Floor
Houston, TX 77002
Fax No: (713) 216-8870
Attn: Robert Traband
Term L/C Issuer:

JPMorgan Chase Bank, N.A.
600 Travis, 20th Floor
Houston, TX 77002
Fax No: (713) 216-8870
Attn: Robert Traband

Form of Committed Loan Notice

2

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date: ___________, _____

To:           Citicorp USA, Inc., as Payment Agent

Ladies and Gentlemen:

Reference is made to that certain Fifth Amended and Restated Credit Agreement, dated as of April 2, 2007 (as amended, amended and restated, extended, supplemented or otherwise modified or replaced from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Dynegy Holdings Inc., a Delaware corporation (the “Borrower”), Dynegy Inc., a Delaware corporation, as the Parent, Dynegy Inc., an Illinois corporation, as the Intermediate Parent, the other Guarantors party thereto, the Lenders party thereto, Citicorp USA, Inc. and JPMorgan Chase Bank, N.A., as Administrative Agents, Citicorp USA, Inc., as Payment Agent, JPMorgan Chase Bank, N.A., as Collateral Agent, and each L/C Issuer party thereto.

The undersigned hereby requests (select one) (the “Proposed Borrowing”):

☐	A [Revolving Credit Borrowing][Term L/C Facility Borrowing][Tranche B Term Borrowing]

☐	A conversion of a [Base Rate] [Eurodollar Rate] Loan to a [Eurodollar Rate] [Base Rate] Loan

☐	A continuation of Eurodollar Rate Loans

1.	On __________________________________ (a Business Day).

2.	In the amount of $______________________.

3.	Comprised of ________________________________.
[Type of Loan requested]

4.	For Eurodollar Rate Loans: with an Interest Period of ___ months.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing (other than a Proposed Borrowing requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans):

i)           The representations and warranties of each Loan Party contained in Article V of the Credit Agreement or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and the representations and warranties in Section 5.05 of the Credit Agreement are deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively.

Form of Committed Loan Notice

3

ii)           No Default exists or would result from the Proposed Borrowing or from the application of the proceeds therefrom.

iii)           Since December 31, 2006, except as disclosed in any Public Disclosure, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have, a Material Adverse Effect.

DYNEGY HOLDINGS INC.

By:
Name:
Title:

Form of Committed Loan Notice

4

EXHIBIT B-1

FORM OF REVOLVING CREDIT NOTE

___________

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Lender to the Borrower under that certain Fifth Amended and Restated Credit Agreement, dated as of April 2, 2007 (as amended, amended and restated, extended, supplemented or otherwise modified or replaced from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, Dynegy Inc., a Delaware corporation, as the Parent, Dynegy Inc., an Illinois corporation, as the Intermediate Parent, the other Guarantors party thereto, the Lenders party thereto, Citicorp USA, Inc. and JPMorgan Chase Bank, N.A., as Administrative Agents, Citicorp USA, Inc., as Payment Agent, JPMorgan Chase Bank, N.A., as Collateral Agent, and each L/C Issuer party thereto.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made to the Payment Agent for the account of the Lender in Dollars in immediately available funds at the Payment Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Revolving Credit Note is also entitled to the benefits of the Guaranty and is secured by the Collateral.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also record and endorse on the grid attached hereto, which is part of this Revolving Credit Note, the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.

Form of Revolving Credit Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

DYNEGY HOLDINGS INC.

By:
Name:
Title:

Form of Revolving Credit Note

2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______

Form of Revolving Credit Note

3

EXHIBIT B-2

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Term L/C Facility Term Loan from time to time made by the Lender to the Borrower under that certain Fifth Amended and Restated Credit Agreement, dated as of April 2, 2007 (as amended, amended and restated, extended, supplemented or otherwise modified or replaced from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, Dynegy Inc., a Delaware corporation, as the Parent, Dynegy Inc., an Illinois corporation, as the Intermediate Parent, the other Guarantors party thereto, the Lenders party thereto, Citicorp USA, Inc. and JPMorgan Chase Bank, N.A., as Administrative Agents, Citicorp USA, Inc., as Payment Agent, JPMorgan Chase Bank, N.A., as Collateral Agent, and each L/C Issuer party thereto.

The Borrower promises to pay interest on the unpaid principal amount of the Term L/C Facility Term Loan made or held by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made to the Payment Agent for the account of the Lender in Dollars in immediately available funds at the Payment Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Term L/C Facility Term Note is one of the Term L/C Facility Term Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Term L/C Facility Term Note is also entitled to the benefits of the Guaranty and is secured by the Collateral.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term L/C Facility Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  The Term L/C Facility Term Loan made or held by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also record and endorse on the grid attached hereto, which is part of this Term L/C Facility Term Note, the date, amount and maturity of its Term L/C Facility Term Loan and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term L/C Facility Term Note.

Form of Term L/C Facility Term Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

DYNEGY HOLDINGS INC.

By:
Name:
Title:

Form of Term L/C Facility Term Note

2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______

Form of Term L/C Facility Term Note

3

EXHIBIT B-3

FORM OF TRANCHE B TERM NOTE

_______, 200_

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to [______________] or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of the Tranche B Term Loan made or held by the Lender to the Borrower under that certain Fifth Amended and Restated Credit Agreement, dated as of April 2, 2007 (as amended, amended and restated, extended, supplemented or otherwise modified or replaced from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, Dynegy Inc., a Delaware corporation, as the Parent, Dynegy Inc., an Illinois corporation, as the Intermediate Parent, the other Guarantors party thereto, the Lenders party thereto, Citicorp USA, Inc. and JPMorgan Chase Bank, N.A., as Administrative Agents, Citicorp USA, Inc., as Payment Agent, JPMorgan Chase Bank, N.A., as Collateral Agent, and each L/C Issuer party thereto.

The Borrower promises to pay interest on the unpaid principal amount of the Tranche B Term Loan made or held by the Lender from the date thereof until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made to the Payment Agent for the account of the Lender in Dollars in immediately available funds at the Payment Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Tranche B Term Note is one of the Tranche B Term Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Tranche B Term Note is also entitled to the benefits of the Guaranty and is secured by the Collateral.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Tranche B Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  The Tranche B Term Loan made or held by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also record and endorse on the grid attached hereto, which is part of this Tranche B Term Note, the date, amount and maturity of its Tranche B Term Loan and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Tranche B Term Note.

Form of Tranche B Term Note

THIS TRANCHE B NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

DYNEGY HOLDINGS INC.

By:
Name:
Title:

Form of Tranche B Term Note

2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______

Form of Tranche B Term Note

3

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: ________,

To:           Citicorp USA, Inc., as Payment Agent

Ladies and Gentlemen:

Reference is made to that certain Fifth Amended and Restated Credit Agreement, dated as of  April 2, 2007 (as amended, amended and restated, extended, supplemented or otherwise modified or replaced from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Dynegy Holdings, Inc., a Delaware corporation (the “Borrower”), Dynegy Inc., a Delaware corporation (the “Parent”), Dynegy Inc., an Illinois corporation (the “Intermediate Parent”), the other Guarantors party thereto, the Lenders party thereto, Citicorp USA, Inc. and JPMorgan Chase Bank, N.A., as Administrative Agents, Citicorp USA, Inc., as Payment Agent, JPMorgan Chase Bank, N.A., as Collateral Agent, and each L/C Issuer party thereto.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ______________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Payment Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.      Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of PricewaterhouseCoopers LLC or another “big four” accounting firm as required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.      Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date.  Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP consistently applied for such period except as otherwise expressly noted therein, subject only to normal year-end adjustments and the absence of footnotes.

2.      The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3.      A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

Form of Compliance Certificate

[select one:]

[to the best knowledge of the undersigned during such fiscal period no Default has occurred and is continuing.]

--or--

[the following is a list of each such Default and its nature and status:]

4.      Attached hereto on Schedule 2 is a detailed calculation of the financial covenants contained in Section 7.11 of the Credit Agreement.  The financial covenant analyses, calculations and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

5.

[select one:]

[There has been no change in GAAP used in the preparation of the financial statements attached hereto as Schedule 1 since the date of the prior Compliance Certificate.]

--or—

[There have been the following changes in GAAP used in the preparation of the financial statements attached hereto as Schedule 1 since the date of the prior Compliance Certificate and attached hereto as Schedule 2 are certain financial statements and other documents setting forth reconciliation between calculations of the financial covenants made before and after giving effect to such change:]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________________, __________.

DYNEGY HOLDINGS INC.

By:
Name:
Title:

Form of Compliance Certificate

2

SCHEDULE 2

to the Compliance Certificate

For the Quarter/Year ended _____ (“Statement Date”)

($ in 000’s)

I.	Section 7.11(a) – Secured Debt/EBITDA Ratio.

	A.	EBITDA for the most recently ended Measurement Period (“Subject Period”):		$______

		1.	Operating income (loss) exclusive of depreciation and amortization expense:	$______

		2.	Income (or losses) from unconsolidated investments:	$______

		3.	Income (or losses) from discontinued operations:	$______

		4.	Other income:	$______

		5.	Other expenses:	$______

		6.	Minority interests:	$______

		7.	EBITDA (Lines I.A.1 + 2 + 3 + 4 – 5 – 6):	$______

	B.	Consolidated Secured Indebtedness at Statement Date:		$______

	C.	Secured Debt/EBITDA Ratio (Line I.B ÷ Line I.A.7):		____ to 1

		Maximum Secured Debt/EBITDA Ratio permitted for the Measurement Period:		____ to 1

Form of Compliance Certificate

II.	Section 7.11(b) – Interest Coverage Ratio.

	A.	EBITDA for the Subject Period (Line I.A.7):	$______

	B.	Consolidated Interest Expense for the Subject Period

		1. Cash interest expense (to the extent required to be included with the definition of “Consolidated Interest Expense”), net of interest income:	$______

2.     To the extent included in Line II.B.1, amounts attributable to the amortization of financing costs and non-cash amounts attributable to the amortization of debt discounts and other debt issuance costs, fees and expenses:
$______

		3. Consolidated Interest Expense (Line II.B.1 – Line II.B.2):	$______

	C.	Interest Coverage Ratio (Line II.A ÷ Line II.B.3):	____ to 1

		Minimum Interest Coverage Ratio required for the Measurement Period:	____ to 1

Form of Compliance Certificate

2

III.	Section 7.03(b)(xii) – Certain Permitted Indebtedness.

A.
Amount of Indebtedness (including unsecured Indebtedness and Indebtedness secured by First Priority Liens or Second Priority Liens or otherwise secured in compliance with Section 7.01 of the Credit Agreement), including all Permitted Refinancing Indebtedness in respect of any Indebtedness incurred (other than Guarantees of Indebtedness of Persons other than the Borrower or any of its Restricted Subsidiaries):
$______

		Aggregate amount of Indebtedness outstanding under Section 7.03(b)(xii):	$______

Form of Compliance Certificate

3

IV.	Available Amount.

	A.	The sum of Lines IV.A.1 through IV.A.5:	$______

1.  An amount equal to the sum of that portion of Excess Cash Flow for each fiscal year of the Borrower commencing with the fiscal year ending December 31, 2007 and ending prior to the date hereof that is not required by the terms of the Credit Agreement to be applied to mandatory prepayments and/or mandatory commitment reductions:
$______

		2. The amount of Exempt Proceeds and Exempt Equity Proceeds on the date hereof:	$______

3.  The aggregate amount of all cash dividends and other cash distributions received by the Borrower or any of its Restricted Subsidiaries from any Minority Investment (including any JV Entity) or Unrestricted Subsidiary (other than Southwest Power Partners, LLC and its Subsidiaries) after the Closing Date and on or prior to the date hereof (less the amount of any Tax Payments in respect thereof) to the extent such amounts have not otherwise been utilized for any permitted purpose under the Credit Agreement (other than any Investments thereof in Cash Equivalents):
$______

4.  The aggregate amount of all cash repayments of principal and interest received by the Borrower or any of its Restricted Subsidiaries from any Minority Investment (including any JV Entity) or Unrestricted Subsidiary after the Closing Date and on or prior to the date hereof in respect of loans made by the Borrower or any Restricted Subsidiary to such Minority Investment (including any JV Entity) or Unrestricted Subsidiary to the extent such amounts have not otherwise been utilized for any permitted purpose under the Credit Agreement (other than any Investments thereof in Cash Equivalents):
$______

5.  The aggregate amount of all Net Proceeds of Asset Sales received by the Borrower or any of its Restricted Subsidiaries in connection with the sale, transfer or other disposition of its ownership interest in any Minority Investment (including any JV Entity) or Unrestricted Subsidiary after the Closing Date and on or prior to the date hereof to the extent such amounts have not otherwise been utilized for any permitted purpose under the Credit Agreement (other than any Investments thereof in Cash Equivalents):
$______

Form of Compliance Certificate

4

B.
The aggregate amount of any Investments made by the Borrower or any Restricted Subsidiary pursuant to clause (ii) of Section 7.02(s) of the Credit Agreement after the Closing Date and on or prior to the date hereof:
$______

C.	Available Amount (Line V.A - Line V.B):	$______

Form of Compliance Certificate

5

V.1	Excess Cash Flow for the most recently ended fiscal year of the Borrower (the “Fiscal Year”) starting with the fiscal year ending December 31, 2007.

	A.	The sum of Lines V.A.1 through V.A.6:	$______

1.  Net income (loss) of the Borrower Group determined on a consolidated basis in accordance with GAAP for the Fiscal Year, and before any reduction in respect of preferred stock dividends or accretion, excluding, however, (x) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (A) any Asset Sale (without regard to the threshold provided for in the definition thereof) or (B) the disposition of any securities by the Borrower or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of the Borrower or any of its Restricted Subsidiaries; and (y) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss):
$______

		2. Amount of all non-cash charges to the extent deducted in arriving at Line V.A.1:	$______

		3. Decreases in Working Capital for the Fiscal Year:	$______

4.  Aggregate net non-cash loss on the sale, lease, transfer or other disposition of assets by the Borrower or any of its Restricted Subsidiaries during the Fiscal Year (other than sales in the ordinary course of business) to the extent deducted in arriving at Line V.A.1:
$______

5.  To the extent not included in the determination of Line V.A.1, any termination payments or similar payments received by the Borrower or any of its Restricted Subsidiaries during the Fiscal Year in connection with the termination, partial termination or other reduction of any Swap Contract:
$______

		6. Amount, if any, by which booked lease expense exceeds actual cash lease payments for the Fiscal Year:	$______

____________________________
1 To be inserted only in a compliance certificate delivered with annual audited financial statements for any fiscal year ending on or after December 31, 2007.

Form of Compliance Certificate

6

B.	The sum of Lines V.B.1 through Line V.B.13:	$______

	1. Amount of all non-cash credits included in arriving at Line V.A.1:	$______

2.  Aggregate amount actually paid by the Borrower and its Restricted Subsidiaries in cash during the Fiscal Year on account of Capital Expenditures (to the extent financed with internally generated cash flows of the Borrower and its Restricted Subsidiaries):
$______

3.  Aggregate amount of all voluntary prepayments of Revolving Credit Loans made during the Fiscal Year to the extent of accompanying reductions of the Revolving Credit Commitments except to the extent financed with the proceeds of other Indebtedness of the Borrower or any of its Restricted Subsidiaries:
$______

4.  Aggregate amount of all principal payments of Indebtedness of the Borrower or any of its Restricted Subsidiaries (including the principal amount of payments at maturity of scheduled payments of any Term Loans and the principal component of payments in respect of Capital Lease Obligations, but excluding all principal payments of Revolving Credit Loans, voluntary prepayments of Term Loans pursuant to Section 2.04(a) of the Credit Agreement and mandatory prepayments of Term Loans pursuant to Section 2.04(b) of the Credit Agreement) made during the Fiscal Year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder) except to the extent financed with the proceeds of other Indebtedness of the Borrower or any of its Restricted Subsidiaries:
$______

5.  Aggregate net non-cash gain on the sale, lease, transfer or other disposition of assets by the Borrower and its Restricted Subsidiaries during the Fiscal Year (other than sales in the ordinary course of business) to the extent included in arriving at Line V.A.1:
$______

	6. Increases in Working Capital for the Fiscal Year:	$______

	7. Payments by the Borrower and its Restricted Subsidiaries during the Fiscal Year in respect of long-term liabilities of the Borrower and its Restricted Subsidiaries other than Indebtedness:	$______

Form of Compliance Certificate

7

8.  Amount of Investments made during the Fiscal Year pursuant to Section 7.02 of the Credit Agreement to the extent that such Investments were financed with internally generated cash flow of the Borrower and its Restricted Subsidiaries:
$______

9.  Aggregate amount of expenditures actually made by the Borrower and its Restricted Subsidiaries in cash during the Fiscal Year (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during the Fiscal Year:
$______

10.  Aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during the Fiscal Year that are required to be made in connection with any prepayment of Indebtedness and that are accounted for as extraordinary items:
$______

11.  To the extent not included in the determination of net income, any termination payments or similar payments made by the Borrower or any of its Restricted Subsidiaries during the Fiscal Year in connection with the termination, partial termination or other reduction of any Swap Contract:
$______

12. Amount, if any, by which actual cash lease payments exceed booked lease expenses for the Fiscal Year:		$______

13. Lesser of (A) the Excluded Annual Amount (Line i.G below) for the Fiscal Year and (B) the Excluded Cumulative Amount (Line ii.C below) as at the last day of the Fiscal Year:		$______

i.	Excluded Annual Amount

	A. Commodity Collateral Amounts as of the last day of the immediately preceding fiscal year:	$______

	B. Prepaid Commodity Amounts as of the last day of the immediately preceding fiscal year:	$______

	C. Commodity Amounts as of the last day of the immediately preceding fiscal year (Line i.A + i.B):	$______

	D. Commodity Collateral Amounts as of the last day of the Fiscal Year:	$______

	E. Prepaid Commodity Amounts as of the last day of the Fiscal Year:	$______

Form of Compliance Certificate

8

		F. Commodity Amounts as of the last day of the Fiscal Year (Line i.D + i.E):	$______

		G. Excluded Annual Amount (if Line i.C above minus Line i.F above is positive, enter amount, otherwise enter zero):	$______

	ii.	Excluded Cumulative Amount

		A. Base Amount (i.e., aggregate amount of the Commodity Amounts) as of December 31, 2006:	$______

		B. Excluded Annual Amounts (if any) for all fiscal years prior to the Fiscal Year commencing with the fiscal year ending December 31, 2007 (but excluding the Fiscal Year):	$______

		C. Excluded Cumulative Amount (if Line ii.A minus ii.B is positive, enter amount, otherwise enter zero):	$______

C.	Excess Cash Flow (Line V.A - Line V.B):		$______

Form of Compliance Certificate

9

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by one of the Administrative Agents as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, L/C Obligations included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ______________________________

2.	Assignee: ______________________________ [and is an

Affiliate/Approved Fund of [identify Lender]]

3.	Borrower(s): ______________________________

4.	Administrative Agents: Citicorp USA, Inc. and JPMorgan Chase Bank, N.A., as Administrative Agents under the Credit Agreement

5. Credit Agreement:
The Fifth Amended and Restated Credit Agreement, dated as of April 2, 2007, among Dynegy Holdings Inc., as Borrower, Dynegy Inc., a Delaware corporation, as the Parent, Dynegy Inc., an Illinois corporation, as the Intermediate Parent, the other Guarantors party thereto, the Lenders party thereto, Citicorp USA, Inc. and JPMorgan Chase Bank, N.A., as Administrative Agents, Citicorp USA, Inc., as Payment Agent, JPMorgan Chase Bank, N.A., as Collateral Agent, and each L/C Issuer party thereto.

Form of Assignment and Assumption

6.           Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans2

_____________2	$________________	$________________	______________%
_____________	$________________	$________________	______________%
_____________	$________________	$________________	______________%

__________________________

1           Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2           Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Facility”, “Term L/C Facility” or “Tranche B Term Facility”).

Form of Assignment and Assumption

2

Effective Date:  __________________, 20__ [TO BE INSERTED BY EITHER ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]3 Accepted:

[JPMORGAN CHASE BANK, N.A.],
as Administrative Agent

By:
Title:

[CITICORP USA, INC.],
as Administrative Agent

By:
Title:

[CITICORP USA, INC.],
as Payment Agent

By:
Title:

_____________________________
3           To be added only if the consent of the Administrative Agents or the Payment Agent  is required by the terms of the Credit Agreement.

Form of Assignment and Assumption

3

[Consented to:
DYNEGY HOLDINGS INC.4

By:
Title:

CITIBANK, N.A.,
as Revolving L/C Issuer

By:
Title:

JPMORGAN CHASE BANK, N.A.,
as Revolving L/C Issuer

By:
Title:]

_____________________________
4           To be added only if the consent of the Borrower and/or the Revolving L/C Issuers are required by the terms of the Credit Agreement.

Form of Assignment and Assumption

4

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 2, 2007, AMONG DYNEGY HOLDINGS INC., AS BORROWER, DYNEGY INC., A DELAWARE CORPORATION, AS THE PARENT, DYNEGY INC., AN ILLINOIS CORPORATION, AS THE INTERMEDIATE PARENT, THE OTHER GUARANTORS PARTY THERETO, THE LENDERS PARTY THERETO, CITICORP USA, INC. AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENTS, CITICORP USA, INC., AS PAYMENT AGENT, JPMORGAN CHASE BANK, N.A., AS COLLATERAL AGENT,
AND EACH L/C ISSUER PARTY THERETO.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.           Representations and Warranties.

1.1.        Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.        Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agents or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Form of Assignment and Assumption

2.           Payments.  From and after the Effective Date, the Administrative Agents shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agents for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.           General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

Form of Assignment and Assumption

2

EXHIBIT E-1

FORM OF SECURITY AGREEMENT

Please see Second Amended & Restated Security Agreement, dated April 2, 2007, by and among Dynegy Holdings Inc., as Borrower the initial grantors party thereto, Wilmington Trust Company, as corporate trustee, and John M. Beeson, Jr., as individual trustee (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Dynegy Holdings Inc. filed on April 6, 2007, File No. 000-29311).

EXHIBIT E-2

THIRD AMENDED AND RESTATED COLLATERAL TRUST

AND INTERCREDITOR AGREEMENT

dated as of April 2, 2007

among

The Grantors referred to herein,

as Grantors,

and

WILMINGTON TRUST COMPANY,

as Corporate Trustee,

and

JOHN M. BEESON, JR.,

as Individual Trustee

EXHIBITS

Exhibit A                Designation and Joinder Agreement

THIRD AMENDED AND RESTATED COLLATERAL TRUST
AND INTERCREDITOR AGREEMENT

THIRD AMENDED AND RESTATED COLLATERAL TRUST AND INTERCREDITOR AGREEMENT, dated April 2, 2007 (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, this "Agreement"), by and among Dynegy Holdings Inc., a Delaware corporation (the "Borrower"), the other Persons listed on the signature pages hereof and the Additional Grantors (the Borrower, the Persons so listed and the Additional Grantors being, collectively, the "Grantors"), Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as corporate trustee (together with any successor corporate trustee appointed pursuant to Article VII, the "Corporate Trustee"), and John M. Beeson, Jr., an individual residing in the State of Delaware, not in his individual capacity but solely as individual trustee (together with any successor individual trustee appointed pursuant to Article VII, the "Individual Trustee"; and, together with the Corporate Trustee, the "Collateral Trustees"), the foregoing trustees being trustees for the Secured Parties.  Certain capitalized terms used herein are defined in Article I of this Agreement.

PRELIMINARY STATEMENTS:

(1)           The Borrower and the other Grantors have entered into a Fifth Amended and Restated Credit Agreement dated as of April 2, 2007, amending and restating the Existing Credit Agreement (said Agreement, as it may hereafter be amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time, being the "Credit Agreement"), with the Guarantors party thereto, the lenders party thereto, Citicorp USA, Inc. and JPMorgan Chase Bank, N.A., as Administrative Agents for the Lenders (the "Credit Agreement Administrative Agents"), certain issuers of letters of credit party thereto and Citicorp USA, Inc., as the Payment Agent and JPMorgan Chase Bank, N.A., as Collateral Agent (the "Credit Agreement Collateral Agent"; and together with Credit Agreement Administrative Agents, the " Agents").

(2)           The Borrower and certain of the other Grantors are party to the Second Amended and Restated Collateral Trust and Intercreditor Agreement dated as of April 19, 2006 (said Agreement, as amended, supplemented and modified and in effect immediately prior to the effectiveness of this Agreement, being the "Existing Collateral Trust Agreement"), with the Collateral Trustees, and in connection with the execution and delivery of the Credit Agreement the parties hereto desire to amend the Existing Collateral Trust Agreement in certain respects (and in that connection, certain additional parties will become Initial Grantors hereunder) and to restate in its entirety the Existing Collateral Trust Agreement as so amended, all as set forth herein.

(3)           Subject to the terms of the Credit Agreement, the Borrower may incur certain additional obligations that are permitted to be secured under the Collateral Documents on an equal and ratable basis with the Credit Agreement Obligations, and the Borrower and the Grantors have agreed that if any such obligations are so incurred, such obligations and the other Secured Obligations shall be secured pari passu by the Collateral pursuant to the Collateral Documents, all as provided herein and therein.

(4)           This Agreement and the other Collateral Documents are intended to secure the Secured Obligations and the Collateral Trustees have agreed to undertake the rights, powers, duties and responsibilities set forth in this Agreement and the other Collateral Documents in order to effect such purpose.

(5)           In order to induce the Lenders, the L/C Issuers and the Agents to enter into the Credit Agreement, the Grantors have agreed to enter into this Agreement and to grant, and to continue the grant under the Existing Collateral Trust Agreement (as amended and restated hereby) of, a continuing security interest in and to the Collateral to the Collateral Trustees for the benefit of the Lenders as set forth herein to secure the Credit Agreement Obligations and any Other Secured Obligations.

NOW, THEREFORE, in consideration of the premises, each Grantor hereby agrees with the Collateral Trustees for their benefit and in trust for the benefit of the Secured Parties, to amend and restate in its entirety the Existing Collateral Trust Agreement, effective as of the Effective Date, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.  Certain Defined Terms.  Terms used herein but not defined in this Article I shall have the meanings set forth in the Credit Agreement and, if not defined therein, as defined in the Security Agreement.  The following terms shall have the following meanings as used herein (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"Account Collateral" has the meaning specified in the Security Agreement.

"ACH Obligations" has the meaning specified in the Credit Agreement.

"ACH Representative" means JPMorgan Chase Bank, N.A.

"Additional Agent" means the Person (if any) designated in the applicable Designation and Joinder Agreement, at the time any Other Secured Indebtedness is incurred, as the Additional Agent with respect to such Other Secured Obligations for purposes of this Agreement, or any successor thereto notified to the Collateral Trustees and the Credit Agreement Administrative Agents pursuant to Section 9.16.

"Additional Collateral Trust Agreement Collateral" has the meaning specified in Section 2.01.

"Additional Grantors" has the meaning specified in Section 9.15.

"Agents" has the meaning specified in the Preliminary Statements of this Agreement.

"Aggregate Credit Exposure means, at any time, (i) with respect to the Credit Agreement Obligations, the sum of (A) the unused portion of each Commitment in effect at such time, (B) the aggregate Outstanding Amount of all Loans at such time, (C) all L/C Obligations at such time and (D) (without duplication) the principal amount of each other loan or advance made, and the face amount of each other letter of credit (and any unreimbursed amounts in respect of drawings thereunder) issued for the account of, any of the Loan Parties pursuant to the Credit Agreement Documents, (ii) with respect to the ACH Obligations, if no Collateral Trust Agreement Default shall have occurred and be continuing, an amount equal to zero ($0), otherwise, the unpaid principal (or similar) amount of the ACH Obligations at such time, (iii) with respect to any Other Hedging Obligations, if no Collateral Trust Agreement Default shall have occurred and be continuing, an amount equal to zero ($0), otherwise, the unpaid principal amount of such Other Hedging Obligations at such time and (iv) with respect to any Other Debt Obligations, the aggregate outstanding principal amount of such Other Debt Obligations at such time; provided that (a) the calculation of Aggregate Credit Exposure for any Secured Obligation shall be reduced, for purposes of calculating the ratable share of the holder of such Secured Obligation of any distributions pursuant to Section 501(a),. by the amount of any unused commitments thereunder at such time and (b) for purposes of determining Other Hedging Obligations, the "principal amount" of such obligations at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that any Grantor would be required to pay if such Other Hedging Obligations were terminated at such time.

"Agreement" has the meaning specified in the recitals of parties to this Agreement.

"Authorized Officer" means the Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, the Comptroller, the Treasurer, the Assistant Treasurer or Vice President of Finance of a Person or any other officer designated as an "Authorized Officer" by the Board of Directors (or equivalent governing body) of such Person.

"Borrower" has the meaning specified in the recital of parties to this Agreement.

"Business Day" has the meaning specified in the Credit Agreement.

"Cash Equivalents" has the meaning specified in the Credit Agreement.  The term "Cash Equivalents" shall in any event include any mutual fund sponsored or managed by an Affiliate of the Corporate Trustee which mutual fund's assets consist of "Cash Equivalents" as defined herein.

"Collateral" means all of the "Collateral" referred to in the Collateral Documents.

"Collateral Account" has the meaning specified in Section 3.01.

"Collateral Documents" means this Agreement, the Security Agreement, the Mortgages and each Successor Collateral Agreement.

"Collateral Termination Date" means the date on which no Secured Obligations remain outstanding with respect to any Lender or the Agents under the Credit Agreement, no Lender has a Commitment and no letter of credit issued pursuant to the Credit Agreement remains outstanding.

"Collateral Trust Agreement Default" means (a) prior to the Collateral Termination Date, (i) in respect of the exercise of remedies with respect to the Account Collateral, the Additional Collateral Trust Agreement Collateral and the Securities Accounts (and all Collateral from time to time credited to the Deposit Accounts and the Securities Accounts) under Section 18 of the Security Agreement, the earlier of (x) the day on which all Credit Agreement Obligations have been declared due and payable prior to the stated maturity thereof and (y) the 15th day after any Event of Default shall have occurred and be continuing under the Credit Agreement and (ii) in respect of any other exercise of rights and remedies under the Collateral Documents, any Event of Default that shall have occurred and be continuing under the Credit Agreement, which, as a result thereof, gives the Credit Agreement Defaulted Party the right (without the requirement that any further time elapse) to exercise any remedy under the Credit Agreement prior to the stated maturity of the Credit Agreement Obligations, and (b) following the Collateral Termination Date, in respect of the exercise of remedies under the Collateral Documents, the earlier of (x) the day on which any Secured Obligations have been declared due and payable prior to the stated maturity thereof and (y) the 15th day after any Event of Default shall have occurred and be continuing in respect of any of the Secured Obligations.

"Collateral Trust Agreement Default Notice" means a written notice delivered in connection with a Collateral Trust Agreement Default in accordance with Section 4.01.

"Collateral Trust Estate" means all of the right, title and interest of the Collateral Trustees, whether now owned or hereafter acquired, in and to the Collateral and the Additional Collateral Trust Agreement Collateral.

"Collateral Trustees" has the meaning specified in the recital of parties to this Agreement.

"Collateral Trustees' Fees" means the fees and other amounts payable to the Collateral Trustees pursuant to Sections 6.03, 6.04 and 6.05 and amounts claimed and unpaid pursuant to Section 6.06.

"Corporate Trustee" has the meaning specified in the recital of parties to this Agreement.

"Credit Agreement" has the meaning specified in the Preliminary Statements to this Agreement.

"Credit Agreement Administrative Agents" has the meaning specified in the Preliminary Statements to this Agreement.

"Credit Agreement Collateral Agent" has the meaning specified in the Preliminary Statements to this Agreement.

"Credit Agreement Defaulted Party" means the Credit Agreement Administrative Agents or the percentage of the Lenders specified in the Credit Agreement that have the right thereunder upon the occurrence and continuance of an Event of Default under the Credit Agreement (without the requirement that any further time elapse) to exercise any remedies under the Credit Agreement.

"Credit Agreement Documents" means the Credit Agreement and the other Loan Documents.

"Credit Agreement Obligations" means the "Obligations" as defined in the Credit Agreement.

"Deposit Accounts" means the "Other Deposit Accounts" referred to in the Security Agreement.

"Designation and Joinder Agreement" means the Designation and Joinder substantially in the form of Exhibit A.

"Designation Effective Date" has the meaning specified in Section 9.16.

"Disposition" means the sale, lease, conveyance, or other disposition of any assets or property.

"Distribution Date" means the date of any distribution made by the Corporate Trustee from the Collateral Trust Account pursuant to Section 5.0l(a) and Section 5.01(b).

"Effective Date" means the date on which each of the conditions precedent set forth in Section 4.01 of the Credit Agreement have been satisfied or waived.

"Grantors" has the meaning specified in the recitals of parties to this Agreement.

"Indemnified Event" has the meaning specified in the Section 7.05(e).

"Indemnifying Party" has the meaning specified in the Section 7.05(e).

"Individual Trustee" has the meaning specified in the recital of parties to this Agreement.

"Other Debt Obligations" means any Indebtedness (other than any Hedging Obligation) of the Borrower that is designated to be a "Secured Obligation" for purposes pursuant to, and subject to compliance with the requirements of, Section 9.16.

"Other Hedging Obligations" means any Hedging Obligation of the Borrower that is designated to be a "Secured Obligation" for purposes pursuant to, and subject to compliance with the requirements of, Section 9.16.

"Other Secured Obligations" means, collectively, the Other Hedging Obligations and the Other Debt Obligations.

"Prepayment Event" means any Disposition of Collateral that requires a mandatory prepayment pursuant to Section 2.04(b) of the Credit Agreement.

"Release Date" has the meaning specified in Section 8.02(a).

"Representatives" means at any time, collectively, (a) (i) for purposes of Article V and Section 6.02, the Payment Agent, (ii) for purposes of Sections 4.07, 8.02 and 9.01, the Credit Agreement Administrative Agents and (iii) for all other purposes, the Agents, as the representative hereunder for the Lenders at such time, (b) the ACH Representative, as the representative hereunder in respect of the ACH Obligations and (c) with respect to any Other Secured Obligations, the Additional Agent (if any) for such Other Secured Obligation or (if there is no such agent) the holder of such Other Secured Obligations.

"Required Representative" means, at any time, (i) until the date on which all Credit Agreement Obligations have been paid in full in cash and the Commitments in respect thereof have been terminated and all letters of credit issued under the Credit Agreement have terminated, the Credit Agreement Collateral Agent acting in its own discretion or at the direction of the Credit Agreement Administrative Agents on behalf of the Required Lenders at such time, and (ii) on and after the later date referred to in clause (i), the Representatives that represent more than 60% of the Secured Obligations.

"Secured Agreements" means, collectively, the Credit Agreement Documents, this Agreement, the other Collateral Documents and each agreement or instrument providing for or evidencing any other Secured Obligation.

"Secured Obligations" means the Credit Agreement Obligations, the ACH Obligations and the Other Secured Obligations.

"Secured Parties" means, at any time, the Collateral Trustees and the holders of Secured Obligations.

"Securities Accounts" means the "Securities Accounts" referred to in the Security Agreement.

"Statement of Amount" has the meaning specified in Section 6.02.

"Subject Other Secured Obligations" has the meaning specified in Section 9.16.

"Successor Collateral" means, with respect to each Grantor, any property and assets of such Grantor (or any of its successors and assigns) as such Grantor (or any such successor or any such assign) may, from time to time, upon notice to the Collateral Trustees, pursuant to the Credit Agreement Documents, grant to the Collateral Trustees as additional collateral for their benefit and in trust for the benefit of the Representatives, on their behalf and on behalf of the Secured Parties.

"Successor Collateral Agreements" means all documents creating, evidencing or relating to any of the Successor Collateral.

SECTION 1.02.  Certain References.  The rules of construction set forth in Section 1.02 of the Credit Agreement are incorporated herein.

ARTICLE II

CONFIRMATION AND CREATION OF SECURITY INTERESTS

SECTION 2.01.  Collateral Trust Estate.  The Borrower, in order to secure the Secured Obligations, hereby further pledges and assigns to the Collateral Trustees for their benefit and in trust for the benefit of the Representatives, on their behalf and on behalf of the Secured Parties, as such interests are set forth herein, and hereby grants to the Collateral Trustees for their benefit and in trust for the benefit of the Representatives, on their behalf and on behalf of the Secured Parties, as such interests are set forth herein, a lien on, and security interest in, all of its right, title and interest in the following (collectively, together with any Successor Collateral, the "Additional Collateral Trust Agreement Collateral"):

(i)           the Collateral Account established pursuant to Section 3.01(a) and any collateral accounts established pursuant to Section 5.02 with the Corporate Trustee at its offices at its corporate trust department in the State of Delaware, all funds held therein and all certificates and instruments, if any, from time to time representing the Collateral Account and such other collateral accounts;

(ii)           all Cash Equivalents held in the Collateral Account from time to time and all certificates and instruments, if any, from time to time representing or evidencing such Cash Equivalents;

(iii)           all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Trustees for or on behalf of the Borrower in substitution for or in addition to any or all of the then existing Additional Collateral Trust Agreement Collateral;

(iv)           all interest, income, dividends, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Additional Collateral Trust Agreement Collateral referred to in clauses (i) through (iii) of this Section 2.01; and

(v)           all proceeds of any and all of the foregoing Additional Collateral Trust Agreement Collateral (including, without limitation, proceeds that constitute property and assets of the types described in clauses (i) through (iv) of this Section 2.01) and, to the extent not otherwise included, all (A) payments under any indemnity, warranty or guaranty payable with respect to any of the foregoing Additional Collateral Trust Agreement Collateral and (B) cash.

SECTION 2.02.  Security for Secured Obligations.  All of the right, title and interest of the Collateral Trustees in and to the Collateral Trust Estate secures the payment of all of the Secured Obligations now or hereafter existing under or in respect of (i) the Secured Agreements and the performance of, and the compliance with, all of the covenants and conditions of this Agreement, the other Collateral Documents and the other Secured Agreements and (ii) the ACH Obligations.  Without limiting the generality of the foregoing, the Collateral Trust Estate secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by each Grantor to the Collateral Trustees, any Representative or any Secured Party under the Collateral Documents or the other Secured Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Grantor.

ARTICLE III

COLLATERAL ACCOUNT

SECTION 3.01.  Collateral Account.  (a) Until the date that the Collateral Trustees release all of the Collateral pursuant to Section 8.02(a), an interest bearing cash collateral account (the "Collateral Account") on behalf of the Representatives for the benefit of the Secured Parties shall be maintained by the Corporate Trustee at its offices at its corporate trust department in the State of Delaware in accordance with the terms of this Agreement.  The Collateral Account shall be, at all times, under the sole dominion and control of the Corporate Trustee.  All moneys that are received by the Collateral Trustees, upon the occurrence of a Prepayment Event or upon the occurrence and during the continuance of a Collateral Trust Agreement Default, or upon liquidation or otherwise in respect of the Collateral shall be deposited in the Collateral Account and, thereafter, shall be held and applied by the Corporate Trustee all in accordance with the terms of this Agreement.

(b)           The Borrower hereby agrees that any Net Proceeds of Collateral received by the Parent or any of its Subsidiaries that results in a Prepayment Event shall be deposited into the Collateral Account on or prior to the 5th Business Day following the date of receipt.

(c)           The Corporate Trustee shall, subject to the provisions of Article IV and Article VIII, from time to time (i) invest amounts on deposit in the Collateral Account in Cash Equivalents and (ii) invest interest paid on such Cash Equivalents, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in additional Cash Equivalents, in each case at the direction of the Borrower so long as no Collateral Trust Agreement Default shall have occurred and be continuing and at the direction of the Required Representative if a Collateral Trust Agreement Default shall have occurred and be continuing.  Interest and proceeds that are not invested or reinvested in Cash Equivalents as provided in the immediately preceding sentence shall be deposited and held in the Collateral Account.  Notwithstanding the foregoing, the Corporate Trustee shall, to the extent possible, invest any funds to be distributed on a Distribution Date in Cash Equivalents that shall mature or become liquid on or prior to such Distribution Date.  All Cash Equivalents in respect of the Collateral Account and all interest and income received thereon and therefrom and the net proceeds realized on the maturity or sale thereof shall be held in the Collateral Account as part of the Collateral Trust Estate pursuant to the terms hereof.

(d)           The Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or regulatory authority, as are in effect from time to time.

(e)           All dividends, interest and other distributions deposited into the Collateral Account pursuant to Section 5.01(a) shall be released and returned to the applicable Grantor upon notice to the Collateral Trustees from the Required Representative that the Collateral Trust Agreement Default giving rise to such deposit has been cured or waived; provided that no Default shall have occurred and be continuing at such time.

ARTICLE IV

COLLATERAL TRUST AGREEMENT DEFAULTS; REMEDIES

SECTION 4.01.  Collateral Trust Agreement Default Notice.  (a) The Required Representative shall have the exclusive right if a Collateral Trust Agreement Default shall have occurred and be continuing to give the Collateral Trustees, with a copy to the Grantors, a Collateral Trust Agreement Default Notice stating:

(i)           the nature of the Collateral Trust Agreement Default; and

(ii)           the action requested to be taken by the Collateral Trustees with respect to the Collateral and the Collateral Documents (including with respect to the institution of any remedies provided by law or this Agreement or any other Collateral Document);

and the Collateral Trustees shall forthwith send a copy of the Collateral Trust Agreement Default Notice to each Representative.  Subject to Section 4.01(b), the Collateral Trustees shall forthwith, upon receiving the Collateral Trust Agreement Default Notice, undertake the action set forth in the Collateral Trust Agreement Default Notice under the Collateral Documents.  The Collateral Trustees shall, subject to Sections 4.0l(b), 4.08 and 6.06, follow the directions of the Required Representative with respect to the time, method and place of taking any action requested in a Collateral Trust Agreement Default Notice.  Each Collateral Trustee shall be entitled to assume conclusively that no Collateral Trust Agreement Default has occurred and is continuing until it receives a Collateral Trust Agreement Default Notice.  For the avoidance of doubt, the Collateral Trustees may presume that the Required Representative has the exclusive right to deliver a Collateral Trust Agreement Default Notice.

(b)           If the Collateral Trust Agreement Default which was the basis for the giving of a Collateral Trust Agreement Default Notice shall be cured or waived in accordance with the terms of the agreement governing the applicable Secured Obligation, the Required Representative shall promptly notify the Collateral Trustees in writing of such cure or waiver, and upon receipt of such written notice of a cure or waiver (i) such Collateral Trust Agreement Default Notice shall be deemed withdrawn and (ii) any direction to the Collateral Trustees to take any action in connection with such Collateral Trust Agreement Default Notice shall be deemed immediately rescinded.  If in connection solely with such withdrawn Collateral Trust Agreement Default Notice, the Collateral Trustees shall have been directed to take, and shall have commenced taking but shall not have completed, any action, the Collateral Trustees shall promptly terminate any such action which they shall not also have been directed to take in connection with any other Collateral Trust Agreement Default Notice that has not otherwise been withdrawn.

SECTION 4.02.  Direction by Required Representative.  As to any matters not expressly provided for under this Agreement or the other Collateral Documents (including, without limitation, matters relating to enforcement and collection of the Secured Obligations), the Collateral Trustees shall not be required to exercise any discretion or to take any action under this Agreement or the other Collateral Documents, or in respect of the Collateral, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) in accordance with the written instructions of the Required Representative.

SECTION 4.03.  Right to Initiate Judicial Proceedings, Etc.  (a) Notwithstanding any other provision of this Agreement, upon the occurrence of and during the continuance of any Collateral Trust Agreement Default and the receipt by the Collateral Trustees of a Collateral Trust Agreement Default Notice that has not been withdrawn pursuant to Section 4.0l(b), the Corporate Trustee, and if the Corporate Trustee deems necessary or desirable, the Individual Trustee, jointly or individually as the Corporate Trustee may determine, (i) shall have the right and power to institute and maintain such suits and proceedings as it or they, as the case may be, or the Required Representative may deem appropriate to protect and enforce the rights vested in it by this Agreement and the other Collateral Documents and (ii) may either, after entry or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to dispose of, collect or otherwise realize upon, all or any portion of the Collateral Trust Estate under the judgment or decree of a court of competent jurisdiction.

(b)           If a receiver of the Collateral Trust Estate shall be appointed in judicial proceedings, the Collateral Trustees may be appointed, at their discretion and with the consent of the Required Representative, as such receiver.  Notwithstanding the appointment of a receiver, the Collateral Trustees shall be entitled to retain possession and control of all cash held by or deposited with them or their agents or co-trustees pursuant to any provision of this Agreement or any other Collateral Document.

SECTION 4.04.  Remedies Not Exclusive.  (a) No remedy conferred upon or reserved to the Collateral Trustees herein or in the other Collateral Documents is intended to be a limitation exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in the other Collateral Documents now or hereafter existing at law or in equity or by statute.

(b)           No delay or omission of either of the Collateral Trustees to exercise any right, remedy or power accruing upon any Collateral Trust Agreement Default shall impair any such right, remedy or power or shall be construed to be a waiver of any such Collateral Trust Agreement Default or any acquiescence therein; and every right, power and remedy given by this Agreement or any other Collateral Document to the Collateral Trustees may be exercised from time to time and as often as may be deemed expedient by the Collateral Trustees.

(c)           In case either of the Collateral Trustees shall have proceeded to enforce any right, remedy or power under this Agreement or any other Collateral Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to such Collateral Trustee, then and in every such case the Grantors, the Collateral Trustees, the Representatives and Secured Parties shall, subject to any determination in such proceeding, severally be restored to their former positions and rights hereunder and under each such other Collateral Document with respect to the Collateral Trust Estate, the Collateral Account and in all other respects, and thereafter all rights, remedies and powers of such Collateral Trustee shall continue as though no such proceeding had been taken.

(d)           Each Grantor expressly agrees that all rights of action and rights to assert claims upon or under this Agreement and the other Collateral Documents may be enforced by the Collateral Trustees without the possession of any debt instrument or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Collateral Trustees may be brought in either of their names as Collateral Trustee and any recovery of judgment shall be held as part of the Collateral Trust Estate.

SECTION 4.05.  Waiver of Certain Rights.  Each Grantor, on behalf of itself and all who may claim through or under it, including, without limitation, any and all subsequent Affiliates, creditors, vendees, assignees and lienors, expressly waives and releases, to the fullest extent permitted by law, any, every and all rights to demand or to have any marshalling of the Collateral Trust Estate upon any enforcement of any Collateral Document, including, without limitation, upon any sale, whether made under any power of sale herein granted or pursuant to judicial proceedings or upon any foreclosure or any enforcement of any Collateral Document and consents and agrees that all the Collateral Trust Estate and any such sale may be offered and sold as an entirety or in parcels.

SECTION 4.06.  Limitation on Collateral Trustees' Duties in Respect of Collateral.  Beyond the duties set forth in this Agreement, the Collateral Trustees shall not have any duty to the Grantors, the Representatives or the other Secured Parties as to any Collateral in the Collateral Trustees' possession or control or in the possession or control of any agent or nominee of the Collateral Trustees or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that each Collateral Trustee shall be liable for its failure to exercise ordinary care in the handling of moneys and securities and other property actually received by it.

SECTION 4.07.  Limitation by Law.  All rights, remedies and powers provided by this Article IV may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provision of law, and all the provisions of this Article IV are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or, if the Representatives elect that this Agreement should be recorded, registered or filed, not entitled to be recorded, registered, or filed under the provisions of any applicable law.

SECTION 4.08.  Absolute Rights of Secured Parties and Representatives.  Notwithstanding any other provision of this Agreement or any of the other Collateral Documents, each of the Representatives and each of the Secured Parties has an absolute and unconditional right to receive payment of all of the Secured Obligations owing to such Representative or such Secured Party, as the case may be, when the same becomes due and payable and at the time and place and otherwise in the manner set forth in the applicable Secured Agreement, and the right of each such Representative and each such Secured Party to institute proceedings for the enforcement of such payment on or after the date such payment becomes due and to assert its position as a secured creditor in a proceeding under the Bankruptcy Code in which any Grantor is a debtor, and the obligation of such Grantor to pay all of the Secured Obligations owing to each of the Representatives and each of the Secured Parties at the time and place expressed therein, shall not be impaired or affected without the consent of such Representative or such Secured Party.  In addition, the right of any Secured Party or any Representative, on behalf of itself or on behalf of any such Secured Party, to receive payment or security from sources other than the Collateral shall not be, and is not hereby, impaired or affected in any manner.  Without limiting the generality of the foregoing provisions of this Section 4.08, no Representative on behalf of itself or on behalf of any Secured Party, and no Secured Party shall be obligated to share with any other Representative or any other Secured Party any proceeds of any collateral, guaranty or right of setoff other than pursuant to, and to the extent expressly required under, this Agreement and the other Secured Agreements; nor shall any Representative's or any Secured Party's right to receive its ratable share of any amounts maintained in the Collateral Account, if any, or any proceeds of any of the Collateral, or any part thereof, under the terms of this Agreement and the other Collateral Documents be diminished or affected in any way by its right to receive proceeds of any other collateral or right of setoff, or payment upon a guaranty or from any other source.

ARTICLE V

APPLICATION OF PROCEEDS

SECTION 5.01.  Application of Proceeds.  (a) If, pursuant to the exercise by any Credit Agreement Defaulted Party or the Collateral Trustees of any rights and remedies set forth in any Collateral Document, any Collateral is sold or otherwise realized upon by the Collateral Trustees, or if any Net Proceeds are received by the Collateral Trustees from any Prepayment Event after delivery of any Collateral Trust Agreement Default Notice (until it has been terminated, rescinded or withdrawn by the Credit Agreement Defaulted Party or the Required Representative, as the case may be), the Collateral Trustees shall deposit into the Collateral Account the proceeds they receive in respect of such Collateral, and the Corporate Trustee shall distribute pursuant to the provisions of Section 5.04 all moneys held in the Collateral Account as follows:

FIRST, to the payment (in such priority as the Corporate Trustee shall elect, but without duplication) of all reasonable legal fees and expenses and other reasonable costs or expenses or other liabilities of any kind incurred by the Collateral Trustees as Secured Parties under any Collateral Document or otherwise in connection with any Collateral Document or this Agreement (including, without limitation, any reasonable costs or expenses or liabilities incurred in connection with the sale of any assets covered by any Collateral Document, or in the operation or maintenance of any of the assets covered by any Collateral Document), including the reimbursement to any Representative of any amounts theretofore advanced by such Representative for the payment of such fees, costs and expenses, except only for any such fees, expenses, costs or liabilities incurred by any Collateral Trustee as a result of its gross negligence or willful misconduct in performing or failing to perform any of its duties to the parties hereto expressly set forth herein; provided, however, that nothing herein is intended to relieve the Grantors of their duties to pay such costs, fees, expenses and liabilities otherwise payable to the Collateral Trustees from funds outside of the Collateral Account, as required by this Agreement;

SECOND, to the Collateral Trustees (without duplication) in an amount equal to the Collateral Trustees' Fees which are unpaid as of such Distribution Date and to any Representative which has theretofore advanced or paid any such Collateral Trustees' Fees in an amount equal to the amount thereof so advanced or paid by such Representative prior to such Distribution Date; provided, however, that nothing herein is intended to relieve the Grantors of their duties to pay such fees and claims from finds outside of the Collateral Account, as required by this Agreement;

THIRD, in accordance with Section 5.01(c), ratably to the Representatives for the benefit of the Secured Parties for application to the Secured Obligations of such Secured Parties, or, to be held by such Representatives (or by the Corporate Trustee on behalf of such Representatives pursuant to Section 5.02 or otherwise) pending such application until all such Secured Obligations have been paid in full and all letters of credit that constitute Secured Obligations and all commitments thereunder have been terminated or cash collateralized in full; and

FOURTH, any surplus remaining after the payment in full in cash of the Secured Obligations shall be paid, pursuant to the provisions of Section 8.02, to the applicable Grantor, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

(b)           If, upon the occurrence of any Prepayment Event prior to the delivery of any Collateral Trust Agreement Default Notice (or, to the extent a Collateral Trust Agreement Default Notice has been delivered, such notice has, prior to the Prepayment Event, been terminated or rescinded or withdrawn by the Credit Agreement Defaulted Party or the Required Representative, as the case may be), the Collateral Trustees receive from the Grantors any Net Proceeds from such Prepayment Event, the Collateral Trustees shall deposit any Net Proceeds that it receives from such Prepayment Event in the Collateral Account and the Corporate Trustee shall distribute pursuant to the provisions of Section 5.04 such Net Proceeds as follows:

FIRST, in accordance with Section 5.01(c), ratably to the respective Representatives for the benefit of the Secured Parties for application to the Secured Obligations of such Secured Parties, or, to be held by such Representatives (or by the Corporate Trustee on behalf of such Representatives pursuant to Section 5.02 or otherwise) pending such application until all such Secured Obligations have been paid in full and all letters of credit that constitute Secured Obligations and all commitments thereunder have been terminated or cash collateralized in full; and

SECOND, any surplus remaining after the payment in full in cash of the Secured Obligations shall be paid, pursuant to the provisions of Section 8.02, to the applicable Grantor, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

(c)           In order to determine the ratable amount to be distributed to the Representatives of the Secured Parties pursuant to Section 5.01(a) and Section 5.01(b), the Corporate Trustee shall rely on a certificate of each Representative for the respective Secured Parties (other than the ACH Representative or the Additional Agent in respect of any Other Hedging Obligations, in each case if no Collateral Trust Agreement Default shall have occurred and be continuing), which shall be delivered to the Collateral Trustees within two Business Days of the notice delivered by the Collateral Trustees pursuant to Section 5.04, setting forth the Aggregate Credit Exposure for the Secured Obligations represented by such Representative on the date of such distribution.  The ratable portion of the aggregate amount available to be distributed to each Representative of the Secured Parties on any date shall be a fraction, the numerator of which shall be the Aggregate Credit Exposure of the Secured Parties represented by such Representative on such date of determination and the denominator of which shall be the Aggregate Credit Exposure of all the Secured Parties on such date of determination.  For purposes of this Section 5.01(c) and the Secured Agreements, amounts distributable to a Representative on a prior date and held on behalf of such Representative and the Secured Parties of such Representative pursuant to Section 5.02 shall be deemed to have been applied to the Secured Obligations of the Secured Parties represented by such Representative, regardless of whether such application has occurred.

(d)           The priorities set forth in this Article V shall apply without regard to whether a Secured Party receiving a distribution of Collateral under this Article V is, or is not, a Secured Party under the Collateral Document applicable to such Collateral.

SECTION 5.02.  Application of Withheld Amounts.  If on any Distribution Date any amounts on deposit to the Collateral Account are distributable pursuant to Section 5.01 to any Representative, and if such Representative shall have given notice to the Collateral Trustees on or prior to such Distribution Date that all or a portion of such proceeds which are otherwise distributable to such Representative pursuant to Section 5.01 shall be held by the Collateral Trustees on behalf of such Representative for the benefit of the Secured Parties of such Representative, then the Collateral Trustees shall hold such amount in a separate non-interest bearing cash collateral account of the Corporate Trustee for the benefit of such Representative and such Secured Parties, until such time as such Representative shall deliver a written request for the delivery thereof from such account to such Representative or as such Representative may otherwise direct in such notice.  If on any date thereafter the Secured Obligations of the Secured Parties represented by any such Representative shall have been repaid in full in cash and all letters of credit that constitute Secured Obligations with respect to such Secured Parties and all commitments thereunder have been terminated or cash collateralized in full, then (a) upon the written request of the Borrower certifying as to such payment and termination or cash collateralization in full, and (b) after delivery of such notice by the Collateral Trustees to such Representative, the Collateral Trustees shall have received a written notice of no objection from such Representative, the Collateral Trustees shall redeposit to the Collateral Account any amounts held on account for such Representative pursuant to this Section 5.02 and thereafter distribute such amounts as provided in Section 5.01.  If the Borrower shall have failed to deliver to the Collateral Trustees the certificate provided for in clause (a) of the immediately preceding sentence, the Collateral Trustees may request payment instructions from the Required Representative and the Collateral Trustees shall not be required to make any distributions until such instructions are received.  The Corporate Trustee shall invest amounts on deposit to any such account in such Cash Equivalents as the applicable Representative may direct from time to time.

SECTION 5.03.  Release of Amounts in Collateral Account.  Amounts distributable to a Representative on any Distribution Date pursuant to Section 5.01 shall be paid to such Representative for the benefit of such Representative and its Secured Parties by the Corporate Trustee (or deposited to an account for the benefit of such Representative and its Secured Parties pursuant to Section 5.02) to the account set forth on Schedule I hereto, unless at least one Business Day prior to such Distribution Date, the Corporate Trustee has received a written certificate of such Representative setting forth alternative payment instructions for such Representative.

SECTION 5.04.  Distribution Date.  Upon receiving Net Proceeds from any Prepayment Event and upon receiving any proceeds of any Collateral following the occurrence and during the continuance of any Collateral Trust Agreement Default, the Collateral Trustees shall within two Business Days deliver written notice thereof to the Representatives, after which each Representative for the Secured Parties (other than the ACH Representative or the Additional Agent in respect of any Other Hedging Obligations, in each case if no Collateral Trust Agreement Default shall have occurred and be continuing) shall deliver a certificate in accordance with Section 5.01(c) to the Collateral Trustees setting forth the Aggregate Credit Exposure for the Secured Obligations represented by such Representative and each Representative (other than the ACH Representative or the Additional Agent in respect of any Other Hedging Obligations, in each case if no Collateral Trust Agreement Default shall have occurred and be continuing) shall deliver to the Collateral Trustees a Statement of Amount of such Secured Obligations pursuant to Section 6.02.  Within two Business Days following receipt of the certificates from the Representatives for the Secured Parties provided pursuant to Section 5.01(c) and each Statement of Amount from each Representative provided pursuant to Section 6.02, the Corporate Trustee shall distribute such amounts as provided in this Article V.  The Collateral Trustees shall not be required to make any distributions to the Secured Parties pursuant to Section 5.01 until it receives the certificates and each Statement of Amount required to be delivered pursuant to this Section 5.04.

ARTICLE VI

AGREEMENTS WITH THE COLLATERAL TRUSTEE

SECTION 6.01.  Delivery of Agreements.  On the Effective Date, the Borrower shall deliver to the Collateral Trustees a true and complete copy of each Secured Agreement, including each Collateral Document, as amended and in effect on the Effective Date.  The Borrower agrees that, promptly upon the execution thereof, the Borrower will deliver to the Collateral Trustees a true and complete copy of any and all Collateral Documents and other Secured Agreements entered into subsequent to the date hereof and a true and complete copy of any and all amendments, modifications or supplements to any of the foregoing.

SECTION 6.02.  Information as to Secured Obligations.  Each Representative agrees that it shall deliver to the Collateral Trustees, with a copy to each of the other Representatives, from time to time within one Business Day after the request of the Collateral Trustees and upon delivery of the certificates pursuant to Section 5.01(c), a written statement of the amount (a "Statement of Amount"), (i) in the case of the ACH Representative, setting forth the calculation of the unpaid ACH Obligations at such time, (ii) in the case of each of the other Representatives, a list setting forth, with respect to each class of Secured Obligations represented by such Representative, (A) the aggregate principal amount thereof, (B) the accrued and unpaid interest in respect thereof, (C) the accrued and unpaid fees and other amounts (if any) in respect thereof and (D) the amount of all other unpaid amounts thereunder owing to such Representative, for its own account and on behalf of such Secured Parties, and (iii) in the case of each Representative, such other information regarding such Representative, the Secured Parties represented by such Representative and its Secured Agreements as the Collateral Trustees may reasonably request.

SECTION 6.03.  Compensation and Expenses.  Each Grantor agrees to pay to the Collateral Trustees and any co-trustees or successor trustees appointed hereunder, from time to time upon demand, (a) such compensation for their services hereunder and under the other Collateral Documents and for administering the other Collateral Trust Estate, the Collateral Account and any account or accounts established pursuant to Section 5.02 as set forth on the fee schedule attached hereto as Schedule 1, as such Schedule 1 may be amended, supplemented or otherwise modified by the written agreement of the Borrower (on behalf of itself and the other Grantors) and the Collateral Trustees from time to time and (b) all the reasonable fees, costs and expenses incurred by any of them (including, without limitation, the reasonable fees and disbursements of counsel) (i) arising in connection with the preparation, execution, delivery, modification and termination of this Agreement and each other Collateral Document or the enforcement of any of the provisions hereof or thereof or (ii) incurred or required to be advanced in connection with the administration of the Collateral Trust Estate, the Collateral Account, any account or accounts established pursuant to Section 5.02, the Disposition of Collateral pursuant to any Collateral Document and the preservation, protection or defense of their rights under this Agreement and in and to the Collateral, the Collateral Account, any account or accounts established pursuant to Section 5.02 and the Collateral Trust Estate.  As security for such payment, the Collateral Trustees shall have a prior lien upon all Collateral and other property and funds held or collected by the Collateral Trustees as part of the Collateral Trust Estate.  Each Grantor's obligation under this Section 6.03 shall survive the termination of this Agreement.

SECTION 6.04.  Stamp and Other Similar Taxes.  Each Grantor agrees to indemnify and hold harmless the Collateral Trustees, each Representative and each Secured Party from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any Collateral Document, the Collateral Trust Estate, the Collateral Account, any account or accounts established pursuant to Section 5.02 or any Collateral.  The obligations of each Grantor under this Section 6.04 shall survive the termination of this Agreement.

SECTION 6.05.  Filing Fees, Excise Taxes, Etc.  Each Grantor agrees to pay or to reimburse the Collateral Trustees for any and all amounts in respect of all reasonable search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement and each other Collateral Document.  The obligations of each Grantor under this Section 6.05 shall survive the termination of this Agreement.

SECTION 6.06.  Indemnification.  (a) Each Grantor agrees to pay, indemnify, and hold harmless the Collateral Trustees and each of the agents of either thereof from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the costs and expenses of defending any claim against any of them) with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Collateral Documents unless and to the extent arising from the gross negligence or willful misconduct of such of the Collateral Trustees or such of the agents thereof as are seeking indemnification or any failure of any Collateral Trustee or any such agent to exercise ordinary care in the handling of moneys and securities and other property actually received by any such Collateral Trustee or any such agent.  As security for such payment, any such Collateral Trustee shall have a prior lien upon all Collateral and other property and funds held or collected by the Collateral Trustees as part of the Collateral Trust Estate.

(b)           In any suit, proceeding or action brought by the Collateral Trustees under or with respect to any Collateral Document or the Collateral for any amount owing thereunder, or to enforce any provisions thereof, each Grantor will save, indemnify and hold harmless the Collateral Trustees, the Representatives and the Secured Parties from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the obligee thereunder (unless and to the extent that such expense, loss or damage is caused by the gross negligence or willful misconduct of any Collateral Trustee or the failure of any Collateral Trustee to exercise ordinary care in the handling of moneys and securities and other property actually received by such Collateral Trustee), arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from such Grantor and all such obligations of such Grantor shall be and remain enforceable against and only against such Grantor and shall not be enforceable against the Collateral Trustees, any Representative or any Secured Party.  The agreements in this Section 6.06 shall survive the termination of this Agreement.

SECTION 6.07.  Further Assurances.  (a) Each Grantor agrees, from time to time, at its own expense to execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, and cause its Subsidiaries, if any, to promptly execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as may be reasonably necessary or desirable, or as any Collateral Trustee, any Representative, any Secured Party through its Representative, may reasonably request from time to time in order (i) to carry out more effectively the purposes of this Agreement, (ii) to subject to the liens and security interests created by any of the Collateral Documents any of the properties, rights or interests of such Grantor covered or now or hereafter intended to be covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the liens and security interests intended to be created thereby, (iv) better to assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Collateral Trustees, the Representatives and the Secured Parties the rights granted or now or hereafter intended to be granted to the Collateral Trustees, the Representatives and the Secured Parties under any Collateral Document or under any other instrument executed in connection with any Collateral Document to which it is, or may become, a party, and (v) to enable the Collateral Trustees to exercise and enforce theft rights and remedies hereunder and under each other Collateral Document with respect to any Collateral; provided, however, that this Section 6.07 shall not be construed to require any Grantor to grant any interest in Collateral other than pursuant to this Agreement, the Credit Agreement or any other Collateral Document.  Without limiting the generality of the foregoing, each Grantor will take any such action required to be taken by it pursuant to any Collateral Document.

(b)           Each Grantor hereby authorizes the Collateral Trustees to file one or more financing or continuation statements relative to all or any part of the Collateral, and amendments thereto to correct the name and address of such Grantor or the Collateral Trustees or to correct the description of the "Collateral" contained in any of the Collateral Documents to be consistent with the description of the Collateral contained in such Collateral Document, in each case, where permitted by law, without the signature of such Grantor and which shall be filed by the Collateral Trustees upon the receipt of an instruction letter from the Required Representative requesting the taking of such action and attaching the form of financing statement.  A photocopy or other reproduction of this Agreement, any other Collateral Document or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(c)           The Grantors will furnish such information about the Collateral as the Collateral Trustees may reasonably request from time to time.

ARTICLE VII

THE COLLATERAL TRUSTEE

SECTION 7.01.  Declaration of Trust.  Each of the Corporate Trustee and the Individual Trustee, for itself and its successors, hereby accepts the trusts created by this Agreement upon the terms and conditions hereof, including those contained in this Article VII.  Further, each of the Corporate Trustee and the Individual Trustee, for itself and its successors, does hereby declare that it will hold all of the estate, right, title and interest in (a) the Collateral Trust Estate and the Collateral Account for the benefit of the Representatives and the Secured Parties as provided herein, and (b) each account as may be established pursuant to Section 5.02 at the request of a Representative upon the trust herein set forth and for the benefit of such Representative on behalf of its applicable Secured Parties as provided herein.

SECTION 7.02.  Exculpatory Provisions.  (a) The Collateral Trustees shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in the other Collateral Documents, all of which are made solely by the Grantors party thereto. The Collateral Trustees make no representations as to the value or condition of the Collateral Trust Estate, the Collateral Account or any part thereof, or as to the title of the Grantors thereto or as to the security afforded by this Agreement or the other Collateral Documents or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement, any other Collateral Document or any Secured Agreement, and the Collateral Trustees shall incur no liability or responsibility in respect of any such matters.  The Collateral Trustees shall not be responsible for insuring the Collateral Trust Estate or for the payment of taxes, charges, assessments or liens upon the Collateral Trust Estate or otherwise as to the maintenance of the Collateral Trust Estate or the Collateral Account, except that in any event that any Collateral Trustee enters into possession of a part or all of the Collateral Trust Estate or the Collateral Account, such Collateral Trustee, shall preserve the part in its possession.

(b)           The Collateral Trustees shall not be required to ascertain or inquire as to the performance by the Grantors of any of the covenants or agreements contained herein, in any other Collateral Document or in any Secured Agreement.

SECTION 7.03.  Delegation of Duties.  The Collateral Trustees may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact (which shall not include officers and employees of any Grantor or any Affiliate of any Grantor).  The Collateral Trustees shall be entitled to rely upon advice of reasonably selected counsel and other professionals concerning all matters pertaining to such trusts, powers and duties.  The Collateral Trustees shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact reasonably selected by them in good faith.

SECTION 7.04.  Reliance by Collateral Trustees.  (a) Whenever in the administration of the trusts of this Agreement or, pursuant to any other Collateral Document, the Collateral Trustees shall deem it necessary or desirable that a matter be proved or established in connection with the taking, suffering or omitting of any action hereunder by the Collateral Trustees, such matter, unless other evidence in respect thereof be herein specifically prescribed, may be deemed to be conclusively proved or established by a certificate of the Required Representative, as to actions to be taken under Article IV, or by any Representative, as to matters concerning its applicable Secured Obligations, delivered to the Collateral Trustees and the Representatives, and such certificate shall constitute a full warranty (in case of each Representative, up to the aggregate amount of the distributions so received by such Representative) to the Collateral Trustees for any action taken, suffered or omitted in reliance thereon unless the Collateral Trustees shall have actual knowledge of an inaccuracy therein or shall have received an objection to such certificate by the Required Representative or any Representative.

(b)           The Collateral Trustees may consult with independent counsel, independent public accountants and other experts selected by it (excluding, counsel to or any employee of any Grantor or any Affiliate of any Grantor) and any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by them hereunder in accordance therewith unless such Collateral Trustee has actual knowledge of a reason to question the validity or accuracy of such opinion or of any assumptions expressed therein as the basis for such opinion.  The Collateral Trustees shall have the right at any time to seek instructions concerning the administration of the Collateral Trust Estate or the Collateral Account or any account established pursuant to Section 5.02 from any court of competent jurisdiction.

(c)           The Collateral Trustees may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that they reasonably believe to be genuine and to have been signed or presented by the proper party or parties or, in the case of telecopier and telexes, to have been sent by the proper party or parties.  In the absence of its gross negligence or willful misconduct, each Collateral Trustee conclusively may rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any notices, certificates or opinions furnished to such Collateral Trustee that conform to the requirements of this Agreement or any other Collateral Document.

SECTION 7.05.  Limitations on Duties of the Collateral Trustees.  (a) The Collateral Trustees undertake to perform only the duties expressly set forth herein and no implied covenant or obligation shall be read into this Agreement against the Collateral Trustees.

(b)           The Collateral Trustees may exercise the rights and powers granted to them by this Agreement and the other Collateral Documents, but only pursuant to the terms of this Agreement, and the Collateral Trustees shall not be liable with respect to any action taken or omitted by them in accordance with the direction of the Representatives.

(c)           The Collateral Trustees shall not be under any obligation to take any action that is within the discretion of the Collateral Trustees under the provisions hereof or under any other Collateral Document, except upon the written request of the Required Representative.  The Collateral Trustees shall make available for inspection and copying by each Representative each certificate or other paper furnished to the Collateral Trustees by the Grantors, by any Representative, or by any other Person, under or in respect of this Agreement, any other Collateral Document or any of the Collateral Trust Estate.

(d)           The Collateral Trustees shall be under no obligation to exercise any of the rights or powers vested in them by this Agreement or any other Collateral Document at the request or direction of any Representative pursuant to this Agreement, unless such Representative shall have offered to the Collateral Trustees security or indemnity satisfactory to the Collateral Trustees against the costs, expenses and liabilities which might be incurred by them in compliance with such request or direction.

(e)           Each Lender and each holder of Other Secured Obligations (each, an "Indemnifying Party") ratably (determined as provided below) shall indemnify the Collateral Trustees, each of their respective Affiliates and the respective directors, officers, agents and employees of any of them (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) (an "Indemnified Event") that such indemnitees may suffer or incur in connection with their exercise of rights and remedies with respect to the Account Collateral and the Securities Accounts.  For purposes of this Section 7.05(e), each Indemnifying Party's ratable share shall be based on the amount of Secured Obligations owing to such Indemnifying Party under the applicable Secured Agreement at the time the Indemnified Event arose.

(f)           The obligations of the Collateral Trustees under this Agreement are several and not joint.

SECTION 7.06.  Moneys to Be Held in Trust.  All moneys received by the Corporate Trustee under or pursuant to any provision of this Agreement or any other Collateral Document shall be segregated and held in trust for the purposes for which they were paid or are held, and the Corporate Trustee shall exercise ordinary care in the handling of any such moneys actually received by it.  The Individual Trustee shall promptly turn over to the Corporate Trustee any Collateral, or any part thereof, delivered to, or received by, the Individual Trustee.

SECTION 7.07.  Resignation and Removal of Collateral Trustees  (a) Each or both of the Collateral Trustees may at any time, by giving 30 days' prior written notice to the Grantors and the Representatives, resign and be discharged of their responsibilities hereby created, such resignation to become effective upon the appointment of a successor trustee or trustees by the Required Representative, the acceptance of such appointment by such successor trustee or trustees and, unless a Collateral Trust Agreement Default has occurred and is continuing, the consent to the appointment of such successor trustee or trustees by the Borrower on behalf of itself and the other Grantors.  If a Collateral Trust Agreement Default has occurred, the Grantors' consent to any such resignation or appointment of a successor shall not be required.  The Collateral Trustees shall be entitled to their fees and expenses accrued to the date of the resignation becoming effective.  Either or both of the Collateral Trustees may be removed at any time (with or without cause) and a successor trustee or trustees appointed by the Required Representative, subject to, unless a Collateral Trust Agreement Default has occurred and is continuing, the consent of the Borrower on behalf of itself and the other Grantors, provided that the Collateral Trustees or either of them shall be entitled to their fees and expenses accrued to the date of removal.  If either or both of the Collateral Trustees resigns or is removed as provided in this Section 7.07, then the consent to the appointment of a successor trustee or trustees shall not be unreasonably withheld or delayed and shall be deemed to have been given if the Borrower (on behalf of itself and the other Grantors) shall not have reasonably objected to any proposed successor trustee or trustees within five Business Days of receipt of notice of the identity thereof from the Required Representative.  If no successor trustee or trustees shall be appointed and approved within 30 days from the date of the giving of the aforesaid notice of resignation or within 30 days from the date of such vote for removal, the Collateral Trustees, shall, or the Required Representative may, apply to any court of competent jurisdiction to appoint a successor trustee or trustees to act until such time, if any, as a successor trustee or trustees shall have been appointed as above provided.  Any successor trustee or trustees so appointed by such court shall immediately and without further act be superseded by any successor trustee or trustees approved by the Required Representative as above provided.

(b)           If at any time either or both of the Collateral Trustees shall become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Trustees for any other cause, then a successor trustee or trustees shall be appointed promptly by the Required Representative, subject to, unless a Collateral Trust Agreement Default has occurred and is continuing, the consent of the Borrower (on behalf of itself and the other Grantors), which consent shall not be unreasonably withheld or delayed, and the powers, duties, authority and title of the predecessor trustee or trustees terminated and cancelled without procuring the resignation of such predecessor trustee or trustees and without any formality (except as may be required by applicable law) other than the appointment and designation of a successor trustee or trustees in writing, duly acknowledged, delivered to the predecessor trustee or trustees and the Grantors, and filed for record in each public office, if any, in which this Agreement is required to be filed.

(c)           The appointment and designation referred to in Section 7.07(b) shall, after any required filing, be full evidence of the right and authority to make the same, and of all the facts therein recited, and this Agreement shall vest in such successor trustee or trustees, without any further act, deed or conveyance, all of the estate and title of its predecessor, and upon such filing for record, the successor trustee or trustees shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor; but such predecessor, nevertheless, on the written request of the Required Representative, the Grantors or its successor trustee or trustees, shall execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor hereunder and shall deliver all securities and moneys held by it or them to such successor trustee or trustees.  Should any deed, conveyance or other instrument in writing from the Grantors be required by any successor trustee or trustees for more fully and certainly vesting in such successor trustee or trustees the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor trustee or trustees, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor trustee or trustees, be promptly executed, acknowledged and delivered by the Grantors.

(d)           Any required filing for record of the instrument appointing a successor trustee or trustees as hereinabove provided shall be at the expense of the Grantors.  The resignation of any trustee or trustees and the instrument removing any trustee or trustees, together with all other instruments, deeds and conveyances provided for in this Article VII shall, if permitted by law, be forthwith recorded, registered or filed by and at the expense of the Grantors, wherever this Agreement is recorded, registered or filed.

SECTION 7.08.  Status of Successors to Collateral Trustees.  Every successor to the Corporate Trustee appointed pursuant to Section 7.07 shall be a bank or trust company in good standing and having power so to act, incorporated under the laws of the United States or any State thereof or the District of Columbia and having its principal corporate trust office within the State of Delaware, or another state acceptable to the Required Representative, and shall also have capital, surplus and undivided profits of not less than $100,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust upon reasonable or customary terms.  Any successor to the Individual Trustee appointed pursuant to Section 7.07 shall be an individual residing in the State of Delaware, the State of New York or another state of the United States acceptable to the Required Representative.

SECTION 7.09.  Merger of the Corporate Trustee.  Any corporation into which the Corporate Trustee may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Corporate Trustee shall be a party, shall be the Corporate Trustee under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

SECTION 7.10.  Powers of Individual Trustee.  The Individual Trustee has been joined as a party hereunder so that if, by any present or future applicable law in any jurisdiction in which it may be necessary to perform any act in the execution or enforcement of the trusts hereby created, the Corporate Trustee may be incompetent, unqualified or unable to act as a Collateral Trustee, then all of the acts required to be performed in such jurisdiction, in the execution or enforcement of the trusts hereby created, shall and will be performed by the Individual Trustee, acting alone.  Notwithstanding any other term or provision of this Agreement to the contrary, the Corporate Trustee alone shall have and exercise the rights and powers granted herein and shall be solely charged with the performance of the duties herein declared on the part of the Collateral Trustees to be had and exercised or to be performed without any action taken by the Individual Trustee; provided, however, that if the Corporate Trustee or the Required Representative deem it necessary or desirable for the Individual Trustee to act in a particular jurisdiction, the Individual Trustee shall have and exercise the rights and powers granted herein (but no greater powers) and shall be charged with the performance of the duties herein declared on the part of the Collateral Trustees to be had and exercised or to be performed, but only in such particular jurisdiction.

SECTION 7.11.  Additional Co-Trustees; Separate Trustees.  (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Collateral Trustees shall be advised by counsel satisfactory to them that it is so necessary or prudent in the interest of the Representatives on behalf of the Secured Parties, or the Required Representative shall in writing so request by notice to the Collateral Trustees and the Grantors, or the Collateral Trustees shall deem it desirable for their own protection in the performance of their duties hereunder, or the Borrower (on behalf of itself and the other Grantors) shall in writing so request by notice to the Collateral Trustees with the consent of the Required Representative, the Collateral Trustees and the Borrower (on behalf of itself and the other Grantors) shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Collateral Trustees, the Borrower (on behalf of itself and the other Grantors) and the Required Representative, either to act as co-trustee or co-trustees of all or any of the Collateral, jointly with the Collateral Trustees originally named herein or any successor, or to act as separate trustee of any such property.  In the event that the Borrower (on behalf of itself and the other Grantors) shall not have joined in the execution of such instruments and agreements within 10 days after the receipt of a written request from the Collateral Trustees to do so, or in case a Collateral Trust Agreement Default shall have occurred and be continuing, the Collateral Trustees may act under the foregoing provisions of this Section 7.11 without the concurrence of the Grantors (but with the concurrence of the Required Representative), and the Grantors hereby appoint the Collateral Trustees as their agents and attorneys to act for them under the foregoing provisions of this Section 7.11 in either of such contingencies.

(b)           Any separate trustee and any co-trustee (other than any trustee which may be appointed as successor to the Corporate Trustee or the Individual Trustee pursuant to Section 7.07) shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions, namely:

(i)           all rights, powers, duties and obligations conferred upon the trustees in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Trustees originally named herein or their successors appointed pursuant to Section 7.07;

(ii)           all rights, powers, duties and obligations conferred or imposed upon the Collateral Trustees hereunder shall be conferred or imposed and exercised or performed by the Collateral Trustees and such separate trustee or co-trustee, jointly, as shall be provided in the instrument appointing such separate trustee or co-trustee, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Trustees shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or co-trustee;

(iii)           no power given hereby to, or which it is provided hereby, may be exercised by any such co-trustee or separate trustee except jointly with, or with the consent in writing of, the Collateral Trustees, anything herein contained to the contrary notwithstanding;

(iv)           no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(v)           the Borrower (on behalf of itself and the other Grantors) and the Collateral Trustees, at any time, by an instrument in writing, executed by them jointly, may accept the resignation of or remove any such separate trustee, and in that case, by an instrument in writing executed by the Borrower (on behalf of itself and the other Grantors) and the Collateral Trustees jointly, may appoint (subject to the succeeding sentence of this paragraph (v)) a successor (who shall be acceptable to the Required Representative) to such a separate trustee or co-trustee, as the case may be, anything herein contained to the contrary notwithstanding.  In the event that the Borrower (on behalf of itself and the other Grantors) shall not have joined in the execution of any such instrument within 10 days after the receipt of a written request from the Collateral Trustees so to do, or in case a Collateral Trust Agreement Default shall have occurred and be continuing, the Collateral Trustees shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint (with the consent of the Required Representative) a successor without the concurrence of any Grantor and the Grantors hereby appoint the Collateral Trustees their agents and attorneys to act for them in such connection in either of such contingencies.  In the event that the Collateral Trustees shall have appointed a separate trustee or co-trustee as above provided, they may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or the successor to any such separate trustee to be appointed by the Grantors and the Collateral Trustees, or by the Collateral Trustees alone, as hereinbefore provided in this Section 7.11.

SECTION 7.12.  Collateral Trustees Appointed Attorneys-in-Fact.  Each Grantor hereby irrevocably constitutes and appoints the Collateral Trustees and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full power and authority in the name of such Grantor or their own name and in the place and stead of such Grantor and in the name of such Grantor, from time to time at the direction of the Required Representative, to take any action and to execute any instrument that the same may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Grantor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same in accordance with the terms of the Collateral Documents.  Each Grantor acknowledges and agrees that the foregoing power of attorney is coupled with an interest and may not be revoked or modified except with the consent of the Collateral Trustees or as otherwise provided herein.

SECTION 7.13.  Ordinary Care.  The Collateral Trustees shall be deemed to have exercised ordinary care in the custody and preservation of the Collateral in their possession if the Collateral is accorded treatment substantially equal to that which the Collateral Trustees accord their own property, it being understood that the Collateral Trustees shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Trustees have or are deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

ARTICLE VIII

RELEASE OF COLLATERAL

SECTION 8.01.  Partial Release of Collateral

(a)           Upon any Disposition of any item of Collateral of any Grantor in accordance with the terms of the Credit Agreement, (i) so long as the Collateral Trustees shall not be required to execute a release or release possession with respect thereto, the security interest in such Collateral shall be released automatically, and without further action, and (ii) under any other circumstance, (x) upon the delivery to the Collateral Trustees of a certificate of the Borrower to the effect that such Disposition is in accordance with the terms of the Credit Agreement and (y) within five Business Days after notice to the Required Representative, the Payment Agent and each other Representative of the receipt by the Collateral Trustee of such a certificate, if prior to the end of such period the Collateral Trustees have not received a written objection from the Required Representative or the Payment Agent, the security interest in such Collateral shall be released and the Collateral Trustees will, at such Grantor's expense, execute and deliver to such Grantor, on the date of the proposed release (or as promptly thereafter as possible), a release or releases (including, without limitation, Uniform Commercial Code release statements and instruments of satisfaction, discharge and/or reconveyance) in recordable form as to the applicable Collateral from the liens, security interests, conveyances and assignments evidenced by the Collateral Documents, which release shall state that it is effective as of the date of such Disposition; provided, however, that if such Disposition would result in a prepayment under Section 2.04(b) of the Credit Agreement, then an Authorized Officer of the Borrower shall be required to deliver a notice at least five Business Days prior to the date of such Disposition which notice shall (i) specify the Collateral to be so sold or otherwise disposed of and the proposed date of such Disposition, and (ii) certify that the Net Proceeds of such Collateral will be applied in accordance with the Credit Agreement and this Agreement, and the Grantors are not, and after giving effect to such release, would not be, in Default under the Credit Agreement; provided, further, that, if prior to the time that the Collateral Trustees deliver a release pursuant to this Section 8.01(a), the Collateral Trustees shall have received a Collateral Trust Agreement Default Notice that shall not have been withdrawn prior to such time and the Required Representative shall not have directed the Collateral Trustees to deliver such a release, then the Collateral Trustees shall so notify the Grantors and shall not sign any release or releases in connection with such Disposition.

(b)           If, at any time, the Collateral Trustees shall receive a written notice from an Authorized Officer of the Borrower, (i) stating that any promissory note or other similar or related instrument evidencing obligations payable to such Grantor and included in the Collateral has been paid in full, terminated, or transferred in accordance with its terms (or will be so paid, terminated, or transferred concurrently with the surrender thereof), and (ii) identifying such note or other instrument in reasonable detail (including, without limitation, by its date of issuance, the name of its payee and the principal amount thereof), then the Collateral Trustees shall promptly deliver a copy of each such notice to each Representative and, unless the Required Representative shall have disputed the accuracy of such notice within five Business Days of the delivery of such notice, the Collateral Trustees shall promptly deliver such note or other instrument to the Borrower, and promptly execute and deliver a release or releases (including, without limitation, Uniform Commercial Code release statements) in recordable form as to any such note or other instrument from the liens, security interests, conveyances and assignments evidenced by the Collateral Documents, which release shall state that it is effective as of the date of its delivery.

SECTION 8.02.  Full Release of Collateral Upon Satisfaction of Certain Secured Obligations.  (a) The Collateral Trustees promptly shall release, in accordance with Section 8.03, all of the Collateral upon the occurrence of the Collateral Termination Date (the "Release Date"); provided that in the event that the Credit Agreement is replaced or refinanced in full as the result of the incurrence of indebtedness that is unsecured, including through the issuance of bonds, notes or other debt securities incurred at any time before or within two months after the termination of the Credit Agreement, then the Release Date shall not occur until such time as each Other Secured Obligation shall be granted a security interest in and shall be collateralized by a properly perfected and enforceable security interest in collateral relating to the core business of the Borrower that has a fair market value (based on an appraisal performed by an independent third party appraiser to be mutually agreed, such agreement not to be unreasonably withheld or delayed) equal to not less than two times, the aggregate principal (or similar) amount outstanding at such time under each Other Secured Obligations.  Upon the collateralization of each Other Secured Obligation, the Release Date shall be deemed to have occurred, and upon the Collateral Termination Date, the Credit Agreement Obligations shall be deemed not to be Secured Obligations and holders of Credit Agreement Obligations shall be deemed not to be Secured Parties on account thereof.

(b)           In furtherance of the undertaking set forth above in Section 8.02(a), the Collateral Trustees, upon the request of the Borrower accompanied by a certificate of an Authorized Officer of the Borrower (upon which the Collateral Trustees may conclusively rely without independent verification) to the effect that the Release Date shall have occurred, shall deliver a notice by registered mail to each of the Representatives containing the following:

(i)           a statement as to the total amount of moneys in the Collateral Account and any account which has been established at the request of any Representative pursuant to Section 5.02; and

(ii)           a statement that the Collateral Trustees will release such Collateral only upon receipt from the Required Representative of instructions to do so.

(c)           If the Collateral Trustees receive a direction from the Required Representative (which direction shall not be unreasonably withheld or delayed) to so release such Collateral (and the Collateral Trustees shall not have received any notice (that has not been terminated, rescinded or withdrawn) that a Collateral Trust Agreement Default has occurred or is continuing), then the Collateral Trustees shall release all the Collateral from the security interest in their favor and deliver to the Grantors all Collateral in the possession of the Collateral Trustees as specified in such instruction; provided, however, that the Grantors shall have made adequate provision for the expenses of the Collateral Trustees associated with such release of Collateral and all other expenses of, or payable to, the Collateral Trustees hereunder.  If the Collateral Trustees shall not have received an instruction so to release such Collateral (or shall have received a Collateral Trust Agreement Default Notice which has not been terminated, rescinded or withdrawn), the Collateral Trustees shall not release the Collateral unless and until the Required Representative or a court of competent jurisdiction so directs the Collateral Trustees.

SECTION 8.03.  Effect of Release of Collateral.  Upon the effectiveness of the release of the Collateral pursuant to Section 8.02, all right, title and interest of the Collateral Trustees and the Representatives on behalf of the Secured Parties in, to and under the Collateral Trust Estate, the Collateral and the Collateral Documents shall terminate and shall revert to the Grantors and their successors and assigns, and the estate, right, title and interest of the Collateral Trustees therein shall thereupon cease; and in such case, upon the written request of the Grantors, their successors or assigns, and at the cost and expense of the Grantors, their successors or assigns, the Collateral Trustees shall promptly execute and deliver a satisfaction of the Collateral Documents and such instruments as are necessary or desirable to terminate and remove of record any documents constituting public notice of the Collateral Documents and the security interests granted thereunder and shall transfer, or cause to be transferred, and shall deliver or cause to be delivered to the Grantors, all property, including all moneys, instruments and securities of the Grantors then held by the Collateral Trustees.  The cancellation and satisfaction of the Collateral Documents shall be without prejudice to the rights of the Collateral Trustees or any successor trustee or trustees to charge and be reimbursed for any expenditures which they may thereafter incur in connection therewith.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01.  Amendments, Supplements, and Waivers.  With the written consent of the Required Representative and the Corporate Trustee, any of the Grantors may, from time to time, enter into written agreements supplemental hereto for the purpose of adding to or waiving any provision of this Agreement or any other Collateral Document or changing in any manner the rights of the Collateral Trustees, the Representatives, the Secured Parties and the Grantors hereunder or thereunder; provided that:

(a)           no such amendment, waiver or consent shall, unless the approval of all the Representatives existing at such time (acting pursuant to valid authorization of the relevant constituents under the applicable Secured Agreements) shall have been obtained, amend, waive or otherwise modify any provision of Article V, Sections 4.08, 7.05(e), 8.01, 8.02 or this Section 9.01 or amend or otherwise modify the definitions of "Aggregate Credit Exposure", "Collateral", "Credit Agreement", "Credit Agreement Obligations", "Other Secured Obligations", "Prepayment Event", "Representatives", "Required Representative", "Secured Agreements", "Secured Parties", "Secured Obligations" or "Collateral Trust Agreement Default" set forth in Section 1.01;

(b)           no such amendment, waiver or consent shall amend, waive or otherwise modify this Agreement or any other Collateral Document unless such amendment, waiver or consent is certified to the Required Representative by each respective Representative to have complied with the amendment provisions (or other similar provisions) of the then outstanding Secured Agreements;

(c)           no such amendment, waiver or consent shall, unless in writing and signed by the Individual Trustee, amend, waive or otherwise modify any provision of Section 7.10;

(d)           any such supplemental agreement shall be binding upon the Grantors, the Representatives, the Secured Parties and the Collateral Trustees and their respective successors;

(e)           the Collateral Trustees shall not enter into any such supplemental agreement unless they shall have received a certificate of an Authorized Officer of each Grantor to the effect that such supplemental agreement will not result in a breach of any provision or covenant contained in the Secured Agreements;

(f)           the Collateral Trustees shall not enter into any such supplemental agreement unless they shall have received a certificate of the Required Representative (not to be unreasonably withheld or delayed) to the effect that, upon receipt of the Corporate Trustee's written consent, this Section 9.01 has been complied with and an instruction letter requesting the Corporate Trustee and Individual Trustee to execute such supplemental agreement; and

(g)           notwithstanding anything to the contrary, no consent of the Representatives (other than the Required Representative) shall be required to amend this Agreement solely to reflect the facts of a replacement, refinancing or modification to the Credit Agreement.

SECTION 9.02.  Additional Actions of Representatives.  Whether or not there shall be a Collateral Trust Agreement Default, the Collateral Trustees shall comply and shall be fully protected in complying with any reasonable request of (a) the Required Representative, to take or refrain from taking certain actions with respect to the Collateral or the Representatives, and (b) more than 50% of the Secured Parties represented by any Representative that has requested that an account be opened pursuant to Section 5.02, to take or refrain from taking certain actions with respect to such account, provided that, in each case, the Collateral Trustees shall not take or refrain from taking such actions if to do so would violate applicable law or the terms of this Agreement, the other Collateral Documents or any other Secured Agreement or if the Collateral Trustees shall not be indemnified as provided in Section 6.06(b).

SECTION 9.03.  Notices.  All notices, requests, demands and other communications provided for or permitted hereunder shall, unless otherwise stated herein, be in writing (including by facsimile transmission) and shall be sent by mail (by registered or certified mail, return receipt requested), overnight prepaid courier, telex, telecopier, hand delivery:

(a)           If to the Grantors, to their addresses specified in the Credit Agreement or in any Collateral Document;

(b)           If to the Corporate Trustee, at Rodney Square North, 1100 North Market St., Wilmington, DE 19890, Attention: Corporate Trust Division, or at such other address as shall be designated by it in a written notice to the Grantors and each Representative, with a copy to the Individual Trustee, at 1100 North Market St. Rodney Square North Wilmington, DE 19890-1600, Attention: Corporate Trust Division, or at such other address as shall be designated by him in a written notice to the Grantors and each Representative; provided that failure to send a copy of any notice to the Individual Trustee shall not render any notice to the Collateral Trustees ineffective; and

(c)           If to the Representatives, to it at its address set forth below its signature hereto (or in the case of an Additional Agent, as set forth in the applicable Designation and Joinder Agreement) or to such other address specified in writing by such Representative to the Collateral Trustees, the Required Representative and each of the other Representatives.

All such notices, requests, demands and communications shall be deemed to have been duly given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto, (B) four Business Days after being deposited in the mail, postage prepaid, (C) if delivered by mail, the next Business Day if delivered by an overnight prepaid courier, (D) if delivered by telex when telexed with answerback received, or (E) if delivered by facsimile, when sent and receipt has been confirmed by telephone; provided, however, that any notice, request, demand or other communication to (1) the Collateral Trustees or (2) any Representative under Article V or Article VIII shall not be effective until received by the Corporate Trustee or such Representative, as the ease may be, and, provided, further, that any notice to the Collateral Trustees from any Grantor shall be signed by an Authorized Officer of such Grantor, unless otherwise specifically set forth herein.

SECTION 9.04.  Headings.  Section, subsection and other headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

SECTION 9.05.  Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 9.06.  Treatment of Payee or Indorsee by Collateral Trustees.  (a) The Collateral Trustees may treat the registered Secured Party of any registered note, and the payee or indorsee of any note or debenture which is not registered, as the absolute owner thereof for all purposes hereunder and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

(b)           Any person, firm, corporation or other entity which shall be designated as the duly authorized representative of one or more Representatives to act as such in connection with any matters pertaining to this Agreement or any other Collateral Document or the Collateral shall present to the Collateral Trustees such documents, including, without limitation, opinions of counsel, as the Collateral Trustees may reasonably require, in order to demonstrate to the Collateral Trustees the authority of such person, firm, corporation or other entity to act as the representative of such Representatives.

SECTION 9.07.  Dealings with the Grantors.  Upon any application or demand by the Grantors to the Collateral Trustees to take or permit any action under any of the provisions of this Agreement, each Grantor shall (unless otherwise waived by the Collateral Trustees in writing) furnish to the Collateral Trustees a certificate signed by an Authorized Officer of such Grantor stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or demand, no additional certificate need be furnished.

SECTION 9.08.  Claims.  This Agreement is made for the benefit of the Representatives on behalf of the Secured Parties, and the Representatives may from time to time enforce their rights as explicit beneficiaries hereunder pursuant to the terms and conditions of this Agreement and the other Collateral Documents.

SECTION 9.09.  Binding Effect.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of the Representatives on behalf of the Secured Parties and their respective successors and assigns and nothing herein or in any other Collateral Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement, any other Collateral Document, the Collateral, the Collateral Account or the Collateral Trust Estate or any part thereof.

SECTION 9.10.  Governing Law.  The provisions of this Agreement creating a trust for the benefit of the Representatives on behalf of the Secured Parties and setting forth the rights, duties, obligations and responsibilities of the Collateral Trustees hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, so long as Wilmington Trust Company shall serve as Corporate Trustee hereunder.  In all other respects, including, without limitation, all matters governed by the Uniform Commercial Code, and if Wilmington Trust Company shall cease to serve as Corporate Trustee hereunder, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as otherwise required by mandatory provisions of law.

SECTION 9.11.  Effectiveness.  This Agreement shall become effective on the execution and delivery hereof and shall remain in effect so long as the Collateral Trustees shall have any obligations hereunder.

SECTION 9.12.  Reexecution of Agreement.  This Agreement shall be reexecuted at any time and from time to time, at the request of the Required Representative, with such changes in the form hereof (including, without limitation, changes on the cover page and adding supplemental signatures and notary statements) as may be necessary to comply with the filing or recording requirements of any jurisdiction where this Agreement is to be filed.

SECTION 9.13.  Effect on Credit Agreement.  Nothing in this Agreement shall operate or be deemed to prevent any amendment, modification or waiver of the Credit Agreement or other Loan Documents (as defined in the Credit Agreement) by the parties thereto in accordance with the terms thereof.

SECTION 9.14.  Counterparts.  This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by fax shall be effective as a delivery of an original executed counterpart of this Agreement.

SECTION 9.15.  Additional Grantors.  Upon the execution and delivery by any Subsidiary of the Borrower or Parent of a joinder agreement in connection with such Subsidiary's entry into the Security Agreement, (a) such Subsidiary shall be referred to as an "Additional Grantor" hereunder (each an “Additional Grantor”), and each reference herein and in the other Collateral Documents to a "Grantor" shall also mean and be a reference to such Subsidiary of the Borrower, and (b) each reference to this "Agreement", "hereunder", "hereof or words of like import referring to this Agreement, and each reference in the other Collateral Documents to the "Collateral Trust Agreement", "thereunder", "thereof or words of like import referring to this Agreement, shall mean and be a reference to this Agreement as supplemented by such supplement.

SECTION 9.16.  Designation of Other Secured Obligations.  At any time after the Effective Date the Borrower may designate any Indebtedness or Hedging Obligations of the Borrower to be a "Secured Obligation" for purposes of this Agreement and the Collateral Documents, subject to compliance with the following provisions:

(a) an Authorized Officer of the Borrower shall be required to deliver a notice to the Collateral Trustees and the Payment Agent at least ten Business Days prior to the effective date of such designation, which notice shall (i) specify the Indebtedness and/or Hedging Obligations proposed to be designated as "Other Secured Obligations" hereunder (the "Subject Other Secured Obligations"), the maximum principal (or similar) amount thereof, each Person who shall be a holder thereof, the Additional Agent thereof (if any) and the proposed effective date of such designation (the "Designation Effective Date") and (ii) certify that the incurrence of such Indebtedness or Hedging Obligations and securing of the same with the Collateral will not result in a breach of any provision or covenant contained in the Secured Agreements and that no Default under the Credit Agreement shall have occurred and be continuing or would result therefrom; and

(b)  at least two Business Days prior to the Designation Effective Date, the Borrower shall deliver a Designation and Joinder Agreement executed by the Borrower and the applicable Additional Agent on behalf of the holder(s) of the Subject Other Secured Obligations or (if there is no such agent) each holder of such Subject Other Secured Obligations.

Upon satisfaction of each of the foregoing conditions, the Collateral Trustees shall accept and acknowledge such Designation and Joinder Agreement as of the applicable Designation Effective Date, unless, prior to the time of such acceptance, the Collateral Trustees shall have received (x) a written objection from the Required Representative or the Payment Agent that such designation will not comply with the terms of the Credit Agreement or (y) a Collateral Trust Agreement Default Notice that shall not have been withdrawn prior to such time.  Upon such acceptance and acknowledgement, the Subject Other Secured Obligations specified in the applicable Designation and Joinder Agreement shall be and become Other Secured Obligations, and the holder or holders of such Subject Other Secured Obligations shall be and become Secured Parties, for all purposes of this Agreement and the Collateral Documents and each such holder shall be bound by the term hereof and thereof (including, without limitation, the indemnification obligations under Section 7.05(e)).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or cause this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

Corporate Trustee:	WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Corporate Trustee

By:
Name:
Title:

Individual Trustee:	John M. Beeson, Jr., not in his individual capacity, but solely as Individual Trustee

DYNEGY INC., a Delaware corporation

By:
Name:
Title:

DYNEGY INC., an Illinois corporation

By:
Name:
Title:

DYNEGY HOLDINGS INC.

By:
Name:
Title:

DYNEGY POWER CORP.1
DPC II INC.
DYNEGY ENGINEERING, INC.
DYNEGY SERVICES, INC.
DYNEGY POWER MANAGEMENT
SERVICES, L.P.,
By: Dynegy Services, Inc., its general partner
CALCASIEU POWER, INC.
DYNEGY PARTS AND TECHNICAL SERVICES, INC.
DYNEGY POWER MANAGEMENT SERVICES, INC.
HEP COGEN, INC.
NORTHWAY COGEN, INC.
DYNEGY POWER INVESTMENTS, INC.
DYNEGY POWER SERVICES, INC.
DYNEGY POWER NEVADA, INC.
MICHIGAN COGEN, INC.
MICHIGAN POWER, INC.
OCG COGEN, INC.
OYSTER CREEK COGEN, INC.
RRP COMPANY
DPC COLOMBIA – OPON POWER RESOURCES COMPANY
TERMO SANTANDER HOLDING, LLC
RIVERSIDE GENERATION, INC.
RIVERSIDE GENERATING COMPANY, L.L.C.
ROLLING HILLS GENERATION, INC.
DYNEGY RENAISSANCE POWER, INC.
DYNEGY NORTHEAST GENERATION, INC.
HUDSON POWER, L.L.C.
DYNEGY MIDSTREAM GP, INC.

By:
Name:
Title:

1 To be updated by Akin/DYN

DYNEGY UPPER HOLDINGS, L.L.C.
DYNEGY HOLDING COMPANY, L.L.C.
DMG ENTERPRISES, INC.
HAVANA DOCK ENTERPRISES, LLC
DMT HOLDINGS, INC.
DMT G.P., L.L.C.
DMT HOLDINGS, L.P.
DYNEGY MARKETING AND TRADE
DYNEGY COAL TRADING & TRANSPORTATION, L.L.C.
NGC STORAGE, INC.
BLACK THUNDER MEMBER, INC.
PARISH POWER, INC.
CALCASIEU POWER, LLC
DELTA COGEN, INC.
DYNEGY POWER HOLDINGS, INC.
COGEN POWER, INC.
COGEN POWER, L.P.

By:
Name:
Title:

BG HOLDINGS, INC.
BLACK MOUNTAIN COGEN, INC.
BLUEGRASS GENERATION, INC.
BLUEGRASS GENERATION COMPANY, L.L.C.
DYNEGY CABRILLO II LLC
BLUE RIDGE GENERATION INC.
BLUE RIDGE GENERATION LLC
CHICKAHOMINY GENERATING COMPANY
CHICKAHOMINY POWER, LLC
FLORIDA MERCANTILE POWER, INC.
GASIFICATION SERVICES, INC.
GEORGIA MERCANTILE POWER, INC.
HEARD COUNTY POWER, L.L.C.
DYNEGY ROSETON, L.L.C.
DYNEGY HUDSON POWER RETAIL, L.L.C.
DYNEGY GLOBAL ENERGY, INC.
DYNEGY BROADBAND MARKETING AND TRADE
DYNEGY GP INC.
DYNEGY TECHNOLOGY CAPITAL CORP.
DYNEGY STRATEGIC INVESTMENTS, L.P.
DYNEGY STRATEGIC INVESTMENTS GP, L.L.C.
RENAISSANCE POWER, L.L.C.
ROLLING HILLS GENERATING, L.L.C.
DYNEGY POWER MARKETING, INC.
DYNEGY ENERGY SERVICES, INC.
ILLINOIS POWER ENERGY, INC.
DES NORTHEAST, INC.

By:
Name:
Title:

DEM GP, LLC
DYNEGY ENERGY MARKETING, LP
By: DEM GP, LLC, its general partner
DYNEGY ADMINISTRATIVE SERVICES COMPANY
NIPC, INC.
DYNEGY CATLIN MEMBER, INC.
DYNEGY MIDWEST GENERATION , INC.
DYNEGY I.T., INC.
CHESAPEAKE POWER, INC.
JAMES RIVER ENERGY CORP.
DPC POWER RESOURCES HOLDING COMPANY
ROCKINGHAM POWER, L.L.C.
DYNEGY POWER DEVELOPMENT COMPANY
DYNEGY STRATEGIC INVESTMENTS LP, INC.
DYNEGY DANSKAMMER, L.L.C.
DYNEGY MIDSTREAM HOLDINGS, INC.
DYNEGY STORAGE TECHNOLOGY AND SERVICES, INC.
DYNEGY GAS TRANSPORTATION, INC.
DPC POWER RESOURCES HOLDING COMPANY
DYNEGY OPERATING COMPANY
PALMETTO POWER, L.L.C.
ROCKY ROAD POWER LLC

By:
Name:
Title:

DMT L.P., L.L.C.
DEM LP, LLC
DYNEGY MANAGEMENT, INC.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED ON THE DATE HEREOF BY:
CITICORP USA, INC., as Administrative Agent and Payment Agent for the Lenders under the Credit Agreement
For the purposes of this Agreement, as Representative for the Secured Parties under the Credit Agreement

By:
Name:
Title:

Address:

Telephone:
Telefax:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent for the Lenders under the Credit Agreement and Collateral Agent
For the purposes of this Agreement, as Representative for the Secured Parties under the Credit Agreement

By:
Name:
Title:

Address:

Telephone:
Telefax:

SCHEDULE I
PAYMENT INSTRUCTIONS

Lenders' Representative

To Citicorp  USA, Inc., as Payment Agent
under the Credit Agreement

2 Penns Way, Suite 100
New Castle, DE 19720
Attention:  DaWayne Sims
Telephone: 302.894.6011
Facsimile: 212.994.0961
ABA#:  021-000-089
Account No:  3686-2248
Ref:  Dynegy

Exhibit A
to
Third Amended and Restated Collateral Trust and Intercreditor Agreement

[Form of Designation and Joinder Agreement]

DESIGNATION AND JOINDER AGREEMENT

DESIGNATION AND JOINDER AGREEMENT dated as of [______] [__], 200[_] between Dynegy Holdings, Inc., a Delaware corporation (the "Borrower"), Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as corporate trustee (together with any successor corporate trustee, the "Corporate Trustee"), John M. Beeson, Jr., an individual residing in the State of Delaware, not in his individual capacity but solely as individual trustee (together with any successor individual trustee, the "Individual Trustee"; and, together with the Corporate Trustee, the "Collateral Trustees"), the foregoing trustees being trustees for the Secured Parties, and the Person or Persons specified on the signature pages hereto under the caption of "Other Secured Parties" (the "Other Secured Parties") or, as applicable, the Person specified as the "Additional Agent" on the signatures hereto, acting on behalf of such Other Secured Parties (the "Additional Agent").  Except as otherwise provided herein, terms defined in the Collateral Trust Agreement (as defined below) are used herein as defined therein.

This Designation and Joinder Agreement (this "Agreement") is being delivered pursuant to Section 9.16 of the Third Amended and Restated Collateral Trust and Intercreditor Agreement dated as of April 2, 2007 (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the "Collateral Trust Agreement") among the Borrower, the other Grantors specified therein and the Collateral Trustees.

By its signature below, the Borrower hereby:

(1) designates the following [Indebtedness][Hedging Obligations] as "Other Secured Obligations" and "Secured Obligations", and the Additional Agent (if any) specified below as an "Additional Agent", for purposes of the Collateral Trust Agreement and the Collateral Documents:

Description:  [to be inserted]

Maximum Principal Amount:  [to be inserted]

Holder(s):  [to be inserted]

Additional Agent (if any):  [to be inserted]

Address for Notices for Additional Agent (if any) or (if no Additional Agent) for each Holder:  [to be inserted]

Designation and Joinder Agreement

2

(2) represents and warrants that (i) the incurrence of such [Indebtedness] [Hedging Obligations] and securing of the same with the Collateral will not result in a breach of any provision or covenant contained in the Secured Agreements and (ii) no Default under the Credit Agreement shall have occurred and be continuing or would result therefrom.

By its signature below, each Other Secured Party and (if any) the Additional Agent on behalf of the Other Secured Parties hereby agree to the terms of the Collateral Trust Agreement and the Collateral Documents and agree to be bound by all of the provisions of the Collateral Trust Areement applicable to it as if it had been an original signatory party thereto (and, without limiting the foregoing, the Other Secured Parties agrees to indemnify the Collateral Trustees on the terms set forth in Section 7.05(e) of the Collateral Trust Agreement).

This Agreement shall be governed by and construed in accordance with the law of the State of New York.

Designation and Joinder Agreement

3

IN WITNESS WHEREOF, the parties have caused this Designation and Joinder Agreement to be duly executed and delivered as of the day and year first above written.

DYNEGY HOLDINGS INC.

By:
Name:
Title:

Designation and Joinder Agreement

4

OTHER SECURED PARTIES

[SIGNATURE PAGE OF OTHER SECURED PARTIES]

By:
Name:
Title:

[or]

[SIGNATURE PAGE OF ADDITIONAL AGENT],
as Additional Agent for the Other Secured Parties specified above

By:
Name:
Title:

Designation and Joinder Agreement

5

Accepted and acknowledged:

WILMINGTON TRUST COMPANY,
not in its individual capacity,
but solely as Corporate Trustee

By:_________________________

Name:

Title:

John M. Beeson, Jr.,
not in his individual capacity,
but solely as Individual Trustee

_____________________________

Designation and Joinder Agreement

EXHIBIT F

FORM OF MORTGAGE

[To be modified according to State-specific requirements.]

 MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS

AND LEASES AND FIXTURE FILING ([_________])

by and from

[DYNEGY ENTITY], “Mortgagor”

to

WILMINGTON TRUST COMPANY, in its capacity as “Corporate Trustee”,

and

John M. Beeson, Jr., in its capacity as “Individual Trustee”,

collectively, “Mortgagee”

Dated as of [________], 20[__]

Location:
Municipality:
County:
State:

THE SECURED PARTY (MORTGAGEE) DESIRES THIS FIXTURE FILING

TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE

DESCRIBED HEREIN

PREPARED BY, RECORDING REQUESTED BY,

AND WHEN RECORDED MAIL TO:

Milbank, Tweed, Hadley & McCloy LLP
One Chase Manhattan Plaza
New York, NY 10005
Attention: [_____]

Form of Mortgage

 MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS

AND LEASES AND FIXTURE FILING ([_________])

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING ([_________]) (this “Mortgage”) is dated as of [______], 20[__] by and from [DYNEGY ENTITY], a [________] [________] (“Mortgagor”), whose address is [_________] to WILMINGTON TRUST COMPANY, a Delaware banking corporation, whose address is [_________], not in its individual capacity but solely as corporate trustee under the Collateral Trust Agreement referenced below (together with any successor corporate trustee, “Corporate Trustee”), and John M. Beeson, Jr., an individual residing in the State of Delaware, not in his individual capacity but solely as individual trustee under the Collateral Trust Agreement (together with any successor individual trustee, “Individual Trustee”; and, collectively with Corporate Trustee and their respective successors and assigns, “Mortgagee”).

Article i
DEFINITIONS

Section 1.1     Definitions.  All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Collateral Trust Agreement described below, and, if not defined therein, in the Credit Agreement.  As used herein, the following terms shall have the following meanings:

“Collateral Trust Agreement”:That certain Third Amended and Restated Collateral Trust Agreement dated April 2, 2007 by and among Dynegy Holdings Inc., the other Persons listed on the signature pages thereof, the Additional Grantors, Corporate Trustee and Individual Trustee, as the same may be hereafter amended, amended and restated, extended, supplemented or otherwise modified or replaced from time to time.

“Credit Agreement”:  That certain Fifth Amended and Restated Credit Agreement dated as of April 2, 2007 among Dynegy Holdings Inc., as borrower, Dynegy Inc., a Delaware corporation, as parent, Dynegy Inc., an Illinois corporation, as the intermediate parent, the other guarantors party thereto, the Lenders party thereto, Citicorp USA, Inc. and JPMorgan Chase Bank, N.A., as administrative agents to the Lenders party thereto, Citicorp USA, Inc., as payment agent, JPMorgan Chase Bank, N.A., as collateral agent, and each L/C Issuer party thereto, as the same may be hereafter amended, amended and restated, extended, supplemented or otherwise modified or replaced from time to time.

“Event of Default”:  The occurrence of an Event of Default under and as defined in the Credit Agreement.

“Indebtedness”:  All Secured Obligations, including, without limitation, (1) all indebtedness of Mortgagor to Mortgagee or any of the other Secured Parties under the Credit Agreement or any other Loan Document, including, without limitation (except as otherwise set forth in Section 10.01 of the Credit Agreement), the sum of all (a) principal, interest and other amounts owing under or evidenced or secured by the Credit Agreement, the Collateral Trust Agreement or any of the other Loan Documents, and (b) principal, interest and other amounts which may hereafter be lent by Mortgagee or any of the other Secured Parties, in each case, under or in connection with the Credit Agreement, the Collateral Trust Agreement or any of the other Loan Documents, whether evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (2) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to Mortgagee or any of the other Secured Parties under documents which recite that they are intended to be secured by this Mortgage.   The Credit Agreement and one or more of the other Loan Documents contain revolving credit facilities which permit Mortgagor to borrow certain principal amounts, repay all or a portion of such principal amounts, and reborrow the amounts previously paid to the Secured Parties, all upon satisfaction of certain conditions stated in the Credit Agreement and one or more of the other Loan Documents.  This Mortgage secures all advances and re-advances under the revolving credit features of the Credit Agreement or any of the other Loan Documents, as applicable.

Form of Mortgage

“Mortgaged Property”:  The fee interest in the real property described in Exhibit A attached hereto and incorporated herein by this reference, together with any greater estate therein as hereafter may be acquired by Mortgagor (the “Land”), and all of Mortgagor’s right, title and interest in and to (1) all improvements now owned or hereafter acquired by Mortgagor, now or at any time hereafter situated, placed or constructed upon the Land (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”), (2) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”), (3) all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personalty”), (4) all reserves, escrows or impounds required under the Credit Agreement or any of the other Loan Documents and all deposit accounts maintained by Mortgagor with respect to the Mortgaged Property (the “Deposit Accounts”), (5) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the “Leases”), (6) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”), (7) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the “Property Agreements”), (8) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (9) all property tax refunds payable with respect to the Mortgaged Property (the “Tax Refunds”), (10) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”), (11) all proceeds from insurance policies, including, without limitation, unearned premiums therefor, covering any of the above property now or hereafter acquired by Mortgagor (the “Insurance Proceeds”), and (12) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter made or to be made by any governmental authority pertaining to any condemnation or other taking (or any purchase in lieu thereof) of all or any portion of the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”). As used in this Mortgage, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

Form of Mortgage

2

“Obligations”:  All Secured Obligations, including, without limitation, all of the obligations under the agreements, covenants, conditions, warranties, representations and other obligations of Mortgagor under the Credit Agreement, the Collateral Trust Agreement and the other Loan Documents.

“Security Agreement”:  That certain Second Amended and Restated Security Agreement by and from Dynegy Holdings Inc. and the other grantors referred to therein to Corporate Trustee and Individual Trustee dated as of April 2, 2007, as the same may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time.

(h)           “Subsidiary Guaranty”:  That certain guaranty provided for in Article X of the Credit Agreement by and from Mortgagor and the other guarantors referred to therein for the benefit of the Secured Parties, as the same may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time.

(i)           “UCC”:  The Uniform Commercial Code of the State of [_______] or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than the State of [________], then, as to the matter in question, the Uniform Commercial Code in effect in that state.

12.
GRANT

Section 2.1    Grant.  To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS, CONVEYS and CONFIRMS, to Mortgagee the Mortgaged Property, subject, however, only to the liens and matters that are set forth on Exhibit B attached hereto (collectively, the “Permitted Encumbrances”), TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property (subject to Permitted Encumbrances) unto Mortgagee.

13.
WARRANTIES, REPRESENTATIONS AND COVENANTS

Mortgagor warrants, represents and covenants to Mortgagee as follows:

Form of Mortgage

3

Section 3.1     Title to Mortgaged Property and Lien of this Instrument.  Mortgagor owns that portion of the Mortgaged Property that constitutes real property, including Fixtures, to the extent they constitute real property (but excluding, for purposes of this representation and warranty, any after-acquired title), free and clear of any liens, claims or interests, except the Permitted Encumbrances. This Mortgage creates valid, enforceable liens and security interests against that portion of the Mortgaged Property that constitutes real property, including Fixtures, to the extent they constitute real property, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity and except with respect to real property interests acquired after the date hereof.  By acceptance of this Mortgage, Mortgagee agrees for the purposes of this Mortgage and the Credit Agreement that any breach of the representations, warranties and covenants of this Section 3.1, or the obligation to warrant and defend title as a result thereof, will not constitute a representation, warranty, certification or statement of fact “incorrect or misleading in any material respect when made or deemed made,” except in the event that any such breach, whether alone or together with any similar breach of the warranties of title made by Mortgagee in any other Loan Document with respect to the real property that is the subject thereof, constitutes or results in a Material Adverse Effect.

Section 3.2     Lien Status.  Mortgagor shall preserve and protect the lien and security interest status of this Mortgage. If any lien or security interest other than a Permitted Encumbrance is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action (including the requirement, if any, of providing a bond or other security satisfactory to Mortgagee) so as to cause it to be released or contest or cause to be contested the same in accordance with Section 6.04 of the Credit Agreement.  By acceptance of this Mortgage, Mortgagee agrees for the purposes of this Mortgage and the Credit Agreement that if by reason of an adverse claim with respect to such a lien or security interest other than a Permitted Encumbrance this Mortgage shall fail to constitute a valid and perfected lien upon any portion of the Mortgaged Property (such portion being the “Failed Property”), the same shall constitute a default under Section 8.01(1) of the Credit Agreement only if the Failed Property (together with any other Collateral in respect of which the Collateral Documents fail to constitute a valid and perfected lien) constitutes a material portion of the Collateral under the Credit Agreement and the other Loan Documents.

Section 3.3     Payment and Performance.  Mortgagor shall pay the Indebtedness when due under the Credit Agreement and the other Loan Documents and shall perform its Obligations in full when they are required to be performed.

Section 3.4     Replacement of Fixtures and Personalty.  Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures or Personalty owned or leased by Mortgagor to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance or repair or is permitted to be removed or disposed of by the Credit Agreement, the Collateral Trust Agreement or any other Loan Document.

Form of Mortgage

4

Section 3.5     Inspection.  Mortgagor shall permit Mortgagee and the other Secured Parties, and their respective agents, representatives and employees, to inspect the Mortgaged Property and all books and records of Mortgagor located thereon in accordance with Section 6.10 of the Credit Agreement.

Section 3.6     Other Covenants.  All of the covenants in the Credit Agreement, the Collateral Trust Agreement and the other Loan Documents are incorporated herein by reference and, together with covenants in this Article III, shall be covenants running with the Land.

Section 3.7     Insurance Proceeds; Condemnation Awards and Insurance Proceeds.

(i)           Insurance Proceeds.  Mortgagor shall maintain or cause to be maintained insurance with respect to the Mortgaged Property as provided for in the Credit Agreement.   In addition to the foregoing, if any portion of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (or any amendment or successor act thereto), then Mortgagor shall maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to such Act.

(ii)         Condemnation Awards.  Mortgagor assigns all Condemnation Awards to Mortgagee and authorizes Mortgagee to collect and receive such Condemnation Awards and to give proper receipts and acquaintances therefor, subject to the terms of the Credit Agreement and the Collateral Trust Agreement.

(iii)        Insurance Proceeds.  All Insurance Proceeds for loss or damage to the Mortgaged Property shall be collected, received and applied as provided in the Credit Agreement and the Collateral Trust Agreement.

14.

DEFAULT AND FORECLOSURE

Section 4.1     Remedies.  Upon the occurrence and during the continuance of an Event of Default, Mortgagee may, at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses:

(i)           Acceleration.  Subject to any provisions of the Credit Agreement or any of the other Loan Documents providing for the automatic acceleration of the Indebtedness upon the occurrence of certain Events of Default, declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor to the fullest extent permitted by law), whereupon the same shall become immediately due and payable.

Form of Mortgage

5

(ii)         Entry on Mortgaged Property.  Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon.  If Mortgagor remains in possession of the Mortgaged Property following the occurrence and during the continuance of an Event of Default and without Mortgagee’s prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

(iii)        Operation of Mortgaged Property.  Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 4.7.

(iv)        Foreclosure and Sale.  Institute proceedings for the complete foreclosure of this Mortgage by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or (credit) in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee or any of the other Secured Parties may be a purchaser at such sale.  If Mortgagee or any other Secured Party is the highest bidder, Mortgagee or such other Secured Party may credit the portion of the purchase price that would be distributed to Mortgagee or such other Secured Party against the Indebtedness in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived to the fullest extent permitted by law.

(v)           Receiver.  Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7.

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(vi)        Other.  Exercise all other rights, remedies and recourses granted under the Credit Agreement, the Collateral Trust Agreement and the other Loan Documents or otherwise available at law or in equity.

Section 4.2     Separate Sales.  The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect. The right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 4.3     Remedies Cumulative, Concurrent and Nonexclusive.  Mortgagee and the other Secured Parties shall have all rights, remedies and recourses granted in the Collateral Trust Agreement and the other Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under any of the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee or the other Secured Parties, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee or any other Secured Party in the enforcement of any rights, remedies or recourses under the Credit Agreement, the Collateral Trust Agreement or the other Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 4.4      Release of and Resort to Collateral.  Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by this Mortgage or the other Collateral Documents or their status as a lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

Section 4.5     Waiver of Redemption, Notice and Marshalling of Assets.  To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Mortgagee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under the Credit Agreement, the Collateral Trust Agreement or the other Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 4.6     Discontinuance of Proceedings.  If Mortgagee or any other Secured Party shall have proceeded to invoke any right, remedy or recourse permitted under the Credit Agreement, the Collateral Trust Agreement or the other Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee or such other Secured Party, as the case may be, shall have the unqualified right to do so and, in such an event, Mortgagor, Mortgagee and the other Secured Parties shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Collateral Trust Agreement, the other Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee and the other Secured Parties shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee or any other Secured Party thereafter to exercise any right, remedy or recourse under the Collateral Trust Agreement or any of the other Loan Documents for such Event of Default.

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Section 4.7     Application of Proceeds.  The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law, and subject to the terms of the Credit Agreement and the Collateral Trust Agreement:

(a)           to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, maintaining, repairing and selling the same, including, without limitation (1) receiver’s fees and expenses, including the repayment of the amounts evidenced by any receiver’s certificates, (2) court costs, (3) reasonable attorneys’ and accountants’ fees and expenses, and (4) costs of advertisement;

(b)           to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as Mortgagee in its sole discretion may determine; and

the balance, if any, to the Persons legally entitled thereto.

Section 4.8    Occupancy After Foreclosure.  Any sale of the Mortgaged Property or any part thereof in accordance with Section 4.1(d) will divest all right, title and interest of Grantor in and to the property sold.  Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

Section 4.9     Additional Advances and Disbursements; Costs of Enforcement.

(vii)         Upon the occurrence and during the continuance of an Event of Default, Mortgagee and each of the other Secured Parties shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee or any other Secured Party under this Section 4.9, or otherwise under this Mortgage or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the Default Rate, and all such sums, together with interest thereon, shall be secured by this Mortgage.

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(viii)        Mortgagor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Loan Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

Section 4.10   No Mortgagee in Possession.  Neither the enforcement of any of the remedies under this Article IV, the assignment of the Rents and Leases under Article V, the security interests under Article VI, nor any other remedies afforded to Mortgagee under the Credit Agreement, the Collateral Trust Agreement or the other Loan Documents, at law or in equity shall cause Mortgagee or any other Secured Party to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee or any other Secured Party to lease the Mortgaged Property or attempt to do so or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsover under any of the Leases or otherwise prior to taking possession, directly or through an agent.

15.
ASSIGNMENT OF RENTS AND LEASES

Section 5.1     Assignment.  In furtherance of and in addition to the assignment made by Mortgagor in Section 2.1, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents.   This assignment is an absolute assignment and not an assignment for additional security only.  So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a license (revocable as hereinafter provided) from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice to Mortgagor by Mortgagee (any such notice being hereby expressly waived by Mortgagor to the extent permitted by applicable law).

Section 5.2     Perfection Upon Recordation.  Mortgagor acknowledges that Mortgagee has taken all actions necessary to obtain, and that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that upon recordation of this Mortgage Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and to the extent permitted under applicable law, all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

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Section 5.3     Bankruptcy Provisions.  Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

Section 5.4  No Merger of Estates.  So long as part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.

16.
SECURITY AGREEMENT

Section 6.1     Security Interest.  This Mortgage constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance Proceeds and Condemnation Awards. To this end, Mortgagor grants to Mortgagee a security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance Proceeds, Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance Proceeds and Condemnation Awards sent to Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

Section 6.2     Financing Statements.  Mortgagor shall prepare and deliver to Mortgagee such financing statements, and shall execute and deliver to Mortgagee such other documents, installments and further assurances, in each case in form and substance reasonably satisfactory to Mortgagee, as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder. Mortgagor hereby irrevocably authorizes Mortgagee to cause financing statements (and amendments thereto and continuations thereof) and any such documents, instruments and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.   Mortgagor represents and warrants to Mortgagee that Mortgagor’s jurisdiction of organization is the State of [______].   After the date of this Mortgage, Mortgagor shall not change its name, type of organization, organizational identification number (if any), jurisdiction of organization or location (within the meaning of the UCC) without giving at least 30 days’ prior written notice to Mortgagee.

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Section 6.3 Fixture Filing.  This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property that is or is to become fixtures. The information provided in this Section 6.3 is provided so that this Mortgage shall comply with the requirements of the UCC for a mortgage instrument to be filed as a financing statement. Mortgagor is the “Debtor” and its name and mailing address are set forth in the preamble of this Mortgage immediately preceding Article I.  Mortgagee is the “Secured Party” and its name and mailing address from which information concerning the security interest granted herein may be obtained are also set forth in the preamble of this Mortgage immediately preceding Article I.  A statement describing the portion of the Mortgaged Property comprising the fixtures hereby secured is set forth in Section 1.1 (e).  Mortgagor represents and warrants to Mortgagee that Mortgagor is the record owner of the Mortgaged Property, the employer identification number of Mortgagor is [________] and the organizational identification number of Mortgagor is [_________].

Section 6.4     Inconsistencies.  In the event of any inconsistency between the terms of this Mortgage and the terms of the Security Agreement with respect to the collateral covered both therein and herein, the terms of the Security Agreement shall control and govern to the extent of any such inconsistency.  Further, to the extent that any such collateral covered by the Security Agreement shall be specifically excluded from the lien and security interest granted thereunder (the “Excluded Collateral”), such Excluded Collateral shall likewise be excluded to the same extent as excluded therein from the lien and security interest granted by this Mortgage (it being understood and agreed that this Mortgage is not intended to expand the scope of the Security Agreement or the interest granted therein with respect to such Excluded Collateral).  In the event of any inconsistency between the terms of the Security Agreement and the terms of the Collateral Trust Agreement with respect to the collateral covered by both of them, the terms of the Collateral Trust Agreement shall control and govern to the extent of any such inconsistency.

17.
MISCELLANEOUS

Section 7.1     Notices.  Any notice required or permitted to be given under this Mortgage shall be given in accordance with Section 9.03 of the Collateral Trust Agreement.

Section 7.2      Covenants Running with the Land.  All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property.  As used herein, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property.  All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Collateral Trust Agreement, the Credit Agreement and the other Loan Documents; provided, however, that no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

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Section 7.3    Attorney-in-Fact.  Mortgagor hereby irrevocably appoints Mortgagee, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution with full authority in the place and stead of Mortgagor and in the name of Mortgagor or otherwise (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance Proceeds and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare and file or record financing statements and continuation statements, and to prepare, execute and file or record applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property, and (d) after the occurrence and during the continuance of any Event of Default, to perform any obligation of Mortgagor hereunder; provided, however, that (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at the highest rate at which interest is then computed on any portion of the Indebtedness; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section 7.3.

Section 7.4    Successors and Assigns.  This Mortgage shall be binding upon and inure to the benefit of Mortgagee, the other Secured Parties, and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

Section 7.5     No Waiver.  Any failure by Mortgagee or the other Secured Parties to insist upon strict performance of any of the terms, provisions or conditions of any of the Loan Documents shall not be deemed to be a waiver of same, and Mortgagee or the other Secured Parties shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Section 7.6     Collateral Trust Agreement.  If any conflict or inconsistency exists between this Mortgage and the Collateral Trust Agreement, the Collateral Trust Agreement shall govern.

Section 7.7     Release or Reconveyance.  On the terms and subject to the conditions set forth in Article VIII of the Collateral Trust Agreement or upon a sale or other disposition of the Mortgaged Property permitted by the Credit Agreement and not prohibited by the other Secured Agreements, Mortgagee, at Mortgagor’s request and expense, shall release the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to Mortgagor.

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Section 7.8     Waiver of Stay, Moratorium and Similar Rights.  Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Indebtedness or Obligations secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee or any other Secured Party.

Section 7.9     Applicable Law.  The provisions of this Mortgage regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by any construed under the laws of the state in which the Mortgaged Property is located. All other provisions of this Mortgage shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York).

Section 7.10   Headings.  The Article, Section and subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 7.11   Severability.  If any provision of this Mortgage shall be held by any court of competent jurisdiction to be unlawful, void or unenforceable for any reason, such provision shall be deemed severable from and shall in no way effect the enforceability and validity of the remaining provisions of this Mortgage.

Section 7.12   Entire Agreement.  This Mortgage, the Collateral Trust Agreement, the Security Agreement, the Credit Agreement and the other Loan Documents embody the entire agreement and understanding between Mortgagee and Mortgagor relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, such documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 7.13   Mortgagee as Collateral Trustee under Collateral Trust Agreement; Successor Collateral Trustees.

(i)           Corporate Trustee and Individual Trustee (collectively, “Collateral Trustee”) have been appointed to act as Collateral Trustee hereunder pursuant to the Collateral Trust Agreement. Each Collateral Trustee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Collateral Trust Agreement, any related trust or agency agreement among Collateral Trustee and the other Secured Parties (collectively, as amended, amended and restated, extended, supplemented or otherwise modified or replaced from time to time, the “Trust Documents”) and this Mortgage. Mortgagor and all other Persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Collateral Trustee, without inquiry into the existence of required consents or approvals of the other Secured Parties therefor.

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(ii)           Mortgagee shall at all times be the same Person that comprises the Collateral Trustee under the Trust Documents. Written notice of resignation by any Collateral Trustee pursuant to the Trust Documents shall also constitute notice of resignation as Collateral Trustee under this Mortgage. Removal of Collateral Trustee pursuant to any provision of the Trust Documents shall also constitute removal as Collateral Trustee under this Mortgage.   Appointment of a successor Collateral Trustee pursuant to the Trust documents shall also constitute appointment of a successor Collateral Trustee under this Mortgage.  Upon the acceptance of any appointment as Collateral Trustee by a successor Collateral Trustee under the Trust documents, that successor Collateral Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Trustee as the Mortgagee under this Mortgage, and the retiring or removed Collateral Trustee shall promptly (i) assign and transfer to such successor Collateral Trustee all of its right, title and interest in and to this Mortgage and the Mortgaged Property, and (ii) execute and deliver to such successor Collateral Trustee such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Trustee of the liens and security interests created hereunder, whereupon such retiring or removed Collateral Trustee shall be discharged from its duties and obligations under this Mortgage.  After any retiring or removed Collateral Trustee’s resignation or removal hereunder as Collateral Trustee, the provisions of this Mortgage and the Trust Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was Collateral Trustee hereunder.

18.
LOCAL LAW PROVISIONS

[To be inserted, as necessary]

[The remainder of this page has been intentionally left blank]

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IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

MORTGAGOR:
[______________________],
a [____________________]
By:
Name:
Title:

STATE OF _________            )
)SS.:
COUNTY OF ________         )

[ADD STATE SPECIFIC FORM OF ACKNOWLEDGMENT]

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EXHIBIT A

Legal Description of premises located at [__________]:

Form of Mortgage

EXHIBIT B

PERMITTED ENCUMBRANCES

1.           All “Schedule B” exceptions [(other than any the standard survey exception)] to Mortgagor’s title in the Mortgaged Property identified in that certain pro-forma loan (or mortgagee) policy of title insurance covering the Mortgaged Property issued by Chicago Title Insurance Company and accepted by Mortgagee on the date hereof pursuant to Commitment No.___________, for the benefit of Mortgagee, as the same has been or may hereafter be amended by endorsement.

AND

2.           All matters affecting title to the Mortgaged Property that would have appeared on a current Survey of the Premises, and that would have been identified as exceptions to title on “Schedule B” of a Mortgage Policy, had such a Survey been provided on or before the date of this Mortgage and had such a Mortgage Policy been issued with respect to this Mortgage and that portion of the Mortgaged Property that constitutes real property; but only to the extent that no such matter could, individually, nor could all such matters in the aggregate, reasonably be expected to have a Material Adverse Effect.

AND

Any unrecorded but written pipeline and surface easements, grazing leases, agricultural leases, cross-access easements, parking easements, access easements, telecommunications equipment leases, signage or advertising easements, storage leases and other leases, easements and right-of-way agreements in existence as of the date of the execution of this Mortgage by which Mortgagor or any predecessor of Mortgagor in ownership of the that portion of the Mortgaged Property that constitutes real property has granted to a third party an interest in that portion of the Mortgaged Property that constitutes real property, but only to the extent that such instrument or agreement: (a) evidences an “interest in real property” under the Laws of the State in which the Land is located (i.e., among other possible interests, the instrument or agreement evidences a lease or other right recognized under the Law as a leasehold interest, a right-of-way, an easement, or other similar interest in real property; but not a license, right of entry or permit granting a right to enter, cross over or use all or any portion of the Mortgaged Property that does not constitute an interest in real property under the Law), (b) is currently effective, and is valid, subsisting and enforceable against Mortgagor by the holder of such interest or right, and (c) does not constitute or evidence a lien, security interest or other monetary encumbrance upon, and does not grant or purport to grant a lien or security interest in or against, all or any portion of the Mortgaged Property, and does not create, constitute or establish under the Law a lien, security interest or other monetary encumbrance in or against the Mortgaged Property or any portion thereof that is or could be prior and superior, to or of equal dignity and priority, the lien and security interest of Mortgagee in such Mortgaged Property, whether such lien, security interest or other monetary encumbrance against the Mortgaged Property could, under the terms of such instrument or agreement, exist as of the date of execution of this Mortgage or arise in the future, or both.

Form of Mortgage

EXHIBIT G

FORM OF MORTGAGE SUPPLEMENT

This Supplement was prepared by
and when recorded should be mailed to:

Erika K. DelDuca, Esq.
Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, New York  10005

Space above this line for recorder's use

SUPPLEMENT AND CONFIRMATION OF [MORTGAGE, SECURITY
AGREEMENT, ASSIGNMENT OF RENTS AND LEASES, AND FIXTURE FILING]

KNOW ALL PERSONS BY THESE PRESENTS:

THIS SUPPLEMENT AND CONFIRMATION OF [MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES, AND FIXTURE FILING] (this "Supplement") is made as of the ___ day of April, 2007 among [NAME OF MORTGAGOR], a corporation duly organized and validly existing under the laws of the State of [_______] and having an office at [___________] (the "Mortgagor") to Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as corporate trustee under the Collateral Trust Agreement (as defined in the Credit Agreement referred to below) (together with its successors in such capacity, "Corporate Trustee"), and John M. Beeson, Jr., an individual residing in the State of Delaware, not in his individual capacity but solely as individual trustee under the Collateral Trust Agreement (together with its successors in such capacity, "Individual Trustee"; Individual Trustee and Corporate Trustee are hereinafter collectively referred to as the "Mortgagee" ), each Mortgagee having an office at Rodney Square North, 1100 North Market Street, Wilmington, Delaware, 19890.

Form of Mortgage Supplement

W I T N E S S E T H

WHEREAS, Dynegy Holdings, Inc., a corporation organized under the laws of the State of Delaware (the "Borrower") was a party to the Credit Agreement, dated as of April 1, 2003, with Citibank, N.A., as payment agent and co-administrative agent, Bank of America, N.A., as co-administrative agent, Bank One, NA, as issuing bank and collateral agent, and the other lenders party thereto (as heretofore amended, supplemented or otherwise modified, the "2003 Credit Agreement");

WHEREAS, in connection with the execution and delivery of the 2003 Credit Agreement, the Mortgagor executed and delivered in favor of the Mortgagee, a [Mortgage, Security Agreement, Assignment of Rents and Leases, and Fixture Filing] dated as of April 1, 2003 and recorded on __________ in the office of __________ of _______ County in Book _________, Page _________ (the "2003 Mortgage") (capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the 2003 Mortgage);

WHEREAS, the 2003 Credit Agreement was amended and restated by that certain Amended and Restated Credit Agreement dated as of May 28, 2004 (as amended, amended and restated, supplemented or otherwise modified or replaced from time to time, being herein called the "2004 Credit Agreement") between the Borrower, the Guarantors (as defined therein) party thereto (including the Mortgagor), certain lenders (collectively, the "Lenders"), Citicorp USA, Inc. and Lehman Commercial Paper Inc., as administrative agents, Citicorp USA, Inc., as payment agent, JPMorgan Chase Bank, N.A., as collateral agent, and each L/C Issuer (as defined therein);

WHEREAS, in connection with the 2004 Credit Agreement, the 2003 Mortgage was supplemented by that certain Supplement and Confirmation of [Mortgage, Security Agreement, Assignment of Rents and Leases, and Fixture Filing] dated as of May 28, 2004 and recorded on __________ in the office of __________ of _______ County in Book _________, Page _________ (the “2004 Supplement”);

WHEREAS, the 2004 Credit Agreement was (i) amended and restated by that certain Second Amended and Restated Credit Agreement dated as of October 31, 2005 (the “2005 Credit Agreement”) between the Borrower, the Guarantors (as defined therein) party thereto (including the Mortgagor), Citicorp USA, Inc. and JPMorgan Chase Bank, N.A., each as a co-administrative agent with respect to the letter of credit facility described therein and each as a collateral agent, Citicorp USA, Inc., as administrative agent with respect to the revolving loan facility described therein, Citicorp USA, Inc., as payment agent, and Citibank, N.A. and JPMorgan Chase Bank, N.A., each as issuing bank, and the other lenders party thereto, (ii) further amended and restated by that certain Third Amended and Restated Credit Agreement dated as of March 6, 2006 (as amended, amended and restated, supplemented or otherwise modified or replaced from time to time, being herein called the "March 2006 Credit Agreement") among the Borrower, the Guarantors (as defined therein) party thereto (including the Mortgagor), Citicorp USA, Inc. and JPMorgan Chase Bank, N.A., as administrative agents, Citicorp USA, Inc., as payment agent, JPMorgan Chase Bank, N.A., as collateral agent, the L/C Issuers (as defined therein) party therteto and the lenders party thereto and (iii) further amended and restated by that certain Fourth Amended and Restated Credit Agreement dated as of April 19, 2006 (as amended, amended and restated, supplemented or otherwise modified or replaced from time to time, being herein called the "April 2006 Credit Agreement") between the Borrower, the Guarantors (as defined therein) party thereto (including the Mortgagor), certain lenders (collectively, the "Lenders"), Citicorp USA, Inc. and JPMorgan Chase Bank, N.A., as administrative agents, Citicorp USA, Inc., as payment agent, JPMorgan Chase Bank, N.A., as collateral agent, and each L/C Issuer (as defined therein);

Form of Mortgage Supplement

WHEREAS, in connection with the April 2006 Credit Agreement, the 2003 Mortgage and the 2004 Supplement and Confirmation of [Mortgage, Security Agreement, Assignment of Rents and Leases, and Fixture Filing] was further supplemented by that certain Supplement and Confirmation of [Mortgage, Security Agreement, Assignment of Rents and Leases, and Fixture Filing] dated as of [____________] [____], 2006 and recorded on __________ in the office of __________ of _______ County in Book _________, Page _________ (the “2006 Supplement”; the 2006 Supplement, the 2004 Supplement and the 2003 Mortgage are hereinafter collectively referred to as the “Existing Mortgage”);

WHEREAS, the April 2006 Credit Agreement has been amended and restated by that certain Fifth Amended and Restated Credit Agreement dated as of April 2, 2007 (as amended, amended and restated, supplemented or otherwise modified or replaced from time to time, being herein called the "Credit Agreement") between the Borrower, the Guarantors (as defined therein) party thereto (including the Mortgagor), certain lenders (collectively, the "Lenders"), Citicorp USA, Inc. and JPMorgan Chase Bank, N.A., as administrative agents, Citicorp USA, Inc., as payment agent, JPMorgan Chase Bank, N.A., as collateral agent, and each L/C Issuer (as defined therein);

WHEREAS, it is a requirement under the Credit Agreement that the Mortgagor execute and deliver this Supplement in order to confirm the understanding of the parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.  Credit Agreement.   Mortgagor acknowledges that the 2004 Credit Agreement was amended and restated as the 2005 Credit Agreement, that the 2005 Credit Agreement was amended and restated as the March 2006 Credit Agreement, that the March 2006 Credit Agreement was amended and restated as the April 2006 Credit Agreement and that the April 2006 Credit Agreement has been amended and restated as the Credit Agreement.  All references in the Existing Mortgage to the term “Credit Agreement” shall be deemed to mean the Credit Agreement as defined by this Supplement.

Section 2.  Effectiveness.  This Supplement shall be effective as of the day and year first written above upon its execution and delivery by the Mortgagor.  Except as herein provided, the Existing Mortgage shall remain unchanged and in full force and effect.

Form of Mortgage Supplement

Section 3.  Counterparts.  This Supplement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

[Signature Page Follows]

Form of Mortgage Supplement

IN WITNESS WHEREOF, this Supplement has been duly executed by the Mortgagor on the day and year set forth in the acknowledgement below, to be effective as of the day and year first above written.

MORTGAGOR
[______________]

By
Name:
Title:

[LOCAL COUNSEL TO ADVISE WHETHER
MORTGAGEE MUST EXECUTE]

AGREED TO AND ACCEPTED:

WILMINGTON TRUST COMPANY,
as Corporate Trustee

By:
Name:
Title:
________________________
JOHN M. BEESON, JR., as Individual Trustee

Form of Mortgage Supplement

[STATE OF _____________)
)  ss:
COUNTY OF ____________)

On the ____ day of ______, 2007, before me, the undersigned, a notary public in and for said state, personally appeared _________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her capacity and that by his/her signature on the instrument the individual or the person upon behalf of which the individual acted executed the instrument.

Name:
Notary Public
My Commission expires:

[Notary Seal]]

Form of Mortgage Supplement

[STATE OF _____________)
)  ss:
COUNTY OF ____________)

On the ____ day of ______, 2007, before me, the undersigned, a notary public in and for said state, personally appeared _________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her capacity and that by his/her signature on the instrument the individual or the person upon behalf of which the individual acted executed the instrument.

Name:
Notary Public
My Commission expires:

[Notary Seal]]

Form of Mortgage Supplement

[STATE OF _____________)
)  ss:
COUNTY OF ____________)

On the ____ day of ______, 2007, before me, the undersigned, a notary public in and for said state, personally appeared _________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her capacity and that by his/her signature on the instrument the individual or the person upon behalf of which the individual acted executed the instrument.

Name:
Notary Public
My Commission expires:

[Notary Seal]]

Form of Mortgage Supplement

EXHIBIT H

FORM OF GUARANTY SUPPLEMENT

[Date of Guaranty Supplement]

Citicorp USA, Inc. and JPMorgan Chase Bank, N.A.,
as Administrative Agents
_______________________
_______________________
Attn:___________________

Ladies and Gentlemen:

Reference is made to (i) the Fifth Amended and Restated Credit Agreement, dated as of April 2, 2007 (as amended, amended and restated, extended, supplemented or otherwise modified or replaced from time to time, the “Credit Agreement”), among Dynegy Holdings Inc., a Delaware corporation, as the Borrower, Dynegy Inc., a Delaware corporation, as the Parent, Dynegy Inc., an Illinois corporation, as the Intermediate Parent, the other Guarantors party thereto, the Lenders party thereto, Citicorp USA, Inc. and JPMorgan Chase Bank, N.A., as Administrative Agents,  Citicorp USA, Inc., as Payment Agent,  JPMorgan Chase Bank, N.A., as Collateral Agent, and each L/C Issuer party thereto.  Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

SECTION 1.  Guaranty; Limitation of Liability.  (a) The undersigned hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrower now or hereafter existing under or in respect of the Loan Documents and of all ACH Obligations (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by any Agent or any other Secured Party in enforcing any rights under this Guaranty Supplement or any other Loan Document.  Without limiting the generality of the foregoing, the undersigned’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

The undersigned, and by its acceptance of this Guaranty Supplement, the Administrative Agents and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement and the Obligations of the undersigned hereunder not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement and the Obligations of the undersigned hereunder.  To effectuate the foregoing intention, the Administrative Agents, the other Secured Parties and the undersigned hereby irrevocably agree that the Obligations of the undersigned under this Guaranty Supplement at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Guaranty Supplement not constituting a fraudulent transfer or conveyance.

Form of Guaranty Supplement

(c)      The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty Supplement, the undersigned will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

SECTION 2.   Guaranty Absolute.  The undersigned guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of the undersigned under or in respect of this Guaranty Supplement are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against the undersigned to enforce this Guaranty Supplement, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions.  The liability of the undersigned under this Guaranty Supplement shall be irrevocable, absolute and unconditional irrespective of, and the undersigned hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(i)       any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(ii)      any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(iii)     any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(iv)     any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed  Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

Form of Guaranty Supplement

2

(v)      any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(vi)     any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (the undersigned waiving any duty on the part of the Secured Parties to disclose such information);

(vii)    the failure of any other Person to execute or deliver this Guaranty Supplement, any other Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(viii)   any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty Supplement shall survive termination of the Credit Agreement and shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

SECTION 3.   Waivers and Acknowledgments.

(a)      The undersigned hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty Supplement and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

(b)      The undersigned hereby unconditionally and irrevocably waives any right to revoke this Guaranty Supplement and acknowledges that this Guaranty Supplement is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

The undersigned hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the undersigned or other rights of the undersigned to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of the undersigned hereunder.

Form of Guaranty Supplement

3

The undersigned acknowledges that the Administrative Agent may, without notice to or demand upon the undersigned and without affecting the liability of the undersigned under this Guaranty Supplement, foreclose under any mortgage by nonjudicial sale, and the undersigned hereby waives any defense to the recovery by the Administrative Agent and the other Secured Parties against the undersigned of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

The undersigned hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to the undersigned any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

The undersigned acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

SECTION 4.    SUBROGATION.  The undersigned hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of the undersigned’s Obligations under or in respect of this Guaranty Supplement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty Supplement shall have been paid in full in cash, all Letters of Credit shall have expired or been terminated and the Commitments shall have expired or been terminated.  If any amount shall be paid to the undersigned in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty Supplement, (b) the latest maturity date in respect of the Facilities outstanding from time to time and (c) the latest date of expiration or termination of all Letters of Credit, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of the undersigned and shall forthwith be paid or delivered to the Administrative Agents in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty Supplement, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty Supplement thereafter arising.  If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty Supplement shall have been paid in full in cash, (iii) the latest maturity date in respect of the Facilities outstanding from time to time shall have occurred and (iv) all Letters of Credit shall have expired or been terminated, the Secured Parties will, at the undersigned’s request and expense, execute and deliver to the undersigned appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the undersigned of an interest in the Guaranteed Obligations resulting from such payment made by the undersigned pursuant to this Guaranty Supplement.

Form of Guaranty Supplement

4

SECTION 5.     Representations and Warranties.  The undersigned hereby makes each representation and warranty set forth in Article V of the Credit Agreement to the extent relating to the undersigned.

SECTION 6.     Obligations Under the Credit Agreement.  The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and provisions of the Credit Agreement to the same extent as each of the other Guarantors.  The undersigned further agrees, as of the date first above written, that each reference in the Credit Agreement to a “Guarantor” shall also mean and be a reference to the undersigned.

SECTION 7.      Governing Law.  This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[NAME OF ADDITIONAL SUBSIDIARY
GUARANTOR]

By
Title:

Address for notices:

Form of Guaranty Supplement

5

EXHIBIT I

FORM OF PREPAYMENT OPTION NOTICE

[Date]

Lender party to the Credit Agreement
Referred to below

Attention of
Telecopy No.

Ladies and Gentlemen:

Reference is made to the Fifth Amended and Restated Credit Agreement, dated as of April 2, 2007, among Dynegy Holdings Inc., as Borrower, Dynegy Inc., a Delaware corporation, as the Parent, Dynegy Inc., an Illinois corporation, as the Intermediate Parent, the other Guarantors party thereto, the lenders party thereto, Citicorp USA, Inc. and JPMorgan Chase Bank, N.A., as Administrative Agents, Citicorp USA, Inc., as Payment Agent (the “Payment Agent”), JPMorgan Chase Bank, N.A., as Collateral Agent, and each L/C Issuer party thereto (as amended, amended and restated, extended, supplemented or otherwise modified or replaced from time to time, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Payment Agent hereby gives notice of an offer of [prepayment][commitment reduction] made by the Borrower pursuant to Section 2.04(b)(iv) of the Credit Agreement in the [Prepayment Amount] [Revolving Credit Reduction Amount].  Amounts applied to [prepay the Loans][reduce the Revolving Credit Commitments] shall be applied pro rata to the [Loans][Revolving Credit Commitments] held by you.  The portion of the [prepayment][commitment reduction] amount to be allocated to the [Loans][Revolving Credit Commitments] held by you and the date on which such [prepayment][commitment reduction] will be made to you (should you elect to receive such [prepayment][commitment reduction]) are set forth below:

(A)	Total [Prepayment Amount]
	[Revolving Credit Reduction Amount]:	__________

(B)	Total [[Revolving][Term L/C Facility]
[Tranche B Term Facility]
	Prepayment Amount]:	__________

(C)	Portion of [Prepayment Amount]
[Revolving Credit Reduction Amount]
	to be received by you:	__________

(D)	Portion of [Revolving][Term L/C Facility]
[Tranche B Term Facility]
	Prepayment Amount to be received by you:	__________

(E)	Prepayment Date (10 Business Days after the
date of this Prepayment Option Notice)
	(the “Prepayment Date”):	__________

(F)	Portion of [Prepayment Amount][Revolving
Credit Reduction Amount] which will be Cash
Collateralized as permitted under Section 2.04(b)(iii)
	of the Credit Agreement:	__________

Form of Prepayment Option Notice

IF YOU DO NOT WISH TO RECEIVE ALL OF THE [[REVOLVING][TERM L/C FACILITY][TRANCHE B TERM FACILITY] PREPAYMENT AMOUNT] [REVOLVING CREDIT REDUCTION AMOUNT] TO BE ALLOCATED TO YOU ON THE PREPAYMENT DATE, please sign this notice in the space provided below and indicate the percentage of the  [[Revolving][Term L/C Facility][Tranche B Term Facility] Prepayment Amount] [Revolving Credit Reduction Amount] otherwise payable which you do not wish to receive.  Please return this notice as so completed via telecopy to the attention of the Payment Agent at _________________ no later than 12:00 NOON, New York City time, three Business Days prior to the Prepayment Date, at Telecopy No. [___________].

IF YOU DO NOT RETURN THIS NOTICE, (SUBJECT TO (F) ABOVE) YOU WILL RECEIVE 100% OF THE [PREPAYMENT AMOUNT] [REVOLVING CREDIT REDUCTION AMOUNT] ALLOCATED TO YOU ON THE PREPAYMENT DATE.

CITICORP USA, INC.,
as Payment Agent

By:
Name:
Title:

NAME OF LENDER:________________

By:
Name:
Title:

Percentage of  [[Revolving][Term L/C Facility][Tranche B Term Facility]
Prepayment Amount] [Revolving Credit Reduction Amount]
Declined: ______%

Form of Prepayment Option Notice

2

EXHIBIT J

FORM OF JOINDER AGREEMENT

DYNEGY HOLDINGS INC.

THIS JOINDER AGREEMENT, dated as of [__________] [__], 200[_] (this “Agreement”), by and among each Person specified below under the caption “New Revolving Credit Lenders” on the signature pages hereof (including any Person that is presently a Revolving Credit Lender under the Credit Agreement (as such terms are defined below) (each a “New Revolving Credit Lender” and, collectively, the “New Revolving Credit Lenders”), Dynegy Holdings Inc., a Delaware corporation (the “Borrower”) and Citicorp USA, Inc. and JPMorgan Chase Bank, N.A., as administrative agents (in such capacity and together with their respective successors, the “Administrative Agents”).

WHEREAS, reference is made to the Fifth Amended and Restated Credit Agreement, dated as of April 2, 2007 (as amended, amended and restated, extended, supplemented or otherwise modified or replaced from time to time, the “Credit Agreement”), among the Borrower,  Dynegy Inc., a Delaware corporation, as the Parent, Dynegy Inc., an Illinois corporation, as the Intermediate Parent, the other Guarantors party thereto, the Lenders party thereto, Citicorp USA, Inc. and JPMorgan Chase Bank, N.A., as Administrative Agents, Citicorp USA, Inc., as Payment Agent, JPMorgan Chase Bank, N.A., as Collateral Agent, and each L/C Issuer party thereto.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.	Undertakings of New Revolving Credit Lender. Each New Revolving Credit Lender party hereto hereby:

i.	agrees to commit to provide its respective Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth herein.

ii.
(A) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (B) agrees that it will, independently and without reliance upon the Administrative Agents or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (C) appoints and authorizes the Administrative Agents and each other Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agents and such other Agents, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (D) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Form of Joinder Agreement

iii.
agrees that its New Revolving Credit Commitment shall be a “Revolving Credit Commitment” under the Credit Agreement and each loan made by it thereunder shall be a “Revolving Credit Loan” and governed by the terms of the Credit Agreement and the other Loan Documents and that it shall have all of the rights and obligations of a Revolving Credit Lender thereunder.

2.
[New Lenders.  Each New Revolving Credit Lender acknowledges and agrees that upon its execution of this Agreement that such New Revolving Credit Lender shall become a “Lender” and a “Revolving Credit Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.]1

3.	Borrower’s Certifications. By its execution of this Agreement, the Borrower hereby certifies that:

i.
The representations and warranties contained in the Credit Agreement and the other Loan Documents or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that the representations and warranties contained in Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively.

ii	No Default exists, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

iii.
Since December 31, 2006, except as disclosed in any Public Disclosure, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

 ____________________________

1 Insert bracketed language if the lending institution is not already a Lender.

Form of Joinder Agreement

2

iv.	Set forth on the attached Officers’ Certificate are the calculations (in reasonable detail) demonstrating pro forma compliance with the covenants set forth in Section 7.11 of the Credit Agreement.

v.	All of the other conditions under Section 2.13(a) of the Credit Agreement have been satisfied.

4.	Notice. For purposes of the Credit Agreement, the initial notice address of each New Revolving Credit Lender shall be as set forth below its signature below.

5.
Foreign Lenders.  For each New Revolving Credit Lender that is a Foreign Lender, delivered herewith to the Payment Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Revolving Credit Lender may be required to deliver to the Payment Agent pursuant to Section 11.15 of the Credit Agreement.

6.
Recordation of the New Revolving Credit Commitments.  Upon execution and delivery hereof, the Administrative Agent will record the  New Revolving Credit Commitments of the New Revolving Credit Lenders in the Register.

7.
Amendment, Modification and Waiver.  This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

8.
Entire Agreement.  This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

9.	GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

10.
Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

11.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

Form of Joinder Agreement

3

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of [_____________], 200[_].

NEW REVOLVING CREDIT LENDERS

[NAME OF NEW REVOLVING CREDIT LENDER]

By:
Name:
Title:

Notice Address:

Attention:
Telephone:
Facsimile:

DYNEGY HOLDINGS INC.

By:
Name:
Title:

Form of Joinder Agreement

4

Consented to by:

CITICORP USA, INC.,
as Payment Agent

By:
Name:
Title:

CITIBANK, N.A.,
as Revolving L/C Issuer

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Revolving L/C Issuer

By:
Name:
Title:

[[OTHER REVOLVING L/C ISSUER],
as Revolving L/C Issuer

By:
Name:
Title:]2

___________________________
2 Insert signature line for each L/C Issuer.

Form of Joinder Agreement

5

SCHEDULE A
TO JOINDER AGREEMENT

Name of Lender	Type of Commitment	Amount3
[___________________]	Revolving Credit Commitment	$_________________

Total: $_________________

____________________________

3 In the case of an existing Revolving Credit Lender, the amount to be specified shall be the total Revolving Credit Commitment of such Lender after giving effect to the New Revolving Credit Commitments.

Form of Joinder Agreement

6

EXHIBIT K

FORM OF LENDER ADDENDUM

LENDER ADDENDUM

Reference is made to the Fifth Amended and Restated Credit Agreement, dated as of April 2, 2007 (as amended, amended and restated, extended, supplemented or otherwise modified or replaced from time to time, the “Credit Agreement”), among Dynegy Holdings Inc., as Borrower,  Dynegy Inc., a Delaware corporation, as the Parent, Dynegy Inc., an Illinois corporation, as the Intermediate Parent, the other Guarantors party thereto, the Lenders party thereto, Citicorp USA, Inc. and JPMorgan Chase Bank, N.A., as Administrative Agents, Citicorp USA, Inc., as Payment Agent, JPMorgan Chase Bank, N.A., as Collateral Agent, and each L/C Issuer party thereto.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 11.21 of the Credit Agreement, the undersigned hereby becomes a Lender under the Credit Agreement having the Commitments set forth beneath its signature hereto, effective as of the Closing Date.

THIS LENDER ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this ____ day of [_________], 2007.

[NAME OF LENDER]

By:
Name:
Title:

[Revolving Credit Commitment]
[Term L/C Facility Commitment]
[Tranche B Term Facility Commitment]
Amount:  $[_____________]

SCHEDULE 11.02 - 2

Accepted and agreed:

DYNEGY HOLDINGS INC.

By:
Name:
Title:

CITICORP USA, INC.,
as Administrative Agent

By:
Name:
Title:
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

SCHEDULE 11.02 - 3